SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

REMEC, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
Powerwave Technologies, Inc. common stock, par value $0.0001 per share

(2)	Aggregate number of securities to which transaction applies:
10,000,000 shares of Powerwave Technologies, Inc. common stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$11.31 per share (based on the average high and low per share prices of Powerwave Technologies, Inc. common stock as reported on Nasdaq on July 19, 2005

(4)	Proposed maximum aggregate value of transaction:
$153,100,000 (includes additional $40 million in cash)

(5)	Total fee paid:
$18,019.87

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
$11,893.59
(2)	Form, Schedule or Registration Statement No.:
Registration Statement on Form S-4 (File No. 333-126525)
(3)	Filing Party:
Powerwave Technologies, Inc.
(4)	Date Filed:
July 12, 2005

To REMEC’s Shareholders:

REMEC cordially invites you to attend a Special Meeting of the shareholders of REMEC, Inc. The Special Meeting has been scheduled for August 31, 2005 at 10:00 a.m., Pacific Daylight Time, at REMEC’s principal executive offices, located at 3790 Via de la Valle, Suite 311, Del Mar, California 92014. Details of the business to be conducted at the Special Meeting are given in the attached Notice of Special Meeting of Shareholders and the attached proxy statement/prospectus.

At the Special Meeting, REMEC will ask you to consider and approve three proposals. The first proposal is to approve the sale of selected assets and liabilities of REMEC’s business of designing, manufacturing and selling proprietary radio frequency power amplifiers, filters, tower mounted amplifiers and network enhancement products and services (the “Wireless Systems Business”) to Powerwave Technologies, Inc. (“Powerwave”) in exchange for 10 million shares of Powerwave common stock and $40 million in cash, subject to certain post-closing adjustments (the “Asset Transaction”). $15 million of the cash consideration will be held in escrow for a period of nine months to satisfy REMEC’s potential indemnification obligations to Powerwave. The Asset Transaction will be made pursuant to the Asset Purchase Agreement, dated March 13, 2005 as amended on July 11, 2005 (the “Asset Purchase Agreement”), by and between REMEC and Powerwave. You are being asked to approve the Asset Transaction because the sale may constitute a sale of “all or substantially all” of REMEC’s assets as this phrase is defined under the California General Corporation Law.

Powerwave common stock trades on the Nasdaq National Market under the symbol “PWAV”. The closing price of Powerwave common stock on the Nasdaq National Market was $11.58 on July 20, 2005, the last practicable trading day before distribution the proxy statement/prospectus.

REMEC’s board of directors (REMEC’s “Board”) has reviewed and considered the terms of the Asset Transaction and the Asset Purchase Agreement and has unanimously approved the Asset Transaction pursuant to the Asset Purchase Agreement, and is recommending that you also approve this proposal, as further described in the proxy statements/prospectus.

At the Special Meeting, REMEC also will seek your approval to wind up and dissolve REMEC pursuant to the Plan of Dissolution attached to the proxy statement/prospectus (“Plan of Dissolution”). Approval of the Plan of Dissolution will result in the dissolution of REMEC as a legal entity. In addition to the Asset Transaction, REMEC sold assets of its manufacturing services business on July 1, 2005 for approximately $19 million in cash, subject to closing adjustments. There are expected to be approximately $5.0 million in transaction costs and taxes resulting from the capital gain associated with this sale. REMEC is continuing to explore opportunities to sell the remainder of its business assets, which primarily consist of its ODU/Transceiver product line. Although REMEC has no binding offers, it currently expects to receive net aggregate proceeds of between $13 and $15 million from the sale of these assets, less transaction costs and taxes of between $2 and $3 million Assuming approval of the Plan of Dissolution, REMEC expects to distribute to its shareholders the shares of Powerwave received in the Asset Transaction shortly after the closing of the Asset Transaction. Then, REMEC intends to satisfy (or make provision to satisfy) all of its remaining liabilities, including the liabilities it retains following the Asset Transaction, in accordance with applicable law and the Plan of Dissolution, and to distribute any remaining assets to its shareholders. After reviewing all of its remaining obligations and as soon as possible after the Asset Transaction, REMEC intends to make an initial cash distribution to its shareholders that is currently expected to be between $1.25 and $1.75 per share. The value of the 10 million shares of the Powerwave common stock paid to REMEC will vary as the market price of Powerwave’s stock fluctuates. Based on the closing price of Powerwave’s common stock on the Nasdaq National Market on July 20, 2005, the value of the Wireless Systems Business is approximately $155.8 million. REMEC does not plan to resolicit shareholder approval for the Plan of Dissolution even if the value of the consideration to be distributed to shareholders changes significantly.

REMEC’s Board considered a number of factors in evaluating the proposed Plan of Dissolution, including its anticipated prospects assuming completion of the Asset Transaction. After due consideration of other alternatives available to REMEC, REMEC’s Board concluded that implementation of the Plan of Dissolution was the best alternative to enable REMEC to satisfy its outstanding obligations and to maximize the return to its shareholders. After careful consideration of these factors, REMEC’s Board unanimously approved the Plan of Dissolution, and is recommending that you also approve this proposal, as further described in the proxy statement/prospectus.

At the Special Meeting, REMEC also will seek your approval to consider and vote upon any motion to adjourn for a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of either of the other proposals.

Your vote on the three proposals discussed above is important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or over the Internet. Please review the instructions on the proxy card regarding each of these voting options. Voting by any of these methods will ensure your representation at the Special Meeting and will not limit your right to vote in person or attend the Special Meeting.

On behalf of REMEC’s Board, I thank you for your support and urge you to vote “FOR” each of the proposals described in the attached proxy statement/prospectus.

Sincerely,

Thomas H. Waechter

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE SEE “VOTING PROCEDURES AND REVOCATION OF PROXIES” ON PAGE 27 OF THE PROXY STATEMENT/PROSPECTUS FOR ALTERNATIVE VOTING METHODS.

3790 Via de la Valle, Suite 311—Del Mar, CA 92014—Tel 858-842-3000—Fax 858-847-0386

For a discussion of significant matters that should be considered before voting at the Special Meeting, see “ Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The date of this proxy statement/prospectus is July 26, 2005, and it is first being mailed or otherwise delivered to REMEC shareholders on or about July 29, 2005.

REMEC, INC.

3790 Via de la Valle, Suite 311

Del Mar, California 92014

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 31, 2005

TO THE SHAREHOLDERS OF REMEC, INC.:

A Special Meeting of the shareholders of REMEC, Inc. will be held on August 31, 2005 at 10:00 a.m., Pacific Daylight Time, at REMEC’s principal executive offices located at 3790 Via de la Valle, Suite 311, Del Mar, California 92014. At the Special Meeting, you will be asked:

1. To approve the sale of selected assets of the Wireless Systems Business to Powerwave Technologies, Inc. pursuant to the Asset Purchase Agreement dated March 13, 2005, as amended on July 11, 2005.

2. To consider and vote upon the dissolution of REMEC, Inc. and adoption of the Plan of Dissolution of REMEC.

3. To consider and vote upon any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of Proposals 1 or 2.

You will also be asked to transact any other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

The Asset Transaction, the Asset Purchase Agreement and the Plan of Dissolution are more fully described in the proxy statement/prospectus accompanying this Notice. You are encouraged to carefully read the proxy statement/prospectus and the attached annexes.

REMEC’s Board has unanimously approved, and recommends that you vote in favor of, each of the proposals described above.

Only shareholders of record at the close of business on July 15, 2005 are entitled to notice of and to vote at the Special Meeting, and any adjournments or postponements thereof. A list of shareholders entitled to vote at the Special Meeting will be available for inspection at REMEC’s principal executive offices.

All shareholders are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, REMEC encourages you to read the proxy statement/prospectus and submit your proxy as soon as possible. You may submit your proxy for the Special Meeting by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. Should you receive more than one proxy card because your shares are held in multiple accounts or registered in different names or addresses, please return each proxy card to assure that all of your shares are voted. If you have Internet access, REMEC encourages you to sign up for electronic delivery of its shareholder communications.

FOR THE BOARD OF DIRECTORS

Andre R. Horn,
Chairman of the Board

Del Mar, California

July 26, 2005

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE SEE “VOTING PROCEDURES AND REVOCATION OF PROXIES” ON PAGE 27 OF THE PROXY STATEMENT/PROSPECTUS FOR ALTERNATIVE VOTING METHODS.

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QUESTIONS AND ANSWERS ABOUT THE ASSET TRANSACTION

AND PLAN OF DISSOLUTION

WHAT AM I BEING ASKED TO VOTE ON AT THE SPECIAL MEETING?

You are being asked to approve the following proposals:

•	The Asset Transaction (Proposal 1)—the sale of selected assets and liabilities of REMEC’s Wireless Systems Business to Powerwave, on the terms described in the Asset Purchase Agreement attached to this proxy statement/prospectus as Annex A;

•	The Plan of Dissolution (Proposal 2)—the adoption of the Plan of Dissolution, in the form attached to this proxy statement/prospectus as Annex B, and the dissolution of REMEC;

•	Adjournment to Solicit Additional Votes (Proposal 3)—any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of Proposals 1 or 2; and

•	If applicable, such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

WHY IS REMEC PROPOSING TO ENTER INTO THE ASSET TRANSACTION?

After due consideration of other alternatives available to REMEC, REMEC’s Board concluded that the completion of the Asset Transaction and the subsequent dissolution and winding up of REMEC was most reasonably likely to return the greatest potential value, when adjusted for risk, to REMEC shareholders as compared to other alternatives.

WHAT WILL REMEC RECEIVE IN THE ASSET TRANSACTION?

REMEC will receive an aggregate of $40 million in cash and 10 million shares of Powerwave common stock. $15 million of the cash consideration will be placed in escrow for a period of nine months to satisfy REMEC’s potential indemnification obligations to Powerwave. The aggregate cash consideration payable may be increased or decreased by the amount of the net asset adjustment described elsewhere in this proxy statement/prospectus. The value of the shares of the Powerwave common stock paid to REMEC will vary as the market price of Powerwave’s stock fluctuates. Based on the closing price of Powerwave’s common stock on the Nasdaq National Market on July 20, 2005, the value of the Asset Transaction is approximately $155.8 million.

ARE THERE RESTRICTIONS ON MY ABILITY TO SELL ANY POWERWAVE SHARES I MAY RECEIVE IN A DISTRIBUTION FROM REMEC?

Any shares of Powerwave common stock issued in connection with the Asset Transaction that you receive from REMEC in a later distribution will be freely tradable, unless you are an affiliate of REMEC or Powerwave. Generally, persons who are deemed to be affiliates of REMEC or Powerwave must comply with Rule 145 under the Securities Act of 1933 if they wish to resell their shares. If you are an officer, director, employee or consultant of Powerwave following the Asset Transaction, you also will be subject to Powerwave’s insider trading policy.

WHEN WILL THE ASSET TRANSACTION BE COMPLETED?

The parties are working toward completing the transaction as quickly as possible. In addition to the approval of the Asset Transaction by REMEC’s shareholders, each of Powerwave and REMEC must satisfy or waive, to the extent possible, all of the other closing conditions contained in the Asset Purchase Agreement. The parties anticipate that the Asset Transaction will close as promptly as practicable following the Special Meeting; provided that each of the closing conditions contained in the Asset Purchase Agreement, including the approval of the Asset Transaction by REMEC’s shareholders, has been satisfied or waived at the conclusion of the Special Meeting.

WHAT DOES THE PLAN OF DISSOLUTION ENTAIL?

The Plan of Dissolution provides for the orderly liquidation of REMEC’s remaining assets following the closing of the Asset Transaction, the winding-up of REMEC’s business and operations and the dissolution of REMEC (the “Dissolution”). California General Corporation Law provides that, following the approval of the Plan of Dissolution by REMEC’s shareholders, REMEC’s Board may take such actions as it deems necessary in furtherance of the Dissolution. In connection with the foregoing, after the payment, or the provision for the payment, of all of its liabilities and obligations, REMEC will distribute any remaining assets to its shareholders in one or more distributions. Under the terms of the Plan of Dissolution, if, notwithstanding the approval of the Dissolution and the adoption of the Plan of Dissolution by the shareholders of REMEC, REMEC’s Board determines that it would be in the best interests of REMEC’s shareholders or creditors for REMEC not to dissolve, the Dissolution may be abandoned or delayed until a future date to be determined by REMEC’s Board.

WILL ANY DISTRIBUTIONS BE MADE TO REMEC’S SHAREHOLDERS?

Maybe. If the Asset Transaction and the Plan of Dissolution are approved, and the transactions contemplated by the Asset Purchase Agreement are completed, subject to the limitations provided by the Asset Purchase Agreement and applicable law described below, REMEC intends to distribute all of the Powerwave common stock directly to its shareholders shortly after the closing of the Asset Transaction. Then, REMEC will review all of its remaining debts and liabilities, including the liabilities of the Wireless Systems Business, it retains following the Asset Transaction, and in accordance with applicable law and the Plan of Dissolution initiate actions to satisfy those obligations. Based on this analysis and as soon as possible after the Asset Transaction, REMEC intends to make an initial cash distribution to its shareholders that is currently expected to be between $1.25 and $1.75 per share. Additional distributions of available cash will be made from time to time as authorized by REMEC’s Board and in accordance with the Plan of Dissolution.

Additionally, if the Plan of Dissolution is approved and completed, REMEC will distribute any remaining assets to its shareholders in one or more distributions. However, since the amount of unknown or contingent liabilities cannot be quantified, the amount of any distributions to REMEC’s shareholders will be affected by the amount of REMEC’s retained liabilities, changes in the value of Powerwave’s common stock and the timing of any distributions. Based upon the assumptions described under “The Plan of Dissolution—Liquidating Distributions”, REMEC believes that the shareholders could receive aggregate liquidation cash distributions in the approximate range of $2.65 to $3.15 per share, in addition to the shares of Powerwave common stock. However, if such assumptions prove to be incorrect or if REMEC were to incur unanticipated liabilities, the proceeds that REMEC’s shareholders receive may be substantially lower. REMEC is unable at this time to predict the precise nature, amount and timing of any distributions. REMEC does not plan to resolicit shareholder approval for the Plan of Dissolution even if the value of the consideration distributed to shareholders changes significantly from the foregoing estimate.

WHEN WILL ANY DISTRIBUTIONS BE MADE TO REMEC’S SHAREHOLDERS?

At this time, REMEC cannot set a precise timetable for any distributions, and the amount of any distributions to be made to its shareholders is uncertain. If the Asset Transaction and the Plan of Dissolution are approved, and the transactions contemplated by the Asset Purchase Agreement are completed, REMEC intends to distribute all of the Powerwave common stock directly to its shareholders shortly after completion of the Asset Transaction. As soon as possible after the Asset Transaction, REMEC intends to make an initial cash distribution to its shareholders that is currently expected to be between $1.25 and $1.75 per share. Under the terms of the Plan of Dissolution, REMEC may make one or more distributions from time to time, after providing or reserving for the payment of its debts and liabilities, as it sells or otherwise liquidates its assets. The timing of liquidating distributions will depend on the timing of the completion of the Asset Transaction, sale of the remaining business lines, adoption and implementation of the Plan of Dissolution, and REMEC’s payment of its liabilities and obligations. Then, after the payment of all of its liabilities and obligations, REMEC will distribute any remaining assets to its shareholders.

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WHEN WILL THE WINDING-UP OF REMEC’S BUSINESS BE COMPLETED?

If the Plan of Dissolution is approved, the winding-up of REMEC’s business will be completed after REMEC disposes of its remaining business lines, pays for, or provides for the payment of, all of its liabilities and obligations, and distributes any remaining assets to its shareholders.

WHAT VOTE OF REMEC SHAREHOLDERS IS REQUIRED TO APPROVE THESE MATTERS?

Both the Asset Transaction (Proposal 1) and the Plan of Dissolution (Proposal 2) require the approval of the holders of a majority of the outstanding shares of common stock of REMEC as of the record date for the Special Meeting of shareholders. The Adjournment to Solicit Additional Votes (Proposal 3) requires the approval of the holders of a majority of the shares represented in person or by proxy at the Special Meeting.

WHAT HAPPENS IF REMEC’S SHAREHOLDERS APPROVE THE ASSET TRANSACTION OR THE PLAN OF DISSOLUTION, BUT NOT BOTH?

If the proposed Asset Transaction is not approved or completed, even though the shareholders approve the Plan of Dissolution, REMEC will still proceed with the orderly liquidation of its assets to other prospective buyers (if any) and the winding up of its business and operations. If the Asset Transaction is not completed, REMEC may not be able to sell the Wireless Systems Business to another buyer on terms as favorable as those provided in the Asset Purchase Agreement, if at all, which would mean that fewer assets would be available for distribution to REMEC shareholders than if the Asset Transaction had been completed. If the Plan of Dissolution is not approved, REMEC will continue operating its remaining business lines and no immediate distributions will be made to shareholders. In addition, REMEC will continue to explore its strategic alternatives, including other business combinations, sales of one or more of its remaining business units and the sale of the remainder of the company. There can be no assurance, however, that REMEC will be able to successfully identify or complete any strategic alternatives on favorable terms, or at all.

DOES THE BOARD OF DIRECTORS OF REMEC RECOMMEND THAT I VOTE IN FAVOR OF THE ASSET TRANSACTION AND THE DISSOLUTION?

Yes. After careful consideration, REMEC’s Board unanimously recommends that you vote in favor of each of Proposals 1 and 2.

DID REMEC’S FINANCIAL ADVISOR RENDER A FAIRNESS OPINION IN CONNECTION WITH THE ASSET TRANSACTION?

Yes. In deciding to approve the terms of the Asset Purchase Agreement and the Asset Transaction, one factor REMEC’s Board considered was the opinion of REMEC’s financial advisor, Needham & Company, LLC (formerly known as Needham & Company, Inc.). On March 12, 2005, Needham & Company delivered its opinion to REMEC’s Board that, as of March 12, 2005, and based upon and subject to the assumptions, limitations and qualifications contained in the opinion, the consideration to be received by REMEC in the Asset Transaction pursuant to the Asset Purchase Agreement was fair to REMEC from a financial point of view. The full text of Needham & Company’s opinion is attached as Annex C to this proxy statement/prospectus. We encourage you to read Needham & Company’s fairness opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Needham & Company’s opinion is directed to REMEC’s Board and addresses only the fairness, from a financial point of view, of the consideration to be received by REMEC in connection with the Asset Transaction as of the date of the opinion.

WHAT DO I NEED TO DO NOW?

You should read this proxy statement/prospectus carefully in its entirety, including its annexes, to consider how the matters discussed will affect you. Then mark, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or cast your vote by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or the voting instruction form received from any broker, dealer, trustee, bank or other nominee that may hold your shares of REMEC common stock on your behalf, as soon as possible so that your shares can be voted at the Special Meeting.

WHAT HAPPENS IF I DO NOT VOTE?

The failure to return your proxy card or vote will have the same effect as voting AGAINST approval of the Asset Transaction and the Plan of Dissolution.

WHAT HAPPENS IF I RETURN A SIGNED PROXY CARD BUT DO NOT INDICATE HOW TO VOTE MY PROXY?

If you do not include instructions on how to vote your properly signed and dated proxy, your shares will be voted FOR approval of each of the Asset Transaction, the Plan of Dissolution and the Adjournment (if necessary).

MAY I VOTE IN PERSON?

Yes. You may vote in person at the Special Meeting, rather than signing and returning your proxy card, if you own shares in your own name. Provided that you bring a legal proxy from your broker, dealer, trustee, bank or other nominee and present it at the Special Meeting, you may also vote in person at the Special Meeting if your shares are held in “street name” through a broker, dealer, trustee, bank or other nominee. You may also be asked to present photo identification for admittance.

IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares by following the procedure provided by your broker. The failure to provide voting instructions to your broker will have the same effect as voting AGAINST approval of each of the Asset Transaction, the Plan of Dissolution and the Adjournment.

MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD OR INSTRUCTION FORM?

Yes. You may change your vote at any time before your proxy is voted at the Special Meeting. You can do this in one of three ways. First, you can send a written, dated notice stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card. The new proxy card must have a date subsequent to your original proxy. Third, you can attend the Special Meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

SHOULD I SEND IN MY REMEC STOCK CERTIFICATES?

No. Please do not mail in your REMEC stock certificates in connection with the Asset Transaction and the Plan of Dissolution.

CAN I STILL SELL MY SHARES OF REMEC COMMON STOCK?

Yes, until the Dissolution is completed. REMEC’s common stock is currently traded on the Nasdaq National Market. It is likely that REMEC’s common stock will be delisted from Nasdaq at some point after approval of the Plan of Dissolution. Although the common stock would be traded on the “pink sheets” or OTC Bulletin Board, shareholders would likely find it more difficult to dispose of or obtain quotations for the common stock. Furthermore, after the Dissolution is completed, there will be no further trading in REMEC’s common stock.

HOW WILL REMEC’S DISSOLUTION AFFECT MY STATUS AS A SHAREHOLDER?

REMEC will not dissolve until its assets, if any, that remain after payment or provision for payment of REMEC’s liabilities and obligations are either distributed to its shareholders or transferred to a liquidating trust, and REMEC files a certificate of dissolution that is accepted by the Secretary of State of the State of California or files with the Secretary of State of the State of California a court order declaring REMEC dissolved. In implementing the Plan of Dissolution, REMEC contemplates delisting its stock from the Nasdaq National Market, closing its stock transfer books and no longer recording transfers of shares of its common stock upon the occurrence of certain events. Subject to the restrictions set forth in the Asset Purchase Agreement, REMEC may establish a liquidating trust for the sole purpose of liquidating any remaining assets of REMEC, paying or providing for the payment of REMEC’s remaining liabilities and obligations, and making distributions to REMEC’s shareholders. If a liquidating trust is established, you will receive beneficial interests in the assets transferred to the liquidating trust in proportion to the number of REMEC’s shares owned by you at such time.

AM I ENTITLED TO DISSENTERS’ RIGHTS?

No. Under California General Corporation Law, REMEC shareholders will not be entitled to dissenters’ rights in connection with either the Asset Transaction or the Plan of Dissolution.

IS POWERWAVE STOCKHOLDER APPROVAL REQUIRED?

No. Powerwave stockholder approval is not required in connection with either the Asset Transaction or the Plan of Dissolution.

WHO CAN HELP ANSWER MY ADDITIONAL QUESTIONS?

Shareholders who have additional questions about the Asset Transaction or the Plan of Dissolution, including the procedures for voting their shares of REMEC stock, or who would like additional copies, without charge, of this proxy statement/prospectus, should contact:

Corporate Secretary

REMEC, Inc.

3790 Via de la Valle

San Diego, California 92014

REMEC shareholders should also contact the following proxy solicitor with any additional questions relating to the solicitation of shareholder proxies:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Phone: (800) 322-2885

Fax: (212) 929-0308

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes certain “forward-looking” statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on Powerwave’s and REMEC’s respective management’s current expectations based upon information currently available to them, are not statements of historical fact and are subject to various risks, uncertainties and assumptions. Words such as “may”, “will”, “intends”, “should”, “expects”, “proposed”, “plan”, “projects”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, or “opportunity”, or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation, the following risks and uncertainties:

•	not all of the conditions to the completion of the Asset Transaction pursuant to the Asset Purchase Agreement, including the approval of REMEC shareholders holding a majority of the outstanding shares of REMEC common stock, and the receipt of necessary regulatory and governmental approvals, may be fulfilled;

•	not all of the conditions to the completion of the Plan of Dissolution, including the approval of REMEC shareholders holding at least a majority of the outstanding shares of REMEC common stock may be fulfilled;

•	if the Asset Transaction is terminated under certain circumstances outlined in the Asset Purchase Agreement, REMEC’s obligation to pay a termination fee of $5,650,000 in cash to Powerwave could adversely affect REMEC’s business, financial condition and results of operations;

•	legislative or regulatory changes may adversely affect the businesses in which the parties to the Asset Purchase Agreement are engaged;

•	potential or actual litigation may challenge the proposed transactions;

•	general economic, financial and business conditions may make the Asset Transaction pursuant to the Asset Purchase Agreement and/or the Dissolution less desirable;

•	changes in tax laws, and actions of U.S., foreign and local governments, may make the Asset Transaction pursuant to the Asset Purchase Agreement less desirable; and

•	the benefits of the proposed Asset Transaction may not be realized by Powerwave due to failures in the integration plans and less favorable than anticipated future financial and operating performance and results.

For additional risk factors, please refer to the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 10 of this proxy statement/prospectus and in Powerwave’s and REMEC’s respective filings with the Securities and Exchange Commission.

The forward-looking statements included in this proxy statement/prospectus are made only as of the date of this proxy statement/prospectus. Neither REMEC nor Powerwave undertakes any obligation to publicly update any of the forward-looking statements made in this proxy statement/prospectus, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary, together with the matters discussed under “Questions and Answers About the Asset Transaction and Plan of Dissolution,” highlights the material terms of these transactions and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the documents referred to in this proxy statement/prospectus for a more complete description of the matters on which you are being asked to vote. The Asset Purchase Agreement is attached as Annex A to this proxy statement/prospectus. You are encouraged to read the Asset Purchase Agreement as it is the legal document that governs the Asset Transaction on which you are being asked to vote. REMEC’s Plan of Dissolution is attached to this proxy statement/prospectus as Annex B. You are encouraged to read the Plan of Dissolution as it is the legal document that would govern the Dissolution of REMEC that you are being asked to approve. Also attached as Annex C is the fairness opinion rendered by REMEC’s financial advisor. You are encouraged to read this fairness opinion as well. This summary is qualified in its entirety by the Asset Purchase Agreement and the Plan of Dissolution and the more detailed information appearing elsewhere in this document. This summary includes page references in parentheses to direct you to a more complete description of the topics presented in this summary.

Powerwave has supplied all information contained in this proxy statement/prospectus relating to Powerwave and its subsidiaries and REMEC has supplied all information contained in this proxy statement/prospectus relating to REMEC and its subsidiaries. Unless otherwise indicated, references to Powerwave include Powerwave and its subsidiaries.

The Companies

Powerwave Technologies, Inc.

1801 E. St. Andrew Place

Santa Ana, California 92705

(714) 466-1000

Powerwave is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier radio frequency power amplifiers, tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and “3G” networks throughout the world. Powerwave’s common stock trades on the Nasdaq National Market under the symbol “PWAV.”

REMEC, Inc.

3790 Via de la Valle

Del Mar, California 92014

(858) 842-3000

REMEC was incorporated in California in 1983. REMEC designs, manufactures and sells high frequency subsystems used in the transmission of voice, video and data traffic over wireless communications networks.

REMEC’s products are designed to improve the capacity, efficiency, quality and reliability of wireless communications infrastructure equipment. REMEC manufactures products that operate at the full range of frequencies currently used in wireless communications transmission, including radio frequencies, or “RF”, microwave frequencies and millimeter wave frequencies. REMEC’s common stock trades on the Nasdaq National Market under the symbol “REMC.”

Proposal One: Approval of the Asset Transaction (Page 30)

Powerwave will purchase selected assets and liabilities of REMEC’s Wireless Systems Business. In return, REMEC will receive an aggregate of $40 million in cash and 10 million shares of Powerwave common stock. $15 million of the cash consideration will be held in escrow for a period of nine months to satisfy REMEC’s potential indemnification obligations to Powerwave. The aggregate cash consideration payable may be increased or decreased by the amount of the net asset adjustment described elsewhere in this proxy statement/prospectus. The value of the shares of Powerwave common stock paid to REMEC will vary as the market price of Powerwave’s stock fluctuates.

REMEC’s shareholders are being asked to approve the Asset Transaction because the sale may constitute a sale of “all or substantially all” of REMEC’s assets as this phrase is defined under the California General Corporation Law. REMEC’s Board unanimously determined that the Asset Transaction pursuant to the terms of the Asset Purchase Agreement is in the best interests of REMEC and its shareholders, and recommends that its shareholders vote “FOR” the approval of the Asset Transaction pursuant to the Asset Purchase Agreement.

Vote Required (Page 47)

The affirmative vote of the holders of a majority of the outstanding shares of REMEC’s common stock is required to approve the Asset Transaction.

Reasons for the Asset Transaction

Powerwave’s Reasons for the Asset Transaction (Page 36)

Powerwave’s offer to purchase the selected wireless assets of REMEC reflects its strategy to expand its position within the wireless infrastructure marketplace while expanding its customer base. Powerwave believes that this acquisition will enable it to significantly expand its RF conditioning product lines, filter products, as well as complement its existing tower mounted amplifier and RF power amplifier products. With this acquisition, Powerwave believes that it will be able to further leverage one of the broadest portfolios of products and services in the wireless infrastructure industry to bolster its position in both OEM and network operator channels. In addition, Powerwave believes that it will be able to achieve significant cost synergies while leveraging its increased global purchasing power. Powerwave’s board of directors determined that the purchase of selected assets and liabilities of REMEC’s Wireless Systems Business is consistent with and in furtherance of the long-term business strategy of Powerwave and fair to, and in the best interests of, Powerwave and its stockholders, and has unanimously approved the Asset Transaction. In reaching its determination, Powerwave’s board of directors considered a number of factors, including the following:

•	the strategic rationale for the Asset Transaction and the benefits of the transaction structure;

•	future projections and historical information concerning Powerwave’s and REMEC’s respective businesses, the financial condition of Powerwave before and after giving effect to the Asset Transaction and the Asset Transaction’s short- and long-term effect on Powerwave stockholder value;

•	the consideration that Powerwave is offering to REMEC in the Asset Transaction;

•	the belief that the terms of the Asset Purchase Agreement, including the parties’ representations, warranties, covenants, and conditions to their respective obligations are reasonable;

•	the possibility that the Asset Transaction might not be consummated;

•	the substantial charges to be incurred in connection with the Asset Transaction; and

•	the difficulties and risks of integrating REMEC’s Wireless Systems Business.

REMEC’s Reasons for the Asset Transaction (Page 34)

REMEC’s Board has unanimously determined that the Asset Transaction and the Asset Purchase Agreement are fair to and in the best interests of REMEC and its shareholders, and has unanimously approved the Asset Purchase Agreement and the Asset Transaction. In reaching its determination, REMEC’s Board considered a number of factors, including the following:

•	the present and anticipated business environment of the wireless infrastructure industry, which has experienced a severe downturn and has ultimately led to REMEC’s incurring operating losses during its four most recently completed fiscal years;

•	the Board’s assessment that REMEC would have difficulty continuing to operate effectively or being able to raise the capital necessary to permit it to succeed in the wireless infrastructure industry in light of the significant losses it was incurring;

•	the results of efforts of REMEC and its financial advisor to solicit indications of interest from third parties regarding a potential purchase of or investment in REMEC;

•	the terms and conditions of the Asset Purchase Agreement, the consideration to be received in the Asset Transaction and the likelihood that REMEC would be able to distribute a portion of the consideration to its shareholders; and

•	the opinion of REMEC’s financial advisor that, as of March 12, 2005 and based upon and subject to the assumptions and other matters contained in the opinion, the consideration to be received by REMEC in the Asset Transaction was fair to REMEC from a financial point of view.

Conditions to Closing of the Asset Transaction (Page 56)

The obligations of each of Powerwave and REMEC to complete the Asset Transaction are subject to the satisfaction of specified conditions set forth in the Asset Purchase Agreement, including the approval of the Asset Transaction by the holders of a majority of the outstanding shares of REMEC’s common stock.

Termination of the Asset Purchase Agreement; Termination Fees (Page 58)

Each of Powerwave and REMEC is entitled to terminate the Asset Purchase Agreement under specified conditions, including, among others, mutual written consent of the parties, if the Asset Transaction has not been completed by September 30, 2005, or if a court or governmental entity issues a final and nonappealable order that prohibits the Asset Transaction, if the REMEC shareholders do not approve the Asset Transaction, certain breaches of the Asset Purchase Agreement, or (in the case of Powerwave) if a triggering event occurs, such as the failure of REMEC’s Board to recommend approval of the Asset Transaction to REMEC shareholders or the approval or endorsement by REMEC’s Board of an alternative acquisition proposal. In addition, upon termination of the Asset Purchase Agreement in certain cases a $5.65 million termination fee may be payable to Powerwave by REMEC.

Limitation on REMEC’s Ability to Consider Other Acquisition Proposals (Page 54)

REMEC has agreed not to consider a business combination or other similar transaction with another party while the Asset Transaction is pending unless the other party has made an unsolicited, bona fide written offer to the REMEC’s Board to purchase a majority of the outstanding shares of REMEC common stock or all or substantially all of the assets of REMEC on terms that the REMEC’s Board determines to be materially more favorable to its shareholders from a financial point of view than the terms of the Asset Transaction, and the transaction is reasonably capable of being consummated.

Expenses (Page 59)

The Asset Purchase Agreement provides that regardless of whether the Asset Transaction is completed, all expenses incurred by the parties shall be borne by the party incurring the expenses.

Material Federal Income Tax Consequences (Page 46)

For federal income tax purposes, the Asset Transaction will be treated as a taxable asset acquisition, with REMEC as the seller and Powerwave as the buyer. Accordingly, REMEC will recognize a taxable gain on the transaction. The Asset Transaction will not be directly taxable to the shareholders of REMEC.

REMEC’s Board has also adopted a Plan of Dissolution, which, subject to approval of REMEC shareholders, provides for dissolution and distribution of REMEC’s assets to its shareholders. The Dissolution of REMEC will be a taxable transaction both for REMEC and its shareholders. REMEC will recognize gain or loss with respect to the distribution of each asset in an amount equal to the difference between the fair market value and the adjusted basis of such asset distributed in the Dissolution. The REMEC shareholders will recognize gain or loss on the difference between the fair market value of the assets (net of liabilities) distributed to them and the adjusted basis in their REMEC stock, assuming that such distributions are treated as liquidating distributions for federal income tax purposes. Because of the expected nature of REMEC’s assets and liabilities after the Asset Transaction, the Plan of Dissolution provides for the potential distribution of REMEC’s assets and liabilities to a liquidating trust. If a liquidating trust is used, REMEC’s shareholders will be deemed to have received a proportionate share of the assets distributed to the trust (net of liabilities assumed by it), and the tax treatment of the Dissolution will not be materially affected, except that income, gains and losses subsequently recognized by the trust also will be taxable to the REMEC shareholders. If the Dissolution is not completed (or not completed in a timely manner), REMEC and its shareholders may be exposed to greater tax liabilities with respect to distributions that are considered non-liquidating distributions for federal income tax purposes or with respect to any increases in the value of assets that are subsequently sold, exchanged or distributed (whether or not in dissolution).

Tax matters can be complicated and the particular tax consequences of the transactions discussed in this proxy statement/prospectus will depend on the facts of your own situation. You should consult with your own tax advisor to fully understand the tax consequences of the Asset Transaction and the Dissolution to you.

Anticipated Accounting Treatment for the Asset Transaction (Page 47)

The Asset Transaction will be accounted for by Powerwave as a business combination using the purchase method. Under this method, a portion of the purchase price will be allocated to the identifiable assets acquired and those assets will be recorded on Powerwave’s books at their respective fair values. A portion of the purchase price may be identified as in-process research and development. This amount, if any, will be charged to Powerwave’s consolidated results of operations in the quarter the Asset Transaction is completed. The remaining purchase price will be recorded as identifiable intangible assets and goodwill.

Regulatory Matters Relating to the Asset Transaction (Page 46)

The Asset Transaction is subject to notice and filing requirements with certain regulatory authorities. For a detailed discussion of regulatory matters, please see the section captioned “Proposal 1: The Asset Transaction—Regulatory Matters” on page 46 of this proxy statement/prospectus.

Proposal Two: Approval of the Plan of Dissolution (Page 59)

The second proposal is to approve the Plan of Dissolution. Assuming the Plan of Dissolution is approved, REMEC intends to file a Certificate of Election to Wind up and Dissolve with the Secretary of State of the State of California promptly after the closing of the Asset Transaction. When REMEC has completed a liquidation of its remaining assets, REMEC will file a Certificate of Dissolution with the Secretary of State of the State of California. REMEC’s Board believes that approving the Plan of Dissolution is in the best interests of REMEC and its shareholders, and unanimously recommends that REMEC’s shareholders vote “FOR” approval of the Plan of Dissolution.

Vote Required (Page 68)

The affirmative vote of the holders of a majority of the outstanding shares of REMEC’s common stock is required to approve the liquidation, winding up and dissolution of REMEC pursuant to the Plan of Dissolution.

Regulatory Matters Relating to the Dissolution

Other than filing of the Certificate of Dissolution, REMEC is not aware of any regulatory or governmental requirements that must be complied with or approvals that must be obtained in connection with the dissolution.

Proposal Three: Motion to Adjourn (Page 68)

The third proposal is to consider and vote upon any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of Proposals 1 or 2.

Vote Required (Page 68)

The affirmative vote of the holders of a majority of the shares of REMEC’s common stock represented either in person or by proxy at the Special Meeting is required to approve any motion to adjourn.

POWERWAVE SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data has been derived from Powerwave’s audited consolidated financial statements as of and for the fiscal years ended January 2, 2005, December 28, 2003, December 29, 2002, December 30, 2001 and December 31, 2000. The selected consolidated financial data as of and for the three months ended April 3, 2005 are derived from Powerwave’s unaudited condensed financial statements, which include all adjustments consisting of normal recurring adjustments, which are, in Powerwave’s opinion, necessary for a fair presentation of Powerwave’s results of operations for such periods. The results of operations for the three months ended April 3, 2005 are not necessarily indicative of the results for the full year. The information set forth below is not necessarily indicative of the expectations of results for future operations and should be read in conjunction with the consolidated financial statements and notes thereto appearing in Powerwave’s Annual Report on Form 10-K. See the section “Where You Can Find More Information” on page 83 of this proxy statement/prospectus.

	Fiscal Year Ended					Three Months Ended April 3, 2005
	January 2, 2005(1)	December 28, 2003	December 29, 2002	December 30, 2001	December 31, 2000
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Net sales	$473,914	$239,069	$384,889	$300,293	$447,422	$162,179
Operating income (loss)	(26,927)	(55,824)	3,910	(37,615)	64,717	6,147
Net income (loss)	(72,122)	(32,859)	4,111	(20,512)	45,653	5,371
Basic earnings (loss) per share	(0.80)	(0.51)	0.06	(0.33)	0.75	0.05
Diluted earnings (loss) per share	(0.80)	(0.51)	0.06	(0.33)	0.71	0.05
Basic weighted average common shares	90,212	64,667	65,485	64,197	61,953	99,574
Diluted weighted average common shares	90,212	64,667	66,230	64,197	65,313	131,229

Consolidated Balance Sheet Data:
Cash, cash equivalents, restricted cash and short-term investments	$289,466	$260,528	$162,529	$123,171	$128,733	$275,651
Working capital	344,132	280,245	218,504	186,255	196,733	343,801
Total assets	1,020,771	466,257	369,173	363,017	393,797	989,405
Long-term debt, net of current portion	330,000	130,000	—	239	42	330,000
Total shareholders’ equity	515,612	271,037	325,661	316,235	316,272	493,596

(1)	The fiscal year ended January 2, 2005 includes the financial results of LGP Allgon beginning May 2004 and a non-cash charge of $45.0 million related to the establishment of a full valuation allowance against Powerwave’s net U.S. deferred tax assets. See “Note 16. Income Taxes” and “Note 17. Acquisitions” of the “Notes to Consolidated Financial Statements” in the consolidated financial statements appearing in Powerwave’s Annual Report on Form 10-K incorporated by reference to this proxy statement/prospectus.

REMEC SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected historical consolidated financial data has been derived from REMEC’s audited consolidated financial statements as of and for the fiscal years ended January 31, 2005, January 31, 2004, January 31, 2003, January 31, 2002 and January 31, 2001. The selected consolidated financial data for the three months ended April 29, 2005 is derived from REMEC’s unaudited condensed financial statements, which include all adjustments consisting of normal recurring adjustments, which are in REMEC’s opinion, necessary for a fair presentation of REMEC’s results of operations for such period. The results of operations for the three months ended April 29, 2005 are not necessarily indicative of the results for the full year. The information below sets forth not necessarily indicative of the expectations of results for future operations and should be read in conjunction with the consolidated financial statements and notes thereto appearing on REMEC’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005. See the section “Where You Can Find More Information” on page 83 of this proxy statement/prospectus.

	Fiscal Year Ended January 31,					Three Months Ended April 29, 2005
	2005	2004	2003	2002	2001
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Net sales	$423,911	$351,872	$226,678	$173,768	$186,992	$112,106
Operating (loss) from continuing operations (1)	(90,202)	(38,144)	(52,425)	(59,711)	8,941	(3,284)
Net (loss) income from discontinued operations, net of tax (2)	(579)	(11,264)	(11,369)	(10,152)	1,937	18
Net (loss) income	(90,781)	(49,408)	(63,794)	(69,863)	10,878	(3,266)
Earnings (loss) per share (3):
Basic & diluted
Net (loss) income from continuing operations	(3.26)	(1.44)	(2.51)	(2.98)	0.44	(0.12)
Net (loss) income from discontinued operations	(0.02)	(0.43)	(0.55)	(0.51)	0.10	—
Basic & diluted earnings (loss) per share	(3.28)	(1.87)	(3.06)	(3.49)	0.54	(0.12)

Basic weighted average common shares (3)	27,683	26,373	20,866	20,027	20,264	27,892
Diluted weighted average common shares (3)	27,683	26,373	20,866	20,027	20,285	27,892

Consolidated Balance Sheet Data:
Cash, cash equivalents, restricted cash and short-term investments	$36,773	$54,924	$76,845	$48,690	$131,149	$37,854
Working capital	79,000	110,215	125,373	140,579	241,457	88,984
Total assets	274,923	363,207	336,911	319,370	374,689	265,911
Long-term debt, net of current portion	—	1,160	700	900	—	—
Total shareholders’ equity	164,505	253,274	262,698	281,782	341,486	162,345

(1)	Fiscal year 2005 includes a $62.4 million charge for the impairment of goodwill. Fiscal year 2002 includes a charge of $17.7 million for the impairment of goodwill and a charge of $17.3 million for restructuring costs.
(2)	REMEC made several divestments during fiscal 2005 including the Components product line, the China Network Optimization product line, and Nanowave. These financial results for all time periods have been reclassified as discontinued operations on the income statement and assets held for sale on the balance sheet.
(3)	Weighted average shares and loss per share have been adjusted and reflect the effect of a 0.446 to 1 exchange resulting from the May 20, 2005 reclassification and redemption in connection with the sale of REMEC Defense & Space as if this transaction had occurred as of the beginning of the periods being presented. Diluted weighted common shares outstanding do not include the effect of outstanding unvested stock options, which would be anti-dilutive.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The following tables set forth the historical net loss and book value per share of Powerwave and REMEC and the pro forma combined per share data on an unaudited basis after giving effect to the acquisition of certain assets and liabilities of REMEC by Powerwave. This information is derived from, and should be read in conjunction with, the audited consolidated financial statements of REMEC and Powerwave and the unaudited interim consolidated financial statements of REMEC and Powerwave. See the section “Where You Can Find More Information” on page 83 of this proxy statement/prospectus.

The unaudited pro forma combined per share data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are estimates based upon information and assumptions available at the time of the filing of this proxy statement/prospectus. Neither Powerwave nor REMEC declared any cash dividends related to their respective common stock during the periods presented.

	Year Ended January 2, 2005	Three Months Ended April 3, 2005
Historical Powerwave
Net earnings (loss) per share:
Basic and Diluted	$(0.80)	$0.05
Book value per share as of the end of the period(1)	$5.19	$4.95

	Year Ended January 31, 2005	Three Months Ended April 29, 2005
Historical REMEC
Net loss per share:
Basic and Diluted	$(3.28)	$(0.12)
Book value per share as of the end of the period(1)	$5.83	$5.90

	Year Ended January 2, 2005	Three Months Ended April 3, 2005
Powerwave Pro Forma Combined
Net loss per share:
Basic and Diluted(2)	$(1.77)	$(0.02)
Book value per share as of the end of the period(3)	—	$5.20

(1)	Historical book value per share is computed by dividing total stockholders’ equity by the number of shares of Powerwave or REMEC common stock outstanding at the end of the period.
(2)	The pro forma combined per share information is computed by dividing the pro forma net loss by Powerwave’s weighted average common shares outstanding plus the 10 million of shares of Powerwave common stock to be issued to REMEC in the Asset Transaction. The Powerwave pro forma loss per share includes effects of the acquisition of certain assets and liabilities of REMEC’s Wireless Systems Business by Powerwave, as if the acquisition occurred on December 29, 2003.
(3)	Pro forma combined book value per share is computed by dividing pro forma stockholders’ equity by the pro forma number of shares of Powerwave common stock outstanding at the end of the period assuming the proposed Asset Transaction had occurred on that date. Pro forma combined book value per share has been presented only as of April 3, 2005, the latest date in which a pro forma combined balance sheet is presented in this proxy statement/prospectus.

MARKET PRICE AND DIVIDEND INFORMATION

Powerwave’s common stock is listed on the Nasdaq National Market under the symbol “PWAV”. REMEC’s common stock is listed on the Nasdaq National Market, under the symbol “REMC”. As of June 30, 2005, there were approximately 112 holders of record of Powerwave common stock and as of July 15, 2005, there were approximately 960 holders of record of REMEC common stock. It is estimated that there are approximately 40,000 stockholders of Powerwave’s common stock held in street name and 7,000 stockholders of REMEC’s common stock held in street name. The table below sets forth, for the quarters indicated, the high and low sales prices per share of Powerwave common stock and REMEC common stock, as reported on the Nasdaq National Market, and the dividends per share declared on Powerwave common stock and REMEC common stock. All prices are adjusted for applicable stock splits.

	Powerwave Common Stock			REMEC Common Stock
	High	Low	Dividends	High	Low	Dividends
2003
First Quarter	$6.10	$3.05	—	$5.16	$4.10	—
Second Quarter	7.64	3.11	—	9.61	5.00	—
Third Quarter	10.96	5.15	—	11.80	7.80	—
Fourth Quarter	7.96	6.04	—	12.86	7.68	—
2004
First Quarter	$11.55	$6.94	—	$10.38	$6.07	—
Second Quarter	8.50	6.66	—	6.92	4.37	—
Third Quarter	7.25	4.54	—	5.51	4.17	—
Fourth Quarter	9.10	6.00	—	7.44	5.45	—
2005
First Quarter	$8.60	$6.64	—	$7.02	$4.95	—
Second Quarter (through July 20, 2005 for REMEC)	10.67	6.84	—	6.63	4.93	—

Following completion of the Asset Transaction, the holders of Powerwave common stock will be entitled to receive dividends as may be declared by the board of directors of Powerwave from funds legally available therefore. Historically, Powerwave has not paid any dividends on its common stock and does not expect to pay dividends following the completion of the Asset Transaction.

RISK FACTORS

When you decide whether to vote for approval of the Asset Transaction and the Plan of Dissolution, you should consider the following factors in conjunction with the other information included in this proxy statement/prospectus. The following are important factors which could cause actual results or events to differ materially from those contained in any forward looking statements made by or on behalf of REMEC or Powerwave. If REMEC or Powerwave are adversely affected by such risks, then the trading price of REMEC’s or Powerwave’s common stock could decline, and you could lose all or part of your investment.

Risks Related to the Asset Transaction

Even if REMEC obtains shareholder approval, the Asset Transaction may not close.

There are a number of conditions the parties must meet or waive before the Asset Transaction can close. Obtaining approval of REMEC’s shareholders is just one of the closing conditions. Some of the conditions require consent and cooperation of third parties. If the parties do not meet all the closing conditions and those closing conditions that the parties do not achieve are not waived, the Asset Transaction will not be consummated.

If the Asset Transaction is terminated under certain circumstances, REMEC would be required to pay Powerwave a termination fee of $5.65 million.

If the Asset Purchase Agreement is terminated for any of the following reasons, REMEC will be required to pay Powerwave a termination fee of $5.65 million in cash:

•	Either party terminates the Asset Purchase Agreement because (i) the Asset Transaction has not been completed by September 30, 2005 and the REMEC shareholders have not voted to approve the Asset Transaction or the REMEC shareholders did not approve the Asset Transaction at the Special Meeting, or any adjournment thereof, and (ii) a third party makes a takeover proposal and REMEC enters into an agreement contemplated by any takeover proposal within nine months of the termination of the Asset Purchase Agreement;

•	Powerwave terminates the Asset Purchase Agreement because (i) REMEC enters into an acquisition agreement with a third-party, (ii) REMEC’s Board withdraws or adversely modifies its recommendation or approval of the Asset Transaction, (iii) REMEC fails to include its recommendation of the Asset Transaction in its proxy statement under which it is soliciting votes for the Asset Transaction or (iv) REMEC fails to reject a third-party takeover proposal within ten days of the proposal; or

•	REMEC, without having breached any of its obligations regarding third-party solicitations and without having obtained its shareholders’ approval of the Asset Transaction, concurrently terminates the Asset Purchase Agreement and enters into another acquisition agreement with a third party pursuant to a superior proposal.

REMEC may not receive any of the $15 million in cash set aside in escrow.

Pursuant to the Asset Purchase Agreement, $15 million of the cash portion of the purchase price shall be set aside into an escrow account to cover indemnification claims made by Powerwave against REMEC for a period of nine months following the Closing of the Asset Transaction. Even if the Asset Transaction closes, payment of all or some of this amount may not be received by REMEC in the event that the $15 million is used to satisfy any such indemnification claims.

Failure to complete the Asset Transaction could cause REMEC’s stock price to decline.

If the Asset Transaction is not completed, REMEC’s stock price may decline due to any or all of the following potential consequences:

•	REMEC’s relationship with its customers and suppliers could be damaged which could result in a decline in sales or an increase in costs;

•	REMEC may not be able to dispose of its assets for values equaling or exceeding those currently estimated by REMEC; in particular, the assets that are the subject of the Asset Transaction may be substantially diminished in value; and

•	REMEC’s costs related to the Asset Transaction, such as legal, accounting and financial advisor fees, must be paid even if the Asset Transaction is not completed.

In addition, if the Asset Transaction is not completed, REMEC’s stock price may decline to the extent that the current market price of REMEC common stock reflects a market assumption that the Asset Transaction will be completed. Even if the Asset Transaction is completed, REMEC’s stock may decline in value in response to variety of factors, including a decline in value of Powerwave stock.

The REMEC shareholders’ percentage ownership interest and voting power in Powerwave will be a fraction of their ownership and voting power in REMEC.

In the Asset Transaction, REMEC will receive 10,000,000 shares of Powerwave common stock. This equals approximately 10% of Powerwave’s outstanding stock as of June 30, 2005. Therefore, as a group and individually, the REMEC shareholders will not exert the same degree of voting power with respect to Powerwave that the group or each individual had in REMEC. As a result of this diminution in voting, REMEC shareholders are not likely to have sufficient voting power to be able to significantly influence the management and policies of Powerwave as they once may have been able to do as shareholders in REMEC.

Failure to hire and retain key employees could diminish the benefits of the Asset Transaction to Powerwave.

The successful integration of REMEC’s Wireless Systems Business into Powerwave’s current business operations will depend in part on the hiring and retention of personnel critical to the operations of the Wireless Systems Business. The REMEC employees to be hired by Powerwave in connection with the Asset Transaction have technical and engineering expertise that is in high demand and short supply. Powerwave may be unable to retain such personnel that are critical to the successful integration of the Wireless Systems Business, which may result in the loss of key information and expertise and cause unanticipated additional recruiting and training costs. Such loses and additional costs could diminish the anticipated benefits of the Asset Transaction for Powerwave and its stockholders.

If Powerwave is not successful in integrating the Wireless Systems Business, Powerwave’s operations may be adversely affected.

Powerwave’s ability to realize some of the anticipated benefits of the Asset Transaction will depend in part on Powerwave’s ability to integrate Wireless Systems Business into Powerwave’s current operations in a timely and efficient manner. This integration may be difficult and unpredictable because REMEC’s current products are highly complex and have been developed independently from those of Powerwave. Successful integration requires coordination of different development and engineering teams. If Powerwave cannot successfully integrate the Wireless Systems Business with its operations, Powerwave may not realize some of the expected benefits of the Asset Transaction, which could materially and adversely affect Powerwave’s business, financial condition or results of operations.

Risks Related to the Liquidation and Dissolution of REMEC

REMEC cannot determine at this time the amount of liquidation distributions to its shareholders because there are a variety of factors that will affect this amount.

REMEC cannot determine at this time the amount of its distributions to its shareholders upon a liquidation and dissolution of REMEC because that determination depends on a variety of factors, including but not limited to the following:

•	Value of Powerwave shares received by REMEC at the closing. The value of the Powerwave shares that REMEC will receive at closing could be higher or lower than the fair market value of Powerwave’s shares today.

•	Transaction costs and expenses. REMEC is currently unable to calculate with certainty the actual amount of any taxes and expenses that it will incur in connection with the Asset Transaction and the proposed dissolution of REMEC and therefore cannot determine how much of its cash, if any, will be distributed to REMEC shareholders.

•	Escrow. $15 million of the cash portion of the purchase price is to be placed in escrow to cover any indemnification claims made by Powerwave against REMEC. It is impossible to ascertain at this time whether any or all of this amount will be available as part of the distribution to REMEC shareholders or will be paid to Powerwave on any claims for indemnification. In addition, funds not paid to Powerwave will not be distributed until the end of the nine-month term of the escrow, if at all.

•	Proceeds from Sale of Remaining Business Units. REMEC is continuing to explore opportunities to sell the remainder of its business assets, which primarily consist of its ODU/Transceiver product line. Although REMEC has no binding offers, it currently expects to receive net aggregate proceeds of between $13 and $15 million from the sale of these assets. Transaction costs and taxes are expected to be $2 and $3 million. However, the amount of proceeds from sale of this remaining business unit may be substantially lower.

•	Other Liabilities. Factors which will also impact the net distributions available to REMEC’s shareholders include: (1) the cash burn from operations and operating expenses incurred prior to the Asset Transaction and continuing through to the formal liquidation of REMEC; (2) transaction costs, including income taxes resulting from capital gains, directly related to the sale of all of REMEC’s businesses including the two which have been consummated and the expected sale of the two remaining, the ODU/Transceiver product line and the Wireless Systems Business transaction with Powerwave; (3) income taxes on the sale of the Wireless Systems Business (which are not expected to be material if the market price of Powerwave’s stock is $8 per share, which would yield a sales price of $80 million from the stock consideration paid in the Asset Transaction; however, if the price of the Powerwave stock exceeds $8 per share, the incremental increase over $80 million will be taxed at approximately 40%) and (4) phase down costs related to transition activities that begin once the remaining businesses have been sold and continuing until all of REMEC’s obligations have been satisfied. These phase down costs include resolution of certain lease obligations, retained employee payroll, vacation and severance liabilities, employee medical and workers compensation obligations incurred prior to the sale of the respective businesses / product lines, and residual liabilities from both the sold businesses and outstanding lawsuits. If additional debts and liabilities are identified, the cash available for distribution will be reduced. If REMEC were to incur unanticipated liabilities, the proceeds that REMEC’s shareholders receive may be substantially lower.

Several uncertainties could cause the aggregate amount of distributions to REMEC shareholders be less than its estimates.

Although REMEC cannot be sure of the amounts ultimately available for distribution, the REMEC Board currently believes that shareholders will receive aggregate liquidation cash distributions in the approximate range of $2.65 to $3.15 per share, in addition to the shares of Powerwave stock to be distributed following the closing of the Asset Transaction. The value of the Powerwave common stock distributed to REMEC shareholders will depend upon the number of REMEC shares outstanding at the time that the Asset Transaction is completed and the market price of Powerwave stock, which fluctuates, at the time of the distribution. For purposes of illustration only, assuming that there are 30 million shares of REMEC stock outstanding at the time that the Asset Transaction is completed, then REMEC shareholders would be entitled to receive one share of Powerwave common stock for every three shares of REMEC common stock that they own. Assuming further that the market value of Powerwave common stock is $10.00 per share at the time of the distribution, REMEC shareholders would receive additional value of $3.33 for each share of REMEC common stock they own. The total aggregate value of the cash and Powerwave stock distributions to REMEC shareholders would then be in the approximate range of $5.98 to $6.48 per share. However, the following uncertainties could significantly reduce the actual amount of distributions:

•	The value of the remaining assets and the time required to sell these assets may change due to a number of factors beyond REMEC’s control.

•	REMEC’s estimate of distributable cash resulting from its liquidation is based on projected income taxes on capital gains and estimates of retained liabilities, costs and expenses of both the liquidation and operating REMEC through to dissolution. If actual costs and expenses exceed the estimated amount, aggregate distributions to shareholders could be less than estimated.

•	If the remaining businesses are not sold by the time and at prices REMEC currently expects, the sale proceeds available for distribution to shareholders could change from the estimate.

•	If liabilities, unknown or contingent at the time of the mailing of this proxy statement, later arise which must be satisfied or reserved for as part of the Plan of Dissolution, the aggregate amount of distributions available to shareholders could be less than estimated.

•	Delays in consummating the Plan of Dissolution could result in additional operational cash burn and expenses, which would result in aggregate distributions to shareholders being less than estimated.

The timing of REMEC’s liquidation and dissolution is not known, and therefore REMEC cannot determine the timing of any liquidation distributions to its shareholders.

Several factors affect the timing of REMEC’s ability to dissolve, including the timing of the completion of the Asset Transaction and REMEC’s ability to determine the amount of its debts and liabilities. The Asset Purchase Agreement provides the parties with termination rights if the closing does not occur before September 30, 2005; however, REMEC cannot guarantee that the closing of the Asset Transaction will occur by that date, or at all. Any delay in the Asset Transaction will result in a delay in making distributions.

REMEC’s Board may abandon or delay implementation of the Plan of Dissolution even if it is approved by REMEC’s shareholders.

REMEC’s Board has adopted a Plan of Dissolution for the liquidation, dissolution and winding-up of REMEC. Even if the Plan of Dissolution is approved and adopted by REMEC’s shareholders, REMEC’s Board has reserved the right, in its discretion, to abandon or delay implementation of the Plan of Dissolution for various reasons, including in connection with its fiduciary duties to REMEC’s shareholders and/or creditors, as the case may be. Following completion of the Asset Transaction, REMEC will continue to exist as a public company until it is dissolved. Until REMEC is able to complete the sale of its remaining assets, REMEC’s remaining business will consist primarily of its ODU/Transceiver product line. Public companies with limited operating assets have from time to time been the target of reverse acquisitions by private companies seeking to bypass the costly and time-intensive registration process to become publicly traded companies. If REMEC becomes the target of a successful reverse acquisition, the new board of directors of REMEC could potentially decide to either delay or completely abandon the Dissolution, and REMEC shareholders may not receive any proceeds that might otherwise been distributed in connection with the Dissolution.

If REMEC fails to retain the services of appropriate employees, the Plan of Dissolution may not succeed.

The success of the Plan of Dissolution depends in large part upon REMEC’s ability to retain the services of qualified employees who will be charged with operating REMEC following the closing of the Asset Transaction. The retention of these employees may be particularly difficult under REMEC’s current circumstances. There can be no assurance that REMEC will be successful in retaining the services of these employees at all or at the salary levels it is willing to pay for these services.

If the Dissolution of REMEC is approved by a majority in interest of REMEC shareholders, sales of the remaining assets would not be subject to shareholder approval.

If the holders of a majority of REMEC’s outstanding stock approve of the Plan of Dissolution and the Asset Transaction, the REMEC Board would have broad authority to sell any or all of the remaining assets of REMEC on such terms as the Board determines advisable or appropriate, even if those terms may not be acceptable to REMEC shareholders. REMEC shareholders would have no subsequent opportunity to vote on any disposition of the remaining assets.

REMEC’s stock transfer books will close on the final record date for filing the Certificate of Dissolution, after which it will not be possible for shareholders to publicly trade in REMEC’s stock.

REMEC’s common stock is currently listed for trading on the Nasdaq National Market. REMEC expects that, as a result of the cessation of its operations and the anticipated decrease in its assets resulting from distributions to its shareholders and the sale of additional business segments, REMEC’s common stock will be delisted from Nasdaq at some point after approval of the Plan of Dissolution by the shareholders. Trading, if any, in the common stock would thereafter be conducted in the over-the-counter market in the so-called “pink sheets” or the OTC Bulletin Board. As a consequence of a delisting, an investor would likely find it more difficult to dispose of, or to obtain quotations for, the price of the REMEC common stock. Delisting of the REMEC common stock may result in lower prices for the common stock than would otherwise prevail.

REMEC intends to close its stock transfer books and discontinue recording transfers of its common stock at the close of business on the record date fixed by its Board for filing the Certificate of Dissolution (the “Final Record Date”). Thereafter, certificates representing REMEC’s common stock shall not be assignable or transferable on the books of REMEC except by will, intestate succession or operation of law. The proportionate interests of all of REMEC’s shareholders will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distributions made by REMEC will be made solely to the shareholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on its books as a result of any assignments by will, intestate succession or operation of law.

REMEC and its shareholders will be exposed to a number of tax-related risks in connection with the Asset Transaction and the Dissolution of REMEC.

The Asset Transaction will be treated as a taxable sale of assets, and REMEC will report a taxable gain. The proceeds of the transaction for this purpose will include, in addition to the cash paid by Powerwave, the liabilities of REMEC to be assumed by Powerwave and the fair market values, as of the closing date of the Asset Transaction, of the Powerwave stock to be issued at closing. REMEC will also recognize a gain or loss on its subsequent liquidation, including gain or loss resulting from appreciation or depreciation (after the closing date of the Asset Transaction) in the values of the Powerwave stock. The Dissolution will also be taxable to the REMEC shareholders, and a shareholder will be subject to tax if the fair market value of the liquidating distributions received (or deemed received, since a distribution could in the first instance be made to a liquidating trust) exceed the shareholder’s basis in its REMEC stock. REMEC shareholders would also be taxed on gains and losses realized by the liquidating trust following the Dissolution. Because there can be no assurance that distributions from such a trust would be available for this purpose, REMEC shareholders may have to satisfy any resulting tax obligations from other resources, including the portion of the distribution to be made in cash.

Risks Relating to Powerwave

Powerwave relies on a few customers for the majority of its revenues and the loss of any one of these customers, or a significant loss, reduction or rescheduling of orders from any of these customers, would have a material adverse effect on its business, results of operations and financial condition.

Powerwave sells most of its products to a small number of customers, and it expects that this will continue. For the three months ended April 3, 2005, sales to Nortel accounted for approximately 17% of net sales and sales to Nokia and Cingular Wireless each accounted for 10% or more of Powerwave’s net sales. For fiscal year 2004, Nortel accounted for approximately 24% of Powerwave’s net sales and Nokia accounted for 10% or more of Powerwave’s net sales. Powerwave’s future success depends upon the continued purchases of its products by these customers and any fluctuations in demand from these customers could negatively impact its results of operations. If Powerwave is unable to broaden its customer base and expand relationships with major wireless original equipment manufacturers and major operators of wireless networks, its business will continue to be impacted by unanticipated demand fluctuations due to its dependence on a small number of customers. Unanticipated demand fluctuations can have a negative impact on Powerwave’s revenues and business, and an adverse effect on its results of operations and financial condition. In addition, Powerwave’s dependence on a small number of major customers exposes it to numerous other risks, including:

•	a slowdown or delay in deployment of wireless networks by any one customer could significantly reduce demand for Powerwave products;

•	reductions in a single customer’s forecasts and demand could result in excess inventories;

•	each of Powerwave’s customers have significant purchasing leverage over Powerwave to require changes in sales terms including pricing, payment terms and product delivery schedules;

•	direct competition should a customer decide to increase its level of internal designing and/or manufacturing of wireless communication network products; and

•	concentration of accounts receivable credit risk, which could have a material adverse effect on Powerwave’s liquidity and financial condition if one of its major customers declared bankruptcy or delayed payment of their receivables.

Powerwave may incur unanticipated costs as it completes the integration of its business with the business of LGP Allgon.

On May 3, 2004, Powerwave completed the exchange offer for the outstanding shares of LGP Allgon. This acquisition involves the integration of two companies based in different countries that previously have operated independently. This is a complex, costly and time consuming process. Powerwave has limited experience integrating operations as substantial and geographically diverse as those of LGP Allgon, and as a result, it may not successfully integrate the operations of Powerwave and LGP Allgon in a timely manner, or at all. The failure to successfully integrate the two companies’ operations could undermine the anticipated benefits and synergies of the combination, which could adversely affect Powerwave’s business, financial condition and results of operations. The anticipated benefits and synergies relate to cost savings associated with operational efficiencies, greater economies of scale and revenue enhancement opportunities. However, these anticipated benefits and synergies are based on projections and assumptions, not actual experience, and assume a smooth and successful integration of the two companies.

In addition, the acquisition of LGP Allgon is the largest acquisition Powerwave has completed and the complex process of integrating LGP Allgon requires significant resources. Powerwave has incurred and will continue to incur significant costs and commit significant management time in integrating LGP Allgon’s operations, information, communications and other systems and personnel, among other items. The integration of these businesses has resulted and will continue to result in cash outflows related to the integration process, such as:

•	fees and expenses of professionals and consultants involved in completing the integration process;

•	settling existing liabilities of the acquired businesses; and

•	integrating technology and personnel.

Powerwave has begun the process of implementing a new worldwide enterprise resource planning system and if it is unsuccessful in deploying the system or, if it takes longer than anticipated to deploy the system, it may incur significant additional costs which would negatively impact its financial results as well as potentially weaken its systemic internal controls.

At the end of 2004, Powerwave made the decision to replace its existing enterprise resource planning systems with a single global system from Oracle. Powerwave has begun the planning phases for this implementation and intends to convert its enterprise resource planning systems during the next eighteen months to the Oracle platform. System conversions are expensive and time consuming undertakings that impact all areas of a company. While a successful implementation will provide many benefits to Powerwave, an unsuccessful or delayed implementation will cost Powerwave significant time and resources, as well as expense. In addition, due to the systemic internal control features within enterprise resource planning systems, any changes in Powerwave’s enterprise resource planning system will have an impact on the testing of its internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. If Powerwave encounters unanticipated delays in deploying its new enterprise resource planning system, it may be unable to complete within the currently required time period its Section 404 testing of the systemic internal controls within such system, which could create a material weakness or significant deficiency in Powerwave’s overall internal controls as of the end of a fiscal year.

There have been significant reductions in customer demand for Powerwave products, and if this continues, its operating results will continue to be adversely impacted.

Powerwave has a history of significant reductions in demand that demonstrates the risks related to its customer and industry concentration levels. While revenues increased during fiscal year 2004 and the first quarter of 2005, a majority of this increase was due to the acquisition of LGP Allgon. During fiscal 2003, Powerwave experienced significantly reduced demand for its products due to lower than anticipated capital spending plans by major wireless network operators. This reduction in spending by wireless network operators also resulted in reduced purchases by wireless original equipment manufacturers, whose primary customers are wireless network operators. As a result, revenues decreased during fiscal 2003 to $239.1 million from $384.9 million in fiscal 2002. Revenues from wireless network operators decreased to $47.9 million in 2003 from $73.5 million in 2002. If these reductions in overall market demand continue to result in significant reductions in future demand for Powerwave products, revenues will be flat or down and results of operations will continue to be negatively impacted.

Powerwave also has experienced significant reductions in wireless network operator demand as well as significant delays in demand for WCDMA, or 3G, based products due to the high projected capital cost of building such networks and market concerns regarding the inoperability of these network protocols. In combination with these market issues, a majority of wireless network operators have, in the past, reduced their capital spending plans in order to improve their overall cash flow. The continuation of any delays in development of 3G networks will result in continued reduced demand for Powerwave products, which will have a material adverse effect on its business.

Powerwave has experienced, and will continue to experience, significant fluctuations in sales and operating results from quarter to quarter.

Powerwave’s quarterly results fluctuate due to a number of factors, including:

•	the lack of any obligation by its customers to purchase their forecasted demand for Powerwave products;

•	variations in the timing, cancellation, or rescheduling of customer orders and shipments;

•	high fixed expenses that increase operating expenses, especially during a quarter with a sales shortfall;

•	product failures and associated warranty and in-field service support costs; and

•	discounts given to certain customers for large volume purchases.

Powerwave has regularly generated a large percentage of its revenues in the last month of a quarter. Since Powerwave attempts to ship products quickly after it receives orders, it may not always have a significant backlog of unfilled orders at the start of each quarter and may be required to book a substantial portion of its orders during the quarter in which these orders ship. Powerwave’s major customers generally have no obligation to purchase forecasted amounts and may cancel orders, change delivery schedules or change the mix of products ordered with minimal notice and without penalty. As a result, Powerwave may not be able to accurately predict its quarterly sales. Because Powerwave’s expense levels are partially based on its expectations of future sales, its expenses may be disproportionately large relative to its revenues, and it may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Any shortfall in sales relative to Powerwave’s quarterly expectations or any delay of customer orders would adversely affect its revenues and results of operations.

Order deferrals and cancellations by Powerwave’s customers, declining average sales prices, changes in the mix of products sold, delays in the introduction of new products and longer than anticipated sales cycles for its products have, in the past, adversely affected its results of operations. Despite these factors, Powerwave, along with its contract manufacturers, maintains significant finished goods, work-in-progress and raw materials inventory to meet estimated order forecasts. If its customers purchase less than their forecasted orders or cancel or delay existing purchase orders, there will be higher levels of inventory that face a greater risk of obsolescence. If Powerwave’s customers desire to purchase products in excess of the forecasted amounts or in a different product mix, there may not be enough inventory or manufacturing capacity to fill their orders.

Due to these and other factors, Powerwave’s past results are not reliable indicators of its future performance. Future revenues and operating results may not meet the expectations of public market analysts or investors. In either case, the price of its common stock could be materially adversely affected.

Powerwave’s average sales prices have declined, and it anticipates that the average sales prices for its products will continue to decline and negatively impact Powerwave’s gross profit margins.

Wireless service providers are continuing to place pricing pressure on wireless infrastructure manufacturers, which in turn, has resulted in lower selling prices for its products, with certain competitors aggressively reducing prices in an effort to increase their market share. As an example, the average sales price for Powerwave’s radio frequency power amplifier products declined by between 2% to 23% from fiscal 2003 to fiscal 2004. Since wireless infrastructure manufacturers frequently negotiate supply arrangements far in advance of delivery dates, Powerwave must often commit to price reductions for its products before it knows how, or if, it can obtain these cost reductions. In addition, average sales prices are affected by price discounts negotiated without firm orders for large volume purchases by certain customers. To offset declining average sales prices, Powerwave must reduce manufacturing costs and ultimately develop new products with lower costs or higher average sales prices. If Powerwave cannot achieve these cost reductions or increases in average selling prices, its gross margins will decline.

Powerwave’s suppliers, contract manufacturers or customers could become competitors.

Many of Powerwave’s customers internally design and/or manufacture their own wireless communications network products. These customers also continuously evaluate whether to manufacture their own wireless communications network products or utilize contract manufacturers to produce their own internal designs. Certain of Powerwave’s customers regularly produce or design wireless communications network products in an attempt to replace products manufactured by Powerwave. Powerwave believes that this practice will continue. In the event that Powerwave’s customers manufacture or design their own wireless communications network products, these customers could reduce or eliminate their purchases of Powerwave products, which would result in reduced revenues and would adversely impact Powerwave’s results of operations and liquidity. Wireless infrastructure equipment manufacturers with internal manufacturing capabilities, including many of Powerwave’s customers, could also sell wireless communications network products externally to other manufacturers, thereby competing directly with Powerwave. In addition, Powerwave’s suppliers or contract manufacturers may decide to produce competing products directly for its customers and, effectively, compete against Powerwave. If, for any reason, Powerwave’s customers produce their wireless communications network products internally, increase the percentage of their internal production, require Powerwave to participate in joint venture manufacturing with them, engage Powerwave suppliers or contract manufacturers to manufacture competing products, or otherwise compete directly against Powerwave, Powerwave’s revenues would decrease, which would adversely impact its results of operations.

Powerwave’s success is tied to the growth of the wireless services communications market and its future revenue growth is dependent upon the expected increase in the size of this market.

Powerwave’s revenues come primarily from the sale of wireless communications network products and coverage solutions. Its future success depends upon the growth and increased availability of wireless communications services. Wireless communications services may not grow at a rate fast enough to create demand for its products, as it experienced during fiscal 2003. During this period, wireless network operators reduced or delayed capital spending on wireless networks in order to preserve their operating cash and improve their balance sheets. This reduced spending on wireless networks has had a negative impact on Powerwave’s operating results. If wireless network operators continue to delay or maintain reduced levels of capital spending, Powerwave’s operating results will continue to be negatively impacted.

Powerwave’s reliance on contract manufacturers exposes it to risks of excess inventory or inventory carrying costs.

If Powerwave’s contract manufacturers are unable to timely respond to changes in customer demand, it may be unable to produce enough products to respond to sudden increases in demand resulting in lost revenues, or alternatively, in the case of order cancellations or decreases in demand, it may be liable for excess or obsolete inventory or cancellation charges resulting from contractual purchase commitments that it has with its contract manufacturers. Powerwave regularly provides rolling forecasts of its requirements to its contract manufacturers for planning purposes, pursuant to its agreements, a portion of which is binding upon it. Additionally, Powerwave is committed to accept delivery on the forecasted terms for a portion of the rolling forecast. Cancellations of orders or changes to the forecasts provided to any of Powerwave’s contract manufacturers may result in cancellation costs payable by it. In the past, Powerwave has been required to take delivery of materials from other suppliers and subcontractors that were in excess of its requirements and it has previously recognized charges and expenses related to this excess material.

By using contract manufacturers, Powerwave’s ability to directly control the use of all inventory is reduced since it does not have full operating control over their operations. If Powerwave is unable to accurately forecast demand for its contract manufacturers and manage the costs associated with its contract manufacturers, it may be required to pay inventory carrying costs or purchase excess inventory. If Powerwave or its contract manufacturers are unable to utilize excess inventory in a timely manner, and are unable to sell excess components or products due to their customized nature, Powerwave’s operating results and liquidity would be negatively impacted.

Powerwave depends on single or limited sources for key components and products, which exposes it to risks related to product shortages or delays, as well as potential product quality issues, all of which could increase the cost of Powerwave’s products and reduce its operating profits.

A number of Powerwave’s products and the parts used in its products are available from only one or a limited number of outside suppliers due to unique component designs, as well as certain quality and performance requirements. To take advantage of volume pricing discounts, Powerwave also purchases certain products, and along with its contract manufacturers, purchases certain customized components from single or limited sources. Powerwave has experienced, and expects to continue to experience, shortages of single-source and limited-source components. Shortages have compelled Powerwave to adjust its product designs and production schedules and have caused it to miss customer-requested delivery dates. To date, the missed customer delivery dates have not had an adverse impact on Powerwave’s financial results. If single-source or limited-source components become unavailable in sufficient quantities in the desired time periods, are discontinued or are available only on unsatisfactory terms, Powerwave would be required to purchase comparable components from other sources and may be required to redesign its products to use these components which could delay production and delivery of its products. If production and delivery of Powerwave’s products are delayed such that it does not meet the agreed upon delivery dates of its customers, these delays could result in lost revenues due to customer cancellations, as well as potential financial penalties payable to its customers. Any such loss of revenue or financial penalties would have a material adverse effect on Powerwave’s results of operations.

Powerwave’s reliance on certain single-source and limited-source components and products also exposes it and its contract manufacturers to quality control risks if these suppliers experience a failure in their production process or otherwise fail to meet Powerwave’s quality requirements. A failure in a single-source or limited-source component or product could force Powerwave to repair or replace a product utilizing replacement components. If Powerwave cannot obtain comparable replacements or redesign its products, Powerwave could lose customer orders or incur additional costs, which would have a material adverse effect on its results of operations.

Powerwave may fail to develop products that are sufficiently manufacturable, which could negatively impact its ability to sell its products.

Manufacturing Powerwave products is a complex process that requires significant time and expertise to meet customers’ specifications. Successful manufacturing substantially depends upon the ability to assemble and tune these products to meet specifications in an efficient manner. In this regard, Powerwave largely depends on its staff of assembly workers and trained technicians at its internal manufacturing operations in Asia, Europe and the U.S., as well as its contract manufacturers’ staff of assembly workers and trained technicians. If Powerwave cannot design its products to minimize the manual assembly and tuning process, or if Powerwave or its contract manufacturers lose a number of trained assembly workers and technicians or are unable to attract additional trained assembly workers or technicians, Powerwave may be unable to have its products manufactured in a cost effective manner.

Powerwave may fail to develop products that are of adequate quality and reliability, which could negatively impact its ability to sell its products.

Powerwave has had quality problems with its products in the past and may have similar problems in the future. It has replaced components in some products in accordance with its product warranties. Powerwave believes that its customers will demand that its products meet increasingly stringent performance and reliability standards. If it cannot keep pace with technological developments, evolving industry standards and new communications protocols, if it fails to adequately improve product quality and meet the quality standards of its customers, or if its contract manufacturers fail to achieve the quality standards of its customers, Powerwave risks losing business which would negatively impact its results of operations. Design problems could also damage relationships with existing and prospective customers and could limit its ability to market its products to large wireless infrastructure manufacturers, many of which build their own products and have stringent quality control standards.

If Powerwave is unable to hire and retain highly qualified technical and managerial personnel, it may not be able to sustain or grow its business.

Competition for personnel, particularly qualified engineers, is intense. The loss of a significant number of such persons, as well as the failure to recruit and train additional technical personnel in a timely manner, could have a material adverse effect on Powerwave’s business, results of operations and financial condition. The departure of any of its management and technical personnel, the breach of their confidentiality and non-disclosure obligations to Powerwave or the failure to achieve its intellectual property objectives may also have a material adverse effect on Powerwave’s business.

Powerwave believes that its success depends upon the knowledge and experience of its management and technical personnel and its ability to market its existing products and to develop new products. Powerwave employees are generally employed on an at-will basis and do not have non-compete agreements. Therefore, Powerwave has had, and may continue to have, employees leave it and go to work for competitors.

Powerwave’s pending acquisition of selected assets of REMEC’s Wireless Systems Business, as well as future acquisitions or strategic alliances, may present risks, and Powerwave may be unable to achieve the financial and strategic goals intended at the time of any acquisition or strategic alliance.

On March 13, 2005, Powerwave entered into the Asset Purchase Agreement with REMEC, pursuant to which Powerwave agreed to purchase selected assets of REMEC’s Wireless Systems Business. In the past, Powerwave has acquired and made investments in other companies, products and technologies and entered into strategic alliances with other companies. Powerwave continually evaluates these types of opportunities. In addition to the proposed acquisition of selected assets of REMEC’s Wireless Systems Business, Powerwave may acquire or invest in other companies, products or technologies, or it may enter into joint ventures, mergers or strategic alliances with other companies. Such transactions subject Powerwave to numerous risks, including the following:

•	difficulty integrating the operations, technology and personnel of the acquired company;

•	inability to achieve the anticipated financial and strategic benefits of the specific acquisition or strategic alliance;

•	inability to retain key technical and managerial personnel from the acquired company;

•	difficulty in maintaining controls, procedures and policies during the transition and integration process;

•	diversion of its management’s attention from other business concerns;

•	failure of its due diligence process to identify significant issues, including issues with respect to product quality, product architecture, legal and financial contingencies, and product development; and

•	significant exit charges if products acquired in business combinations are unsuccessful.

If Powerwave is unable to effectively manage these risks as part of any acquisition or joint venture, its business would be adversely affected.

If the consummation of Powerwave’s proposed acquisition of selected assets of REMEC’s Wireless Systems Business is delayed or otherwise fails to be completed within a reasonable period of time, Powerwave’s business and operating results may be adversely impacted.

In connection with the proposed acquisition of selected assets of REMEC’s Wireless Systems Business, Powerwave has discussed the expected benefits of the combined businesses with its customers and dedicated significant resources in developing plans for the integration. If the consummation of the acquisition is delayed or fails to be completed, Powerwave’s customers may delay purchasing decisions or it may be required to divert resources from its existing business to try and close the transaction, either of which would adversely impact its operating results. In addition, Powerwave has incurred significant expenses in connection with the acquisition that have been capitalized as part of the proposed acquisition. If Powerwave fails to complete the acquisition and is not compensated by REMEC, these costs will be expensed and will adversely impact its operating results in the period such expense is recognized.

There are significant risks related to Powerwave’s internal and contract manufacturing operations in Asia.

As part of Powerwave’s strategy to reduce its production costs, it has outsourced the majority of its radio frequency power amplifier manufacturing operations to contract manufacturers in China, Singapore and Thailand. Powerwave also maintains its own manufacturing operations in China, Estonia and Sweden, as well as limited capability in the United States. The Chinese legal system lacks transparency, which gives the Chinese central and local government authorities a higher degree of control over business in China than is customary in the United States and makes the process of obtaining necessary regulatory approval in China inherently unpredictable. In addition, the protection accorded its proprietary technology and know-how under the Chinese and Thai legal systems is not as strong as in the United States and, as a result, Powerwave may lose valuable trade secrets and competitive advantage. Also, manufacturing Powerwave products and utilizing contract manufacturers, as well as other suppliers throughout the Asia region, exposes Powerwave’s business to the risk that its proprietary technology and ownership rights may not be protected or enforced to the extent that they may be in the United States.

Although the Chinese government has been pursuing economic reform and a policy of welcoming foreign investments during the past two decades, it is possible that the Chinese government will change its current policies in the future, making continued business operations in China difficult or unprofitable.

Powerwave requires air or ocean transport to ship products built in Asia to its customers. Transportation costs would escalate if there were a shortage of air or ocean cargo space and any significant increase in transportation costs would cause an increase in its expenses and negatively impact its results of operations. In addition, if it is unable to obtain cargo space or secure delivery of components or products due to labor strikes, lockouts, work slowdowns or work stoppages by longshoremen, dock workers, airline pilots or other transportation industry workers, Powerwave’s delivery of products could be delayed.

The initial sales cycle associated with Powerwave’s products is typically lengthy, often lasting from nine to eighteen months, which could cause delays in forecasted sales and cause it to incur substantial expenses before it records any associated revenues.

Powerwave’s customers normally conduct significant technical evaluations, trials and qualifications of its products before making purchase commitments. This qualification process involves a significant investment of time and resources from Powerwave and its customers in order to ensure that Powerwave’s product designs are fully qualified to perform as required. The qualification and evaluation process, as well as customer field trials, may take longer than initially forecasted, thereby delaying the shipment of sales forecasted for a specific customer for a particular quarter and causing Powerwave’s operating results for the quarter to be less than originally forecasted. Such a sales shortfall would reduce Powerwave’s profitability and negatively impact its results of operations.

Powerwave conducts a significant portion of its business internationally, which exposes it to increased business risks.

For the three months ended April 3, 2005 and fiscal years 2004, 2003 and 2002, international revenues (excluding North American sales) accounted for approximately 71%, 71%, 46% and 33% of Powerwave’s net sales, respectively. There are many risks that currently impact, and will continue to impact, its international business and multinational operations, including the following:

•	compliance with multiple and potentially conflicting regulations in Europe, Asia and North and South America, including export requirements, tariffs, import duties and other trade barriers, as well as health and safety requirements;

•	potential labor strikes, lockouts, work slowdowns and work stoppages at U.S. and international ports;

•	differences in intellectual property protections throughout the world;

•	difficulties in staffing and managing foreign operations in Europe, Asia and South America, including dealings with unionized labor pools in Europe;

•	longer accounts receivable collection cycles in Europe, Asia and South America;

•	currency fluctuations and resulting losses on currency translations;

•	terrorists attacks on American companies;

•	economic instability, including inflation and interest rate fluctuations, such as those previously seen in South Korea and Brazil;

•	competition for foreign based suppliers throughout the world;

•	overlapping or differing tax structures;

•	the complexity of global tax and transfer pricing rules and regulations and Powerwave’s potential inability to benefit/offset losses in one tax jurisdiction with income from another;

•	cultural and language differences between the United States and the rest of the world; and

•	political or civil turmoil.

Any failure on Powerwave’s part to manage these risks effectively would seriously reduce its competitiveness in the wireless infrastructure marketplace.

Protection of Powerwave’s intellectual property is limited.

Powerwave relies upon trade secrets and patents to protect its intellectual property. Powerwave executes confidentiality and non-disclosure agreements with certain employees and its suppliers, as well as limits access to and distribution of its proprietary information. Powerwave has an ongoing program to identify and file applications for U.S. and other international patents.

The departure of any of Powerwave’s management and technical personnel, the breach of their confidentiality and non-disclosure obligations to Powerwave, or the failure to achieve its intellectual property objectives could have a material adverse effect on Powerwave’s business, results of operations and financial condition. Powerwave does not have non-compete agreements with its employees who are generally employed on an at-will basis. Therefore, Powerwave has had, and may continue to have, employees leave it and go to work for competitors. If Powerwave is not successful in prohibiting the unauthorized use of its proprietary technology or the use of its processes by a competitor, its competitive advantage may be significantly reduced which would result in reduced revenues.

Powerwave is at risk of third-party claims of infringement that could harm its competitive position.

Powerwave has received third-party claims of infringement in the past and has been able to resolve these claims without having a material impact on its business. Currently, certain parties have notified Powerwave of potential claims against it. While Powerwave reviews all potential claims, it does not believe that their resolution will have a material affect on Powerwave. As the number of patents, copyrights and other intellectual property rights in Powerwave’s industry increases, and as the coverage of these rights and the functionality of the products in the market further overlap, Powerwave believes that it may face additional infringement claims. Such claims, whether or not valid, could result in substantial costs and diversion of its resources. A third party claiming infringement may also obtain an injunction or other equitable relief, which could effectively block the distribution or sale of allegedly infringing products, which would adversely affect its customer relationships and negatively impact its revenues.

The communications industry is heavily regulated. Powerwave must obtain regulatory approvals to manufacture and sell its products, and its customers must obtain approvals to operate its products. Any failure or delay by Powerwave or any of its customers to obtain such approvals could negatively impact its ability to sell its products.

Various governmental agencies have adopted regulations that impose stringent radio frequency emissions standards on the communications industry. Future regulations may require that it alter the manner in which radio signals are transmitted or otherwise alter the equipment transmitting such signals. The enactment by governments of new laws or regulations or a change in the interpretation of existing regulations could negatively impact the market for Powerwave’s products.

The increasing demand for wireless communications has exerted pressure on regulatory bodies worldwide to adopt new standards for such products, generally following extensive investigation and deliberation over competing technologies. The delays inherent in this type of governmental approval process have caused, and may continue to cause, the cancellation, postponement or rescheduling of the installation of communications systems by its customers. These types of unanticipated delays would result in delayed or cancelled customer orders.

The price of Powerwave’s common stock has been, and may continue to be, volatile and its stockholders may not be able to resell shares of Powerwave common stock at or above the price paid for such shares.

The price for shares of Powerwave’s common stock has exhibited high levels of volatility with significant volume and price fluctuations, which makes its common stock unsuitable for many investors. For example, for the two years ended January 2, 2005, the price of Powerwave’s common stock ranged from a high of $11.55 to a low of $3.05. The fluctuations in the price of Powerwave’s common stock have occasionally been unrelated to its operating performance. These broad fluctuations may negatively impact the market price of shares of its common stock. The price of Powerwave’s common stock has also been influenced by:

•	fluctuations in its results of operations or the operations of its competitors or customers;

•	failure of its results of operations to meet the expectations of stock market analysts and investors;

•	reductions in wireless infrastructure demand or expectations of future wireless infrastructure demand by its customers;

•	delays or postponement of wireless infrastructure deployments, including new 3G deployments;

•	changes in stock market analyst recommendations regarding Powerwave, its competitors or its customers;

•	the timing and announcements of technological innovations, new products or financial results by Powerwave or its competitors; and

•	changes in the wireless industry.

In addition, the increase in the number of shares of its outstanding common stock due to the potential conversion of Powerwave’s outstanding convertible debt instruments and the issuance of 10 million additional shares as part of the Asset Transaction may lead to sales of such shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market price of, Powerwave’s common stock. Any potential future sale or issuance of shares of Powerwave’s common stock or instruments convertible or exchangeable into shares of Powerwave common stock, or the perception that such sales or transactions could occur, could adversely affect the market price of Powerwave’s common stock.

Based on the above, Powerwave expects that its stock price will continue to be extremely volatile. Therefore, it cannot guarantee that its investors will be able to resell their Powerwave shares at or above their acquisition price.

Powerwave may need additional capital in the future and such additional financing may not be available at favorable terms.

Powerwave may need to raise additional funds through public or private debt or equity financings in order to take advantage of opportunities, including more rapid international expansion or acquisitions of complementary businesses or technologies. If Powerwave is not successful in integrating its business and managing the worldwide aspects of the combined company resulting from the LGP Allgon acquisition, Powerwave’s operations may not generate profits and may consume its cash resources faster than it anticipates. Such losses would make it difficult to obtain new sources of financing. In addition, if Powerwave does not generate sufficient cash flow from operations, it may need to raise additional funds to repay its outstanding convertible debt that it issued in 2003 and 2004. Powerwave’s ability to secure additional financing or sources of funding depends upon numerous factors, including the current outlook of its business, its credit rating and the market price of its common stock, all of which are directly impacted by its ability to increase revenues and generate profits. Powerwave’s ability to increase revenues and generate profits is subject to numerous risks and uncertainties and any significant decrease in its revenues or profitability could reduce its operating cash flows and erode its existing cash balances. If Powerwave is unable to secure additional financing or such financing is not available at acceptable terms, Powerwave may not be able to take advantage of such opportunities, or otherwise respond to unanticipated competitive pressures.

The wireless communications infrastructure equipment industry is extremely competitive and is characterized by rapid technological change, frequent new product development, rapid product obsolescence, evolving industry standards and significant price erosion over the life of a product. If Powerwave is unable to compete effectively, its business, results of operations and financial condition would be adversely affected.

Powerwave’s products compete on the basis of the following characteristics:

•	performance;

•	functionality;

•	reliability;

•	pricing;

•	quality;

•	designs that can be efficiently manufactured in large volumes;

•	time-to-market delivery capabilities; and

•	compliance with industry standards.

If Powerwave fails to address the above factors, there could be a material adverse effect on its business, results of operations and financial condition.

Powerwave’s current competitors include Andrew Corporation, Filtronic PLC, Fujitsu Limited, Hitachi Kokusai Electric Inc., Japan Radio Co., Ltd., Kathrein-Werke KG, Mitsubishi Electric Corporation, Radio Frequency Systems and REMEC, Inc., in addition to a number of privately held companies throughout the world, subsidiaries of certain multinational corporations and the internal manufacturing operations and design groups of the leading wireless infrastructure manufacturers such as Ericsson, Motorola, Nokia, Nortel, Samsung and Siemens. Some competitors have adopted aggressive pricing strategies in an attempt to gain market share, which in return, has caused Powerwave to lower its prices in order to remain competitive. Such pricing actions have had an adverse effect on Powerwave’s financial condition and results of operations. In addition, some competitors have significantly greater financial, technical, manufacturing, sales, marketing and other resources than Powerwave does and have achieved greater name recognition for their products and technologies than Powerwave has. If Powerwave is unable to successfully increase its market penetration or its overall share of the wireless communications infrastructure equipment market, its revenues will decline, which would negatively impact its results of operations.

Powerwave’s failure to enhance its existing products or to develop and introduce new products that meet changing customer requirements and evolving technological standards could have a negative impact on its ability to sell its products.

To succeed, Powerwave must improve current products and develop and introduce new products that are competitive in terms of price, performance and quality. These products must adequately address the requirements of wireless infrastructure manufacturing customers and end-users. To develop new products, Powerwave invests in the research and development of wireless communications network products and coverage solutions. It targets its research and development efforts on major wireless network deployments worldwide, which cover a broad range of frequency and transmission protocols. In addition, Powerwave is currently working on products for next generation networks, as well as development projects for products requested by its customers and improvements to its existing products. The deployment of a wireless network may be delayed which could result in the failure of a particular research or development effort to generate a revenue producing product. Additionally, the new products it develops may not achieve market acceptance or may not be able to be manufactured cost effectively in sufficient volumes. Powerwave’s research and development efforts are generally funded internally and its customers do not normally pay for its research and development efforts. These costs are expensed as incurred. Therefore, if Powerwave’s efforts are not successful at creating or improving products that are purchased by its customers, there will be a negative impact on its operating results due to high research and development expenses.

Failure in the future to maintain effective internal controls over financial reporting could adversely affect Powerwave’s business and the market price of its common stock.

Pursuant to rules adopted by the SEC implementing Section 404 of the Sarbanes-Oxley Act of 2002, Powerwave is required to assess the effectiveness of its internal controls over financial reporting and provide a management report on its internal controls over financial reporting in all annual reports, beginning with its Annual Report on Form 10-K for the fiscal year ended January 2, 2005. Powerwave’s Annual Report contains, among other matters, a report by management as to whether or not Powerwave’s internal controls over financial reporting are effective and the disclosure of any material weaknesses in Powerwave’s internal controls over financial reporting identified by management. Section 404 also requires Powerwave’s independent registered public accounting firm to audit management’s report.

The Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) provides a framework for companies to assess and improve their internal control systems. Auditing Standard No. 2 provides the professional standards and related performance guidance for auditors to audit, and report on, management’s assessment of the effectiveness of internal control over financial reporting under Section 404. Management’s assessment of internal controls over financial reporting requires management to make subjective judgments and, particularly because Section 404 and Auditing Standard No. 2 are newly effective, some of the judgments will be in areas that may be open to interpretation. Therefore, management’s future reports on its internal controls over financial reporting may be difficult to prepare, and its auditors may not agree with its management’s assessment.

While Powerwave currently believes that its internal controls over financial reporting are effective, it is required to comply with Section 404 on an annual basis. If, in the future, Powerwave identifies one or more material weaknesses in its internal controls over financial reporting during this continuous evaluation process, its management will be unable to assert such internal controls are effective. Although Powerwave currently anticipates being able to continue to satisfy the requirements of Section 404 in a timely fashion, it cannot be certain as to the timing of completion for its future evaluation, testing and any required remediation due in large part to the fact that there tare limited precedents available by which to measure compliance with these new requirements. For fiscal 2005, Powerwave’s internal control assessment under Section 404 will also include, for the first time, the operations acquired with LGP Allgon which will significantly expand the scope of Powerwave’s evaluation, testing and remediation efforts. In addition, Powerwave has begun the process of replacing its enterprise resource planning system and such system replacement during fiscal 2005 may create unanticipated delays in completing the documentation and testing requirements of Section 404. Therefore, if Powerwave is unable to assert that its internal controls over financial reporting are effective in the future, or if its auditors are unable to attest that Powerwave’s management’s report is fairly stated or they are unable to express an opinion on the effectiveness of Powerwave’s internal controls, Powerwave could lose investor confidence in the accuracy and completeness of its financial reports, which would have an adverse effect on its business and the market price of its Common Stock.

Powerwave’s shareholder rights plan and charter documents could make it more difficult for a third party to acquire Powerwave, even if doing so would be beneficial to Powerwave’s shareholders.

Powerwave’s shareholder rights plan and certain provisions of its certificate of incorporation and Delaware law are intended to encourage potential acquirers to negotiate with Powerwave and allow its board of directors the opportunity to consider alternative proposals in the interest of maximizing shareholder value. However, such provisions may also discourage acquisition proposals or delay or prevent a change in control, which in turn, could harm Powerwave’s stock price and its shareholders.

Powerwave’s business is subject to the risks of earthquakes and other natural catastrophic events, and to interruptions by man made problems such as computer viruses or terrorism.

Powerwave’s corporate headquarters and the majority of its U.S. based research and development operations are located in the State of California in regions known for seismic activity. In addition, it has production facilities and has outsourced some of its production to contract manufacturers in Asia, another region known for seismic activity. A significant natural disaster, such as an earthquake in either of these regions, could have a material adverse effect on its business, operating results and financial condition. In addition, despite Powerwave’s implementation of network security measures, its servers are vulnerable to computer viruses, break-ins, and similar disruptions from unauthorized tampering with its computer systems. Any such event could have a material adverse effect on its business.

INFORMATION CONCERNING THE SPECIAL MEETING, VOTING AND SOLICITATION

Date, Time and Place

REMEC will hold the Special Meeting on August 31, 2005 at 10:00 a.m., Pacific Daylight Time, at its corporate headquarters, located at 3790 Via de la Valle, Suite 311, Del Mar, California 92014.

The telephone number at that address is (858) 842-3000.

Purpose of the Special Meeting

At the Special Meeting, REMEC will ask you to approve (1) the Asset Transaction pursuant to the Asset Purchase Agreement, (2) the Plan of Dissolution, as described in this proxy statement/prospectus, and (3) any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of Proposals 1 or 2. You are being asked to approve the Asset Transaction because the sale may constitute a sale of “all or substantially all” of REMEC’s assets as this phrase is defined under the California General Corporation Law.

Recommendation of the REMEC Board of Directors

REMEC’s Board unanimously (i) approved the Asset Transaction and the other transactions contemplated by the Asset Purchase Agreement, (ii) declared that it is in the best interests of its shareholders that REMEC sells selected assets of the Wireless Systems Business to Powerwave pursuant to the terms of the Asset Purchase Agreement, (iii) declared that it is in the best interests of its shareholders that REMEC approves the Plan of Dissolution and (iv) recommended that its shareholders approve the Asset Transaction pursuant to the Asset Purchase Agreement and the Plan of Dissolution.

Record Date and Shares Outstanding

Shareholders of record at the close of business on July 15, 2005 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. At the Record Date, 28,286,479 shares of REMEC’s common stock were issued, outstanding and entitled to vote at the Special Meeting.

On the record date, directors and executive officers of REMEC and their affiliates beneficially owned, and were entitled to vote, 115,609 shares of REMEC common stock, or approximately 0.4% of the shares outstanding as of the Record Date.

Voting Procedures and Revocation of Proxies

To ensure that your vote is recorded promptly, please submit your proxy as soon as possible, even if you plan to attend the Special Meeting in person. Most shareholders have three options for submitting their proxy: (1) via the Internet, (2) by phone or (3) by mail, using the paper proxy card. If you have Internet access, REMEC encourages you to record your proxy vote on the Internet. It is convenient, and it saves REMEC significant postage and processing costs. Shareholders whose shares are registered in their own names may vote either via the Internet or by telephone. Specific instructions to be followed by any registered shareholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ voting instructions have been properly recorded.

You may revoke or change your proxy at any time before the beginning of the Special Meeting by submitting another proxy card with a later date, by voting via the Internet or by phone, or by sending a written notice of revocation to REMEC’s Secretary at REMEC’s principal executive offices. If you attend the Special Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Special Meeting will be counted. Please note, however, that if yours shares are held of record by a broker, bank or other nominee, you will not be able to vote in person at the Special Meeting unless you have obtained and present a proxy issued in your name from the record holder.

Regardless of the method used to submit your proxy, your shares will be voted at the Special Meeting as you direct. If you sign and return your proxy card (or vote via the Internet or by phone) without providing voting directions, your shares will be voted as recommended by REMEC’s Board. The persons appointed proxies to vote at the Special Meeting may vote or act in accordance with their judgment on any other matters properly presented for action at the Special Meeting and at any adjournments of the meeting.

Each share of REMEC’s common stock outstanding on the Record Date is entitled to one vote on each proposal or item that comes before the Special Meeting.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm offers Internet and telephone voting, your proxy card will provide specific instructions. If your proxy card does not reference Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

Electronic Delivery of REMEC Shareholder Communications

If you received your Special Meeting materials by mail, REMEC encourages you to conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive REMEC’s shareholder communications via electronic delivery. With electronic delivery, you will be notified as soon as REMEC’s proxy statement/prospectus is available on the Internet, and you can easily submit your proxy votes online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. Your electronic delivery enrollment will be effective until you cancel it.

•	If you are a registered holder (you hold your shares of REMEC’s common stock in your own name through REMEC’s transfer agent, Mellon Investor Services, LLC, or you have stock certificates), visit www.melloninvestor.com/isd or www.eProxy.com/remc to enroll in electronic delivery.

•	If you are a beneficial holder (your shares are held by a brokerage firm or bank), follow the instructions on your proxy card or contact your brokerage firm or bank to enroll in electronic delivery.

Solicitation

REMEC will bear the entire cost of this solicitation of proxies and any additional solicitation materials furnished by it to shareholders. However, Powerwave and REMEC will split the cost of printing and filing of this proxy statement/prospectus (not including attorney’s and accountants’ fees). REMEC has retained MacKenzie Partners, Inc. to aid in solicitation of proxies and to verify records relating to solicitation. MacKenzie Partners will receive customary fees and expense reimbursement for their services. Certain of REMEC’s directors, officers and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail or otherwise. Some of these directors, executive officers and employees may have interests in the sale of the Wireless Systems Business pursuant to the Asset Purchase Agreement that are different from, or in addition to, the interests of REMEC’s shareholders generally. See the section entitled “Proposal 1: Asset Transaction—Interests of Certain REMEC Officers and Directors” on page 44 of this proxy statement/prospectus. REMEC is required to request that brokers and nominees who hold stock in their name furnish REMEC’s proxy material to the beneficial owners of REMEC’s shares and must reimburse these brokers and nominees for the expenses of doing so in accordance with certain statutory fee schedules. See “Electronic Delivery of REMEC Shareholder Communications” on page 28 of this proxy statement/prospectus for information on how you can help REMEC reduce printing and mailing costs.

Quorum, Abstentions, Broker Non-Votes and Required Vote

The presence at the Special Meeting, either in person or by proxy, of holders of a majority of the outstanding shares of REMEC’s common stock entitled to vote at the Special Meeting shall constitute a quorum for the transaction of business. Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority (“broker non-votes”) will be counted for the purpose of determining whether a quorum is present for the transaction of business.

Assuming a quorum is present, the affirmative vote of a majority of the outstanding shares of REMEC’s common stock is required to approve (1) the Asset Transaction pursuant to the Asset Purchase Agreement and (2) the Plan of Dissolution. Abstentions and broker non-votes could have the effect of preventing approval of proposal one or two where the number of affirmative votes does not constitute a majority of the outstanding shares. If a quorum is not present, the affirmative vote of a majority of the shares of REMEC’s common stock represented either in person or by proxy at the Special Meeting is required to approve any motion to adjourn. All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. “Householding” means that only one copy of this proxy statement/prospectus may have been sent to a household shared by multiple shareholders unless the nominee received contrary instructions from one or more of the shareholders. Upon written or oral request, REMEC will promptly deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address to which a single copy of the document was delivered. All requests should be made to: REMEC, Inc., 3790 Via de la Valle, Suite 311, Del Mar, California 92014, Attention: Secretary.

Information in Proxy Statement/Prospectus

You should rely only on the information contained in this proxy statement/prospectus. Neither Powerwave nor REMEC has authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than the date of this proxy statement/prospectus unless the information is expressly provided as of another date.

Powerwave has supplied all information in this proxy statement/prospectus relating to itself. REMEC has supplied all other information contained in this proxy statement/prospectus, including all information relating to REMEC and the Asset Transaction.

Other Business

As of the date of this proxy statement/prospectus, the only business that REMEC’s Board intends to present or knows that others will present at the Special Meting is as set forth above. If any other matter or matters are properly brought before the Special Meeting, or any postponements or adjournments thereof, the proxy holders intend to vote each proxy on these new matters in accordance with their best judgment.

PROPOSAL ONE: ASSET TRANSACTION

The first proposal is to approve the sale of selected assets and liabilities of REMEC’s Wireless Systems Business to Powerwave in exchange for 10 million shares of Powerwave common stock and $40 million in cash. $15 million of the cash consideration will be held in escrow for a period of nine months to satisfy REMEC’s potential indemnification obligations to Powerwave. The Asset Transaction will be made pursuant to the Asset Purchase Agreement. You are being asked to approve the Asset Transaction because the sale may constitute a sale of “all or substantially all” of REMEC’s assets as this phrase is defined under the California General Corporation Law. REMEC’s Board unanimously determined that the Asset Transaction is in the best interests of REMEC and its shareholders, and recommends that its shareholders vote “FOR” the approval of the Asset Transaction pursuant to the Asset Purchase Agreement.

General

REMEC’s Board is proposing that the sale of assets of REMEC pursuant to the terms of the Asset Purchase Agreement by and between Powerwave and REMEC be approved by its shareholders at the Special Meeting. The Asset Purchase Agreement is attached as Annex A to this proxy statement/prospectus. The following summary of the Asset Transaction is qualified in its entirety by the section titled “Material Terms of The Asset Purchase Agreement” on page 48 of this proxy statement/prospectus and by the Asset Purchase Agreement and all exhibits and schedules thereto. Capitalized terms used in this proxy statement/prospectus that are otherwise not defined herein have the meanings set forth in the Asset Purchase Agreement.

•	The Asset Transaction. REMEC will sell, transfer and assign to Powerwave substantially all of the assets related to and used exclusively in connection with the operation of its business of designing, manufacturing and selling proprietary radio frequency power amplifiers, filters, tower mounted amplifiers and network enhancement products and services (the “Wireless Systems Business.”) Powerwave agrees to assume certain liabilities and obligations related to the Wireless Systems Business, as more fully described in the Asset Purchase Agreement.

•	Consideration. As consideration for the sale of assets, the Asset Purchase Agreement contemplates that at the Closing, Powerwave will (i) issue to REMEC 10 million duly authorized, validly issued, fully paid and non-assessable shares of Powerwave common stock and (ii) pay REMEC $40 million in cash. This amount is subject to certain post-closing adjustments as more fully described in the Asset Purchase Agreement and below in the section titled “Material Terms of The Asset Purchase Agreement- Consideration to be Received by REMEC” on page 50 of this proxy statement/prospectus. $15 million of the cash consideration will be placed in escrow for a period of nine months to satisfy REMEC’s potential indemnification obligations to Powerwave.

•	Indemnification Obligations. Pursuant to the terms of the Asset Purchase Agreement, REMEC will indemnify Powerwave, including any of its subsidiaries to which Powerwave may assign its rights and obligations under the Asset Purchase Agreement, each of their respective officers, directors, shareholders, employees, agents, representatives, affiliates, successors and assigns and hold each of them harmless from and against any loss which any such party may suffer, sustain or become subject to, as a result of or relating to the breach of a representation, warranty or covenant made by REMEC in the Asset Purchase Agreement or any of its obligations or liabilities. Recovery for the breach of representations, warranties or covenants made by REMEC in the Asset Purchase Agreement are limited to the $15 million escrow, subject to certain exceptions. See the section titled “Material Terms of The Asset Purchase Agreement—Indemnification; Escrow” on page 57 of this proxy statement/prospectus.

There is no assurance that the Asset Transaction will be completed. The material features of the Asset Purchase Agreement are summarized below under section titled “Material Terms of The Asset Purchase Agreement.” REMEC shareholders should read the summary and the Asset Purchase Agreement in its entirety.

Background of the Asset Transaction

The terms and conditions of the Asset Purchase Agreement and the Asset Transaction are the result of arm’s length negotiations between the representatives of Powerwave and the representatives of REMEC. Set forth below is a summary of the background of these negotiations.

REMEC engaged Needham & Company to act as REMEC’s financial advisor regarding the potential sale of REMEC’s business segments other than its Defense & Space business, including the Wireless Systems Business. REMEC selected Needham & Company to advise REMEC in connection with the Asset Transaction because Needham & Company had advised REMEC on strategic alternatives for REMEC as a whole since 1995, and because of its familiarity with REMEC’s business.

Needham & Company contacted a number of potential buyers regarding the potential sale of the Wireless Systems Business, including Powerwave. In early August 2004, a representative of Needham & Company contacted Bruce C. Edwards, Powerwave’s then Chief Executive Officer (currently Executive Chairman of the Board) to discuss the possibility of a transaction with REMEC.

On August 16, 2004, Powerwave and REMEC signed a mutual confidentiality agreement regarding the proposed discussions.

On August 16, 2004, Mr. Edwards, Ronald Buschur, Powerwave’s then President (currently President and Chief Executive Officer) and Kevin T. Michaels, Senior Vice President Finance and Chief Financial Officer met with Tom Waechter, President, Winston Hickman, Executive Vice President and Chief Financial Officer and Robert Shaner, Interim Chief Executive Officer of REMEC, as well as representatives of Needham & Company, to begin exploration of a potential transaction between the two companies.

On August 31, 2004, Mr. Edwards, Mr. Buschur and Mr. Michaels, together with representatives of Deutsche Bank, Powerwave’s financial advisor, met with Mr. Waechter, Mr. Hickman and Mr. Shaner and representatives of Needham & Company. At this meeting REMEC’s management and financial advisors gave a presentation to Powerwave regarding REMEC’s business operations.

On September 11, 2004, Needham & Company advised Powerwave that it required all parties who had an interest in a transaction with REMEC to submit non-binding indications of interest by September 15, 2004 so that REMEC could evaluate its various alternatives.

On September 14, 2004, Powerwave’s board of directors held a special meeting to discuss a possible transaction with REMEC. At the meeting, representatives of Deutsche Bank provided a review of REMEC’s business operations and discussed structuring considerations and valuation approaches. The board of directors of Powerwave authorized management of Powerwave to provide REMEC with a non-binding indication of interest with a valuation range, subject to completion of due diligence.

On September 15, 2004, Powerwave submitted a non-binding indication of interest for an all cash asset purchase of all of the assets relating to REMEC’s Wireless Systems Business, including power amplifiers, tower-mounted amplifiers, filters, ODUs and network enhancement, but excluding REMEC’s defense and other assets. The non-binding indication of interest contained a proposed valuation range and outlined the due diligence that Powerwave required prior to making a formal offer.

On September 27, 2004, Mr. Edwards, Mr. Buschur and Mr. Michaels and representatives of Deutsche Bank met with Mr. Waechter, Mr. Hickman and Mr. Opalski, and representatives of Needham & Company. At this meeting the parties reviewed the operations, financial results and technologies of REMEC’s Wireless Systems Business.

On September 28, 2004, representatives of Powerwave’s legal and finance departments visited a data room set up by REMEC and began a legal and financial review of REMEC.

Following REMEC’s receipt of Powerwave’s indication of interest, discussions between Powerwave and REMEC broke down over valuation of the Wireless Systems Business of REMEC and the structure of the proposed transaction.

On October 21, 2004, Powerwave had a regularly scheduled meeting of its board of directors. At this meeting, management provided the Board an update on discussions with REMEC regarding a proposed transaction and noted that Powerwave was no longer progressing toward a transaction with REMEC.

On November 11, 2004, Needham & Company, on behalf of REMEC, sent bidding instructions to a number of companies that previously had expressed an interest in the Wireless Systems Business of REMEC, including Powerwave, as well as a proposed form of acquisition agreement from REMEC which contemplated a merger transaction. The bidding instructions invited Powerwave to submit its final non-binding proposal and comments on the proposed acquisition agreement by November 18, 2004.

Subsequent to its receipt of the bidding instruction letter, Powerwave notified REMEC that it was not interested in a merger transaction and declined to participate in the bidding process.

On December 7, 2004, discussions between Powerwave and REMEC resumed.

On December 8, 2004, REMEC advised Powerwave that multiple potential purchasers were continuing to consider the acquisition of REMEC. Some potential purchasers were considering the purchase of the entire company, including its defense assets. Powerwave indicated a willingness to proceed only with a purchase of REMEC assets but did not include REMEC’s Defense & Space division and certain other assets. On December 8, 2004, Powerwave sent a revised due diligence request list to REMEC.

Between December 8 and December 15, 2004, representatives of Powerwave conducted site visits to REMEC’s Wireless Systems Business operations in China, the Philippines and Costa Rica. On December 15 and 17, 2004, Powerwave continued its legal and financial due diligence review of REMEC in the data room set up by REMEC.

On December 20, 2004, REMEC announced the sale of its Defense & Space division to Chelton Microwave for $260 million in cash in a transaction that remained subject to REMEC shareholder approval.

On December 21, 2004, the board of directors of Powerwave held another special meeting. At this meeting, management provided an update on the status of discussions with REMEC as well as an update on due diligence activities. At this meeting, the board of directors authorized management of Powerwave to continue discussions with REMEC and approved the inclusion of common stock as a component of the purchase consideration within a specified range.

On December 21, 2004, in response to REMEC’s request, Powerwave submitted a new non-binding indication of interest for a purchase of selected assets of the Wireless Systems Business, excluding the ODU and contract manufacturing business. The non-binding indication of interest contained a proposed valuation at the low end of the range originally proposed by Powerwave in September and proposed a purchase of assets with consideration payable in a combination of cash and common stock. The indication of interest also contained a proposed non-solicitation agreement which would give Powerwave exclusivity for a period of thirty days.

On December 23, 2004, REMEC, through Needham & Company, indicated to Powerwave that the December 21 Powerwave proposal was not attractive given its structure and value.

Between December 23, 2004 and January 5, 2005, there were a series of discussions between representatives of Deutsche Bank and Needham & Company regarding valuation and transaction structure.

On January 7, 2005, Powerwave submitted a revised final non-binding offer letter to REMEC which contained the same proposed purchase price, clarified certain details about proposed liabilities to be assumed and again requested that REMEC negotiate exclusively with Powerwave for a period of thirty days.

On January 10, 2005, REMEC agreed to continue discussion on the terms of the non-binding offer letter and agreed to a period of thirty days during which the parties would negotiate with each other exclusively.

On January 14, 18, 19 and 20, 2005, representatives of Powerwave’s legal team conducted further due diligence of REMEC and its contracts and other legal matters in REMEC’s data room.

On January 14, 2005, Powerwave provided REMEC with an initial draft of the Asset Purchase Agreement.

On January 19, 2005, Powerwave received initial comments to the Asset Purchase Agreement from REMEC.

During the week ending January 21, 2005, representatives of Stradling Yocca Carlson & Rauth, legal counsel for Powerwave, had several discussions regarding the terms of the Asset Purchase Agreement with representatives of Heller Ehrman LLP, legal counsel for REMEC.

On January 25, 2005 Powerwave and REMEC conducted an additional due diligence meeting in San Diego to discuss open items.

Between January 20, 2005 and March 10, 2005, REMEC continued to provide Powerwave with legal and financial due diligence materials related to the Wireless Systems Business of REMEC.

On January 28, 2005, Needham & Company, on behalf of REMEC, notified Deutsche Bank, on behalf of Powerwave, that REMEC had received a third-party unsolicited letter of interest to purchase REMEC’s wireless assets.

On February 3, 2005, Mr. Michaels, together with legal counsel, met with Mr. Hickman and Jon Opalski, Executive Vice President and Chief Technical Officer or REMEC, together with REMEC legal counsel, to negotiate the terms of the Asset Purchase Agreement.

During the week ended February 11, 2005, representatives of Deutsche Bank and Needham & Company had further discussions regarding the purchase price, the components of the consideration and the scope of liabilities to be assumed. These discussions were relayed to the respective companies and did not result in any changes to the proposed forms of the transaction.

On February 9, 2005, Powerwave held a regularly scheduled meeting of its board of directors. At this meeting, management provided an update on the status of the proposed transaction and Deutsche Bank provided a valuation analysis of the proposed transaction. The Powerwave board of directors then authorized Powerwave management to finalize the Asset Purchase Agreement pursuant to certain parameters.

On February 10, 2005, the thirty-day exclusivity period expired.

Between February 10, 2005 and March 11, 2005, management of REMEC and Powerwave and their respective legal counsel, continued to negotiate the terms of the Asset Purchase Agreement and disclosure schedules to the Asset Purchase Agreement. During this period numerous drafts of the Asset Purchase Agreement were exchanged.

On March 3, 2005, Mr. Buschur, Mr. Michaels, Mr. Waechter, representatives of Deutsche Bank and Needham & Company and legal counsel for both REMEC and Powerwave met. At the meeting, there were discussions regarding open diligence items, certain remaining business terms and transition issues to be addressed post closing.

On March 7, 2005, legal counsel for both parties had several calls regarding the disclosure schedules to the Asset Purchase Agreement and open diligence points.

On March 9, 2005, Powerwave and Needham & Company conducted a due diligence call regarding Powerwave. Also, on March 9, 2005, Mr. Buschur and Mr. Waechter had several phone calls to discuss and resolve remaining business points.

On March 10, 11 and 12, 2005, legal counsel for Powerwave and REMEC exchanged several drafts of the Asset Purchase Agreement and the disclosure schedules to the Asset Purchase Agreement.

On March 11, 2005, Powerwave had a special meeting of its board of directors. At this meeting, management reviewed the status of negotiations on the Asset Purchase Agreement with REMEC. Powerwave’s board of directors unanimously approved the form of Asset Purchase Agreement and related documents and authorized management to execute the Asset Purchase Agreement.

On March 12, 2005, REMEC had a special meeting of its board of directors. At this meeting, management reviewed the status of negotiations on the Asset Purchase Agreement with Powerwave. Representatives of Needham & Company reviewed their financial analysis of the Asset Transaction and discussed such matters with the board of directors. Needham & Company delivered its fairness opinion that, as of March 12, 2005, and based upon and subject to the assumptions and other matters described in the written opinion delivered to REMEC’s Board, the consideration to be received by REMEC in the Asset Transaction was fair to REMEC from a financial point of view. REMEC’s Board unanimously approved the form of Asset Purchase Agreement and related documents and authorized management to execute the Asset Purchase Agreement.

On March 13, 2005, Powerwave and REMEC signed the Asset Purchase Agreement.

On March 14, 2005, REMEC and Powerwave publicly announced the transaction by issuing a joint press release.

On July 11, 2005, Powerwave and REMEC signed Amendment No. 1 to the Asset Purchase Agreement.

Reasons for the Asset Transaction

The following discussion of the reasons for the Asset Transaction contains a number of forward-looking statements that reflect the views of REMEC or Powerwave as of the date of this proxy statement/prospectus with respect to future events that may have an effect on their financial performance. The benefits of the transaction considered by each company’s the board of directors may not be achieved. See “Risk Factors” on page 10 of this proxy statement/prospectus. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in “Cautionary Statements Related to Forward-Looking Statements” on page ix of this proxy statement/prospectus and “Risk Factors” on page 10 of this proxy statement/prospectus.

REMEC’s Reasons for the Asset Transaction

The REMEC Board consulted with senior management, as well as REMEC’s legal and financial advisors, and has unanimously determined that the terms of the Asset Purchase Agreement are fair to and in the best interests of REMEC and its shareholders, and has unanimously approved the Asset Purchase Agreement.

In reaching its determination, the REMEC’s Board considered the following positive factors:

•	The sale of Wireless Systems Business will enable REMEC to realize immediately the value of the Wireless Systems Business in cash and stock, thereby enabling REMEC to distribute a substantial portion of the proceeds from the sale of the Wireless Systems Business to its shareholders.

•	After conducting an extensive market check, and conducting a bid process, Powerwave’s offer to acquire the Wireless Systems Business represented the most favorable terms to REMEC and its shareholders, including with respect to price, closing certainty, closing speed and regulatory considerations.

•	The financial analysis and presentation of Needham & Company, as well as the opinion of Needham & Company delivered to the REMEC board of directors, that, as of March 12, 2005 and based upon and subject to the assumptions and other matters described in the written opinion, the consideration to be received by REMEC in the Asset Transaction was fair to REMEC from a financial point of view.

REMEC’s Board also considered a number of potentially negative factors in its deliberations concerning the sale of the Wireless Systems Business, including the following:

•	If REMEC completes the sale of the Wireless Systems Business, REMEC will have significantly reduced operations, which will consist primarily of its ODU/Transceiver product line.

•	REMEC will be responsible for a post-closing adjustment, which may have the effect of reducing the consideration paid by Powerwave to REMEC in the sale of the Wireless Systems Business.

•	$15 million of the cash purchase price will be held in escrow with an escrow agent for a period of nine months following the closing to serve as security for the indemnification obligations of REMEC, which may have the effect of reducing the consideration paid by Powerwave to REMEC in the sale of the Wireless Systems Business.

•	The sale of the Wireless Systems Business is conditioned upon a number of factors including approval by REMEC’s shareholders, certain regulatory approvals and the receipt of certain third-party consents. If REMEC is unable to satisfy these conditions and fails to complete the sale of the Wireless Systems Business as a result, REMEC’s business and results of operations may suffer because its customers and its employees may question REMEC’s commitment to the Wireless Systems Business.

•	Under the terms of the Asset Purchase Agreement, REMEC is not permitted to solicit other offers to acquire the Wireless Systems Business. In addition, if REMEC receives an offer that is superior to the proposed sale pursuant to the Asset Purchase Agreement, REMEC may not accept it unless REMEC pays Powerwave $5,650,000 in cash as a termination fee. In addition, REMEC may be required to pay Powerwave a $5,650,000 fee if (i) REMEC’s shareholders do not approve of the Asset Transaction and REMEC enters into an agreement for the sale of the Wireless Systems Business with a third party within nine months of the date the Asset Purchase Agreement is terminated, (ii) REMEC’s Board withdraws or modifies its recommendation or its approval of the Asset Transaction or fails to include such recommendation in REMEC’s proxy statement/prospectus, (iii) REMEC’s Board approves or recommends to REMEC’s shareholders another proposal for the sale of the Wireless Systems Business or (iv) REMEC’s Board does not reject an offer by a third party for the sale of the Wireless Systems Business within 10 days of such offer. These arrangements could discourage third parties from expressing interest in the Wireless Systems Business, even at a higher price than Powerwave has agreed to pay REMEC for it.

•	The sale of the Wireless Systems Business will be a taxable transaction to REMEC.

REMEC’s Board believed that certain of these negative factors were unlikely to occur or unlikely to have a material impact on REMEC, while others could be avoided or mitigated by REMEC, and that overall, the risks associated with the sale of the Wireless Systems Business were outweighed by the potential benefits of the transaction.

The foregoing discussion of information and factors considered by REMEC’s board of directors is not intended to be all-inclusive. In view of the wide variety of factors considered, REMEC’s Board did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. However, after taking into account all of the factors set forth above, REMEC’s Board unanimously determined that the Asset Purchase Agreement and the sale of the Wireless Systems Business is in the best interests of REMEC and its shareholders and that REMEC should proceed with the sale of the Wireless Systems Business. REMEC’s Board recommends that the holders of REMEC’s capital stock approve and adopt the Asset Transaction and the Asset Purchase Agreement and each of the transactions contemplated thereby.

Recommendation of REMEC’s Board

REMEC’s Board unanimously recommends that the REMEC shareholders vote “FOR” Proposal One described above.

Based on the factors listed above, REMEC’s Board determined that the Asset Transaction will likely return the greatest value, when adjusted for risk, to REMEC shareholders as compared to other alternatives. If the Asset Transaction to Powerwave is not completed, REMEC’s Board will explore what, if any, alternatives are available for the future of REMEC’s Wireless Systems Business. There can be no assurance, however, that REMEC will be able to successfully identify or complete any strategic alternatives on favorable terms, or at all.

The foregoing discussion of these factors includes all of the material factors considered by REMEC’s Board. REMEC’s Board did not quantify or attach any particular weight to the various factors that they considered in reaching their determination that the terms of the Asset Transaction are fair to and in the best interests of REMEC and its shareholders. Rather, REMEC’s Board viewed its recommendation as being based upon its business judgment in light of REMEC’s financial position and the totality of the information presented and considered, and the overall effect of the Asset Transaction compared to continuing the business of REMEC or seeking other potential parties to effect an investment in or other business combination or acquisition transaction with REMEC.

Powerwave’s Reasons for the Asset Transaction

Powerwave’s board of directors has determined that the purchase of selected assets and liabilities of REMEC’s Wireless Systems Business is consistent with and in furtherance of Powerwave’s long-term business strategy to expand its position within the wireless infrastructure marketplace and is fair to, and in the best interests of, Powerwave and its stockholders. Powerwave’s board of directors has unanimously approved the Asset Transaction and Asset Purchase Agreement.

In reaching the decision to pursue a purchase of selected assets of REMEC’s Wireless Systems Business from REMEC, Powerwave’s board of directors consulted with its senior management, financial advisors and legal advisors and considered a number of material factors, all of which are set forth below. Powerwave’s management believes that the purchase of the selected REMEC assets represents an opportunity to increase long term value for the stockholders of Powerwave by incorporating into Powerwave complementary assets that are expected to result in expanded product lines and a more diverse customer base, as well as use Powerwave’s existing operating structure to derive greater synergies and resulting cost savings and resulting in expanded growth opportunities within the wireless communication infrastructure equipment industry.

In reaching its determination to approve the purchase of selected assets of REMEC’s Wireless Systems Business, Powerwave’s board of directors considered the following positive factors, which generally support its decision to approve the terms of the Asset Transaction:

•	its understanding of the current and prospective environment in which Powerwave and REMEC operate, including economic conditions, the competitive environment and market conditions within the wireless infrastructure marketplace and the likely effect of these factors on Powerwave in light of, and in absence of, the proposed transaction;

•	the complementary operations and capabilities of Powerwave and the Wireless Systems Business which is expected to give Powerwave an increased market presence and revenue opportunities within the global wireless infrastructure industry;

•	the complementary product lines of Powerwave and the Wireless Systems Business, which provide Powerwave with a broader product line that its management believes will better position Powerwave in the wireless communication infrastructure equipment marketplace;

•	the acquisition is expected to improve Powerwave’s original equipment manufacturer customer diversification which will result in a combined customer base of Powerwave and the Wireless Systems

Business which encompasses most all of the major global players involved in the wireless communication infrastructure equipment industry, from major original equipment manufacturers to wireless network operators throughout North America, Europe and Asia;

•	the potential synergies from combining Powerwave and the Wireless Systems Business and the resulting elimination of duplicative costs as well as the resulting operational efficiencies and cost savings, as well as potential revenue synergies;

•	Powerwave will be addressing a larger market opportunity by broadening its product lines and will have the potential to leverage its potential synergies and grow its revenue base;

•	future expectations and historical information concerning Powerwave’s and REMEC’s respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year and fiscal quarters for each company with the SEC;

•	current financial market conditions and historical market prices, volatility and trading information with respect to the common stock of Powerwave and the common stock of REMEC;

•	the consideration that Powerwave is offering to REMEC in the Asset Transaction, including, without limitation, the specified liabilities of REMEC to be assumed pursuant to the Asset Purchase Agreement;

•	the belief that the terms of the Asset Purchase Agreement are reasonable, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations;

•	the potential for other third parties to enter into strategic relationships with REMEC or to acquire the Wireless Systems Business and thereby potentially gain a competitive advantage over Powerwave;

•	detailed review of REMEC’s financial statements and other information with respect to the Asset Transaction;

•	the structure of the transaction as an asset purchase, which allowed Powerwave to assume only specified liabilities of REMEC while acquiring substantially all of REMEC’s tangible and intangible assets of its Wireless Systems Business and allowed for the possibility of post-closing indemnity protections;

•	the impact of the Asset Transaction on Powerwave’s customers, vendors and employees;

•	the likelihood that the regulatory approvals needed to complete the Asset Transaction will be obtained; and

•	reports from Powerwave management and technical personnel, as well as Powerwave’s legal and financial advisors, as to the results of their respective due diligence investigations of REMEC.

Powerwave believes that the Asset Transaction will strengthen its position as a global leader in the design, development, manufacture and marketing of wireless communications infrastructure equipment. Powerwave believes that the strategic compatibility of the products and technologies of Powerwave and the Wireless Systems Business will provide Powerwave with significant earnings power and a broader product platform and more diverse customer base from which it can actively pursue growth opportunities in the industry.

Expanded Product Lines

Powerwave believes that the acquisition of selected assets of the Wireless Systems Business will enhance its position as a leading end-to-end wireless network solutions provider. Powerwave believes the proposed acquisition will enable it to significantly expand its RF conditioning and filter product lines, thus enabling Powerwave to offer a larger share of components of a wireless base station to both original equipment manufacturers and wireless network operators. In addition, the proposed acquisition will compliment Powerwave’s existing tower mounted amplifier and RF power amplifier product lines. Due to the expanded product lines, Powerwave believes that it will have an enhanced product platform to capture more market opportunities. Powerwave also believes that the expanded product lines from the acquisition, will enable it to compete more effectively on a global basis and also will strengthen its customer relationships and penetration with key original equipment manufacturing customers.

Customers

Both Powerwave and REMEC have well-established customer relationships with some of the world’s leading original equipment manufacturers and wireless network operators. The wireless communication infrastructure equipment marketplace is characterized by a limited number of potential customers, primarily the operators of wireless networks throughout the world. These wireless network operators purchase equipment from either original equipment manufacturers or direct from suppliers of infrastructure components. Both Powerwave and REMEC provide products to some of the same major original equipment manufacturers and wireless network operators. The purchase of the Wireless Systems Business broadens Powerwave’s customer base and provides the opportunity for significant incremental cross-selling opportunities on a global basis with an increased exposure to certain original equipment manufacturers in the form of additional product offerings. Powerwave’s management believes that customers in the wireless communication infrastructure equipment market can benefit from a comprehensive solutions provider for their complex network needs.

Potential Synergy Benefits

Powerwave’s management believes that the Asset Transaction will provide it with multiple cost reduction synergies on an annual basis going forward once integration of the Wireless System Business is complete. These synergies are expected to be derived from efficiencies in manufacturing, purchasing, research and development and sales as well as cost reductions from elimination of duplicate operations. Savings are expected to be achieved in materials purchasing resulting from the increased purchasing power of the combined operations, coupled with Powerwave’s experience in supply chain management. From an operations perspective, Powerwave plans to focus on increasing efficiencies and process improvements while consolidating operations. Powerwave’s management also plans to integrate research and development activities and focus on common design platforms and promote standardization of products to leverage its products and to deliver better value to customers and reduce product development cycles and costs. Lastly, Powerwave’s management believes that an integration of the assets acquired in the Asset Transaction will enable an optimization of the sales and marketing organizations.

In the long-term, Powerwave’s management believes that the Asset Transaction creates additional synergies in growth. These opportunities include leveraging sales channels and cross selling expanded product lines across Powerwave’s entire customer base. Powerwave’s management expects to be able to enhance its product marketing and leverage its competitive position in the markets it serves, and thereby strengthening its brand awareness.

Financial Benefits

The Asset Transaction is expected by Powerwave to increase its product offering within the wireless communication infrastructure market and is anticipated to accelerate Powerwave’s growth and profitability and better position it in the wireless infrastructure industry. Powerwave anticipates leveraging the additional product and customer opportunities while driving cost synergies that Powerwave believes will provide, over the long run, incremental profitability to Powerwave and its shareholders.

Potential Risks

Powerwave’s board of directors also considered the following potentially negative factors in its deliberations concerning the Asset Transaction and Asset Purchase Agreement:

•	the risk that the potential benefits sought in the Asset Transaction might not be fully realized;

•	the risks associated with achieving the anticipated cost savings and synergy benefits;

•	the possibility that the Asset Transaction might not be consummated and the effect of public announcement of the Asset Transaction on Powerwave’s perception in the marketplace;

•	the need to obtain REMEC stockholder approval and regulatory approvals in order to complete the transaction;

•	the potential dilutive effect of the issuance of the common stock of Powerwave in the Asset Transaction and the anticipated impact on Powerwave’s liquidity and capital resources of the cash to be used in the Asset Transaction;

•	the substantial costs to be incurred in connection with the Asset Transaction, including costs of assuming and integrating the Wireless Systems Business and business and transaction expenses arising from the Asset Transaction;

•	the difficulties and risks of integrating the Wireless Systems Business and management, and employee disruption associated with the Asset Transaction;

•	the risk of integrating two very different companies that utilize different management control structures; and

•	the difficulty of managing separate operations at different geographic locations.

The board of directors of Powerwave did not quantify or attach any particular weight to the various factors that they considered in reaching their determination that the Asset Transaction and Asset Purchase Agreement are fair to and in the best interests of Powerwave and its stockholders. Rather, Powerwave’s board of directors viewed its recommendation as being based upon its business judgment in light of Powerwave’s financial position and the totality of the information presented and considered, and the overall effect of the Asset Transaction.

Opinion of REMEC’s Financial Advisor

REMEC retained Needham & Company to act as its financial advisor in connection with the proposed Asset Transaction and to render an opinion as to the fairness, from a financial point of view, to REMEC of the consideration to be received by REMEC in the Asset Transaction. The consideration was determined through arm’s length negotiations between REMEC and Powerwave and not by Needham & Company.

On March 12, 2005, Needham & Company delivered its written opinion to the REMEC board of directors that, as of that date and based upon and subject to the assumptions and other matters described in the written opinion, the consideration to be received by REMEC in the Asset Transaction was fair to REMEC from a financial point of view. The Needham & Company opinion is addressed to the REMEC board of directors, is directed only to the financial terms of the Asset Purchase Agreement, and does not constitute a recommendation to any REMEC shareholder as to how that shareholder should vote on, or take any other action relating to, the Asset Transaction.

The complete text of the Needham & Company opinion, which sets forth the assumptions made, matters considered, limitations on and scope of the review undertaken by Needham & Company, is attached to this proxy statement/prospectus as Annex C. The summary of the Needham & Company opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the Needham & Company opinion. REMEC shareholders should read the Needham & Company opinion carefully and in its entirety for a description of the procedures followed, the factors considered, and the assumptions made by Needham & Company.

In arriving at its opinion, Needham & Company, among other things:

•	reviewed a draft of the Asset Purchase Agreement dated March 11, 2005;

•	reviewed certain publicly available information concerning REMEC, the Wireless Systems Business and Powerwave and certain other relevant financial and operating data of REMEC, the Wireless Systems Business and Powerwave furnished to Needham & Company by REMEC and Powerwave;

•	held discussions with members of management of REMEC and the Wireless Systems Business concerning the current and future business prospects of the Wireless Systems Business;

•	reviewed certain financial forecasts and projections with respect to the Wireless Systems Business prepared by management of REMEC and the Wireless Systems Business and held discussions with members of management of REMEC and the Wireless Systems Business concerning those forecasts and projections;

•	compared certain publicly available financial data of companies whose securities are traded in the public markets and that Needham & Company deemed relevant to similar data for the Wireless Systems Business;

•	reviewed the historical stock prices and trading volumes of Powerwave common stock;

•	held discussions with members of management of Powerwave concerning its current and future business prospects;

•	reviewed certain research analyst projections with respect to Powerwave and held discussions with members of the management of Powerwave concerning those projections;

•	reviewed the financial terms of certain other business combinations that Needham & Company deemed generally relevant; and

•	performed and/or considered such other studies, analyses, inquiries and investigations as Needham & Company deemed appropriate.

In addition to the foregoing, in connection with its engagement and in consultation with REMEC, Needham & Company approached and held discussions with third parties to solicit indications of interest in the possible acquisition of the Wireless Systems Business.

In connection with its review and in arriving at its opinion, Needham & Company assumed and relied on the accuracy and completeness of all of the financial and other information reviewed or discussed with it for purposes of rendering its opinion, and Needham & Company neither attempted to verify independently nor assumed responsibility for verifying any of such information. Needham & Company assumed that the financial forecasts for the Wireless Systems Business provided to Needham & Company by management of REMEC and the Wireless Systems Business were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of REMEC and the Wireless Systems Business, at the time of preparation, of the future operating and financial performance of the Wireless Systems Business. Needham & Company also assumed, based upon discussions with management of Powerwave, that the research analyst projections relating to Powerwave represent reasonable estimates as to the future performance of Powerwave. Needham & Company expressed no opinion with respect to any of those forecasts, projections or estimates or the assumptions on which they were based. Needham & Company did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of the Wireless Systems Business, REMEC or Powerwave. Needham & Company’s opinion states that it was based on economic, monetary and market conditions existing as of its date. Needham & Company expressed no opinion as to what the value of Powerwave common stock will be when issued to REMEC pursuant to the Asset Transaction or the prices at which Powerwave common stock will actually trade at any time. In addition, Needham & Company was not asked to consider, and the Needham & Company opinion does not address, REMEC’s underlying business decision to engage in the Asset Transaction, or the relative merits of the Asset Transaction as compared to other business strategies that might be available to REMEC.

No limitations were imposed by REMEC on Needham & Company with respect to the investigations made or procedures followed by Needham & Company in rendering its opinion.

In preparing its opinion, Needham & Company performed a variety of financial and comparative analyses. The following paragraphs summarize the material financial analyses performed by Needham & Company in arriving at its opinion. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Needham & Company, the tables must be read together with the full text of each summary.

Selected Company Analysis. Using publicly available information, Needham & Company compared selected historical and projected financial and market data ratios for the Wireless Systems Business to the corresponding publicly available data and ratios of certain publicly traded companies that Needham & Company deemed relevant because their lines of business were deemed similar to the Wireless Systems Business in terms of one or more of market, services offered and size. These companies, referred to as the selected companies, consisted of the following:

•	Aeroflex Incorporated;

•	Anaren, Inc.;

•	Andrew Corporation;

•	EMS Technologies, Inc.;

•	Filtronic plc;

•	Mitec Telecom Inc.;

•	Powerwave Technologies, Inc.; and

•	Stratex Networks, Inc.

The table below sets forth information concerning the following multiples for the selected companies and for the Wireless Systems Business:

•	Enterprise value as a multiple of last twelve months, or LTM, revenue;

•	Enterprise value as a multiple of the revenue run rate based upon annualized quarterly or six month revenue data;

•	Enterprise value as a multiple of estimated calendar 2005 revenue; and

•	Market value as a multiple of book value at the end of the last reported quarter.

Needham & Company also compared, for the selected companies:

•	Enterprise value as a multiple of LTM earnings before interest, taxes and amortization, or EBITDA;

•	Enterprise value as a multiple of LTM earnings before interest and taxes, or EBIT;

•	Enterprise value as a multiple of estimated calendar 2005 EBIT;

•	Price as a multiple of LTM earnings per share, or EPS;

•	Price as a multiple of estimated calendar 2005 EPS; and

•	Price as a multiple of estimated calendar 2006 EPS;

but determined that these comparisons were not meaningful because of historical or projected operating or net losses for the Wireless Systems Business.

Needham & Company calculated multiples for the selected companies based on the closing stock prices of the selected companies on March 11, 2005, and for the Wireless Systems Business based on the consideration to be received by REMEC in the Asset Transaction implied by the Powerwave closing stock price on March 11, 2005 of $7.76. Projected data for the Wireless Systems Business was based on financial forecasts prepared by management of REMEC and the Wireless Systems Business while projected data for the selected companies was based on publicly available research analyst forecasts.

	Selected Companies
	High		Low		Mean		Median		Business
Enterprise value to LTM revenue	1.7	x	0.8	x	1.2	x	1.0	x	0.5	x
Enterprise value to annualized revenue run rate.	1.5	x	0.4	x	1.1	x	1.1	x	0.5	x
Enterprise value to estimated calendar 2005 revenue	1.5	x	0.4	x	1.0	x	1.0	x	0.4	x
Market value as a multiple of last quarter book value	2.8	x	1.3	x	1.6	x	1.4	x	1.9	x

No company, transaction or business used in the preceding “Selected Company Analysis”, or the following “Selected Transaction Analysis” is identical to REMEC, the Wireless Systems Business, Powerwave or the Asset Transaction. Accordingly, an evaluation of the results of these analyses is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the selected companies or selected transactions or the business segment, company or transaction to which they are being compared.

Selected Transaction Analysis. Needham & Company analyzed publicly available financial information for the following selected merger and acquisition transactions involving companies engaged in the business of manufacturing wireless infrastructure equipment, access equipment and components.

Target	Acquirer
interWAVE Communications International Ltd.	Alvarion Ltd.
Netro Corporation	SR Telecom Inc.
LGP Allgon Holding AB	Powerwave, Inc.
Allen Telecom Incorporated	Andrew Corporation
Allgon AB	LGP Telecom Holding AB
Allgon Mobile Communications AB subsidiary of Allgon AB	Centurion Wireless Technologies, Inc.

In examining the selected transactions, Needham & Company analyzed, for the selected transactions and for the Wireless Systems Business:

•	Enterprise value as a multiple of LTM revenue and

•	Equity value as a multiple of book value.

Needham & Company also analyzed, for the selected transactions:

•	Enterprise value as a multiple of LTM EBITDA;

•	Enterprise value as a multiple of LTM EBIT; and

•	Equity value as a multiple of LTM net income

but determined that the results were not meaningful because of the operating losses of the Wireless Systems Business for the last twelve months.

Needham & Company calculated multiples for the Wireless Systems Business based on the consideration to be received by REMEC in the Asset Transaction implied by the Powerwave closing stock price on March 11, 2005 of $7.76.

The following table sets forth information concerning the multiples of enterprise value to LTM revenue and equity value to book value for the selected transactions and the same multiples implied by the Asset Transaction:

	Selected Transactions
	High		Low		Mean		Median		Business
Enterprise value to LTM revenue	1.8	x	0.5	x	1.0	x	0.8	x	0.5	x
Equity value to book value	3.5	x	0.7	x	2.2	x	1.8	x	1.9	x

Liquidation Value Analysis. Needham & Company performed an analysis to determine a range of valuation for the assets and liabilities of the Wireless Systems Business. Needham & Company’s analysis reviewed the assets and liabilities of the Wireless Systems Business as of January 31, 2005 and a range of estimated values of those assets and liabilities that may be receivable upon liquidation based upon REMEC management estimates, assuming no further deterioration in the value of those assets prior to completion of a liquidation. Based on this analysis, the estimated liquidation value of the Wireless Systems Business ranged from a low of $520,000 and to a high of $16,060,000.

Accretion/Dilution Analysis. Needham & Company reviewed various pro forma financial impacts of the Asset Transaction on Powerwave’s estimated calendar 2005 diluted earnings per share based on estimated financial results of the Wireless Systems Business for the six month period ending December 31, 2005 and of Powerwave for calendar 2005, and assuming pre-tax synergies ranging from $0 to $50 million resulting from the Asset Transaction. The estimated financial results for the Wireless Systems Business and Powerwave were based on the respective estimates of REMEC and Powerwave management, and the range of estimated synergies were based upon REMEC’s management estimates. Based upon these projections and assumptions, Needham & Company noted that the Asset Transaction would result in accretion to the projected earnings per share of Powerwave for calendar 2005. The actual operating or financial results achieved by Powerwave and the Wireless Systems Business may vary from projected results, and these variations may be material.

Other Analyses. In rendering its opinion, Needham & Company considered various other analyses in addition to the material financial analyses summarized above, including a history of trading prices for Powerwave common stock.

The summary set forth above does not purport to be a complete description of the analyses performed by Needham & Company in connection with the rendering of its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Needham & Company believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Needham & Company made numerous assumptions with respect to industry performance, general business and economic and other matters, many of which are beyond the control of REMEC and Powerwave. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Needham & Company’s opinion and related analyses were only one of many factors considered by REMEC’s board of directors in its evaluation of the proposed Asset Transaction and should not be viewed as determinative of the views of REMEC’s board of directors or management with respect to the consideration to be received by REMEC in the Asset Transaction or the Asset Transaction.

Under the terms of its engagement letter with Needham & Company, REMEC has paid or agreed to pay Needham & Company a nonrefundable fee for rendering the Needham & Company opinion and fees for financial advisory services that REMEC and Needham & Company believe are customary in transactions of this nature. A substantial portion of Needham & Company’s fees are contingent on consummation of the Asset Transaction. The aggregate fees for financial advisory services will be based upon a percentage of the aggregate transaction value of the Asset Transaction. Whether or not the Asset Transaction is consummated, REMEC has agreed to reimburse Needham & Company for its out-of-pocket expenses and to indemnify it against specified liabilities relating to or arising out of services performed by Needham & Company as financial advisor to REMEC.

Needham & Company is a nationally recognized investment banking firm. As part of its investment banking services, Needham & Company is frequently engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Needham & Company was retained by the REMEC board of directors to act as REMEC’s financial advisor in connection with the Asset Transaction based on Needham & Company’s experience as a financial advisor in mergers and acquisitions as well as Needham & Company’s familiarity with REMEC and similarly situated technology companies. Needham & Company has in the past provided and may in the future provide investment banking and financial advisory services to REMEC unrelated to the proposed Asset Transaction, for which services Needham & Company has received and expects to receive compensation. Needham & Company is acting as a financial advisor to REMEC in connection with the [pending] sale of its REMEC Defense and Space, Inc. subsidiary and other potential dispositions of business segments. In the normal course of its business, Needham & Company may actively trade the equity securities of REMEC or Powerwave for its own account or for the account of its customers and, therefore, may at any time hold a long or short position in these securities.

Interests of Certain REMEC Officers and Directors in the Asset Transaction

In addition to their interests in the sale of the Wireless Systems Business as shareholders, certain directors, executive officers and key employees of REMEC have interests in the sale that differ from, or are in addition to, your interests as a shareholder. In considering the recommendation of REMEC’s Board to vote “FOR” the approval of the sale of the Wireless Systems Business pursuant to the terms of the Asset Purchase Agreement, you should be aware of these interests. REMEC’s Board was aware of, and considered the interests of, REMEC’s directors, executive officers and employees in approving the sale of the Wireless Systems Business, the Asset Purchase Agreement and the other transactions contemplated by the Asset Purchase Agreement. All interests are described below, to the extent material, and except as described below, these persons have, to REMEC’s knowledge, no material interest in the sale of the Wireless Systems Business that differs from your interests generally.

Change of Control Arrangements

Under an employment agreement with REMEC’s President and Chief Operating Officer, Mr. Waechter, upon a change of control of REMEC, Mr. Waechter will be entitled to receive: accelerated vesting of all of his outstanding options that were assumed by REMEC in connection with its merger with Spectrian in December 2002, to the extent that such options would vest in the three years following the date of the change of control of REMEC; and accelerated vesting of all of his options that were granted after the closing of the merger with Spectrian, to the extent that such options would vest in the year following the date of the change of control of REMEC. In the event Mr. Waechter is terminated without cause or resigns for good reason within two years following a change of control of REMEC, then Mr. Waechter will also be entitled to receive: payment of his base salary for three years and three times his target bonus, as in effect at the time of such termination and calculated at the 100% achievement level; medical, dental, disability, life insurance and other similar plans in which Mr. Waechter or his spouse or dependents participated for three years after his termination; and accelerated vesting of all his outstanding options. For an additional 18 months after termination of the payment period described above, REMEC will continue to make available benefits that would be available under the Consolidated Omnibus Budget Reconciliation Act. The employment agreement also provides for the imposition of a “best-of” provision with respect to Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or any similar tax, if Mr. Waechter’s employment with REMEC is terminated without cause or for good reason within two years after a change of control of REMEC. Upon the occurrence of change of control event, the benefits received by Mr. Waechter under his employment agreement will be paid at his election either in full or in such lesser amount such that the excise tax associated with Section 280G of the Code will not apply with respect to the receipt of such benefits.

Mr. Waechter’s employment agreement defines a “change of control” as the occurrence of any one of the following events: (i) the completion of a merger or consolidation of REMEC with any other corporation or entity, other than a merger or consolidation that would result in the voting securities of REMEC outstanding immediately prior thereto continuing to represent more than 50% of the total voting power represented by the voting securities of REMEC or such surviving entity outstanding immediately after such merger or consolidation; (ii) any approval by the shareholders of REMEC of a plan of complete liquidation of REMEC or an agreement for the sale or disposition by REMEC of all or substantially all of the assets of REMEC; (iii) any person becoming the beneficial owner of securities of REMEC representing 50% or more of the total voting power represented by REMEC’s then outstanding voting securities; or (iv) change in the composition of the Board, as a result of which less than a majority of the directors immediately prior to such change are incumbent directors.

Under an employment agreement with Mr. Hickman, REMEC’s Chief Financial Officer, in the event Mr. Hickman’s employment is terminated without cause or resigns for good reason within 6 month before or 12 months after a change of control of REMEC, Mr. Hickman will be entitled to receive: payment of his base salary for two years and two times his target bonus, as in effect at the time of such termination and calculated at the 100% achievement level; medical, dental, disability, life insurance and other similar plans in which Mr. Hickman, his spouse and dependents participated on the date of termination for 30 months after his termination; and accelerated vesting of all his outstanding options and restricted stock. For an additional 18 months after termination of the payment period described above, REMEC will continue to make available benefits that would be available under the Consolidated Omnibus Budget Reconciliation Act. Mr. Hickman’s employment agreement defines a “change of control” in the same manner as Mr. Waechter’s agreement described above, as well as the sale or other disposition of all or substantially all of the assets of REMEC Defense & Space or the REMEC Wireless Systems Business.

Furthermore, under the Change in Control Agreements (the “Agreements”) with each of Messrs. Opalski and Sweeney (collectively, the “Executive Officers”), certain benefits will be paid to each Executive Officer if REMEC undergoes a change of control. A “change of control” is defined in the Agreements in the same manner as Mr. Waechter’s agreement described above. In addition, on November 9, 2004, REMEC amended Mr. Opalski’s Agreement to clarify that a “change of control” is deemed to occur in the event REMEC sells or otherwise disposes of all or substantially all of the assets of REMEC Defense & Space or the REMEC Wireless Systems Business.

If REMEC undergoes a change of control, all unvested options granted to the Executive Officers prior to the change of control that are scheduled to vest within one (1) year from the date of the change of control will immediately vest and become fully exercisable. In addition, if REMEC undergoes a change of control and an Executive Officer’s employment is terminated without cause or constructively terminated within two years after the change of control, or if an Executive Officer’s employment terminates within two years after the change of control as a result of the failure of any REMEC successor to assume REMEC’s obligations under his Agreement, then such Executive Officer will be entitled to receive the following severance benefits: (i) eighteen months of his annualized base salary as in effect immediately before the change of control, payable in equal monthly installments in accordance with REMEC’s normal payroll practices; (ii) one and one half (1.5) times the average of any annual bonuses received from REMEC during the two years immediately prior to the change of control, payable in equal monthly installments in accordance with REMEC’s normal payroll practices; (iii) during the payment period of the severance benefits described in (i) and (ii) above, REMEC will continue to make available REMEC’s medical, dental, disability, life insurance and other similar plans in which the Executive Officer or his spouse or dependents participated on the date of termination; (iv) for an additional 18 months after termination of the payment period described in (iii) above, REMEC will continue to make available benefits that would be available under the Consolidated Omnibus Budget Reconciliation Act; and (v) all outstanding options granted to the Executive Officers before the change of control will immediately vest and become fully exercisable, subject to the approval of the Board. These severance benefits described above may be subject to the Section 280G of the Code. In the event that these payments would otherwise be subject to the excise tax, the severance benefits will be reduced to the level at which no tax would be imposed.

The Agreements also impose certain non-solicitation obligations upon each of the Executive Officers for a period of 18 months following the termination of such Executive Officer’s employment for any reason, whether or not such termination is in connection with a change of control. Each Agreement will terminate upon the date that all obligations of REMEC and the applicable Executive Officer have been satisfied.

Stock Options and Restricted Stock Units

On June 10, 2005, REMEC’s Board took an action to provide that (a) all outstanding stock options issued pursuant to the REMEC, Inc. 1995 Equity Incentive Plan, the REMEC, Inc. 2001 Equity Incentive Plan and any

stock option plans assumed by REMEC pursuant to prior acquisitions, and (b) all Restricted Stock Units issued by REMEC pursuant to the REMEC, Inc. 1995 Equity Incentive Plan, the REMEC, Inc. 2001 Equity Incentive Plan or REMEC’s Offer to Exchange Certain Outstanding Options for restricted stock units filed with the SEC pursuant to Schedule TO on September 3, 2004 held by employees of Wireless Systems Business will be fully vested upon the completion of the Asset Transaction.

Regulatory Matters

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and the applicable rules under the HSR Act, the Asset Transaction cannot be completed until REMEC and Powerwave notify and furnish information to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, pay a combined filing fee of $125,000 and the transactions contemplated under the Asset Purchase Agreement are cleared or specified waiting period requirements are satisfied. REMEC and Powerwave filed the required notification with the Federal Trade Commission and U.S. Department of Justice on May 20, 2005. REMEC and Powerwave received an early termination of the waiting period from the Federal Trade Commission and U.S. Department of Justice on May 27, 2005.

Notwithstanding the receipt of early termination of the waiting period under the HSR Act, at any time before or after completion of the Asset Transaction, the Antitrust Division or the Federal Trade Commission could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Asset Transaction. Private parties may also bring actions under the antitrust laws under certain circumstances. Although REMEC and Powerwave believe that the Asset Transaction is legal under the antitrust laws, there can be no assurance that a challenge to the Asset Transaction on antitrust grounds will not be made or, if a challenge is made, that it would not be successful.

The issuance of Powerwave securities in exchange for the REMEC assets and the approval by the REMEC shareholders of the sale of REMEC assets is subject to compliance with applicable federal and state securities laws, and applicable provisions of Delaware law and California law. In addition, Powerwave and REMEC have made all necessary filings with foreign regulatory agencies, including foreign antitrust regulatory authorities in Germany and Finland. On July 8, 2005, Powerwave received antitrust clearance from the Finnish Competition Authority authorizing the Asset Transaction to proceed in Finland. The parties are currently waiting for approval from Germany’s antitrust regulatory agency, which approval is a condition to the obligations of Powerwave and REMEC to complete the Asset Transaction.

Material Federal Income Tax Consequences of the Asset Transaction

The discussion set forth below summarizes the material United States federal income tax considerations that may be relevant to shareholders of REMEC in connection with the Asset Transaction. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to REMEC and its shareholders as described herein.

In addition, REMEC shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular REMEC shareholders in light of their particular circumstances, such as:

•	dealers in securities,

•	shareholders who are subject to the alternative minimum tax provisions of the Code,

•	foreign persons,

•	tax-exempt organizations,

•	financial institutions,

•	insurance companies and broker-dealers,

•	shareholders who hold their shares as part of a hedge, straddle, wash sale, synthetic security, conversion or other risk-reduction transaction,

•	persons who acquired their shares in compensatory transactions,

•	shareholders whose REMEC stock is qualified small business stock for purposes of Section 1202 of the Code, and

•	shareholders who do not hold their REMEC stock as a capital asset.

In addition, the following discussion does not address the tax consequences of the Asset Transaction under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Asset Transaction (whether or not any such transactions are undertaken in connection with the Asset Transaction). Neither REMEC nor Powerwave has requested, nor will either request, a ruling from the Internal Revenue Service or an opinion of counsel with regard to any of the tax consequences of the Asset Transaction. Accordingly, REMEC shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Asset Transaction, including the applicable federal, state, local and foreign tax consequences.

Corporate-Level Tax Consequence of the Asset Transaction

The Asset Transaction will be treated as a taxable asset sale, with REMEC as the seller, and Powerwave as the buyer. Accordingly, REMEC will generally recognize taxable gain or loss in the transaction with respect to each of its assets sold to Powerwave equal to the difference between (i) the fair market value of the consideration (including liabilities assumed) allocable to the asset deemed sold by REMEC and (ii) the aggregate adjusted tax basis of such asset sold to Powerwave. REMEC expects to recognize net taxable gain on the sale of its assets to Powerwave, but expects to have sufficient cash to pay any resulting tax liability.

Tax Consequences of the Asset Transaction to REMEC Shareholders

The Asset Transaction, by itself, will have no direct federal income tax consequences with respect to REMEC’s existing shareholders, however, the liquidation or dissolution of REMEC will be a taxable transaction to such shareholders, as discussed below under “Material Federal Income Tax Consequences of the Dissolution.”

Accounting Treatment

The Asset Transaction will be accounted for by Powerwave as a business combination using the purchase method. Under this method, the purchase price will be allocated to the identifiable assets acquired and those assets will be recorded on Powerwave’s books at their respective fair values. A portion of the purchase price may be identified as in-process research and development. This amount, if any, will be charged to Powerwave’s consolidated results of operations in the quarter in which the Asset Transaction is completed. The remaining purchase price, if any, will be recorded as identifiable intangible assets and goodwill. In the period in which REMEC completes the Asset Transaction, REMEC expects to recognize a gain in the amount of the difference between the sales price and the aggregate book value of the assets in REMEC’s sale of the Wireless Systems Business to Powerwave.

No Dissenters’ Rights in Connection with the Asset Transaction

Under the California General Corporation Law, REMEC’s shareholders will not be entitled to dissenters’ rights in connection with, or as a result of, the proposed Asset Transaction pursuant to the Asset Purchase Agreement.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of REMEC’s common stock is required to approve the Asset Transaction.

MATERIAL TERMS OF THE ASSET PURCHASE AGREEMENT

The following describes the material terms of, and is qualified in its entirety by reference to, the Asset Purchase Agreement. The full text of the Asset Purchase Agreement, as amended by Amendment No. 1 thereto, is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein. You are encouraged to read the Asset Purchase Agreement in its entirety. Unless otherwise indicated, references to Powerwave include Powerwave and its subsidiaries.

The Asset Purchase Agreement contains representations and warranties. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules in connection with signing the Asset Purchase Agreement. The disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Asset Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts for REMEC or Powerwave, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in the general prior public disclosures of REMEC and Powerwave, as well as potential additional non-public information. REMEC and Powerwave do not believe that the disclosure schedules contain information securities laws require either of them to publicly disclose other than information that has already been so disclosed. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the companies’ respective public disclosures.

The Asset Purchase Agreement

The Asset Purchase Agreement provides that Powerwave will purchase selected assets and liabilities of REMEC’s Wireless Systems Business, including the stock or certain assets of the following REMEC subsidiaries, referred to as the seller subsidiaries: REMEC International, Inc. and REMEC UK Ltd. The Wireless Systems Business consists of designing, manufacturing and selling proprietary radio frequency power amplifiers, filters, tower mounted amplifiers and network enhancement products and services.

Purchased Assets

Specifically, the Asset Purchase Agreement provides that REMEC and the seller subsidiaries will sell to Powerwave the following assets:

•	all rights under each REMEC contract to be transferred under the Asset Purchase Agreement;

•	all of the accounts or notes receivable of REMEC and the seller subsidiaries that are directly related to the Wireless System Business and all related documentation, including all license and maintenance fees owed under the transferred contracts, other prepaid items and all notes or other documents or instruments evidencing others’ payment obligations;

•	all of the tangible personal property owned and used exclusively in connection with the conduct of the Wireless Systems Business;

•	all of the records directly related to or used exclusively in connection with the conduct of the Wireless Systems Business or directly pertaining to the purchased assets including all corporate records relating to the REMEC subsidiaries engaged in the Wireless Systems Business;

•	transferable consents and licenses of third parties or government entities applicable to or affecting the Wireless Systems Business;

•	certain real property owned or leased, and related leasehold improvements;

•

the outstanding shares of stock and tangible and intangible personal and real properties of each of the following REMEC subsidiaries: REMEC New SRL; REMEC Korea Corporation; REMEC Wireless Systems, Inc.; RMPI, LLC; RMPI, LLC—Philippines Branch; REMEC Manufacturing Philippines, Inc.;

REMEC China Holdings SRL; REMEC Wireless Telecommunication Co. Ltd., including the Nanjing Branch; REMECINC SRL; REMEC Mersum Oy; REMEC International, Inc. and REMEC Finland Oy;

•	all the assets of REMEC UK Ltd.

•	all inventory of REMEC and the seller subsidiaries relating to the Wireless Systems Business;

•	technology and intellectual property rights to the extent they directly relate to the Wireless Systems Business, including any patents, trade secrets, copyrights, trademarks and any applications for or rights with respect to the same;

•	all insurance benefits, including rights and proceeds, arising from or relating to the purchased assets or the assumed obligations prior to the closing of the asset purchase;

•	all claims of REMEC and the seller subsidiaries against third parties relating to the purchased assets; and

•	all goodwill associated with the purchased assets and the Wireless Systems Business.

Excluded Assets

Notwithstanding the above, REMEC will retain the following assets in connection with the Asset Transaction:

•	all of the assets relating to, and used in connection with, the operation of REMEC’s Defense and Space business unit, ODU business unit, EMS business unit and REMEC’s general and administrative functions, including certain assets which are jointly used in the operation of the Wireless Systems Business and the foregoing business units and general and administrative functions;

•	REMEC’s cash or cash equivalents; and

•	the fixed assets from the REMEC Escondido and Costa Rica manufacturing services divisions and from the ODU divisions in the Philippines, Poway and Milpitas.

Assumed Obligations

The Asset Purchase Agreement further provides that Powerwave will assume the following liabilities and obligations of REMEC:

•	certain specified liens;

•	all warranty and product liability claims related to the purchased assets or the Wireless Systems Business;

•	all trade accounts payable related to the purchased assets or the Wireless Systems Business;

•	all liabilities and obligations under real property leases used in the conduct of the Wireless Systems Business with the exception of the real estate leases for properties located in Poway and Sunnyvale, California;

•	all liabilities and obligations under the transferred contracts;

•	all accrued salary, vacation and holiday pay of employees of REMEC and the seller subsidiaries who become employees of or consultants to Powerwave and any severance obligations to such employees; and

•	all liabilities and obligations incurred in the operation of the Wireless System Business or the ownership or use of the purchased assets on or after the closing.

Liabilities Not Being Assumed

All liabilities and obligations of REMEC not specifically assumed by Powerwave under the Asset Purchase Agreement will be retained by REMEC, including any liabilities relating to:

•	compensation or benefits payable to REMEC employees incurred prior to the closing, other than the salary, vacation and holiday pay and severance obligations expressly assumed;

•	taxes related to the operation of the Wireless Systems Business or the purchased assets prior to the closing and any tax liability not related to the Wireless Systems Business;

•	liens, except permitted liens, that are not expressly assumed;

•	obligations of REMEC for borrowed money or incurred in connection with the purchase, lease or acquisition of any assets that are not expressly assumed;

•	accounts or notes payable of REMEC that are not expressly assumed;

•	claims, demands, actions, suits or legal proceedings that have been asserted or threatened prior to the closing against REMEC the Wireless Systems Business or the purchased assets or that may be asserted against REMEC the Wireless Systems Business or the purchased assets, but which relate to the pre-closing operation of the Wireless Systems Business by REMEC;

•	obligations under any employment, consulting or non-competition agreement that are not expressly assumed, and any liabilities or obligations arising out of the termination of any REMEC employees in connection with the Asset Transaction; and

•	obligations for leases to facilities in Poway and Sunnyvale, California.

Consideration to be Received by REMEC

If the Asset Transaction is completed, Powerwave will pay REMEC $40 million in cash, which amount will be increased or decreased by the amount of the net asset value adjustment described below, and 10 million shares of Powerwave common stock. $15 million of the cash purchase price will be held in escrow with an escrow agent for a period of nine months following the closing to serve as security for the indemnification obligations of REMEC.

Net Asset Adjustment of Consideration. The aggregate cash consideration payable to REMEC in the Asset Transaction will be increased or decreased by the amount of a net asset value adjustment.

Pursuant to the Asset Purchase Agreement, REMEC and Powerwave have designated as either “included” or “excluded” each of the assets and liabilities of REMEC listed on its balance sheet at January 31, 2005. This balance sheet will be referred to as the reference balance sheet. Included assets and liabilities are those to be acquired or assumed by Powerwave in connection with the Asset Transaction, and excluded assets and liabilities are those to be retained by REMEC. The excluded assets consist of the assets listed under “—Excluded Assets” on page 49 of this proxy statement/prospectus. The excluded liabilities consist of the liabilities listed under “—Liabilities Not Being Assumed” on page 49 of this proxy statement/prospectus. By subtracting the total included liabilities on the reference balance sheet from the total included assets on the reference balance sheet, Powerwave and REMEC have agreed upon a beginning net asset value of $66,773,000. Within ten days after the closing, REMEC will deliver to Powerwave copies of all its financial records necessary for Powerwave to prepare a balance sheet of the Wireless Systems Business as of the closing date. Within 40 days after receipt of those records, Powerwave will prepare and have audited by independent accountants a balance sheet as of the date of the closing on a basis consistent with that of the reference balance sheet and GAAP for purposes of determining the net asset value at closing. For purposes of calculating the net asset value at closing, the parties will disregard any increase in REMEC accounts receivable between January 31, 2005 and the closing date resulting from a decrease in the amount of receivables sold by REMEC between January 31, 2005 and the closing date. If REMEC disagrees with Powerwave’s computation of the net asset value at closing and any adjustment to the consideration, it must object within 15 days of receiving the closing balance sheet. REMEC and Powerwave must try to resolve any disagreements or engage an independent accounting firm to make a final determination. To the extent that the calculated net asset value at closing exceeds $67,773,000, the cash purchase price of the Asset Transaction to REMEC will be increased on a dollar-for-dollar basis up to a maximum of $3 million. If REMEC has increased accounts receivable or inventory resulting from a new transaction with a customer, REMEC may request Powerwave to reevaluate the $3 million limit. To the extent that the calculated net asset value at the closing is less than $65,773,000, the cash purchase price of the Asset Transaction to REMEC will be decreased on a dollar-for-dollar basis.

Representations and Warranties

The Asset Purchase Agreement contains various representations and warranties made as of the date of the Asset Purchase Agreement and as of the closing date by the parties regarding aspects related to their respective assets, business, financial condition, structure and other facts pertinent to the Asset Transaction. These representations and warranties are modified by each of REMEC’s and Powerwave’s disclosure schedules. The following list summarizes the material representations and warranties made by each party:

Representations and Warranties of REMEC. The representations and warranties made by REMEC relate to:

•	the corporate structure, due organization, authority and corporate power to conduct its business, the accuracy of its books and records and similar corporate matters;

•	the authorization, execution, delivery and enforceability of the Asset Purchase Agreement and the related agreements as against REMEC and the vote of REMEC shareholders required to approve the Asset Transaction;

•	the lack of conflicts with REMEC’s articles of incorporation or bylaws or violations of agreements or laws applicable to REMEC;

•	the capitalization of REMEC and its subsidiaries and outstanding rights to vote and purchase REMEC common stock;

•	REMEC’s filings, reports and certifications with the Securities and Exchange Commission, its financial statements and the existence of adequate disclosure controls and procedures to ensure proper accumulation and disclosure of material financial and non-financial information;

•	the absence of undisclosed liabilities;

•	consents that may be required in connection with the Asset Transaction;

•	the absence of material changes and events with respect to REMEC and its business since January 31, 2005;

•	REMEC’s owned or leased property and ability to use such property;

•	REMEC’s good title to assets being purchased by Powerwave and the lack of encumbrances upon and the condition of such assets;

•	REMEC’s compliance with tax laws and tax filing and assessment procedures;

•	REMEC’s inventory of products;

•	REMEC’s contracts relating to the Wireless Systems Business, including the enforceability of and lack of encumbrances on contracts to be transferred to Powerwave;

•	the solvency of REMEC and the absence of any insolvency or similar proceedings involving REMEC;

•	the intellectual property being transferred and its sufficiency;

•	the absence of litigation or similar proceedings or threats of such against REMEC and its subsidiaries, including any actions that may be adverse to the Asset Transaction;

•	brokers’ or finders’ fees payable in connection with the Asset Transaction;

•	the opinion of REMEC’s financial advisor regarding the fairness, from a financial point of view, of the purchase consideration;

•	the sufficiency of the government licenses used by REMEC in the conduct of its business;

•	REMEC’s employees, pending or threatened claims by employees and the state of employee and labor relations;

•	REMEC’s compliance with existing employee plans and applicable employment laws, as well as the effect of the transaction on REMEC’s obligations pursuant to such plans or laws;

•	REMEC’s insurance policies;

•	the terms of any transactions between REMEC and its affiliates that pertains to the Wireless Systems Business;

•	REMEC’s compliance with laws and regulations;

•	REMEC’s compliance with environmental laws;

•	REMEC’s refraining from making illegal payments;

•	REMEC’s customers and suppliers and relations with each of them, and receipt of any notice regarding the intentions of its 10 largest customers or suppliers to continue dealing with REMEC;

•	product warranties and the absence of product warranty claims;

•	the entities affiliated with REMEC which are engaged in the Wireless Systems Business;

•	the accuracy of the information supplied by REMEC for inclusion in this proxy statement/prospectus;

•	REMEC’s knowledge of any breaches of the Asset Purchase Agreement by Powerwave; and

•	the nature of REMEC’s disclosures pursuant to the Asset Transaction.

Representations and Warranties of Powerwave. The representations and warranties made by Powerwave relate to:

•	the corporate structure, due organization, authority and corporate power of Powerwave to conduct their business, the accuracy of its books and records and similar corporate matters;

•	the authorization, execution, delivery and enforceability of the Asset Purchase Agreement and the related agreements as against Powerwave;

•	the lack of conflicts with Powerwave’s certificate of incorporation or bylaws or violations of agreements or laws applicable to Powerwave;

•	Powerwave’s filings, reports and certifications with the Securities and Exchange Commission, its financial statements and the existence of adequate disclosure controls and procedures to ensure proper accumulation and disclosure of material financial and non-financial information;

•	the absence of undisclosed liabilities;

•	consents that may be required in connection with the Asset Transaction;

•	the capital structure of Powerwave and the due authorization and valid issuance of the shares of Powerwave common stock issuable pursuant to the Asset Purchase Agreement and restrictions on transfer applicable to such shares;

•	the absence of material changes and events with respect to Powerwave and its business since October 3, 2004;

•	brokers’ or finders’ fees payable in connection with the Asset Transaction;

•	the accuracy of the information supplied by Powerwave for inclusion in this proxy statement/prospectus;

•	Powerwave’s compliance with laws and regulations;

•	Powerwave’s ownership or its right to use the proprietary rights necessary for its business;

•	the absence of litigation or similar proceedings, including actions that may be adverse to the Asset Transaction;

•	Powerwave’s unawareness that announcement of the Asset Transaction would have any material adverse change in REMEC’s business relationship with its four largest customers;

•	Powerwave’s knowledge of any breaches of the Asset Purchase Agreement by REMEC or its affiliates; and

•	the nature of Powerwave’s disclosures pursuant to the Asset Transaction.

Conduct of REMEC’s Wireless Systems Business Prior to the Closing of the Asset Transaction

Material Affirmative Covenants

During the period from the date of the Asset Purchase Agreement until the closing of the Asset Transaction, unless otherwise approved in advance by Powerwave in writing (which decision to approve or disapprove shall not be unreasonably delayed), REMEC has agreed to:

•	conduct its business in the ordinary course consistent with past practice;

•	preserve its material contracts, rights, franchises and intellectual property related to the Wireless Systems Business and maintain its insurance policies;

•	preserve its current business organization and properties relating to the Wireless Systems Business, and including relations with lessors, licensors, suppliers, customers and others having business relationships with REMEC;

•	maintain the purchased assets in good condition including replacing assets in the ordinary course of business;

•	maintain its books and records in accordance with GAAP and past practice;

•	encourage its employees who receive offers to accept employment with Powerwave;

•	cooperate with Powerwave’s investigation of the Wireless Systems Business; and

•	hold a shareholders meeting as promptly as practicable after the effectiveness of this proxy statement/prospectus to vote on the Asset Transaction, and cause its board of directors to recommend to the REMEC shareholders that they vote in favor of the Asset Transaction.

Material Negative Covenants

During the period from the date of the Asset Purchase Agreement until the closing of the Asset Transaction, unless otherwise approved in advance by Powerwave in writing, REMEC has agreed not to:

•	take any action that might result in a material change with respect to REMEC and its Wireless Systems Business, as set forth in Section 6.8 of the Asset Purchase Agreement;

•	enter into any transaction with any insider who works principally in the Wireless Systems Business, or make or grant any increase in any compensation of any employee or officer who works principally in the Wireless Systems Business or make or grant any increase in any employee benefit plan, incentive arrangement or other benefit covering any of the employees of REMEC who work principally in the Wireless Systems Business, except in the ordinary course of business;

•	establish, amend or contribute to any pension, retirement, profit sharing or stock bonus plan or multiemployer plan covering any of the employees of REMEC or its subsidiaries who work principally in the Wireless Systems Business, except as required by law or in the ordinary course of business;

•	enter into any contract which directly relates to the Wireless Systems Business with any unaffiliated persons;

•	sell, transfer, contribute, distribute or otherwise dispose of any of the purchased assets except for as provided in the Asset Purchase Agreement;

•	amend, modify or extend any of the transferred contracts;

•	take any action or enter into any agreement that reasonably could be expected to jeopardize or delay in any material respect the receipt of regulatory approvals required for the Asset Transaction; or

•	commit or enter into any agreement to do any of the foregoing.

Agreement Not to Compete, Solicit or Disclose Confidential Information

REMEC has agreed that, for a period of three years following the closing, REMEC and its affiliates will not:

•	directly engage in, whether as an owner, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise, any business that commercially manufactures, sells or markets products that have substantially the same functional attributes of the products of the Wireless Systems Business;

•	directly or indirectly contact, solicit for the purpose of offering employment to or hire any person employed by REMEC in the Wireless Systems Business as of the closing who becomes an employee of Powerwave in the Asset Transaction; or

•	induce or attempt to induce any customer or other business relation of REMEC into any business relationship which might materially harm Powerwave.

REMEC has also agreed that it will keep confidential any information concerning the Wireless Systems Business that is not already generally available to the public, will not use any such confidential information except in connection with the transaction contemplated by the Asset Purchase Agreement and will promptly deliver to Powerwave or destroy, at Powerwave’s request, all tangible embodiments (and all copies) of such confidential information which are included within the purchased assets and which are in its possession or under its control following the closing.

Limitation on REMEC’s Ability to Consider Other Acquisition Proposals

From the date of the Asset Purchase Agreement until the earlier of the closing date or the termination of the Asset Purchase Agreement, REMEC has agreed that it will not, nor will it authorize or permit any of its subsidiaries, directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other representatives, to directly or indirectly solicit, initiate, knowingly encourage, engage in any discussions regarding, furnish information with respect to, or enter into any agreement relating to, any offer or proposal contemplating:

•	any direct or indirect acquisition of or any tender offer or exchange offer that would result in more than 50% of any class of outstanding securities of REMEC or the seller subsidiaries;

•	any direct or indirect acquisition by any person or group of more than 50% of the purchased assets;

•	any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving REMEC or the seller subsidiaries.

However, this restriction shall not prevent REMEC’s Board, prior to receipt of the approval of its shareholders, from taking actions described below in response to an unsolicited bona fide written acquisition proposal that the REMEC board of directors in good faith determines to constitute a “superior offer”. A superior offer meets the following requirements: the offeror would acquire, directly or indirectly, all of the securities of

REMEC or all or substantially all of the purchased assets, which is not subject to a financing contingency and which is on terms more favorable (as determined by the board of directors after consultation with a financial advisor) to REMEC’s shareholders from a financial point of view than the terms of the transaction contemplated by the Asset Purchase Agreement.

If REMEC’s Board determines in good faith (after considering California General Corporation Law and consulting its outside counsel) that it has received a superior offer and that the failure to take action would be inconsistent with its fiduciary duties to REMEC shareholders under California General Corporation Law, REMEC may furnish information to and engage in negotiations with the party making such acquisition proposal, provided that REMEC must:

•	give Powerwave not less than 48 hours written notice of its intention to take such actions;

•	furnish copies of such information to Powerwave that was not previously provided; and

•	obtain a confidentiality agreement no less restrictive than REMEC’s agreement with Powerwave from the party making the acquisition proposal that does not provide for exclusive rights of negotiation.

REMEC also has agreed that no later than 48 hours or one business day after receipt of any acquisition proposal, offer, inquiry or request for information or any discussions or negotiations are initiated with regard to an acquisition to advise Powerwave orally and in writing of such occurrence, the material terms and conditions of such acquisition proposal, offer or inquiry including copies of all written materials, and the identity of the person or group making any such request, acquisition proposal or inquiry. REMEC will keep Powerwave informed as promptly practicable of all material developments affecting the status and terms of any such requests, acquisition proposals, offers, inquiries or discussions.

Except as provided for in the Asset Purchase Agreement, REMEC’s Board nor its committees shall withdraw or modify its recommendation to adopt and approve the Asset Purchase Agreement and the transactions contemplated thereby, approve or recommend another acquisition proposal (except for a superior offer as described above) or approve, recommend or cause or authorize REMEC to enter into any agreement related to any acquisition proposal. However, REMEC’s Board may withdraw, modify its recommendation of the Asset Transaction and its related transactions or recommend another acquisition proposal if the board determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties. Additionally, if prior to obtaining approval of its shareholders, REMEC’s Board received an unsolicited, bona fide written acquisition proposal that was made not involving a breach of the Asset Purchase Agreement and the board determines in good faith that the proposal constitutes a superior offer, the board may cause REMEC to enter into an agreement with respect to such superior offer if REMEC (i) terminates the Asset Purchase Agreement pursuant to its terms, (ii) pays a termination fee of $5,650,000 in cash, (iii) delivers to Powerwave five business days prior written notice of its intent to enter into a definitive agreement with respect to such superior offer and, during such five day period, REMEC shall have negotiated in good faith with Powerwave to adjust the Asset Purchase Agreement in a manner that would enable the parties to consummate the transactions contemplated by the Asset Purchase Agreement, and, at the conclusion of those negotiations, REMEC’s Board determines in good faith that it has received a superior offer, and that its fiduciary obligations under applicable law require it to undertake such superior offer.

Covenants of Powerwave

During the period from the date of the Asset Purchase Agreement until the closing of the Asset Transaction, Powerwave has agreed to:

•	promptly inform REMEC in writing at such time as to any of the representations and warranties of the Asset Purchase Agreement become untrue or inaccurate or of any breach of any of Powerwave’s covenants; and

•	cooperate with REMEC and use its reasonable best efforts to cause the conditions to REMEC’s obligations to close to be satisfied.

During the period from the date of the Asset Purchase Agreement until September 30, 2005, Powerwave has agreed not to, unless approved by REMEC, enter into any agreements regarding the acquisition or sale of assets or shares of Powerwave or its affiliates for an amount in excess of $100 million or which would result in the issuance of more than 15% of the fully diluted number of outstanding shares of Powerwave common stock if such transaction would materially and adversely affect the price of Powerwave’s common stock or the ability of Powerwave to consummate the Asset Transaction.

Other Agreements

The parties have made certain additional agreements in the Asset Purchase Agreement, including agreements regarding the assignment of REMEC computer software and hardware licenses, public disclosure regarding the Asset Purchase Agreement, required governmental approvals and notices, preparation of this proxy statement/prospectus and the registration statement of which it is a part, post-closing tax covenants with respect to the preparation and filing of tax returns and tax payments, use of the REMEC corporate name after the closing, entry into transition services arrangements to facilitate the smooth conveyance of the Wireless Systems Business to Powerwave, preparation of necessary post-closing financial statements, access to REMEC employees working in the Wireless Systems Business, assumption of immigration matters, recovery of VAT receivables, changes to the disclosure schedule and listing on the Nasdaq National Market the shares of Powerwave stock to be issued to REMEC in the Asset Transaction.

Conditions to Closing

The obligations of REMEC and Powerwave to complete the Asset Transaction are subject to the satisfaction or waiver of the following conditions:

•	there shall be no action or proceeding pending or threatened before any court, agency or arbitrator wherein an unfavorable judgment or ruling would, or would be reasonably likely to, prevent the performance of the Asset Purchase Agreement or the transactions contemplated therein or that would materially and adversely affect Powerwave’s to own, operate, or control the Wireless Systems Business or the purchased assets;

•	any governmental or regulatory approvals necessary to complete the Asset Transaction shall have been timely obtained;

•	the Asset Purchase Agreement shall have been approved and adopted by the requisite vote of the REMEC shareholders; and

•	the registration statement of which this proxy statement/prospectus is a part shall be effective and no stop order shall have been initiated or threatened by the SEC.

The obligations of Powerwave to complete the Asset Transaction are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of REMEC contained in the Asset Purchase Agreement shall have been true and correct as of the closing date (except those that refer to a particular date, which shall have been correct as of such date), which condition shall be deemed satisfied if any inaccuracies in such representations and warranties (disregarding any materiality qualifications contained therein) in the aggregate have not had, and are not reasonably likely to have, a material adverse effect on the purchased assets or the Wireless Systems Business;

•	REMEC shall have performed or complied in all material respects with all agreements and covenants required by the Asset Purchase Agreement;

•	REMEC shall have received certain specified third party consents;

•	no event or condition shall have occurred which has had, or is reasonably likely to have a material adverse effect on the Wireless Systems Business or on the purchased assets;

•	at least 50% of the REMEC employees who work in the Wireless Systems Business shall have accepted Powerwave’s offers of employment;

•	REMEC shall have executed a bill of sale and assumption agreement and an escrow agreement;

•	Powerwave shall have received an opinion from legal counsel to REMEC;

•	REMEC shall have executed and delivered the related agreements and certain required closing certificates and documents; and

•	REMEC shall have caused each of its purchased subsidiaries to transfer to a third party all assets and equipment leases used in connection with the REMEC ODU and EMS business units.

The obligations of REMEC to complete the Asset Transaction are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of Powerwave contained in the Asset Purchase Agreement shall have been true and correct as of the closing date (except those that refer to a particular date, which shall have been correct as of such date), which condition shall be deemed satisfied if any breaches of such representations and warranties (disregarding any materiality qualifications contained therein) in the aggregate have not had, and are not reasonably likely to have, a material adverse effect on Powerwave and its subsidiaries;

•	Powerwave shall have performed or complied in all material respects with all agreements and covenants required by the Asset Purchase Agreement;

•	REMEC shall have received an opinion from legal counsel to Powerwave; and

•	Powerwave shall have executed and delivered the related agreements and certain required closing certificates and to REMEC and the purchase price for the Asset Transaction.

Indemnification; Escrow

REMEC is required to indemnify Powerwave and related parties for losses suffered by them as a result of, among other things, the breach of any representation or warranty made by REMEC under the Asset Purchase Agreement, the breach of any agreement or covenant under the Asset Purchase Agreement, any liability or obligation related to any of the purchased assets, except for those assumed by Powerwave, and any liabilities retained by REMEC. Powerwave is required to indemnify REMEC and related parties for losses suffered by them as a result of, among other things, the breach of any representation or warranty made by Powerwave under the Asset Purchase Agreement, the breach of any agreement or covenant under the Asset Purchase Agreement and any liabilities assumed by Powerwave.

The indemnification obligation of each party with respect to breaches of its representations and warranties survives for nine months after the closing date. However, there is no time limit for REMEC’s indemnification obligations for its representations regarding its organization and corporate power, authority to enter into the Asset Transaction, absence of conflict between the Asset Transaction and other agreements to which REMEC is a party, capital structure, title to and condition of the purchased assets, taxes or brokerage fees (the “REMEC Fundamental Representations”). Similarly, there is no time limit for Powerwave’s indemnification obligations for its representations regarding its organization and corporate power, authority to enter into the Asset Transaction, absence of conflict between the Asset Transaction and other agreements to which Powerwave is a party, capital structure or brokerage fees (the “Powerwave Fundamental Representations”).

REMEC has agreed to reserve and set aside at the closing of the Asset Transaction $15 million of the cash consideration to be held in escrow for a period of nine months to satisfy any indemnification claims Powerwave and its related parties may make under the Asset Purchase Agreement.

Except for claims relating to a breach of any REMEC Fundamental Representation, any Powerwave Fundamental Representation, any liability retained by REMEC or any fraud, criminal activity or intentional breach by REMEC of any covenant contained in the Asset Purchase Agreement, recovery from the escrow fund shall be Powerwave’s sole and exclusive right and remedy and any such recovery will be limited to an aggregate of $15 million, the amount of the escrow.

Indemnified parties may only seek and obtain indemnification from an indemnifying party when the aggregate amount of losses suffered by them exceeds $500,000; thereafter, the indemnified parties will be able to recover losses in excess of the $500,000. This limitation does not apply to breaches of any covenant or agreement under the Asset Purchase Agreement.

Termination of the Asset Purchase Agreement; Termination Fees

Powerwave and REMEC can agree by mutual written consent to terminate the Asset Purchase Agreement at any time prior to the closing. In addition, any party may terminate the Asset Purchase Agreement if:

•	the Asset Transaction has not been completed by September 30, 2005, unless the failure of the closing date to occur on or before such date was caused by a breach of or a failure to perform under the Asset Purchase Agreement by the party seeking to terminate, provided that REMEC shall not be entitled to terminate in this manner prior to September 30, 2005 if the Asset Transaction has not been consummated due to the failure to hold the REMEC shareholder meeting or due to the SEC’s review of this proxy statement/prospectus or REMEC’s SEC reports;

•	a court of competent jurisdiction or other governmental body issues a final and nonappealable order, decree or ruling or shall have taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Asset Transaction, unless such order or action was primarily due to a breach of or a failure to perform under the Asset Purchase Agreement by the party seeking to terminate; or

•	the required approval of the REMEC shareholders for the transactions contemplated by the Asset Purchase Agreement have not been obtained at a meeting held for that purpose.

In addition, Powerwave may, at any time prior to the closing, terminate the Asset Purchase Agreement if any of the following events occurs:

•	if Powerwave is not then in material breach of its obligations under the Asset Purchase Agreement and (i) any representations and warranties of REMEC contained in the Asset Purchase Agreement are not true and correct as determined by the closing condition set forth above or (ii) REMEC has not performed or complied in all material respects with all agreements and covenants required by the Asset Purchase Agreement, provided that Powerwave has given REMEC notice of any such breach or failure and REMEC did not cure such breach within five business days; or

•	if REMEC enters into any agreement related to an acquisition proposal, or the board of directors of REMEC shall (i) withdraw or change its recommendation in favor of the asset sale or fails to include that recommendation in this proxy statement/prospectus (ii) have approved or recommended to the REMEC shareholders an acquisition proposal or (iii) shall not have rejected any written or publicly announced offer for an acquisition proposal within ten days of the time it is made.

In addition, REMEC may, at any time prior to the closing, terminate the Asset Purchase Agreement if any of the following events occurs:

•	if REMEC is not then in material breach of its obligations under the Asset Purchase Agreement and (i) any representations and warranties of Powerwave contained in the Asset Purchase Agreement are not true and correct as determined by the closing condition set forth above or (ii) Powerwave has not performed or complied in all material respects with all agreements and covenants required by the Asset Purchase Agreement, provided that REMEC has given Powerwave notice of any such breach or failure and Powerwave did not cure such breach within five business days; or

•	if (i) REMEC has not materially breached its obligations as set forth above under “Limitation on REMEC’s Ability to Consider Other Acquisition Proposals” on page 54 of the proxy statement/prospectus, (ii) the approval of REMEC’s stockholders has not been obtained (other than as a result of the breach of this Agreement by REMEC) and (iii) concurrently REMEC enters into a definitive agreement; provided, that REMEC shall pay a termination fee to Powerwave in the amount of $5,650,000.

REMEC will be required to pay Powerwave a termination fee of $5,650,000 if the Asset Purchase Agreement is terminated by:

•	either party (prior to REMEC’s shareholders voting on the transactions) because the Asset Transaction has not been completed by September 30, 2005 (as described above) or by Powerwave because REMEC breached its representations, warranties or covenants under the Asset Purchase Agreement (as described above) and prior to such termination, any person or group shall have made or announced its intention to make an acquisition proposal and REMEC enters into an agreement pursuant to any acquisition proposal within nine months of the termination of the Asset Purchase Agreement; or

•	Powerwave if REMEC enters into any agreement related to an acquisition proposal or REMEC’s Board withdraws or changes it recommendation with respect to the asset sale, approves or recommends an acquisition proposal or fails to reject any acquisition proposal (as described above).

Expenses

The Asset Purchase Agreement generally provides that Powerwave and REMEC will pay their own respective costs and expenses incurred in connection with the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement. The parties will share equally all fees and expenses (other than attorneys’ and accountants’ fees) in connection with the printing and filing of this proxy statement/prospectus and registration statement and the filing under the HSR Act.

Expected Timing of the Transaction

The parties expect that the Asset Transaction will close as soon as possible after the necessary shareholder approval has been obtained and each other condition to closing has been satisfied or waived.

Amendment

The Asset Purchase Agreement may only be amended by a written instrument signed by REMEC and Powerwave. On July 11, 2005, REMEC and Powerwave entered into an amendment that modified the structure of the transaction to change certain of the assets and shares of acquired stock of the REMEC subsidiaries to be acquired by Powerwave, to supplement certain of the disclosure schedules to the Asset Purchase Agreement, to extend the date upon which the Asset Transaction must be consummated before the parties have the ability to terminate the Asset Purchase Agreement under certain circumstances from July 28, 2005 to September 30, 2005 and to modify and expand the scope of the transition services to be provided by Powerwave to REMEC.

PROPOSAL TWO: THE PLAN OF DISSOLUTION

This section of the proxy statement/prospectus describes material aspects and implications of the dissolution of REMEC. While REMEC believes that the description covers the material aspects of the dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus for a more complete understanding of the proposed dissolution.

Principal Provisions of the Plan of Dissolution

The Plan of Dissolution provides for the liquidation, winding up and dissolution of REMEC pursuant to the California General Corporation Law (the “Dissolution”). The Plan of Dissolution is attached hereto as Annex B. Capitalized terms used in this proxy statement/prospectus that are otherwise not defined herein have the meanings set forth in the Plan of Dissolution. The principal provisions of the Plan of Dissolution are as follows:

•	Approval—The Plan of Dissolution must be approved by the holders of a majority of the outstanding shares of REMEC common stock.

•	Consummation of the Asset Transaction and Cessation of Business—If the Asset Transaction contemplated by the Asset Purchase Agreement is approved by REMEC’s shareholders, REMEC will consummate the Asset Transaction, proceed to sell off the remainder of its business assets, and then continue with its winding up pursuant to the Plan of Dissolution and not engage in any further business activities except for those related to managing, completing and winding up of its business and affairs.

•	Employees and Consultants—For the purpose of effecting the liquidation of its remaining assets, REMEC may hire certain employees and consultants its Board deems necessary or advisable to supervise the liquidation.

•	Expenses—REMEC’s Board will provide, from REMEC’s assets, reasonable funds for payment of the expenses of the Dissolution, including filing fees and other expenses related to the liquidation process.

•	Payment of Claims—REMEC will satisfy, or adequately provide satisfaction of, all of its, and its subsidiaries’, legally enforceable debts and liabilities in an orderly matter.

•	Indemnification of Board and Officers—REMEC may reserve sufficient assets and/or obtain and maintain such insurance as shall be necessary for continued indemnification of the members of its Board, officers and agents, and other parties whom REMEC agreed to indemnify.

•	Distributions to Shareholders—After paying or adequately providing for the expenses of liquidation and debts and liabilities and reserving assets for the indemnification and insurance, REMEC’s Board is authorized to make a distribution to REMEC’s shareholders from the proceeds of the Asset Transaction. Any remaining assets will thereafter be distributed to REMEC’s shareholders in accordance with their respective shareholdings and California General Corporation Law.

•	Liquidating Trust—If deemed advisable, the Board may cause REMEC to create a liquidating trust and to distribute beneficial interests in the liquidating trust to REMEC’s shareholders as part of the liquidation process. The liquidating trust will be constituted pursuant a liquidating trust agreement in the form as approved by REMEC’s Board.

•	Abandonment; Amendment—REMEC’s Board may amend or abandon implementation of the Plan of Dissolution without the further approval of REMEC’s shareholders, to the extent permitted by California General Corporation Law.

Liquidating Distributions

Timing and Amount

Assuming approval of the Plan of Dissolution, REMEC plans to distribute to its shareholders the shares of Powerwave shortly after the closing of the Asset Transaction. Then, REMEC will review all of its remaining debts and liabilities, including the liabilities it retains following the Asset Transaction, and in accordance with applicable law and the Plan of Dissolution initiate actions to satisfy those obligations. Based on this analysis and as soon as possible after the Asset Transaction, REMEC intends to make an initial cash distribution to its shareholders that is currently expected to be between $1.25 and $1.75 per share. Additional distributions of available cash will be made from time to time as authorized by REMEC’s Board and in accordance with the Plan of Dissolution.

While REMEC anticipates making an initial cash distribution as quickly as possible after the closing of the Asset Transaction, REMEC’s Board has not established a firm timetable for that distribution or for additional distributions to its shareholders. Under the terms of the Plan of Dissolution, REMEC may make one or more distributions from time to time, after providing or reserving for the payment of its debts and liabilities, as it sells or otherwise liquidates its assets. Alternatively, if its Board elects, REMEC may transfer its remaining assets to a liquidating trust and issue each shareholder a non-transferable interest, which may or may not be certificated, in the liquidating trust. All distributions will be paid to shareholders of record at the close of business on the record dates to be determined by the REMEC Board, pro rata, based on the number of shares owned by each shareholder (or alternatively, to interest-holders in the liquidating trust based on the same principles).

Although REMEC cannot be sure of the amounts ultimately available for distribution, the REMEC Board currently believes that shareholders will receive aggregate liquidation cash distributions in the range of about $2.65 to $3.10 per share, in addition to the shares of Powerwave. The value of the Powerwave common stock distributed to REMEC shareholders will depend upon the number of REMEC shares outstanding at the time that the Asset Transaction is completed and the market price of Powerwave stock, which fluctuates, at the time of the distribution. For purposes of illustration only, assuming that there are 30 million shares of REMEC stock outstanding at the time that the Asset Transaction is completed, then REMEC shareholders would be entitled to receive one share of Powerwave common stock for every three shares of REMEC common stock that they own. Assuming further that the market value of Powerwave common stock was $10 per share at the time of the distribution, REMEC shareholders would receive additional value of $3.33 for each share of REMEC common stock they own. The total aggregate value of the cash and Powerwave stock distributions to REMEC shareholders would then be in the range of about $5.98 to $6.43 per share. However, should actual circumstances differ from the assumptions made by REMEC, shareholders could receive more or less than this amount. See “Risk Factors” for a discussion of matters which may impact the amount and timing of distributions.

Calculation of Estimated Distributions

REMEC’s management has estimated the debts and liabilities to be satisfied and the general and administrative expenses and other costs likely to be incurred during the liquidation process. These estimates form the basis upon which the estimated range of distributions have been determined.

REMEC sold selected assets of its manufacturing services business on July 1, 2005 for $19 million in cash, subject to certain closing adjustments. REMEC expects the taxes and transaction expenses for this sale to be approximately $5.0 million. REMEC believes that it will have sufficient cash and cash equivalents to pay all of its current and accrued debts and liabilities as a result of cash from operations, and proceeds from both the Asset Transaction, the sale of its Defense & Space business, the sale of its manufacturing services business, and the sale of the remainder of its business, which primarily consist of its ODU/Transceiver product line. Although REMEC currently has no binding agreements for the sale of this business, it currently expects to receive net aggregate proceeds, sales price less net asset adjustments, of between $13 million and $15 million from the sale of this business. After transaction costs including taxes, estimated to be between $2 million and $3 million, are deducted, REMEC expects to receive net proceeds of approximately $11 million to $13 million from the sale of this business. Transaction costs include income taxes resulting from capital gains, payment of certain employee obligations, selected retained liabilities, and outside financial, legal and accounting support. Factors which will also impact the net distributions available to REMEC’s shareholders include: (1) the cash burn from operations and operating expenses incurred prior to the Asset Transaction and continuing through to the formal liquidation of REMEC; (2) transaction costs, including income taxes resulting from capital gains, directly related to the sale of all of REMEC’s businesses including the two which have been consummated and the expected sale of the two remaining, the ODU/Transceiver product line and the Wireless Systems Business transaction with Powerwave; (3) income taxes on the sale of the Wireless Systems Business are not expected to be material if the market price of Powerwave’s stock is $8 per share, which yields a sales price of $80 million from the stock portion of the transaction. If, however, the stock price exceeds $8 per share, the incremental increase over the $80 million will be taxed at approximately 40% and (4) phase down costs related to transition activities that begin once the remaining businesses have been sold and continuing until all of REMEC’s obligations have been satisfied. These phase down costs include resolution of certain lease obligations, retained employee payroll, vacation and severance liabilities, employee medical and workers compensation obligations incurred prior to the sale of the respective businesses / product lines, and residual liabilities from both the sold businesses and outstanding lawsuits. If additional debts and liabilities are identified, the cash available for distribution will be reduced. If REMEC were to incur unanticipated liabilities, the proceeds that REMEC’s shareholders receive may be substantially lower.

REMEC is required by law, to the extent possible, to satisfy all of its known debts and liabilities prior to its liquidation and dissolution. If additional debts and liabilities are identified, the cash available for distribution will be reduced. Also, liabilities and expenses will continue to accrue following approval of the Plan of Dissolution, as the expenses that REMEC has estimated for professional fees and other expenses of liquidation are significant. These expenses will also reduce the amount of cash available for distribution to shareholders.

Uncertainties Relating to Estimated Distributions

REMEC’s estimates of potential distributions were prepared solely for planning purposes. The preparation of these estimates involved judgments and assumptions with respect to the liquidation process which, although considered reasonable at the time by management, may not be realized. REMEC cannot be sure that actual results will not vary materially from the estimates. As REMEC has disclosed under “Risk Factors,” certain examples of uncertainties that could cause the aggregate amount of distributions to be less than its estimates include the following:

•	The value of the remaining assets and the time required to sell these assets may change due to a number of factors beyond REMEC’s control.

•	REMEC’s estimate of distributable cash resulting from its liquidation is based on estimates of the costs and expenses of both the liquidation and operating REMEC through to dissolution. If actual costs and expenses exceed the estimated amount, aggregate distributions to shareholders could be less than estimated.

•	If the remaining businesses are not sold by the time and at prices REMEC currently expects, the sale proceeds available for distribution to shareholders could change from the estimate.

•	If liabilities, unknown or contingent at the time of the mailing of this proxy statement, later arise which must be satisfied or reserved for as part of the Plan of Dissolution, the aggregate amount of distributions available to shareholders could be less than estimated.

•	Delays in consummating the Plan of Dissolution could result in additional expenses and result in aggregate distributions to shareholders being less than estimated.

REMEC does not anticipate updating or otherwise publicly revising the estimates presented in this document to reflect circumstances existing or developments occurring after the preparation of these estimates or to reflect the occurrence of anticipated events. The estimates have not been audited, reviewed or compiled by REMEC’s independent auditors.

General Description

REMEC’s Board has approved the Dissolution as described in the Plan of Dissolution. If the Plan of Dissolution is approved by REMEC’s shareholders, REMEC’s Board, without further action by REMEC’s shareholders (except those actions as may be required by law or as REMEC’s Board may deem appropriate), may elect at any time to dissolve REMEC after the payment of, or provision for the payment of, all debts and liabilities of REMEC and its subsidiaries in the manner and to the extent as provided by law. To the extent that there are any remaining assets after the payment of, or provision for the payment of, its debts and liabilities, REMEC will distribute the assets to its shareholders in one or more distributions. See “—Liquidating Distributions” on page 60 of the proxy statement/prospectus. Approval by the holders of a majority of the outstanding shares of REMEC common stock is required to approve the Dissolution pursuant to the Plan of Dissolution.

The Plan of Dissolution grants broad discretion and authority to REMEC’s Board in the administration of the Plan of Dissolution, including the engagement of employees and consultants to facilitate the Dissolution, the provision for indemnification of REMEC’s directors and officers, payment of all of its, and its subsidiaries’, debts and liabilities, establishment of a liquidating trust and the determination of the timing and amount of distributions. In addition, the Plan of Dissolution provides that REMEC’s Board may modify, amend or abandon the Plan of Dissolution even if it is approved by a majority of REMEC’s shareholders.

Abandonment; Amendment

Under the Plan of Dissolution, REMEC’s Board may modify, amend or abandon the implementation of the Plan of Dissolution, notwithstanding shareholder approval, to the extent permitted by California General Corporation Law. REMEC’s Board will not amend or modify the Plan of Dissolution under circumstances that would require additional shareholder approval under California General Corporation Law without complying with California General Corporation Law.

Reasons for the Dissolution of REMEC

On July 21, 2005, REMEC’s Board unanimously adopted the Plan of Dissolution. In arriving at this conclusion, REMEC’s Board considered a number of factors, including alternatives to the proposal and the future prospects of REMEC. REMEC’s Board concluded that the Plan of Dissolution was in the best interests of REMEC and its shareholders.

Prior to the approval of the Plan of Dissolution, the Board received and analyzed the results of management’s investigation of various acquisition, investment and strategic partnering opportunities. REMEC’s Board had been kept informed continuously of REMEC’s business, affairs and financial condition, and since November 2004 has convened numerous meetings to consider these issues. Further, REMEC’s Board has been kept informed of management’s efforts to consummate strategic business combinations or other alternatives to maximize shareholder value. In addition to the Asset Transaction, REMEC has sold its Space & Defense business and its manufacturing services business and is continuing to explore opportunities to sell the remainder of its business assets, which primarily consist of its ODU/Transceiver product line.

Based on this information, REMEC’s Board believed that a distribution to the shareholders of REMEC’s net assets would return the greatest likely value, when adjusted for risk, to REMEC shareholders as compared to other alternatives. REMEC’s Board believes that it is in the best interests of REMEC and its shareholders to proceed with the Plan of Dissolution and thereafter to distribute to the shareholders the net available assets pursuant to the Plan of Dissolution. If the Plan of Dissolution is not approved by the shareholders, REMEC’s Board will explore the alternatives then available for the future of REMEC.

Sale of REMEC’s Remaining Assets

As soon as reasonably practical after the effective date of the Plan of Dissolution, all of REMEC’s assets, other than those sold to Powerwave and those not already converted to cash or cash equivalents, will, to the extent possible, be sold and converted into cash or cash equivalents. Sales of REMEC’s assets will be made on terms as are approved by REMEC’s Board and may be conducted either by competitive bidding, public sales or privately negotiated sales. The assets could be sold to one or more purchasers, in one or more transactions over a period of time. The amount of proceeds received from the disposition of individual assets is dependent on a number of conditions, many of which are beyond REMEC’s power to control. Authorization and approval of the Plan of Dissolution will constitute approval of these sales, and as such, REMEC does not anticipate that any further shareholder votes will be solicited with respect to the approval of specific terms of any particular sales of assets approved by REMEC’s Board. The Plan of Dissolution permits REMEC to utilize a liquidating trustee, which REMEC anticipates engaging for the liquidation and distribution of its assets.

Future Conduct of REMEC

If the Asset Transaction and the Plan of Dissolution are approved by its shareholders, REMEC will continue to operate its business until the Asset Transaction is consummated. Following the consummation of the Asset Transaction, REMEC will retain certain assets that include the ODU/Transceiver product line. The retained business generated approximately $20 million of revenues over the past 12 months. REMEC will continue the operation of the retained business and exploration of opportunities to sell the ODU/Transceiver product line. After the remainder of its assets is sold, REMEC will cease its business and will not engage in any business activities except for the purpose of collecting and distributing its assets, paying, satisfying and discharging (or making provisions for payment thereof) any existing debts and obligations, including those of its subsidiaries, and doing all other acts required to liquidate and wind up its business and affairs.

Reporting Requirements

Whether or not the Plan of Dissolution is approved, REMEC has an obligation to continue to comply with the applicable reporting requirements of the Exchange Act. If the Plan of Dissolution is approved and, in order to curtail expenses, REMEC will seek relief from the SEC from the reporting requirements under the Exchange Act. REMEC anticipates that, if this relief is granted, REMEC would continue to file current reports on Form 8-K to disclose material events relating to the Dissolution along with any other reports that the SEC might require. There can be no certainty that relief will be granted.

Contingent Liabilities; Contingency Reserve; Liquidating Trust

Under California General Corporation Law and in connection with the Dissolution, REMEC is required to pay or provide for payment of all of its liabilities and obligations. Following the authorization and approval of the Plan of Dissolution by its shareholders, REMEC will pay all expenses and fixed and other known liabilities to the extent of its available funds and assets.

If deemed necessary or desirable by its Board, REMEC may during the course of the liquidation process transfer some or all of its then remaining assets to a liquidating trust for the benefit of its shareholders. The liquidating trust would also likely assume some or all of its, and its subsidiaries’, liabilities remaining at the time of the transfer of assets. Any liquidating trust would be administered by one or more trustees selected by REMEC’s Board and appointed pursuant to a liquidating trust agreement. If a liquidating trust is established, REMEC would distribute to its then current holders of stock beneficial interests in the liquidating trust pro rata according to the number of shares of stock owned by its shareholders. The sole purpose of the liquidating trust would be to liquidate the assets transferred to the liquidating trust on terms satisfactory to the liquidating trustees, to pay any of its liabilities assumed by the liquidating trust, and to distribute to REMEC shareholders any assets remaining in the liquidating trust after the completion of this process. The liquidating trust would be obligated to pay any of its, and its subsidiaries’, debts and liabilities assumed by it. Approval of the Plan of Dissolution will constitute the approval by REMEC’s shareholders of REMEC’s Board’s establishment of such a liquidating trust, its appointment of one or more individuals (who may or may not be former directors or officers) or corporate persons to act as trustee or trustees and the terms of any liquidating trust agreement adopted by REMEC’s Board. It is anticipated that the beneficial interests in the liquidating trust would not be freely transferable. Therefore, the recipients of the beneficial interests would not realize any value from the interests unless and until the liquidating trust distributes cash or other assets to them, which would be solely in the discretion of the trustees.

REMEC’s Board may utilize a liquidating trust to reserve REMEC’s assets for the future satisfaction of contingent liabilities. This might enable REMEC to complete its dissolution and, potentially, to distribute assets to its shareholders without delaying those actions until the validity and amounts of the contingent liabilities have been determined. If it appears that the disposition of particular assets held by REMEC will require substantial time or substantial attention on the part of an administrator with particular skills or experience, a liquidating trust could be used so that those assets could be disposed of in an orderly fashion by one or more trustees with the requisite skills and experience. Using a liquidating trust for this purpose might enable REMEC to complete its dissolution and, potentially, to make an initial distribution of assets to its shareholders without delaying these actions until REMEC could dispose of these particular assets on a favorable basis. Notwithstanding the above, REMEC intends to distribute the Powerwave shares to its shareholders after the closing of the Asset Transaction.

From and after the date of REMEC’s transfer of its remaining assets to the liquidating trust, REMEC would no longer have an interest of any character in and to these assets, which would thereafter be held by the liquidating trust for the purposes set forth in the Plan of Dissolution.

The activities of the liquidating trust would be limited to selling the assets it receives from us, using the proceeds of the asset sales to discharge its, and its subsidiaries’, debts and liabilities, and distributing any remaining assets to REMEC’s shareholders. Because REMEC’s shareholders would be considered the owners of the liquidating trust’s assets for tax purposes, each shareholder would be required to take into account in computing his, her or its own taxable income his, her or its pro rata share of each item of the trust’s income, gain, loss and deduction. Distributions received from the trust would not be separately taxable. See “—Material Tax Consequences of the Dissolution” on page 66 of the proxy statement/prospectus.

Closing of REMEC Stock Transfer Books

REMEC will close its stock transfer books and discontinue recording transfers of shares of its stock on the earliest to occur of:

•	the close of business on the record date fixed by REMEC’s Board for the final liquidating distribution;

•	the close of business on the date on which REMEC’s remaining assets are transferred to a liquidating trust; or

•	the date fixed by REMEC’s Board for the filing of the Certificate of Dissolution,

and thereafter, certificates representing share of its stock will not be assignable or transferable on REMEC’s books except by will, intestate succession or operation of law.

Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts

REMEC currently intends to close its stock transfer books on the Final Record Date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at that time. Accordingly, it is expected that trading in the shares will cease on and after that date.

REMEC’s common stock is currently listed for trading on the Nasdaq National Market. REMEC expects that, as a result of the cessation of its operations and the anticipated decrease in its assets resulting from distributions to its shareholders and the sale of additional business segments, REMEC’s common stock will be delisted from Nasdaq at some point after approval of the Plan of Dissolution by the shareholders. Trading, if any, in the common stock would thereafter be conducted in the over-the-counter market in the so-called “pink sheets” or the NASD’s “Electronic Bulletin Board”. As a consequence of a delisting, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of the common stock. Delisting of the common stock may result in lower prices for the common stock than would otherwise prevail. After REMEC closes its stock transfer books the shareholders will not be able to transfer their shares. It is anticipated that the interests in any liquidating trust or trusts will not be transferable, although no final determination has yet been made. This determination will be made by REMEC’s Board and management prior to the transfer of unsold assets to the liquidating trust and will be based on, among other things, REMEC’s Board’s and management’s estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities and other laws.

As shareholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders of the liquidating trust without their being readily able to realize the value of their interests to pay these taxes or otherwise.

Material Tax Consequences of the Dissolution

The following discussion is a general summary of the material United States federal income tax consequences affecting REMEC shareholders that are anticipated to result from the liquidation and dissolution of REMEC. This discussion does not purport to be a complete analysis of all the potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, Treasury Regulations, IRS rulings, and judicial decisions now in effect, all of which are subject to change at any time; any changes may be applied retroactively. Any such change, which may or may not be retroactive, could alter the tax consequences to REMEC and its shareholders as described herein.

In addition, REMEC shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular REMEC shareholders in light of their particular circumstances, such as:

•	dealers in securities,

•	shareholders who are subject to the alternative minimum tax provisions of the Code,

•	foreign persons,

•	tax-exempt organizations,

•	financial institutions,

•	insurance companies and broker-dealers,

•	shareholders who hold their shares as part of a hedge, straddle, wash sale, synthetic security, conversion or other risk-reduction transaction,

•	persons who acquired their shares in compensatory transactions,

•	shareholders whose REMEC stock is qualified small business stock for purposes of Section 1202 of the Code, and

•	shareholders who do not hold their REMEC stock as a capital asset.

Moreover, the following discussion does not address the tax consequences of the liquidation and dissolution of REMEC under foreign, state or local tax laws.

The following discussion has no binding effect on the IRS or the courts and assumes that REMEC will liquidate in accordance with the Plan of Dissolution in all material respects. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Dissolution, and REMEC will not seek an opinion of counsel with respect to the anticipated tax treatment. Accordingly, REMEC shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Plan of Dissolution, including the applicable federal, state, local and foreign tax consequences.

Federal Income Taxation of REMEC

After the approval of the Plan of Dissolution and until the Dissolution is completed, REMEC will continue to be subject to federal income tax on its taxable income, if any. Upon the distribution of any asset, other than cash, to shareholders pursuant to the Plan of Dissolution, REMEC will recognize gain or loss with respect to each asset in an amount equal to the difference between the fair market value and the adjusted basis of such asset distributed in the Dissolution, unless the distribution is not treated as a distribution in complete liquidation of REMEC wherein certain exceptions to the recognition of loss apply. Given the uncertainty as to the exact timing of all distributions, we cannot be give assurances that all of the distributions will be treated as distributions in complete liquidation for federal income tax purposes.

Federal Income Taxation of the REMEC Shareholders

As a result of the Dissolution, for federal income tax purposes, REMEC shareholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of any property distributed to them, and (ii) their tax basis for their shares of REMEC common stock. A shareholder’s tax basis in his or her shares will depend upon various factors, including the shareholder’s cost and the amount and nature of any distributions received with respect thereto.

A shareholder’s gain or loss will be computed on a “per share” basis. REMEC expects to make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by a shareholder. The amount of cash and the fair market value (at the time of distribution) of any property distributed with respect to each liquidating distribution will first be applied against and reduce a shareholder’s tax basis in his or her shares of stock, but not below zero. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate amount of cash and the fair market value (at the time of distribution) of any property received by a shareholder with respect to a share pursuant to all liquidating distributions exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from REMEC has been received and then only if the aggregate amount of cash and the fair market value (at the time of distribution) of any property received pursuant to all liquidating distributions with respect to a share is less than the shareholder’s tax basis for that share. Gain or loss recognized by a shareholder will be capital gain or loss provided the shares are held as capital assets. Such capital gain or loss will be long-term capital gain or loss if the shareholder’s holding period for the shares is more than one year or short-term capital gain or loss if the shareholder’s holding period for the shares is one year or less. Long-term capital gains of non-corporate taxpayers are currently taxed at a maximum 15% federal rate. Short-term capital gains are taxed at ordinary income rates. If it were to be determined that a distribution made pursuant to the Plan of Dissolution was not a distribution in complete liquidation of REMEC, such distribution would generally be taxable to a shareholder at ordinary income rates to the extent of our current and accumulated earnings and profits, and any excess would be treated in the same manner as a liquidating distribution discussed above except that no loss will be recognized by a shareholder with respect to such distribution.

Upon any distribution of property, the shareholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the shareholder’s future sale of that property will be measured by the difference between the shareholder’s adjusted tax basis in the property at the time of such sale and the proceeds of such sale.

After the close of its taxable year, REMEC will provide shareholders and the IRS with a statement of the amount of cash distributed to the shareholders and its best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by shareholders might be changed. Distributions of property other than cash to shareholders could result in tax liability to any given shareholder exceeding the amount of cash received, requiring the shareholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

It is possible that REMEC will have liabilities not fully covered by its contingency reserve for which the shareholders will be liable up to the extent of any liquidating distributions they have received. Such a liability could require a shareholder to satisfy a portion of such liability out of prior liquidating distributions received from REMEC and the liquidating trust or trusts. Payments by shareholders in satisfaction of such liabilities would commonly produce a capital loss, which, in the hands of shareholders who are individuals, may not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

Certain Federal Income Tax Consequences Arising from Liquidating Trusts

If REMEC transfers assets to a liquidating trust or trusts, REMEC intends to structure such trust or trusts so that shareholders will be treated for federal income tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. Assuming such treatment is achieved, assets transferred to a liquidating trust will cause the shareholder to be treated in the same manner for federal income tax purposes as if the shareholder had received a distribution directly from REMEC. The liquidating trust or trusts themselves should not be subject to federal income tax, assuming that they are treated as liquidating trusts for federal income tax purposes. After formation of the liquidating trust or trusts, the shareholders must take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, shareholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax. There can be no assurance that the liquidating trust or trusts described in the Plan of Dissolution will be treated as a liquidating trust or trusts for federal income tax purposes.

THE FOREGOING SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY SHAREHOLDER. THE TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE SHAREHOLDER. REMEC RECOMMENDS THAT YOU CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION AS WELL AS THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of REMEC common stock is required to approve the liquidation, winding up and dissolution of REMEC pursuant to the Plan of Dissolution.

Recommendation of the Board of Directors

REMEC’s Board unanimously recommends that the shareholders vote “FOR” Proposal Two described above.

PROPOSAL THREE: MOTION TO ADJOURN

The third proposal is to consider and vote upon any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of Proposals 1 or 2.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of REMEC common stock represented in person or by proxy at the Special Meeting is required to approve the adjournment.

TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement/prospectus, the only business that REMEC’s Board intends to present or knows that others will present at the Special Meeting is as set forth above. If any other matter or matters are properly brought before the Special Meeting, or any postponements or adjournments thereof, the proxy holders intend to vote each proxy on these new matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Proposals of REMEC’s shareholders which are intended to be presented at REMEC’s 2006 annual meeting of shareholders and included in REMEC’s proxy soliciting material must have been received by its Secretary at 3790 Via de la Valle, Suite 311, Del Mar, California 92014, in accordance with rules of the SEC, no later than March 31, 2006.

POWERWAVE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements give effect to Powerwave’s acquisition of selected assets and liabilities of the REMEC Wireless Systems Business. The Asset Transaction is accounted for as a purchase business combination. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended January 2, 2005 and the quarter ended April 3, 2005 give effect to the Asset Transaction as if it had occurred on December 29, 2003. The Unaudited Pro Forma Condensed Combined Balance Sheet as of April 3, 2005 gives effect to the Asset Transaction as if it had occurred on April 3, 2005.

The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial statements and notes thereto of Powerwave and REMEC’s Wireless Systems Business and should be read in conjunction with those financial statements and notes, which are incorporated by reference or included in this proxy statement/prospectus.

Under the purchase method of accounting, the purchase price, calculated as described in Note 2 to these Unaudited Pro Forma Condensed Combined Financial Statements, will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. A final determination of these fair values, which cannot be made prior to the completion of the Asset Transaction, will be based on the actual net tangible and intangible assets that exist as of the closing date. As the Unaudited Pro Forma Condensed Combined Financial Statements have been prepared based on preliminary estimates of fair value, amounts allocated to intangible assets with definite lives may change significantly, which could result in a material change in the amount of amortization of intangible assets. Additionally, the Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to any synergies or cost savings, which may be realized as a result of the Asset Transaction, and the impact of ongoing integration activities could cause material differences from the information presented. Therefore, the actual amounts recorded as of the completion of the transaction and thereafter may differ materially from the information presented herein.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purposes only and does not purport to present the combined financial position or results of operations of Powerwave or REMEC’s Wireless Systems Business had the Asset Transaction occurred on the dates specified, nor is it necessarily indicative of the results of operations that may be expected in the future.

POWERWAVE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED APRIL 3, 2005

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Powerwave	REMEC’s Wireless Systems Business	Less Operations Not Acquired (Note 2)	REMEC’s Operations Acquired by Powerwave	Powerwave Pro Forma Adjustments	Pro Forma Notes	Pro Forma Combined
Revenues	$162,179	$84,612	$21,676	$62,936	$—		$225,115

Cost of sales:
Cost of goods	119,036	71,854	18,280	53,574	—		172,610
Intangible asset amortization	1,921	—	—	—	222	a	2,143

Total cost of sales	120,957	71,854	18,280	53,574	222		174,753

Gross profit	41,222	12,758	3,396	9,362	(222)		50,362

Operating expenses:
Sales and marketing	9,495	2,332	463	1,869	—		11,364
Research and development	14,629	8,891	1,687	7,204	—		21,833
General and administrative	8,615	8,906	3,035	5,871	—		14,486
Intangible asset amortization	1,986	172	—	172	85	a	2,243
In-process research and development	350	—	—	—	—		350

Total operating expenses	35,075	20,301	5,185	15,116	85		50,276

Operating income (loss)	6,147	(7,543)	(1,789)	(5,754)	(307)		86

Other income (expense), net	233	(879)	—	(879)	(302)	b	(948)
Provision for (benefit from) income taxes	1,009	(18)	(18)	—	—		1,009

Net income (loss)	$5,371	$(8,404)	$(1,771)	$(6,633)	$(609)		$(1,871)

Basic earnings per share	$0.05						$(0.02)

Diluted earnings per share	$0.05						$(0.02)

Basic weighted average common shares	99,574				10,000	g	109,574

Diluted weighted average common shares	131,229				10,000	g	109,574

POWERWAVE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED JANUARY 2, 2005

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Powerwave	REMEC’s Wireless Systems Business	Less Operations Not Acquired (Note 2)	REMEC’s Operations Acquired by Powerwave	Powerwave Pro Forma Adjustments	Pro Forma Notes	Pro Forma Combined
Revenues	$473,914	$324,358	$71,619	$252,739	$—		$726,653

Cost of sales:
Cost of goods	362,872	286,755	58,878	227,877	—		590,749
Intangible asset amortization	4,615	—	—	—	888	a	5,503
Restructuring and impairment charges	506	—	—	—	—		506

Total cost of sales	367,993	286,755	58,878	227,877	888		596,758

Gross profit	105,921	37,603	12,741	24,862	(888)		129,895

Operating expenses:
Sales and marketing	28,461	12,270	1,795	10,475	—		38,936
Research and development	47,188	40,120	7,224	32,896	—		80,084
General and administrative	24,291	29,492	7,439	22,053	—		46,344
Intangible asset amortization	7,355	686	—	686	342	a	8,383
In-process research and development	23,450	—	—	—	—		23,450
Restructuring and impairment charges	2,103	61,512	—	61,512	—		63,615

Total operating expenses	132,848	144,080	16,458	127,622	342		260,812

Operating income (loss)	(26,927)	(106,477)	(3,717)	(102,760)	(1,230)		(130,917)

Other income (expense), net	118	(239)	$—	(239)	(658)	b	(779)
Provision for (benefit from) income taxes	45,313	(62)	(62)	—	—		45,313

Net income (loss)	$(72,122)	$(106,654)	$(3,655)	$(102,999)	$(1,888)		$(177,009)

Basic earnings per share	$(0.80)						$(1.77)

Diluted earnings per share	$(0.80)						$(1.77)

Basic weighted average common shares	90,212				10,000	g	100,212

Diluted weighted average common shares	90,212				10,000	g	100,212

POWERWAVE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF APRIL 3, 2005

(IN THOUSANDS)

	Powerwave	REMEC’s Wireless Systems Business	Less Operations Not Acquired (Note 2)	REMEC’s Operations Acquired by Powerwave	Powerwave Pro Forma Adjustments	Pro Forma Notes	Pro Forma Combined
Current assets:
Cash and cash equivalents	$268,721	$35,290	$35,290	$—	$(40,000)	d	$228,721
Restricted cash	6,930	—	—	—	—		6,930
Short-term investments	—	2,564	2,564	—	—		—
Accounts receivable, net	148,865	53,409	13,185	40,224	—		189,089
Inventories, net	61,225	55,808	14,391	41,417	821	c	103,463
Prepaid expenses and other current assets	20,039	18,277	16,082	2,195	—		22,234

Total current assets	505,780	165,348	81,512	83,836	(39,179)		550,437
Property, plant and equipment, net	140,290	54,482	10,156	44,326	—		184,616
Goodwill	270,135	—	—	—	34,289	e	304,424
Other non-current assets	73,200	3,528	438	3,090	8,782	e	85,072

Total assets	$989,405	$223,358	$92,106	$131,252	$3,892		$1,124,549

Current liabilities:
Accounts payable	$75,985	$45,716	$9,031	$36,685	$—		$112,670
Accrued expenses and other current liabilities	85,994	42,306	22,909	19,397	2,450	d	107,841

Total current liabilities	161,979	88,022	31,940	56,082	2,450		220,511
Long-term debt	330,000	—	—	—	—		330,000
Other non-current liabilities	3,830	1,796	715	1,081	(600)	f	4,311

Total liabilities	495,809	89,818	32,655	57,163	1,850		554,822
Total shareholders’ equity	493,596	133,540	59,451	74,089	2,042	g	569,727

Total liabilities and shareholders’ equity	$989,405	$223,358	$92,106	$131,252	$3,892		$1,124,549

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Unaudited Pro Forma Condensed Combined Financial Statements reflect Asset Transaction accounted for as a purchase business combination as defined by Statement of Financial Accounting Standards No. 141, Business Combinations.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended January 2, 2005 and the quarter ended April 3, 2005 give effect to the Asset Transaction as if it had occurred on December 29, 2003. The Unaudited Pro Forma Condensed Combined Balance Sheet as of April 3, 2005 gives effect to the Asset Transaction as if it had occurred on April 3, 2005. The pro forma financial statements reflect the fiscal period end dates of Powerwave. The historical financial information of the Wireless Systems Business of REMEC is as of April 30, 2005, for the year ended January 31, 2005 and the quarter ended April 30, 2005.

Note 2. Operations Not Acquired

Powerwave will acquire substantially all of REMEC’s Wireless Systems Business through the purchase of selected assets and liabilities. However, Powerwave will not acquire the assets and liabilities related to REMEC’s ODU/Transceiver product line and manufacturing services business and certain corporate-related assets and liabilities which are reflected in the historical financial statements of REMEC’s Wireless Systems Business. As such, the Unaudited Pro Forma Condensed Combined Financial Statements have been adjusted to exclude the assets and liabilities as well as the operations of REMEC’s ODU/Transceiver product line, manufacturing services business and corporate-related operations.

Note 3. Purchase Accounting

The total estimated purchase price of the selected assets and liabilities of the Wireless Systems Business of REMEC includes the issuance of 10 million shares of Powerwave Common Stock valued at an average price of $7.95 per share based on the average closing price for three days before and after announcement of the Asset Transaction. The total estimated purchase price is as follows (in thousands):

Cash	$40,000
Value of Powerwave Common Stock issued	79,500
Estimated transaction costs and expenses	3,250

Total estimated purchase price	$122,750

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

Under the purchase method of accounting, the purchase price will be allocated to acquired tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the Asset Transaction, with any excess being ascribed to goodwill. Management is primarily responsible for determining the fair values of these assets. Management has estimated the fair values of the acquired assets reflected in the Unaudited Pro Forma Condensed Combined Financial Statements based on a number of factors, including preliminary estimates of valuations and prior transactions. A final determination of these fair values, which cannot be made prior to the completion of the Asset Transaction, will be based on the actual acquired net tangible and intangible assets that exist on the closing date, and could differ materially from the amounts estimated below (in thousands):

Current assets	$84,657
Property, plant and equipment	44,326
Goodwill	34,289
Identifiable intangibles, excluding in-process research and development	9,581
In-process research and development	3,370
Other non-current assets	3,090
Current liabilities	(56,082)
Other non-current liabilities	(481)

Total estimated purchase price	$122,750

Identified intangible assets are expected to include in-process research and development, developed technology, customer relationships, and customer backlog. Due to the nature of the non-recurring charges and the rules governing pro forma financial information, the charge for purchased in-process research and development has been reflected as a reduction of shareholders’ equity in the Unaudited Pro Forma Condensed Combined Balance Sheet, but is excluded from the Unaudited Pro Forma Condensed Combined Statements of Operations. Other identified intangible assets will be amortized over their estimated useful lives expected to range from 6 months to 10 years.

Note 3. Unaudited Pro Forma Combined Adjustments

The following adjustments are required to properly reflect the pro forma combination of Powerwave and the acquired selected assets and liabilities of the Wireless Systems Business of REMEC:

(a) Represents an adjustment to eliminate historical amortization of intangible assets recorded by REMEC’s Wireless Systems Business and to amortize identifiable intangible assets with finite useful lives from the current transaction, discussed in Note 2 above, over periods ranging from 6 months to 10 years. Amortization expense is recorded to individual financial statement line items based on the nature of the underlying asset. Goodwill and intangible assets related to the REMEC acquisition have been accounted for in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

(b) Reflects the decrease in interest income resulting from the use of cash to consummate the REMEC acquisition. Interest rates of 1.55% and 2.85% for the year ended January 2, 2005 and the quarter ended April 3, 2005, respectively, were used to determine the reduction in interest income. This rate approximates the average rate of return on cash and investments of Powerwave for respective periods.

(c) Represents an adjustment to write-up inventory acquired to its estimated fair value in the Unaudited Pro Forma Condensed Combined Balance Sheet as of April 3, 2005. The adjustment will be recorded to costs of sales to expense such amounts as the acquired inventory is sold.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

(d) Cash outflows include cash consideration of $40 million and estimated transaction costs of $3.25 million of which approximately $0.8 million were incurred and $2.45 million were reflected as accrued as of April 3, 2005.

(e) Represents the addition of goodwill and identified intangible assets resulting from the purchase price allocation for the current transaction described in Note 2.

(f) Represents an adjustment to eliminate the net long-term deferred tax liability recorded by REMEC’s Wireless Systems Business.

(g) Reflects the issuance of 10 million shares of Powerwave Common Stock valued at $79.5 million, the elimination of the historical equity balances of approximately $(74.1) million of REMEC’s Wireless Systems Business, and the impact of the write-off of in-process research and development expenses of $(3.4) million.

Note 4. Unaudited Pro Forma Shares for Earnings Per Share

The following table shows the calculation of shares used in computing the pro forma earnings per share in the Unaudited Pro Forma Condensed Combined Statements of Operations (in thousands):

	For the Year Ended January 2, 2005	For the Quarter Ended April 3, 2005
Powerwave historical weighted average shares used in computing basic net income (loss) per share	90,212	99,574
Shares of Powerwave common stock to be issued	10,000	10,000

Pro forma weighted average shares used in computing basic net income (loss) per share	100,212	109,574

No weighted average diluted shares, which would consist of stock options and conversion of convertible debt, were used in the calculation of pro forma earnings per share, as the impact would have been antidilutive.

DESCRIPTION OF POWERWAVE CAPITAL STOCK

Powerwave’s authorized capital stock consists of 250,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.

Common Stock

As of June 30, 2005, there were 99,833,281 shares of common stock outstanding held by approximately 112 holders of record. Powerwave estimates that there were approximately 40,000 holders in street name of Powerwave stock as of June 30, 2005. Holders of common stock are entitled to one vote per share on all matters to be voted upon by shareholders. In accordance with Delaware law, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders. The shares of common stock have no preemptive rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. The holders of common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available for dividends.

Upon a dissolution of Powerwave, its creditors will be paid before any distribution to holders of its common stock. Subject to rights of any shares of preferred stock then outstanding, the holders of common stock would be entitled to receive a pro rata distribution per share of any excess amount.

Preferred Stock

Powerwave’s Amended and Restated Certificate of Incorporation empowers its board of directors to issue up to 5,000,000 shares of preferred stock from time to time in one or more series. Powerwave’s board of directors also may fix the designation, privileges, preferences and rights and the qualifications, limitations and restrictions of those shares, including dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, dissolution preferences and the number of shares constituting any series or the designation of the series. Terms selected could decrease the amount of earnings and assets available for distribution to holders of Powerwave common stock or adversely affect the rights and powers, including voting rights, of the holders of Powerwave common stock without any further vote or action by the shareholders. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by Powerwave in the future. In 2001, its board of directors designated 650,000 shares of preferred stock as Series A Junior Participating Preferred Stock in connection with the adoption of Powerwave’s shareholder rights plan, as described below.

Stockholder Rights Plan

On May 31, 2001, Powerwave’s board of directors adopted a stockholder rights plan, pursuant to which it declared a dividend of one preferred share purchase right for each outstanding share of common stock. The description and terms of these rights are set forth in a Rights Agreement, dated June 1, 2001, as amended, between Powerwave and U.S. Stock Transfer Corporation, as rights agent. The rights trade with, and are inseparable from, the common stock. Each right will allow its holder to purchase from Powerwave one one-hundredth of a share of new Series A Junior Participating Preferred Stock for $115.00 once the rights become exercisable.

The rights will not be exercisable until:

•	10 days after the public announcement that a person or group has become an “acquiring person” by obtaining beneficial ownership of 15% or more of the outstanding shares of common stock (excluding specified existing shareholders holding more than 15% of the outstanding common stock); or

•	if earlier, 10 business days (or a later date determined by the board of directors before any person or group becomes an acquiring person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an “acquiring person”.

The date when the rights become exercisable is referred to as the distribution date. Until that date, the common stock certificates will also evidence the rights, and any transfer of shares of common stock will constitute a transfer of rights. After that date, the rights will separate from the common stock and be evidenced by book-entry credits or by rights certificates that Powerwave will mail to all eligible holders of common stock. Any rights held by an acquiring person are void and may not be exercised. Powerwave’s board of directors may reduce the threshold at which a person or group becomes an acquiring person from 15% to not less than 10% of the outstanding common stock, but any such reduction in the threshold will not cause a person or a group to become an acquiring person by the lowering of the threshold below the percentage that such person or group already owns.

If a person or group becomes an acquiring person, all holders of rights except the acquiring person may, for $115.00, purchase shares of common stock with a market value of $230.00, based on the market price of the common stock prior to such acquisition.

If Powerwave is later acquired in a merger or similar transaction after the distribution date, all holders of rights except the acquiring person may, for $115.00, purchase shares of the acquiring corporation with a market value of $230.00 based on the market price of the acquiring corporation’s stock, prior to such merger.

Each one one-hundredth of Series A Junior Participating Preferred Stock, if issued:

•	will not be redeemable;

•	will entitle holders to quarterly dividend payments equal to the dividend paid on one share of common stock;

•	will entitle holders upon dissolution either to receive $1 per one one-hundredth interest of a share of Series A Junior Participating Preferred Stock or an amount equal to the payment made on one share of common stock, whichever is greater;

•	will have the same voting power as one share of common stock; and

•	if shares of common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-hundredth interest in a share of Series A Junior Participating Preferred Stock should approximate the value of one share of common stock.

Powerwave’s board of directors may redeem the rights for $0.001 per right at any time before any person or group becomes an acquiring person. If its board of directors redeems any rights, it must redeem all of the rights. Once the rights are redeemed, the only right of the holders of rights will be to receive the redemption price of $0.001 per right. The redemption price will be adjusted if Powerwave effects a stock split or stock dividend of common stock.

After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of the outstanding shares of common stock, Powerwave’s board of directors may extinguish the rights by exchanging one share of common stock or an equivalent security for each right, other than rights held by the acquiring person.

COMPARISON OF RIGHTS OF HOLDERS OF REMEC COMMON STOCK AND

POWERWAVE COMMON STOCK

The rights of Powerwave stockholders are currently governed by the Delaware General Corporation Law, or DGCL, and by Powerwave’s certificate of incorporation and bylaws. REMEC’s articles of incorporation and bylaws and the California Corporations Code, or CCC, currently govern the rights of shareholders of REMEC. After the completion of the Asset Transaction and planned subsequent distribution of Powerwave stock to REMEC shareholders, REMEC shareholders will own stock of Powerwave which stock will be governed by Powerwave’s certificate of incorporation and bylaws and the DGCL.

This section summarizes the material differences between the rights of holders of Powerwave common stock and the rights of holders of REMEC common stock. This summary may not contain all of the information that is important to both Powerwave stockholders and REMEC shareholders, and is not a complete comparison of the certificate of incorporation and bylaws of Powerwave and the DGCL and the articles of incorporation and bylaws of REMEC and the CCC. Powerwave and REMEC shareholders should read carefully this entire document, the certificate/articles of incorporation and bylaws of Powerwave and REMEC, and the relevant provisions of the DGCL and the CCC for a more complete understanding of the differences between Powerwave common stock and REMEC common stock.

Authorized Capital Stock

Powerwave. The authorized capital stock of Powerwave consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, 650,000 of which have been designated Series A Junior Participating Preferred Stock. As of June 30, 2005, there were 99,833,281 shares of common stock outstanding and no shares of preferred stock outstanding.

REMEC. The authorized capital stock of REMEC consists of 140,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, 140,000 of which have been designated Series RP Preferred Stock. As of July 15, 2005, there were 28,286,479 shares of common stock outstanding, and no shares of preferred stock outstanding.

Number and Election of Directors

Powerwave. Powerwave’s certificate of incorporation and bylaws provide that the board of directors shall be fixed exclusively by resolution of the board of directors, but in no event may the board consist of less than four nor more than nine directors. Powerwave’s certificate of incorporation also provides that the exclusive authority to amend the bylaws to change the number of directors resides in the board of directors. Powerwave’s bylaws do not provide for cumulative voting for the election of directors at meetings of stockholders.

REMEC. REMEC’s amended and restated bylaws provide that the authorized number of directors cannot be less than six or more than nine, as determined by the board from time to time. REMEC currently has eight directors. All directors are elected at each annual meeting of shareholders to serve until the next annual meeting and until their successors have been elected and qualified. An amendment to REMEC’s amended and restated bylaws that would reduce the minimum number of directors to less than five cannot be adopted if the votes cast against its adoption at a shareholders’ meeting or the shares not consenting to an action by written consent are equal to or more than 16 2/3 percent of the outstanding shares entitled to vote. REMEC’s amended and restated bylaws provide for cumulative voting for the election of directors.

Removal of Directors

Powerwave. Powerwave’s certificate of incorporation and bylaws provide that stockholders may remove any director, with or without cause, upon an affirmative vote of the holders of a majority of the then-outstanding shares of voting stock.

REMEC. REMEC’s bylaws permit cumulative voting. Therefore, pursuant to the CCC, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote thereon. However, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. A corporation’s board of directors may not remove a director unless such director has been (i) declared of unsound mind by an order of court or (ii) convicted of a felony.

Filling Vacancies on the Board of Directors

Powerwave. Powerwave’s certificate of incorporation provides that if the office of any director, or any member of a committee shall become vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

REMEC. REMEC’s bylaws provide that, except for a vacancy created by the removal of a director, vacancies on the board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. Vacancies occurring in the Board by reason of the removal of directors may be filled only by approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.

Special Meetings of Stockholders

Powerwave. Powerwave’s bylaws provide that a special meeting of stockholders may be convened at any time by a majority of the board of directors of Powerwave, the chairman of the board of directors, the president of Powerwave or the chief executive officer of Powerwave.

REMEC. The REMEC bylaws provide that a special meeting of shareholders may be convened at any time by the board of directors, the chairman of the board of directors of REMEC, the president of REMEC, or by the holders of at least 10% of the votes entitled to be cast at that meeting, or such additional persons as are authorized by REMEC’s restated articles or amended and restated bylaws.

Advance Notice Provisions for Meetings of Stockholders

Powerwave. Powerwave’s bylaws provide that written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting.

REMEC. REMEC’s amended and restated bylaws provide that written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting.

Action by Written Consent of the Stockholders

Powerwave. Powerwave’s bylaws provide that any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

REMEC. REMEC’s bylaws allow for any action that may be taken at any annual or special meeting of shareholders to be taken without a meeting and without prior notice if a consent in writing shall be signed by holders of not less than the minimum number of votes necessary to authorize or take such action at a meeting. Directors may not be elected by written consent except by unanimous written consent of the shareholders entitled to vote for the election of directors.

Advance Notice Provisions for Board Nominations and Other Stockholder Business

Powerwave. Powerwave’s bylaws provide that a shareholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such shareholder has given timely notice in proper written form of his intent to make such nomination or nominations or to propose such business. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the corporation not later than forty-five (45) days nor more than ninety (90) days prior to such meeting; provided, however, in the event that less than fifty-five (55) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the date of which such notice of the date of the meeting was mailed or such public disclosure was made.

REMEC. REMEC’s bylaws and the CCC are silent on both (1) the requirements for proper notice of any nomination for the election of a director or other business brought before an annual meeting and (2) the timing requirements for such notice.

Stockholder Rights Plans

Powerwave. Powerwave has adopted a stockholder rights plan that provides its stockholders with the right to purchase preferred stock as a defensive measure in connection with a potential acquisition.

REMEC. REMEC has adopted a shareholder rights plan that provides its shareholders with the right to purchase preferred stock as a defensive measure in connection with a potential acquisition.

Amendment of Bylaws

Powerwave. Under the DGCL, the power to adopt, alter and repeal a Delaware corporation’s bylaws is vested in the shareholders, except to the extent that the certificate of incorporation also vests such powers in the board of directors. Powerwave’s certificate of incorporation grants these powers to the board of directors.

REMEC. REMEC’s amended and restated bylaws provide that such bylaws may be amended or repealed by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the corporation or by the Board provided, however, that a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the corporation.

Indemnification of Directors and Officers

Powerwave. Section 145 of the DGCL provides that a company may indemnify its directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to such corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Powerwave’s certificate of incorporation and bylaws provide for indemnification by Powerwave of its directors, officers and employees to the fullest extent permitted by the DGCL. Its bylaws also provide for the prepayment of expenses to persons entitled to indemnification (subject to certain conditions), and permits Powerwave to purchase and maintain insurance on behalf of any director, officer, employee, or agent against any liability asserted against or incurred by them in any such capacity, or arising out of their status as such, whether or not Powerwave would have the power or obligation to indemnify them against such liability under its bylaws.

REMEC. Under CCC, (a) a corporation has the power to indemnify any person who was or is threatened to be made a party to any proceeding by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines and settlements (other than in connection with actions by or in the right of the corporation) if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful, and (b) a corporation has the power to indemnify, with certain exceptions, any person who is a party to any action by or in the right of the corporation, against expenses actually or reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and its shareholders. In addition, CCC allows a corporation to advance payment on an indemnitee’s expenses prior to the final disposition of an action, provided that the indemnitee undertakes to repay any such amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced. As described above, REMEC’s amended and restated bylaws provide for the indemnification of REMEC’s directors and officers to the fullest extent not prohibited by CCC. The indemnification expressly authorized by CCC and described above is not exclusive, and a corporation may grant its directors, officers, employees or other agents certain additional rights to indemnification. REMEC’s restated articles of incorporation permit indemnification to the fullest extent not prohibited by CCC.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for Powerwave by Stradling Yocca Carlson & Rauth, a professional corporation, Newport Beach, California. REMEC is represented in connection with the Asset Transaction and the Plan of Dissolution by Heller Ehrman LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements, the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Powerwave Technologies, Inc. Annual Report on Form 10-K for the year ended January 2, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of LGP Allgon Holding AB as of December 31, 2002 and 2003, and for each of the three years in the period ended December 31, 2003 incorporated by reference from Powerwave Technologies, Inc. Current Report on Form 8-K filed with the SEC on May 13, 2004 have been audited by Deloitte & Touche AB, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the differences between accounting principles generally accepted in Sweden and accounting principles generally accepted in the United States of America and the effect that the application of the latter would have on the determination of net profit (loss) and shareholders’ equity) which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The combined financial statements of REMEC Wireless Systems, a reportable segment of REMEC, Inc. at January 31, 2004, and for each of the two years in the period ended January 31, 2004, included in this proxy statement/prospectus, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements REMEC, Inc. at January 31, 2004 and for each of the two years in the period ended January 31, 2004 appearing in REMEC, Inc.’s Annual Report on Form 10-K/A Amendment No. 1 for the year ended January 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of REMEC Wireless Systems, a reportable segment of REMEC, Inc. included in this proxy statement/prospectus as of and for the year ended January 31, 2005 have been audited by Squar, Milner, Reehl & Williamson, LLP, an independent registered accounting firm, as stated in their report, which is included elsewhere in this proxy statement/prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting of REMEC, Inc., as of and for the year ended January 31, 2005, have been audited by Squar, Milner, Reehl & Williamson, LLP, as stated in their reports included in REMEC’s Annual Report (Form 10-K/A) and incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Powerwave and REMEC file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy these reports and other information filed by Powerwave or REMEC at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Powerwave and REMEC, who file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The address of this site is http://www.sec.gov.

INCORPORATION BY REFERENCE

Powerwave and REMEC disclose important information to you by referring you to documents that each of them has previously filed with the SEC or documents it will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and information in documents that they file later with the SEC will automatically update and supersede information in this proxy statement/prospectus. Powerwave and REMEC incorporate by reference the documents listed below into this prospectus, and any future filings made by either of them with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the closing of this offering, including all filings made after the date of the initial registration statement and prior to the Special Meeting or the effectiveness of the registration statement, whichever occurs later.

Powerwave hereby incorporates by reference into this proxy statement/prospectus the following:

•	Current Report on Form 8-K filed with the SEC on May 13, 2004;

•	Annual Report on Form 10-K for the fiscal year ended January 2, 2005, filed with the SEC on March 10, 2005 and amended on April 8, 2005;

•	Current Report on Form 8-K filed with the SEC on March 10, 2005;

•	Current Report on Form 8-K filed with the SEC on March 16, 2005;

•	Current Report on Form 8-K filed with the SEC on May 2, 2005;

•	Current Report on Form 8-K filed with the SEC on May 4, 2005;

•	Current Report on Form 8-K filed with the SEC on May 5, 2005;

•	Current Report on Form 8-K filed with the SEC on July 12, 2005;

•	Quarterly Report on Form 10-Q for the quarter ended April 3, 2005, filed with the SEC on May 13, 2005; and

•	the description of Powerwave’s capital stock contained in its registration statement on Form 8-A filed with the SEC on October 9, 1996.

REMEC hereby incorporates by reference into this proxy statement/prospectus the following documents:

•	Annual Report on Form 10-K for the fiscal year ended January 31, 2005 as amended on Form 10-K/A;

•	Quarterly Report on Form 10-Q for the quarter ended April 29, 2005;

•	Current Report on Form 8-K filed with the SEC on July 5, 2005, as amended on July 8, 2005; and

•	Current Report on Form 8-K filed with the SEC on July 13, 2005.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

You may request a copy of any Powerwave or REMEC filing, at no cost, by written or oral request made to Powerwave or REMEC, respectively, at the following address or telephone number:

Powerwave Technologies, Inc. 1801 E. St. Andrew Place Santa Ana, California 92705 Attention: Investor Relations Phone: (714) 466-1000 Fax: (714) 466-5801	REMEC, Inc. 3790 Via de la Valle, Suite 311 Del Mar, California 92014 Attention: Investor Relations Phone: (858) 842-3000 Fax: (858) 847-0386

If you would like to request documents from us, please do so immediately in order to ensure timely receipt before the Special Meeting.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

REPORT OF SQUAR, MILNER, REEHL & WILLIAMSON, LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

REMEC Wireless Systems

We have audited the accompanying combined balance sheet of REMEC Wireless Systems, as defined in Note 1 (“RWS”), a reportable segment of REMEC, Inc. (“REMEC”), as of January 31, 2005 and the related combined statements of operations, owner’s equity and other comprehensive income (loss), and cash flows for the year then ended. These financial statements are the responsibility of REMEC’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of REMEC Wireless Systems as of January 31, 2005, and the combined results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, during fiscal year 2005, REMEC engaged financial advisors to evaluate alternative strategies to enhance shareholder value, including the disposition of some or all of its business units. As more fully described in Note 4, on March 14, 2005, REMEC entered into definitive agreement to sell selected assets and liabilities of certain RWS’s product lines representing a majority of RWS’s operations. This proposed transaction is subject to shareholder approval in fiscal year 2006. If the sale transaction is approved and consummated, the financial and operational viability of RWS would become increasingly uncertain. As a result, in connection with seeking shareholder approval of the aforementioned transaction, REMEC’s Board of Directors intends to ask the shareholders to approve and adopt a plan of dissolution, which would be intended to allow for the orderly disposition of RWS’ remaining assets and liabilities and would require RWS to adopt the liquidation basis of accounting. The accompanying financial statements do not reflect any adjustments related to the possible future effects of these matters.

/s/    SQUAR, MILNER, REEHL & WILLIAMSON, LLP

Newport Beach, California

June 8, 2005 (except for Note 13 as to which the date is July 1, 2005)

REPORT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

REMEC Wireless Systems

We have audited the accompanying combined balance sheet of REMEC Wireless Systems (a reportable segment of REMEC, Inc.) as of January 31, 2004, and the related combined statements of operations; owner’s equity and other comprehensive income (loss); and cash flows for the years ended January 31, 2004 and 2003. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of REMEC Wireless Systems at January 31, 2004, and the combined results of its operations and its cash flows for the years ended January 31, 2004 and 2003, in conformity with U.S. generally accepted accounting principles.

/s/    ERNST & YOUNG LLP

San Diego, California

March 19, 2004

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

COMBINED BALANCE SHEETS

(In thousands)

	January 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$32,240	$44,628
Short-term investments, available-for-sale	4,531	10,296
Accounts receivable, net of allowance for doubtful accounts of $1,199 and $2,112 at January 31, 2005 and 2004, respectively	46,754	48,457
Notes and other receivables	13,858	7,525
Inventories, net	60,728	65,262
Net assets held for sale	—	12,776
Prepaid expenses and other current assets	5,047	3,351

Total current assets	163,158	192,295
Property, plant and equipment, net	57,317	61,960
Restricted cash	9,426	569
Goodwill, net	—	62,256
Intangibles, net	2,572	3,257
Other assets	1,134	2,576

Total assets	$233,607	$322,913

LIABILITIES AND OWNER’S EQUITY
Current liabilities:
Accounts payable	$43,648	$46,585
Accrued salaries, benefits and related taxes	6,496	9,775
Accrued expenses and other current liabilities	41,850	32,690

Total current liabilities	91,994	89,050
Deferred income taxes and other long-term liabilities	1,734	3,145
Advances from affiliated company	27,012	12,774
Commitments and contingencies (Note 7)	—	—
Owner’s equity	112,867	217,944

Total liabilities and owner’s equity	$233,607	$322,913

See accompanying notes.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

COMBINED STATEMENTS OF OPERATIONS

(In thousands)

	Years Ended January 31,
	2005	2004	2003
Net sales	$324,358	$267,611	$148,345
Cost of sales	286,755	234,737	137,744

Gross profit	37,603	32,874	10,601

Operating expenses:
Selling, general and administrative	42,448	40,343	25,613
Research and development	40,120	46,244	28,077
Impairment of goodwill	62,400	—	—
Impairment of long-lived assets	—	1,038	658
Restructuring charges (reversals)	(888)	3,388	924

Total operating expenses	144,080	91,013	55,272

Loss from continuing operations	(106,477)	(58,139)	(44,671)
Gain on sale of investment	—	4,582	—
Gain on sale of facility	—	945	1,183
Interest income and other, net	(239)	392	2,322
Write-down of investment	—	—	(1,801)

Loss from continuing operations before income taxes	(106,716)	(52,220)	(42,967)
Provision (credit) for income taxes	(62)	103	15,713

Net loss from continuing operations	(106,654)	(52,323)	(58,680)

Net loss from discontinued operations including loss on disposal, net of taxes	(434)	(5,498)	(839)

Net loss	$(107,088)	$(57,821)	$(59,519)

See accompanying notes.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

COMBINED STATEMENTS OF OWNER’S EQUITY AND

OTHER COMPREHENSIVE INCOME (LOSS)

(In thousands)

Balance at January 31, 2002	$262,885
Contributions	44,758
Other comprehensive income (loss):
Net change in foreign currency translation adjustment	3,661
Net unrealized loss on investments	(2,391)
Net loss	(59,519)

Balance at January 31, 2003	249,394

Contributions	23,053
Other comprehensive income (loss):
Net change in foreign currency translation adjustment	2,008
Net unrealized gain on foreign currency forward contracts	1,310
Net loss	(57,821)

Balance at January 31, 2004	217,944

Contributions	3,596
Other comprehensive income (loss):
Net change in foreign currency translation adjustment	(179)
Net unrealized loss on foreign currency forward contracts	(1,430)
Net unrealized gain on investments	24
Net loss	(107,088)

Balance at January 31, 2005	$112,867

See accompanying notes.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended January 31,
	2005	2004	2003
Operating Activities:
Net loss from continuing operations	$(106,654)	$(52,323)	$(58,680)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	15,218	14,605	12,192
Impairment of goodwill	62,400	—	—
Impairment of long-lived assets	—	1,038	658
Restructuring costs (reversals)	(888)	3,388	924
Gain on sale of facility	—	(945)	(1,183)
Decrease in deferred tax assets	—	—	33,948
Write-down of investment	—	—	1,801
Unrealized gain on foreign currency forward contracts	(1,430)	(1,426)	—
Gain on sale of investments	—	(4,582)	—
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(4,381)	(10,632)	(10,427)
Inventories	4,534	(22,767)	(4,903)
Prepaid expenses and other current assets	(1,696)	1,875	(1,830)
Accounts payable	(2,937)	16,163	13,638
Short term notes payable	4,463	(220)	—
Accrued expenses, income taxes payable, and other long-term liabilities	758	2,008	(13,977)

Net cash used in continuing operating activities	(30,613)	(53,818)	(27,839)

Investing Activities:
Additions to property, plant and equipment	(15,149)	(16,939)	(11,184)
Proceeds from sale of property and equipment	5,145	6,190	5,800
Payment for acquisitions, net of cash acquired	—	—	32,328
Proceeds from sale of investments	—	7,720	—
Advances from affiliated company	14,238	29,405	9,888
Other assets	1,298	(10,592)	(2,935)
Release of restricted cash	(8,857)	16,480	—
Short-term investment purchases	(22,918)	(39,274)	—
Short-term investment sales	28,688	9,071	—
Short-term investment maturities	—	32,356	—

Net cash provided by investing activities	2,445	34,417	33,897

Financing Activities:
Repayments of credit facilities and long-term debt	—	—	(200)
Proceeds from issuance of common shares, net	3,596	6,464	2,369

Net cash provided by financing activities	3,596	6,464	2,169

(Decrease) increase in cash from continuing operations	(24,572)	(12,937)	8,227
Net cash provided by (used in) discontinued operations	12,342	(11,569)	4,251
Effect of exchange rate changes on cash and cash equivalents	(158)	4,739	3,228

(Decrease) increase in cash and cash equivalents	(12,388)	(19,767)	15,706
Cash and cash equivalents at beginning of year	44,628	64,395	48,689

Cash and cash equivalents at end of year	$32,240	$44,628	$64,395

Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$953	$—	$—

Income taxes, net	$(726)	$—	$—

Supplemental disclosure of non-cash investing and financing activities:
Common shares issued in acquisitions	$—	$16,589	$41,071
Assets acquired with capital leases	$5,863	$—	$—

See accompanying notes.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS

1. REMEC AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

REMEC Wireless Systems (“RWS”) is owned by REMEC, Inc., a California corporation incorporated in 1983 (“Parent” or “REMEC”). RWS is not composed of a single entity, rather it is a reportable segment of REMEC which includes a combination of certain subsidiaries and the assets, liabilities, revenues and expenses of REMEC’s corporate entity, as related to such subsidiaries. RWS is engaged in the business of designing and manufacturing high frequency subsystems used in the transmission of voice, video and data traffic over commercial wireless communication networks. These products are designed to improve the capacity, efficiency quality and reliability of commercial wireless communication infrastructure equipment and operate at the full range of frequencies currently used in the communications transmissions including at radio, microwave, and millimeter wave frequencies.

RWS is dependent on REMEC for corporate, information technology, human resource, treasury and other services arising in the ordinary course of business, including financial guarantees.

Basis of Presentation

The accompanying financial statements have been prepared using the going concern basis of accounting. This basis of accounting contemplates the recovery of RWS’s assets and the satisfaction of its liabilities in the normal course of conducting business. During the fiscal year 2005, REMEC engaged financial advisors to evaluate alternative strategies to increase shareholder value, including the disposal of all or a portion of its business units. Further, as more fully described in Note 4, in March 2005, REMEC entered into a definitive agreement to sell selected assets and liabilities of certain RWS’s product lines to Powerwave Technologies, Inc. (“Powerwave”) for 10 million shares of Powerwave’s common stock and $40 million in cash. Based on Powerwave’s closing price on Friday, March 11, 2005, the transaction value is approximately $120 million. The proposed transaction requires shareholder approval (which has not been obtained as of this filing).

REMEC has maintained and prepared financial statements for its two reportable segments: RWS and Defense & Space. REMEC does not maintain or prepare separate financial statements for the product lines, assets and liabilities, that Powerwave is expected to acquire. However, the product lines, assets and liabilities expected to be acquired by Powerwave constitute a significant portion of RWS, exclusive of RWS’s ODU/transceiver product line and the manufacturing service business.

The completion of the sale transaction with Powerwave, if approved by REMEC shareholders, will result in RWS divesting the majority of its operating assets and liabilities. Consequently, if the sale transaction is approved and consummated, the financial and operational viability of RWS and REMEC will become increasingly uncertain. As a result, in connection with seeking shareholder approval of the aforementioned transactions, the Board of Directors intends to ask REMEC shareholders to approve and adopt a plan of dissolution/liquidation which will allow for the orderly disposition of REMEC’s remaining assets and businesses. If shareholders do not approve the proposed sale to Powerwave, it is possible that RWS or REMEC may require additional sources of financing in order to maintain its current operations. These additional sources of financing may include bank borrowings or public or private offerings of equity or debt securities. While management believes it will have access to these financing sources, no assurance can be given that such additional sources of financing will be available on acceptable terms, if at all.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Principles of Combination

The accompanying combined financial statements include the wholly owned subsidiaries of REMEC that are part of RWS, including one variable interest entity. These financial statements also include the assets, liabilities and corporate expenses of REMEC, the corporate entity, and includes interest and an allocation of legal, IT, payroll and employee benefits and other expenses attributable to RWS. Intercompany transactions between companies in the combined group have been eliminated in combination.

The accompanying combined financial statements of RWS exclude the assets, liabilities, revenues and expenses of REMEC Defense & Space Inc., a subsidiary sold to an unrelated third party in May 2005 for approximately $253 million in cash. Such subsidiary constituted the entire Defense & Space reportable segment.

Variable Interest Entities

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, Consolidation of Variable Interest Entities, as amended (“Interpretation No. 46”), which addresses the consolidation of variable interest entities (“VIEs”). Under Interpretation No. 46, arrangements that are not controlled through voting or similar rights are accounted for as VIEs. An enterprise is required to consolidate a VIE if it is the primary beneficiary of the VIE. Interpretation No. 46 applies immediately to arrangements created after January 31, 2003 and, with respect to arrangements created before February 1, 2003, the interpretation was applied to RWS as of February 1, 2004. The adoption of Interpretation No. 46 has not materially affected RWS’s combined net loss. Prior period information has not been restated to conform to the presentation in the current period.

Under Interpretation No. 46, a VIE is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity through voting or similar rights, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, pursuant to Interpretation No. 46, an enterprise that absorbs a majority of the expected losses or residual returns of the VIE is considered the primary beneficiary and must consolidate the VIE.

Based on the provisions of Interpretation No. 46, management has concluded that an entity in the Philippines is a VIE in which the RWS is the primary beneficiary, as RWS provides the financial support necessary for the entity to carry its normal operations. The entity is engaged in the ownership of land. Accordingly, the financial statements of the VIE have been combined into RWS as of January 31, 2005 as follows:

$ 000’s
Total Assets	$1,024
Total Liabilities	(967)
Equity	(57)

RWS’s maximum exposure to loss related to this entity was approximately $1.0 million at January 31, 2005.

Cash, Cash Equivalents and Short-Term Investments

RWS considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. Cash equivalents are comprised of money market funds, U.S. government and other corporate debt securities. Cash and cash equivalents included investments in debt securities of $9.0 million

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

at January 31, 2004 and there were none at January 31, 2005. RWS evaluates the financial strength of institutions at which significant investments are made and believes the related credit risk is limited to an acceptable level.

Statement of Financial Accounting Standard (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities requires companies to record certain debt and equity security investments at market value. Investments with maturities greater than three months are classified as short-term investments. All of RWS’s short-term investments are classified as available-for-sale and are reported at fair value with any unrealized gains and losses, net of tax, recorded as a separate component of accumulated other comprehensive income (loss) within shareholders’ equity. RWS manages its cash equivalents and short-term investments as a single portfolio of highly marketable securities, all of which are intended to be available for RWS’s current operations. The carrying amounts of these securities approximate fair value due to the short maturities of these instruments.

Derivative Financial Instruments

RWS recognizes all derivatives, consisting of foreign currency forward contracts, as either assets or liabilities in the combined balance sheets and measures those instruments at fair value, in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Gains and losses resulting from changes in the fair values of those derivative instruments are recorded to earnings or other comprehensive income depending on the use of the derivative instrument and whether it qualifies for hedge accounting. For those instruments qualifying for hedge accounting, RWS formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategies for undertaking various hedge transactions. RWS also assesses, both at the inception of the hedge and on an on-going basis, whether the derivatives that are used in hedging transactions are effective. Should it be determined that a derivative is not effective as a hedge, RWS would discontinue the hedge accounting prospectively.

Concentration of Credit Risk

Accounts receivable are principally from domestic and international customers in the telecommunications industry. Credit is extended based on an evaluation of the customer’s financial condition and generally collateral is not required. RWS performs periodic credit evaluations of its customers and maintains reserves for potential credit losses.

During fiscal 2005, two RWS customers accounted for a total of 33% of RWS’s net sales. Two customers accounted for a total of 36% of RWS’s net sales during fiscal 2004. One customer accounted for more than 16% of RWS’s net sales during fiscal 2003.

Financial Instruments

Financial instruments that subject RWS to credit risk also consist of cash balances maintained in the United States in excess of federal depository insurance limits. The accounts maintained by RWS at U.S. financial institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The uninsured balance was $33.0 million and $34.4 million at January 31, 2005 and 2004, respectively. RWS has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on cash.

Factoring Arrangement

In fiscal year 2004, RWS entered into a factoring arrangement whereby certain of its receivables were sold on a pre-approved, nonrecourse basis except in the event of dispute or claim as to price, terms, quality, material workmanship, quantity or delivery of merchandise. Pursuant to the terms of the arrangement, receivables are

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

sold, net of factoring fees and commissions and net of any credits or discounts available to RWS’s customers. Approximately 34.5% and 23.6% of accounts receivable were factored at January 31, 2005 and January 31, 2004, respectively. RWS had $8.1 million of advances from the factor outstanding at January 31, 2005 and none at January 31, 2004. In compliance with SFAS No. 140 and the terms of the arrangement, proceeds are collected from the financial institution and the receivables are removed from the balance sheet.

In fiscal year 2005, the factoring arrangement limit was increased from $15 million to $25 million, with all other terms and conditions remaining the same. Late in fiscal year 2005, a foreign subsidiary of RWS entered into a 6 million Euro factoring arrangement whereby certain of its receivables are sold on a pre-approved, non-recourse basis except in the event of dispute or claim as to price, terms, quality, material, workmanship, quantity or delivery of merchandise. Pursuant to the terms of the arrangement, receivables are sold, net of factoring fees and commissions and net of any credits or discounts available to RWS’s customers. There were no factorings under this facility as of January 31, 2005.

Allowance for Doubtful Accounts

Allowances for doubtful accounts are based on estimates of losses related to customer’s receivable balances, excluding amounts that are factored. In establishing the appropriate provisions for customer receivables balances, RWS makes assumptions with respect to their future collectibility. RWS’s assumptions are based upon individual assessment of a customer’s credit quality as well as subjective factors and trends, including the aging of receivables balances. An appropriate provision is made, which takes into account the severity of the likely loss on the outstanding receivable balance based on RWS’s experience in collecting these amounts. In addition to these individual assessments, in general, RWS provides a 5% reserve against all outstanding customer balances that are greater than 60 days past due. At January 31, 2005 and 2004, accounts receivable totaled $46.8 million and $48.5 million respectively, net of reserves for bad debt of $1.2 million and $2.1 million, respectively.

Inventories

Inventories are stated at the lower of weighted average cost or market. RWS provides allowances based on excess and obsolete inventories determined primarily by future demand sales forecasts. The allowance is measured as the difference between the cost of the inventory and market based upon assumptions about future demand and charged to the provision for inventory, which is a component of our cost of sales. At the point of the loss recognition, a new, lower-cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis, in compliance with SAB Topic 5.BB.

Long-Lived Assets

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from three to five years for network equipment, PCs and software, five to eight years for machinery and equipment and up to 30 years for facilities and facility related assets. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the lease period.

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill and other intangible assets with indefinite useful lives are not amortized, but are reviewed annually for impairment or more frequently if impairment indicators arise. Separable intangible assets that have finite lives are amortized over their useful lives. SFAS No. 142 was adopted on February 1, 2002 and RWS has performed its impairment test on an on-going basis, but at least annually.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Intangible assets (other than goodwill) in the accompanying balance sheets are primarily comprised of trademarks and acquired technology attributable to RWS and recorded in connection with REMEC’s acquisitions. Intangible assets with finite lives (other than goodwill) are evaluated for impairment quarterly using undiscounted cash flows expected to result from the use of the assets as required by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. These intangibles are amortized using the straight-line method over the estimated useful lives of the relevant intangible ranging from three to seven years. (See Note 5.)

Restricted Cash

Restricted cash totaled $9.4 million at January 31, 2005, $8.1 million of which relates to timing differences in our receivable factoring arrangement. The remaining $1.3 million consisted of $0.7 million in cash received by us that is due to Spectrum Controls, Inc., the buyer of our Components product line and $0.6 million was money held in escrow for a letter of credit. At January 31, 2004, restricted cash totaled $0.6 million which was money held in escrow for a letter of credit.

Fair Value of Financial Instruments

The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at the balance sheet dates based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. For certain of RWS’s financial instruments, including cash, accounts and notes receivable, accounts payable, and letters of credit, the carrying amounts approximate fair value due to their maturities.

Warranty Obligations

RWS provides for the estimated costs of product warranties in the period sales are recognized. RWS’s warranty obligation is affected by historical product shipment levels, product performance and material and labor costs incurred in correcting product performance problems. Should product performance, material usage or labor repair costs differ from RWS’s estimates, revisions to the estimated warranty liability would be required.

Income Taxes

RWS is a part of REMEC and income tax expense is based on reported income (loss) before income taxes using the separate return method. In accordance with SFAS No. 109, Accounting for Income Taxes, deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws. RWS records an estimated valuation allowance on its significant deferred tax assets when, based on the weight of available evidence (including the scheduled reversal of deferred tax liabilities, projected future taxable income or loss, and tax-planning strategies), it is more likely than not that some or all of the tax benefit will not be realized.

Income Tax Contingencies

Significant judgment is required in determining REMEC’s worldwide provision for income taxes. In the ordinary course of a global business, there are many transactions for which the ultimate tax outcome is uncertain. Some of these uncertainties arise as a consequence of intercompany arrangements to share revenue and costs. In such arrangements there are uncertainties about the amount and manner of such sharing, which could ultimately result in changes once the arrangements are reviewed by taxing authorities. Although REMEC believes that the

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

approach to determining the amount of such arrangements is reasonable, no assurance can be given that the final exposure of these matters will not be materially different than that which is reflected in RWS’s historical income tax provisions and accruals.

In evaluating the exposure associated with various tax filing positions, RWS accrues charges for probable exposures. At January 31, 2005, RWS believes it has appropriately accrued for probable exposures. To the extent REMEC were to prevail in matters for which accruals have been established or be required to pay amounts in excess of these accruals, RWS’s effective tax rate in a given financial statement period could be materially affected.

Foreign Currency Translation

RWS translates the financial statements of its Finnish, U.K., and South Korean subsidiaries in accordance with SFAS No. 52, Foreign Currency Translation. The functional currency for all other foreign subsidiaries is the U.S. dollar or in currencies tied to the U.S. dollar. Foreign currency balance sheet accounts are translated into U.S. dollars at a rate of exchange in effect at fiscal year end. Income and expenses are translated at the average rates of exchange in effect during the year. The related translation adjustments are made directly to a separate component of comprehensive income (loss) within owner’s equity. Transactions denominated in currencies other than the local currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses, which are reflected in income. Realized and unrealized foreign currency transaction (losses) gains totaled $(0.3) million, $0.7 million, and $(0.5) million during fiscal years 2005, 2004 and 2003 respectively.

Revenue Recognition

RWS recognizes revenue pursuant to Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition in Financial Statements. Accordingly, revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectibility is reasonably assured.

In accordance with SAB No. 104, revenues from product sales are recognized upon shipment of product and transfer of title to customers.

Prospective losses on future commitments are accrued for based upon the anticipated excess of inventoriable manufacturing costs over the selling price of the remaining units to be delivered. Actual losses could differ from those estimated due to changes in the ultimate manufacturing costs and other items.

Shipping Costs

RWS follows EITF 00-10, Accounting for Shipping and Handling Fees and Costs. Shipping costs related to shipments between production facilities and shipments from production facilities to distribution facilities are reflected in costs of sales.

Research and Development

Research and development costs are primarily related to development initiatives associated with new wireless product development and are expensed in the period incurred.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Allocation of Corporate Costs

General, selling and administrative expenses in the accompanying combined financial statements include direct expenses specifically identified as incurred by RWS, and an allocation of other services provided by REMEC to RWS. These common services relate to legal, information technology, insurance, payroll, employee benefits, banking and accounting services, and have been allocated based on a widely accepted three factor formula, the elements being revenue, payroll and fixed assets relative to REMEC. Management believes the methods used to allocate these common services are reasonable. Total expenses allocated by REMEC were $19.3, $20.9 and $13.2 million for the years ended January 31, 2005, 2004 and 2003 respectively.

Exit and Disposal Activities

RWS accounts for expenses related to non-discretionary restructuring activities (including workforce reductions) in accordance with SFAS No. 146, Accounting for Costs Associated with Exit and Disposal Activities. GAAP prohibits the recognition of an exit-activity liability until (a) certain criteria (which demonstrate that it is reasonably probable that a present obligation to others has been incurred) are met, and (b) the fair value of such liability can be reasonably estimated. RWS applies the transition rules of SFAS No. 146 to account for exit activities that meet the criteria of EITF Issue No. 94-3.

Discontinued Operations

In accordance with SFAS No. 144, RWS accounts for the results of operations of a component of an entity that has been disposed or that meets all of the “held for sale” criteria, as discontinued operations, if the component’s operations and cash flows have been (or will be) eliminated from the ongoing operations of the entity as a result of the disposal transaction and RWS will not have any significant continuing involvement in the operations of the component after the disposal transaction. The “held for sale” classification requires having the appropriate approvals by our management, Board of Directors and shareholders, as applicable, and meeting other criteria. When all of these criteria are met, the component is then classified as “held for sale” and its operations reported as discontinued operations.

For the year ended January 31, 2005, the Components product line and the China Network Optimization product line have been reclassified as discontinued operations. Prior period assets are reported as “held for sale.”

At January 31, 2005, RWS’s other businesses (including ODU/Transceiver and Manufacturing Services assets) do not meet all of the “held for sale” criteria and are therefore not classified as discontinued operations. Although management has been authorized to seek buyers, the businesses are available for immediate sale, and they are being marketed, the sale is not probable and may not be completed within one year.

Stock Options

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, which (i) amends SFAS No. 123, Accounting for Stock-Based Compensation to add two new transitional approaches when changing from the Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees intrinsic value method of accounting for stock-based employee compensation to the SFAS No. 123 fair value method and (ii) amends APB Opinion No. 28, Interim Financial Reporting to call for disclosure of SFAS No. 123 pro forma information on a quarterly basis.

RWS includes the REMEC corporate entity and its employees. Consequently, the effect of stock options issued to the employees has been presented below pursuant to SFAS No. 123 and SFAS No. 148. Pro forma

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

information regarding net loss is required by SFAS No. 123, and has been determined as if RWS had accounted for employee stock options and employee stock purchase plan shares under the fair value method of that statement. The pro forma effects of stock-based compensation on net income (loss) have been estimated at the date of grant using the Black-Scholes option pricing model based on the following weighted average assumptions for the twelve months ended January 31, 2005, 2004, and 2003, respectively: risk-free interest rates of 3.6%, 6.0%, and 6.0%; dividend yields of 0%; expected volatility of 82.1%, 83.8%, and 85.0%, a weighted-average expected life of the option of 5, 6.3, and 7 years respectively. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because employee stock options and rights under the employee stock purchase plan have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair market value of its employee stock options or the rights granted under the employee stock purchase plan.

The following is a summary of the pro forma effects on reported net loss for the years indicated as if compensation expense had been recognized based on the fair value of the options at their grant date as prescribed by SFAS No. 123. For purposes of the pro forma disclosures, the estimated fair value of the options and the shares granted under the employee stock purchase plan is amortized to expense over their respective vesting or option periods.

	Years Ended January 31,
	2005	2004	2003
	(in thousands)
Reported net loss	$(107,088)	$(57,821)	$(59,519)
Pro forma
Add: Stock-based employee compensation expense included in net loss, net of tax effects	315	—	—
Deduct: Total stock-based employee compensation determined under fair value based method, net of related tax effects	(6,208)	(7,093)	(8,528)

Pro forma net loss	$(112,981)	$(64,914)	$(68,047)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions about the future that affect the amounts reported in these combined financial statements. These estimates include assessing the collectibility of accounts receivable, the realization of deferred tax assets, the usage and recoverability of inventories and long-lived assets (including goodwill) and the incurrence of losses on future commitments and warranty costs. The markets for RWS’s products are extremely competitive and are characterized by rapid technological change, new product development, product obsolescence and evolving industry standards. In addition, price competition is intense and significant price erosion generally occurs over the life of a product. As a result of such factors, actual results could differ from the estimates used by management.

Comprehensive Income (Loss)

RWS follows SFAS No. 130, Reporting Comprehensive Income, which requires that all components of comprehensive income (loss), including net income (loss), be reported in the financial statements in the period in

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

which they are recognized. Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income (loss) and other comprehensive income (loss), including foreign currency translation adjustments, unrealized gains and losses on investments, and the net unrealized gain (loss) on foreign currency forward contracts, shall be reported, net of their related tax effect, to arrive at comprehensive income (loss).

Segment Information

RWS is a single segment in accordance with SFAS No. 131 Disclosure about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for reporting of financial information about operating segments in annual financial statements and requires reporting selected information about operating segments in interim financial reports.

Recently Issued Accounting Standards

In December 2004, the FASB issued SFAS No. 123-R, which replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. As originally issued, SFAS No. 123 established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that pronouncement permitted entities to continue applying the intrinsic-value-based model of APB Opinion 25, provided that the financial statements disclosed the pro forma net income or loss based on the fair-value method. Due to a recent SEC announcement delaying the effective date, RWS will be required to apply SFAS No. 123-R as of February 1, 2006. Thus, RWS’s combined financial statements will reflect an expense for (a) all share-based compensation arrangements granted beginning February 1, 2006 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value of those awards.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion 29, Accounting for Nonmonetary Transactions. The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured using the estimated fair value of the assets exchanged. SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets, and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has “commercial substance” if the future cash flows of the entity are expected to change significantly as a result of the transaction. This pronouncement is effective for nonmonetary exchanges in fiscal periods beginning after June 15, 2005. Management does not believe that this pronouncement will have a significant effect on RWS’s future financial statements.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs—an amendment of ARB No. 43, Chapter 4, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. In Chapter 4 of ARB No. 43, paragraph 5 previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges…” SFAS No. 151 requires that such items be recognized as current-period charges, regardless of whether they meet the criterion of so abnormal (an undefined term). This pronouncement also requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred in years beginning after June 15, 2005. Management does not believe this pronouncement will have a significant impact on RWS’s future financial statements.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

In December 2003, the FASB issued a revision of SFAS No. 132, Employers’ Disclosures about Pensions and Other Postretirement Benefits. This pronouncement (“SFAS No. 132-R”) expands employers’ disclosures about pension plans and other post-retirement benefits, but does not change the measurement or recognition of such plans required by SFAS No. 87, No. 88. or No. 106. SFAS No. 132-R retains the existing disclosure requirements of SFAS No. 132, and requires certain additional disclosures about defined benefit post-retirement plans. The defined benefit pension plan of RWS’s United Kingdom subsidiary is RWS’s only defined benefit post-retirement plan. Except as described in the following sentence, SFAS No. 132-R is effective for foreign pension plans for fiscal years ending after June 15, 2004; after the effective date, restatement for some of the new disclosures is required for earlier annual periods. Some of the interim-period disclosures mandated by SFAS No. 132-R (such as the components of net periodic benefit cost, and certain key assumptions) are effective for foreign pension plans for quarters beginning after December 15, 2003; other interim-period disclosures will not be required for RWS until the first quarter of 2005. RWS adopted the interim-period disclosure requirements, which became effective on January 1, 2004 and December 31, 2004, on those dates. The adoption of this pronouncement did not have a significant impact on RWS’s results of operations or financial condition.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position (“FSP”) FAS 150-03 (“FSP 150-3”), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatory redeemable non-controlling interests in (and issued by) limited-life combined subsidiaries, and (b) SFAS No. 150’s measurement guidance for other types of mandatory redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. RWS adopted SFAS No. 150 on the aforementioned effective dates. The adoption of this pronouncement did not have a material impact on RWS’s results of operations or financial condition.

In April 2003, the FASB issued SFAS No. 149, Amendments of Statement 133 on Derivative Instruments and Hedging Activities, which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. This pronouncement is effective for contracts entered into or modified after June 30, 2003 (with certain exceptions), and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on RWS’s combined financial statements.

In January 2003, the FASB issued FASB Interpretation (“FIN”) No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities, or “VIEs”), and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation or combination applies to an entity for which either: (a) the equity investors do not have a controlling financial interest; or (b) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for public entities that are not small business issuers are as follows: (a) For interests in special-purpose entities: the first period ended after December 15, 2003; and (b) For all other types of VIEs: the first period ended after March 15, 2004. Management has determined that RWS has a VIE and as a result, an entity was combined in January 2005, which impacted its combined financial statements for fiscal year 2005 as previously discussed.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants and the Securities and Exchange Commission (the “SEC”), did not or are not believed by management to have a material impact on RWS’s present or future financial statements.

2. DISCONTINUED OPERATIONS

During fiscal year 2005, REMEC’s management engaged the services of financial advisors to facilitate the sale or divestiture of certain of its non-core business operations. The following transactions were completed during fiscal year 2005.

Components product line

In October 2004, RWS sold the Components product line to Spectrum Control, Inc. for $8.0 million cash. In addition, there is an earnout based on a percentage of net revenue in excess of certain targets for the fourth calendar quarter of 2004 (cash received and included below) and the first calendar quarter of 2005. A gain on the sale was realized as follows:

$ in 000’s
Cash proceeds from sale	$8,000
Earnout	308
Transaction expenses:
Transfer taxes	13
Retention bonuses	289
Legal and investment banker fees	750

Total expenses	1,052

Net proceeds	7,256
Net assets sold	5,615

Gain on sale	$1,641

China Network Optimization product line

In December 2004, RWS sold the China Network Optimization product line for $3.7 million cash ($1.0 million was received at closing and $2.7 million is in escrow for no longer than 6 months as of the closing date), the return of certain securities, and the assumption of certain liabilities. A gain on the sale was realized as follows:

$ in 000’s
Cash proceeds from sale	$3,725
Transaction expenses:
Other termination costs	94
Transaction costs	100

Total expenses	194

Net proceeds	3,531
Net assets sold	894

Gain on sale	$2,637

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

The results of operations of the product lines divested during fiscal year 2005 were as follows:

Operating Results Data	Components	China	Total
	(in thousands)
Year Ended January 31, 2005
Revenues	$10,208	$3,195	$13,403
Costs and expenses	(11,305)	(6,802)	(18,107)
Other income and expense	—	(6)	(6)
Interest and debt expense	—	(2)	(2)

Loss from discontinued operations, net of income taxes	(1,097)	(3,615)	(4,712)

Gain on disposal of discontinued operations, net of income taxes	1,641	2,637	4,278

Income (loss) from discontinued operations, net of income taxes	$544	$(978)	$(434)

The results of operations of the product lines divested during fiscal year 2004 were as follows:

Operating Results Data	Components	China	Total
	(in thousands)
Year Ended January 31, 2004
Revenues	$18,132	$7,725	$25,857
Costs and expenses	(23,687)	(7,680)	(31,367)
Other income	—	12	12

Income (loss) from discontinued operations	$(5,555)	$57	$(5,498)

The results of operations of product lines divested during fiscal year 2003 were as follows:

Operating Results Data	Components
(in thousands)
Year Ended January 31, 2003
Revenues	$12,463
Costs and expenses	(13,273)
Other expense	(29)

Loss from discontinued operations	$(839)

3. PRIOR ACQUISITIONS

Paradigm Wireless Systems, Inc. (“Paradigm”)

In November 2003, RWS acquired all of the assets and assumed all of the obligations of Paradigm, a private domestic merchant supplier of RF power amplifiers to the telecommunications infrastructure industry, in a stock-for-stock merger. The addition of Paradigm expanded RWS’s amplifier product portfolio. The factors contributing to the purchase price that resulted in $17.3 million of goodwill was the acquired OEM customer base in the growing market of China, significant penetration in the South Korean market, and a large U.S. OEM amplifier account. The acquisition was valued at $22.1 million (based upon the average closing price of REMEC’s stock for the period of two days before, the day of, and two days after the date the terms of the purchase agreement were agreed to, or $11.49 per share). RWS accounted for this transaction as a purchase in accordance with FAS No. 141, Business Combinations. The results of Paradigm have been included in the combined financial statements from the date of acquisition forward.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

The following is a schedule detailing the $22.1 million purchase price paid for Paradigm:

$ in 000’s
REMEC common stock	$21,736
Cash paid for fractional shares	1
REMEC redeemable preferred stock	90
Legal expenses	197
Accounting and other transaction fees	53

Total paid consideration	$22,077

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. Based on management’s review of the analysis of the tangible and intangible assets and liabilities of Paradigm, the purchase price was allocated as follows (in 000’s):

At November 10, 2003
Accounts receivable and other receivables	$3,611
Inventories	3,345
Other current assets	217
Property, plant, and equipment	1,701
Other long-term assets, including other intangibles of $126	174
Goodwill	17,293

Total assets acquired	26,341
Current liabilities	(4,264)

Net assets acquired	$22,077

The $17.3 million of goodwill was assigned to RWS, none of which was expected to be deductible for tax purposes. The $126,000 of other intangibles was primarily related to customer base and backlog and is being amortized over its useful life.

Himark Telecom Group Limited (“Himark”)

In May 2003, RWS acquired the business of the Himark group, a group of companies in the private sales distribution and value-added telecommunications sector which are headquartered in Beijing, People’s Republic of China. RWS paid consideration of approximately $12.1 million, which included shares of REMEC common stock with a value of $7.0 million, as well as cash, a note payable and Class A Preferred Stock of REMEC International, Inc. The Class A Preferred Stock of REMEC International, Inc. was convertible in certain circumstances into securities granting a 10% ownership interest of REMEC’s combined Chinese operations. Prior to the acquisition, the Himark group jointly provided sales and distribution services for REMEC since its entry into the China telecom market. Management believed that the addition of Himark would accelerate RWS’s penetration of the China market and broaden its product offering by selling network optimization services. These were the primary factors contributing to the $9.9 million recognition of goodwill. RWS accounted for this transaction as a purchase in accordance with SFAS No. 141. The results of Himark were included in these combined financial statements from the date of acquisition forward. The China Network Optimization piece of this business was disposed in December 2004 and reported as Discontinued Operations (see Note 2).

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

The following is a schedule detailing the $12.1 million purchase price paid for Himark:

$ in 000’s
REMEC common stock	$7,000
Cash	1,500
Note payable assumed net of assets purchased	1,314
Inter-Company receivable forgiveness	1,851
Legal expenses	417

Total paid consideration	$12,082

Management determined that the Class A Preferred shares of REMEC International had only nominal value, and for accounting purposes no value was ascribed to them as part of accounting for this acquisition.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. Based on management’s review of the analysis of the tangible and intangible assets and liabilities of Himark, the purchase price has been allocated as follows (in 000’s):

At June 1, 2003
Accounts receivable	$1,554
Inventories	800
Other current assets	135
Property, plant, and equipment	148
Goodwill	9,868

Total assets acquired	12,505
Current liabilities	(423)

Net assets acquired	$12,082

Spectrian Corporation (“Spectrian”)

On December 20, 2002, RWS acquired all of the assets and assumed all of the obligations of Spectrian for the purchase price of $44.8 million. The purchase price was comprised of $38.5 million, which represented the value of the 11,524,000 shares of REMEC’s common stock issued to the former Spectrian stockholders (based upon the average closing price of the REMEC’s stock for the period of two days before and two days after the date the terms of the revised purchase agreement were agreed to, or $3.34 per share), the fair value of Spectrian options assumed of $2.6 million (2,445,065 options assumed at a weighted average exercise price of $16.91) and acquisition related costs of $3.7 million. Spectrian was a leading designer and manufacturer of single carrier and multi-carrier high-power RF amplifiers for the worldwide wireless communications industry, utilized in both wireless data and voice applications. The acquisition was accounted for as a purchase, and accordingly, the total purchase price was allocated to the acquired assets and liabilities assumed at their estimated fair values in accordance with the provisions of SFAS No. 141. These combined financial statements include the results of Spectrian from the date of acquisition forward.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. Based on management’s review of the analysis of the tangible and intangible assets and liabilities of Spectrian, the purchase price has been allocated as follows (in 000’s):

At December 20, 2002
Cash and cash equivalents	$32,328
Short-term investments	12,449
Accounts receivable and other receivables	10,680
Inventories	10,553
Other current assets	1,075
Property, plant, and equipment	4,806
Other long-term assets	476

Total assets acquired	72,367

Account payable	(5,761)
Accrued salaries, benefits, and related taxes	(4,072)
Accrued warranty	(6,200)
Accrued adverse purchase commitments	(5,135)
Accrued restructuring	(1,613)
Accrued expenses and other liabilities	(4,832)

Current liabilities	(27,613)

Net assets acquired	$44,754

The estimated fair values of identifiable tangible assets and liabilities acquired from Spectrian exceeded the amount paid, resulting in negative goodwill of $4.3 million. In accordance with SFAS No. 141, the negative goodwill was allocated to the non-current assets of Spectrian. Subsequently, management determined that it had under estimated the cost of exiting certain lease obligations associated with the former Spectrian operations. As such, RWS increased its accrual for lease obligations by $4.9 million during the fourth quarter of fiscal 2004, reinstated the aforementioned non-current assets, and recorded $0.6 million of goodwill associated with this transaction.

Pro Forma Information

The following unaudited pro forma summary presents the combined results of operations of RWS assuming that the acquisitions of Paradigm and Spectrian, had occurred on February 1, 2002 and that the Himark acquisition and subsequent divestiture of the related China Network Optimization product line are included in the loss from discontinued operations.

The pro forma condensed combined results of operations would be as follows (in 000’s):

	Years ended January 31,
	2005	2004	2003
	(unaudited)
Pro forma net loss from continuing operations	$(106,654)	$(65,020)	$(106,249)
Pro forma net loss from discontinued operations	(434)	(5,498)	(839)

Pro forma net loss (1) (2)	$(107,088)	$(70,518)	$(107,088)

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

(1)	Fiscal 2005 results include a $62.4 million charge to write-off impaired goodwill.
(2)	Fiscal 2003 results include a $24.5 million charge to write-down the carrying value of deferred tax assets.

This pro forma data is presented for informational purposes only and does not purport to be indicative of the results of future operations of RWS or of the results that would have actually occurred had the transactions taken place on February 1, 2002.

4. PROPOSED TRANSACTION SUBJECT TO SHAREHOLDER APPROVAL

Wireless Systems

In March 2005, REMEC entered into a definitive agreement with Powerwave Technologies, Inc. (“Powerwave”) to sell selected assets and liabilities of RWS’s product lines to Powerwave for 10 million shares of Powerwave’s common stock and $40 million in cash. Based on Powerwave’s closing price on Friday, March 11, 2005, the transaction value is approximately $120 million. The transaction includes our RF conditioning products, filters, tower-mounted amplifiers and RF power amplifiers. The transaction also includes our manufacturing facilities in Costa Rica, China and the Philippines, as well as certain employee related costs, certain facility lease obligations, product lines and assets and liabilities related to the product lines being acquired. The assets and liabilities to be sold to Powerwave are referred to below as the “Wireless Assets.” RWS will retain certain assets that include the ODU/Transceiver product line and the manufacturing services business.

The proposed sale to Powerwave is a result of REMEC’s ongoing review of strategic alternatives to increase shareholder value. The completion of this transaction will result in RWS divesting a substantial portion of its operating assets and liabilities. This sale requires shareholder approval.

The tables below reflect an unaudited pro forma condensed combined balance sheet at January 31, 2005 and pro forma condensed combined results of operations for the year ended January 31, 2005 considering the effects of the proposed sale to Powerwave which is subject to shareholder approval:

		Proposed Sale of Wireless Assets (a)
	RWS Historical	Historical Assets and Liabilities to be Sold	Other Pro Forma Adjustments	RWS Pro Forma
	(unaudited, in thousands)
2005 Condensed Combined Pro Forma Balance Sheet
Current assets	$163,158	$(84,361)	$45,600	$124,397
Long term assets	70,449	(48,924)	80,000	101,525

Total assets	$233,607	$(133,285)	$125,600	$225,922

Current Liabilities	91,994	(60,068)	11,904	43,830
Long term liabilities	1,734	(979)	—	755
Advance from affiliated company	27,012	—	—	27,012
Owner’s equity	112,867	(72,238)	113,696	154,325

Total liabilities and owner’s equity	$233,607	$(133,285)	$125,600	$225,922

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

	RWS Historical	Proposed Sale of Wireless Assets (b)	RWS Pro Forma
	(unaudited, in thousands)
2005 Condensed Combined Pro Forma Result of Operations
Revenues	$324,358	$(252,739)	$71,619
Cost of sales	286,755	(227,877)	58,878

Gross margin	37,603	(24,862)	12,741
Operating expenses	144,080	(127,622)	16,458

Loss from continuing operations	(106,477)	102,760	(3,717)

Other income and expense	(239)	(239)	—
Provision for income taxes	(62)	—	(62)

Loss from continuing operations	(106,654)	102,999	(3,655)
Loss from discontinued operations, net	(434)	—	(434)

Net loss (c)	$(107,088)	$102,999	$(4,089)

(a)	Reflects, the removal from our balance sheet of the assets to be purchased and the liabilities to be assumed by Powerwave under the terms of the Asset Purchase Agreement, the cash to be received as a result of the sale (adjusted by the payment of $2.9 million in certain transaction expenses), the cash to be received from the exercise of vested equity instruments totaling $8.4 million, and the accrual of $11.9 million of additional transaction and other liabilities arising as a result of the sale (primarily for D&O insurance trailer and employee costs including compensation expense associated with equity instruments which vested as a result of a change of control, retention bonuses and severance payments), as if these events occurred on January 31, 2005. We have not assumed any additional tax liability from the proposed sale. The amount of gain we will recognize will depend on the final market price of Powerwave’s stock. Since we expect that all of our net operating and capital losses, including losses we are carrying over from prior years, as well as available state and federal income tax credits, will be absorbed to offset taxes that would otherwise be due as a result of our sale of another REMEC subsidiary, such amounts would not be available to offset gains from the proposed sale. As a result, federal and state income taxes are not expected to be material at the Powerwave stock market price of $8.00 per share (the price at the date of announcement); however, for any increase in Powerwave’s stock market price above $8.00 per share, the tax liability will be approximately 40%.
(b)	These adjustments reflect the elimination of the revenue and direct costs associated with the net assets to be sold to Powerwave as if the transaction had occurred at the beginning of the period presented.
(c)	Upon consummation of the proposed sale, RWS anticipates recognizing a gain of approximately $40 million.

The pro forma data above is presented for informational purposes only and does not purport to be indicative of the results of future operations of RWS or REMEC or of the results that would have actually occurred had the transactions taken place on the dates assumed.

5. FINANCIAL STATEMENT DETAILS

Short-Term Investments

SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, requires companies to record certain debt and equity security investments at market value. Investments with maturities greater than three months are classified as short-term investments. All of RWS’s short-term investments are classified as

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

available-for-sale and are reported at fair value with any material unrealized gains and losses, net of tax, recorded as a separate component of accumulated other comprehensive income (loss) within owner’s equity. Cash equivalents and short-term investments are managed as a single portfolio of highly marketable securities, all of which are intended to be available for RWS’s current operations. As of January 31, 2005 and January 31, 2004, RWS had short-term investments of $4.5 million and $10.3 million, respectively. Unrealized gains on short-term investments as of January 31, 2005 are included in other comprehensive income. Gross realized and unrealized gains and losses on sales of short-term investments were not significant in either 2005 or 2004. As of January 31, 2005, all short-term investments in debt securities mature in one year or less.

Short-term investments, by security type, consist of the following (in 000’s):

	Recorded Value January 31,
	2005	2004
Commercial Paper	$1,943	$4,240
U.S. Government Agencies	2,588	6,056

	$4,531	$10,296

Derivative Financial Instruments

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 also requires that changes in the derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met and that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. REMEC or RWS had not engaged in hedging or derivative transactions until January 2004. RWS uses derivatives to manage foreign currency risk and not for trading purposes.

Foreign Currency Cash Flow Hedges

RWS transacts sales denominated in Euros with two of our largest customers and entered into hedging contracts to offset the potential exposure related to foreign currency fluctuations. During the fiscal year 2004, we entered into forward contracts which did not qualify for special hedge accounting, therefore the forward contracts were marked to market and related gains and losses were recorded in income. The net realized loss related to these contracts were $0.3 million in fiscal 2004, which is included in other income, net. All of these contracts were settled as of January 31, 2004.

To address increasing revenue growth denominated in foreign currencies and the related currency risks, in the fourth quarter of fiscal year 2004, RWS established a formal documented program to utilize foreign currency contracts to both mitigate the impact of currency fluctuations on existing foreign currency asset and liability balances as well as to reduce the risk to earnings and cash flows associated with selected anticipated foreign currency transactions anticipated within 12 months. In accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, all derivatives are recorded on the balance sheet at fair value. Changes in the fair value of derivatives that do not qualify, that are not designated for special accounting treatment, or that are not effective as hedges, are recognized currently in earnings.

Cash Flow Hedging. In fiscal year 2004, RWS began designating and documenting foreign exchange forward contracts related to forecasted sales as SFAS No. 133 cash flow hedges. RWS calculates hedge

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

effectiveness, excluding time value, at least quarterly. The change in the fair value of the derivative on a spot to spot basis is compared to the spot to spot change in the anticipated transaction, with the effective portion recorded in other comprehensive income until it is reclassified to revenue together with the anticipated transaction upon revenue recognition. In fiscal 2005, a gain of $0.3 million was recorded in other income associated with forecasted transactions that were no longer expected to occur as originally documented, and a charge $0.9 million in other income associated with time value that has been excluded from effectiveness testing. In the event it becomes probable that additional hedged anticipated transactions will not occur, the gains or losses on the related cash flow hedges will immediately be reclassified from OCI (other comprehensive income) to other income. At January 31, 2005, all outstanding cash flow hedging derivatives had a maturity of less than 6 months.

The following table summarizes impact of cash flow hedges on OCI (pre-tax) in fiscal 2005:

Pre-Tax OCI
(in thousands)
Ending balance gain at January 31, 2004	$1,307
Net change on cash flow hedges	(1,258)
Reclassifications to revenue	154
Reclassifications to other income	(307)

Ending balance loss at January 31, 2005	$(104)

RWS anticipates reclassifying the entire OCI balance to revenue within the next 6 months upon recognition of the anticipated sales.

Balance Sheet Hedging. REMEC manages the foreign currency risk associated with foreign currency denominated assets and liabilities using foreign exchange forward contracts with maturities of less than 12 months. These contracts are not designated under SFAS No. 133 for special accounting treatment and changes in their fair value are recognized currently in other income and substantially offset the remeasurement gains and losses associated with the foreign currency denominated assets and liabilities.

Outstanding net foreign exchange forward contracts at January 31, 2005 are presented in the table below. Weighted average forward rates are quoted using market convention.

	Net Notional Amount	Weighted Average Rate
	($000)
Cash Flow Hedges:
Euro purchases	$28,159	1.3059

Inventories

Net inventories consist of the following (in 000’s):

	January 31, 2005			January 31, 2004
	Gross	Reserves	Net	Gross	Reserves	Net
Raw materials	$49,023	$(14,400)	$34,623	$53,854	$(18,584)	$35,270
Work in progress	9,468	—	9,468	19,504	—	19,504
Finished goods	20,246	(3,609)	16,637	14,736	(4,248)	10,488

	$78,737	$(18,009)	$60,728	$88,094	$(22,832)	$65,262

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Reserves for excess and obsolete inventory totaled $14.4 and $18.6 million as of January 31, 2005 and 2004, respectively. Additional reserves for anticipated contract losses totaled $3.6 million and $4.2 million as of January 31, 2005 and 2004, respectively.

Property, Plant and Equipment

Net property, plant and equipment consists of the following (in 000’s):

	January 31,
	2005	2004
Machinery and equipment	$85,851	$82,996
Land, building and improvements	12,917	16,840
Network equipment, PCs, software and other	12,936	13,655
Leasehold improvements	10,255	10,393

	121,959	123,884
Less accumulated depreciation and amortization	(64,642)	(61,924)

	$57,317	$61,960

Depreciation expense for the years ended January 31, 2005, 2004 and 2003, was $15.2 million, $14.6 million and $12.2 million, respectively.

Assets subject to capital leases were $5.9 million at January 31, 2005. We had no capital leases prior to fiscal year 2005.

Goodwill, Intangible and Other Assets

In June 2001, the FASB issued SFAS No. 141 and SFAS No. 142. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations closed after June 30, 2001 and also includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. SFAS No. 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives and, instead, requires that these assets be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. Additionally, SFAS No. 142 requires that goodwill included in the carrying value of equity method investments no longer be amortized. SFAS No. 141 and SFAS No. 142 and the new rules on accounting for goodwill and other intangible assets were adopted effective February 1, 2002.

The following table summarizes the activity related to net goodwill (in 000’s):

	Year ended January 31,
	2005	2004
Balance at beginning of period	$62,256	$60,584
Revaluation of acquisition goodwill	144	1,672
Write-off of impaired goodwill	(62,400)	—

Balance at end of period	$—	$62,256

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

We are required to assess goodwill impairment in fiscal 2005 using the methodology prescribed by Statement of Financial Accounting Standards (SFAS) No. 142 Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests in certain circumstances. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units and determining the fair value of each reporting unit. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment for each reporting unit.

The majority of our acquisitions that resulted in goodwill being recorded fall within RWS. The majority of goodwill and other long-lived assets within RWS were attributable to the ADC Mersum OY, Himark and Paradigm acquisitions.

Management determined in accordance with SFAS No. 142 that our RWS segment met the criteria for aggregation and therefore performed its analysis at the reporting segment level.

During the fiscal quarter ended July 30, 2004, Management determined there were indicators of impairment for the Wireless Systems reporting segment as a result of changes in management’s assumptions with respect to revenue growth and gross margins. Management tested the goodwill of RWS for impairment in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. The performance of the test required a two-step process. The first step of the test involved comparing the fair value of the affected reporting unit with the aggregate carrying value, including goodwill. RWS estimated its fair value as of July 2004 using the income approach methodology of valuation. The assumptions used in this impairment test included sales growth rates ranging from 4%-8%, gross profit margins ranging from 14%-24%, and a discount rate of 18.6%. The estimates used reflected RWS’s inability to gain market segment share or attain the level of profitability previously anticipated. As a result of this comparison, RWS determined that its carrying value exceeded its implied fair value as of July 2004. Management made its best estimate of the goodwill impairment loss for RWS to be $62.4 million, the total amount of goodwill. In accordance with SFAS No. 142, an estimated charge was recorded to write down the value of its goodwill in the fiscal quarter ended July 30, 2004.

The primary factors that contributed to the impairment assessment of RWS reporting segment in the second quarter of fiscal 2005 were continued projected losses resulting from industry overcapacity resulting in lower profit margins, and manufacturing cost reductions lagging market price decreases.

Other Intangible Assets

Acquired intangible assets subject to amortization at January 31, 2005 were as follows (in 000’s):

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Core technology	$4,800	$(2,228)	$2,572
Patents and trademark	111	(111)	—

	$4,911	$(2,339)	$2,572

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Acquired intangible assets subject to amortization at January 31, 2004 were as follows (in 000’s):

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Core technology	$4,800	$(1,543)	$3,257
Patents and trademark	142	(142)	—

	$4,942	$(1,685)	$3,257

Amortization expense related to other intangible assets totaled $0.7 million, $0.7 million, and $0.7 million for fiscal years 2005, 2004 and 2003, respectively. The estimated future annual amortization expense for amortized intangible assets owned as of January 31, 2005 is as follows (in 000’s):

Amortization Expense
Fiscal 2006	$686
Fiscal 2007	686
Fiscal 2008	686
Fiscal 2009	514

Total amortization expense	$2,572

At January 31, 2005, intangible assets other than goodwill were evaluated for impairment using undiscounted cash flows expected to result from the use of the assets as required by SFAS No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets. No impairment loss was recognized during fiscal 2005 related to these assets.

Other Investments

During fiscal 2001, $13.6 million was invested in the common stock of Allgon AB as part of a planned acquisition. The carrying value of this investment was adjusted to its fair market value of $9.9 million at January 31, 2001 in accordance with SFAS No. 115 and the unrealized loss of $3.7 million was included in accumulated comprehensive income in the combined statements of owner’s equity in fiscal 2001. In the first quarter of fiscal 2002, a $9.4 million charge was recognized in the combined statement of operations to write-down this investment to its then current fair market value based on the quoted market price. The subsequent $2.4 million increase in the value of this investment during fiscal 2002 was included in other comprehensive income. During fiscal 2003, RWS reflected the reversal of this unrealized gain in other comprehensive income and also recognized a $1.8 million charge in the combined statement of operations to write-down this investment to its current fair market value based on the quoted market price. During the fourth quarter of fiscal 2004, the securities were sold for $2.4 million.

During fiscal 2003, RWS received a common stock warrant from a customer in a contract settlement agreement. During the fourth quarter of fiscal 2004, RWS exercised the warrant and sold the underlying securities for $5.3 million. The resulting gain of $4.5 million is reflected in other income in the Combined Statement of Operations.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following (in 000’s):

	January 31,
	2005	2004
Accrued warranty	$8,667	$8,687
Accrued lease obligations	6,449	6,292
Accrued taxes	5,374	2,630
Accrued capital leases	3,963	—
Accrued insurance	3,603	2,891
Accrued audit and legal fees	1,757	450
Accrued bonuses	500	499
Accrued restructuring	—	2,638
Accrued operating expenses and other current liabilities	11,537	8,603

	$41,850	$32,690

Capital Leases

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum less payments as of January 31, 2005 (in 000’s):

Capital Leases
Fiscal 2006	$3,018
Fiscal 2007	754
Fiscal 2008	199
Fiscal 2009	—
Fiscal 2010	—
Thereafter	—

Total minimum capital lease payments	3,971
Less: Amount representing interest	(8)

Present value of net minimum lease payments	$3,963

Comprehensive Income

The components of accumulated other comprehensive income are as follow (in 000’s):

	January 31,
	2005	2004
Cumulative translation adjustment	$4,309	$4,479
Accumulated unrealized gain on foreign currency forward contracts	1,426	1,426
Accumulated unrealized loss on foreign currency forward contracts	(1,530)	(116)

Total accumulated other comprehensive income	$4,205	$5,789

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

6. OWNER’S EQUITY

The combined financial statements of RWS include the REMEC corporate entity. Consequently, equity activity and relevant disclosures pertaining to REMEC owner’s equity in RWS have been presented below.

Reclassification

On May 20, 2005, REMEC announced that it had completed the sale of its Defense & Space group to Chelton Microwave for $260 million, less approximately $7 million of post-closing adjustments. The net proceeds before transaction and other costs to REMEC was approximately $253 million.

On May 20, 2005, REMEC completed the reclassification of its common stock to allow for the distribution of proceeds from the proposed merger sale of REMEC Defense & Space Group. Pursuant to the reclassification, which was approved by the shareholders on May 18, 2005, effective May 20, 2005, each share of REMEC’s common stock converted into a fractional share of common stock, which entitled the shareholder to voting rights, and one share of redemption stock, to be automatically redeemed by REMEC. As a result of the reclassification and redemption, each holder of one share of REMEC’s existing common stock at the close of trading on the Nasdaq National Market on May 20, 2005 was entitled to receive 0.446 of a new share of common stock (plus $2.80 per share in cash for the redemption share). The reclassification and redemption resulted in a substantial decrease in the number of REMEC’s outstanding shares.

Stock options outstanding were not affected by the reclassification described in the preceding paragraph.

Stock Option Plans

REMEC’s 1995 and 2001 Equity Incentive Plans provide for the grant of incentive stock options, non-qualified stock options, restricted stock awards, stock purchase rights or performance shares to employees of RWS. The Plans’ original terms contain acceleration provisions in the event of a change in control or a sale of substantially all assets of RWS at the discretion of REMEC’s Board of Directors. REMEC’s shareholders have approved the issuance of a total of 13,411,000 shares of common stock under the two plans. The exercise price of the incentive stock options must at least equal the fair market value of the common stock on the date of grant, and the exercise price of non-qualified options may be no less than 85% of the fair market value of the common stock on the date of grant. Options granted under the plans generally vest over four years and generally expire nine years from the date of grant.

REMEC tendered an offer to employees to exchange certain outstanding options to purchase shares of REMEC’s common stock with exercise prices of $15.00 per share or greater for Restricted Stock Units that will represent the right to receive shares of common stock of REMEC. The exchange ratio was 4 options for 1 restricted stock unit. Each restricted stock unit will vest 25% per year for four years from the date of grant and if employment is terminated prior to the vesting date of the restricted stock units, all or a portion of the unvested restricted stock units may be forfeited. As of August 30, 2004, options to purchase 8,141,992 shares of REMEC Common Stock were issued and outstanding, of which options to purchase approximately 1,262,531 shares of REMEC Common Stock, constituting approximately 15.5%, were held by eligible persons and were eligible for exchange in the Offer to Exchange. Approximately 990,325 options were exchanged for a total of 110,421 (247,581 pre-reclassification) restricted stock units as of the expiration date of the offer, November 7, 2004. RWS recognized compensation cost based on the fair value of the restricted stock units (equal to the quoted market price of the REMEC common stock on the exchange date) and amortized such expense over the respective vesting periods. Compensation expense recognized in fiscal year 2005 totaled $0.3 million.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

During fiscal 2005, REMEC issued 65,674 (147,250 pre-reclassification) shares of restricted stock to a number of salaried exempt employees. Each restricted stock unit will vest 25% per year for four years from the date of grant and if employment is terminated prior to the vesting date of the restricted stock units, all or a portion of the unvested restricted stock units may be forfeited. In addition, during fiscal 2005 RWS issued 74,928 (168,000 pre-reclassification) shares of restricted stock to officers. Some of these restricted stock units may vest in less than four years or become fully vested on change of control of RWS.

REMEC also maintains the 1996 Non-employee Directors Stock Option Plan under which 450,000 common shares have been reserved for non-qualified stock option grants to non-employee directors of REMEC. Under the Plan, option grants are automatically made on an annual basis at the fair market value of the stock on the date of grant. Options granted under the Plan generally vest over three years and generally expire nine years from the date of grant.

A summary of the REMEC stock option activity and related information is as follows:

	Years Ended January 31,
	2005		2004		2003
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding—beginning of year	9,206,000	$10.82	10,686,000	$11.14	5,801,000	$12.30
Granted	1,029,000	7.45	653,000	8.60	5,794,000	4.11
Exercised	(190,000)	5.07	(549,000)	7.53	(15,000)	5.64
Exchanged	(990,000)	22.93	—	—	—	—
Forfeited/Cancelled	(2,088,000)	10.82	(1,584,000)	14.72	(894,000)	14.72

Outstanding—end of year	6,967,000	$8.14	9,206,000	$10.82	10,686,000	$11.14

The following table summarizes by price range the number, weighted average exercise price and weighted average life (in years) of options outstanding and the number and weighted average exercise price of exercisable options as of January 31, 2005:

	Total Outstanding
		Weighted Average		Total Exercisable
Price Range	Number of Shares	Exercise Price	Life	Number of Shares	Weighted Average Exercise Price
$0.00–$ 5.00	1,896,000	$2.99	7.1	740,000	$4.13
$5.01–$10.00	3,747,000	8.19	4.49	2,666,000	8.30
$10.01–$15.00	941,000	11.91	5.9	665,000	12.05
$15.01–$20.00	95,000	16.56	3.84	94,000	16.56
$20.01–$25.00	10,000	21.89	4.6	10,000	21.89
$25.01–$30.00	260,000	25.48	1.8	260,000	25.48
$30.01–$35.00	1,000	32.25	0.0	1,000	32.25
$35.01–$40.00	8,000	36.23	1.1	8,000	36.23
$40.01–$45.00	4,000	43.31	2.5	4,000	43.31
$45.01–$100.00	5,000	52.00	2.6	5,000	52.00

Total Plan	6,967,000	$8.14	5.2	4,453,000	$9.51

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

At January 31, 2005, options to purchase 2,068,000 shares of the REMEC’s common stock were available for future grant.

Stock Purchase Plan

REMEC’s Employee Stock Purchase Plan provides for the issuance of shares of REMEC’s common stock to eligible employees. During fiscal 2004, REMEC’s shareholders approved an increase in the number of shares available for issuance under the Employee Stock Purchase Plan to a total of 2,431,000 (5,450,000 pre-reclassification) shares of common stock. The price of the common shares purchased under the Employee Stock Purchase Plan will be equal to 85% of the fair market value of the common shares on the first or last day of the offering period, whichever is lower. As of January 31, 2005, a total of 717,000 (1,608,000 pre-reclassification) shares of REMEC’s common stock were available for issuance under the Employee Stock Purchase Plan.

Deferred Savings Plan

REMEC’s Deferred Savings Plan allows participants to make contributions by salary reduction pursuant to section 401(k) of the Internal Revenue Code. Contributions are matched up to $180 per quarter, per employee. Employees vest immediately in their contributions and Company contributions vest over a two-year period. Contributions to this plan on behalf of employees totaled approximately $0.8 million, $0.4 million and $0.4 million for the years ended January 31, 2005, 2004 and 2003, respectively. RWS’s foreign subsidiaries maintain separate defined contribution retirement savings plans for substantially all of their employees. Participants may contribute a portion of their annual salaries subject to statutory annual limitations. A percentage of the employee’s contributions are matched as specified in the plan agreements. Contributions to these plans on behalf of employees totaled $0.4 million, $0.1 million and $0.3 million for the years ended January 31, 2005, 2004 and 2003, respectively.

Post-Retirement Benefit Plans

REMEC’s post-retirement benefit plan, which provides health care benefits to certain executives following employment. We account for these benefits under FAS 106, Employer’s Accounting for Post-retirement Benefits Other than Pensions, which requires REMEC’s obligation for post-retirement benefits to be provided to or for an employee be fully accrued by the date that employee attains full eligibility for all of the benefits expected to be received by that employee. The amount accrued each year is based upon actuarial valuations with a discount rate of 6.25% for fiscal 2005 and a remaining amortization period of 10.55 years. As of January 31, 2005, we had accrued $0.4 million of the total projected benefit of $1.2 million.

7. COMMITMENTS AND CONTINGENCIES

Bank Revolving Line of Credit Facility

On July 6, 2004, REMEC extended the term of its existing revolving working capital line of credit with its senior lender to July 5, 2005 and increased the maximum amount of the credit facility to $30 million. The borrowing rate under this credit facility is based on prime plus 1% with prime being defined as the bank’s most recently announced per annum “prime rate.” As of January 31, 2005 RWS has not had any borrowings under this credit facility; however $8.4 million has been used under letter of credit arrangements, $1.8 million for banking cash management products, $2.6 million has been utilized in connection with foreign currency forward contracts and $17.2 million remains available to increase its factoring line. The credit facility is secured by RWS’s domestic trade receivables and inventory. As of January 31, 2005 REMEC was in compliance with the financial

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

covenants contained in this credit facility. The facility is also subject to a “Material Adverse Change” clause whereby the bank can subjectively determine that RWS is in default under the credit agreement. The Material Adverse Change is defined as “if there (i) occurs a material adverse change in the business operations, or condition (financial or otherwise) of the Borrower; or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) is a material impairment of the value or priority of Bank’s security interests in the Collateral.” As of January 31, 2005, Management is not aware of any Material Adverse Change.

Factoring Arrangement

In fiscal year 2004, RWS entered into a factoring arrangement whereby certain of its receivables were sold on a pre-approved, nonrecourse basis except in the event of dispute or claim as to price, terms, quality, material workmanship, quantity or delivery of merchandise. Pursuant to the terms of the arrangement, receivables are sold, net of factoring fees and commissions and net of any credits or discounts available to RWS’s customers. Approximately 34.5% and 23.6% of accounts receivable were factored at January 31, 2005 and January 31, 2004, respectively. RWS had $8.1 million of advances from the factor outstanding at January 31, 2005 and none at January 31, 2004. In compliance with SFAS No. 140 and the terms of the arrangement, proceeds are collected from the financial institution and the receivables are removed from the balance sheet.

In fiscal year 2005, the factoring arrangement limit was increased from $15 million to $25 million, with all other terms and conditions remaining the same. Late in fiscal year 2005, a foreign subsidiary of RWS entered into a 6 million Euro factoring arrangement whereby certain of its receivables are sold on a pre-approved, non-recourse basis except in the event of dispute or claim as to price, terms, quality, material, workmanship, quantity or delivery of merchandise. Pursuant to the terms of the arrangement, receivables are sold, net of factoring fees and commissions and net of any credits or discounts available to RWS’s customers. There were no factorings under this facility as of January 31, 2005.

Leases

REMEC and RWS lease certain offices and production facilities under non-cancelable agreements classified as operating leases. Certain of these lease agreements include renewal options. At January 31, 2005, future minimum payments under these operating leases were as follows (in 000’s):

Operating Leases
Fiscal 2006	$7,600
Fiscal 2007	7,653
Fiscal 2008	6,638
Fiscal 2009	5,843
Fiscal 2010	5,541
Thereafter	15,483

Total minimum lease payments	$48,758

Rent expense totaled $5.3 million, $6.3 million and $4.5 million during fiscal 2005, 2004 and 2003, respectively. Minimum rental payments to be received by RWS under sub-lease rental arrangements are as follows: $1.5 million (2006), $1.5 million (2007), $1.5 million (2008) and $1.5 million (2009).

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Sale-Leaseback Transaction

In January 2002, REMEC completed a sale-leaseback transaction of its Escondido, California facility resulting in a $0.6 million gain on the transaction. Effective upon the closing of the sale, RWS leased the building back from the buyer. RWS deferred the $0.6 million gain and is amortizing it over the term of the lease. The new lease term provided for a 5-year lease with monthly lease payments totaling approximately $15,000. Under the terms of the lease beginning March 2002, each March thereafter the monthly rent is increased by 3%.

Warranty

Warranty reserves are established for costs that are expected to be incurred after the sale and delivery of a product or service for deficiencies under specific product or service warranty provisions. The warranty reserves are determined as a percentage of revenues based on the actual trend of historical charges incurred over various periods, excluding any significant or infrequent issues that are specifically identified and reserved. Accrued warranty liability totaled $8,667 at January 31, 2005. RWS provides warranty on its products over periods ranging from one to seven years, depending on the product. Should product performance, material usage or labor repair costs differ from RWS’s estimates, revisions to the estimated accrued warranty liability would be required.

The following table summarizes the activity related to warranty reserves (000’s):

	Years Ended January 31
	2005	2004
Balance at beginning of year	$8,687	$8,563
Additions to reserve	3,120	2,218
Usage and release of warranty reserves	(3,140)	(2,094)

Balance at end of year	$8,667	$8,687

Indemnifications and Guarantees

Effective January 1, 2003, the recognition provisions of FASB Interpretation No. 45 (FIN 45), Guarantor’s Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantees of Others, were adopted, which expands previously issued accounting guidance for certain guarantees. Indemnifications issued or modified during the year ended January 31, 2005 did not have a material effect on the combined financial statements. A description of REMEC and RWS’s indemnifications and guarantees as of January 31, 2005 are provided below. Management is unable to reasonably estimate the maximum amount that could be payable under these arrangements due to the conditional nature of our obligations and the unique facts and circumstances involved in each particular agreement. Historically, payments made under these agreements have not had a material effect on our business, financial condition or results of operations other than certain guaranteed payments made in connection with the customer financing arrangements discussed below.

RWS often designs, develops and manufactures standard “off-the-shelf” products and may provide the customer with an indemnification against any liability arising from third-party claims of patent, copyright or trademark infringement based upon the design or manufacturing of such products. RWS cannot determine the maximum amount of losses that it could incur under this type of indemnification because it often may not have enough information about the nature and scope of an infringement claim until it has been submitted to RWS and, to date, no claims have been made.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

REMEC and RWS indemnifies their directors and certain of its current and former officers against third party claims against them in their capacity as directors or officers. Certain of the costs incurred for providing such indemnification may be recovered under various insurance policies.

REMEC has guaranteed the performance of two of its wholly-owned subsidiaries under a bank agreement to purchase accounts receivable from the subsidiary. This guarantee provides that if the customer does not pay the accounts receivable due to the subsidiary’s failure to perform the underlying contract, RWS guarantees that its subsidiary will repay the funds received from the bank. There have been no uncollected accounts receivable to date and none are anticipated. The total amount of the potential obligation at January 31, 2005 is $24.6 million. Management believes that the likelihood of a payment associated with this guarantee is remote as the failure of the customer to make their required payments to RWS would be a breach of the underlying contract and would subject them to a claim for damages from RWS.

Litigation

Our commitment and contingencies include claims and litigation in the normal course of business. In the opinion of management, based in part on outside counsel, these matters are not expected to have a material adverse effect on RWS’s results of operations and financial position.

On September 29, 2004, three class action lawsuits were filed against REMEC and current and former officers in the United States District Court for the Southern District of California alleging violations of federal securities laws between September 8, 2003 and September 8, 2004 (the “Class Period”). On January 18, 2005, the law firm of Milberg Weiss Bershad & Schulman LLP (“Milberg Weiss”) was appointed Lead Counsel and its client was appointed Lead Plaintiff.

On March 10, 2005, Milberg Weiss filed a Consolidated and Amended Complaint (the “Complaint”) naming REMEC, a former officer and a current officer as defendants (“Defendants”). The Consolidated and Amended Complaint asserts, among other things, that during the Class Period, the Defendants made false and misleading statements and failed to disclose material information regarding REMEC’s operations and future prospects. The Complaint seeks unspecified damages and legal expenses. On April 19, 2005, REMEC filed a Motion to Dismiss the complaint. REMEC believes that the lawsuit is with out merit and intends to defend against it vigorously.

On November 16, 2004, a civil complaint was filed in San Diego Superior Court by Cardinal Health 301, Inc. (formerly known as Pyxis Corporation) (“Cardinal”) against Tyco Electronics Corporation, Thomas & Betts Corporation and REMEC’s alleging breach of contract and breach of express and implied warranties with regard to certain products sold by RWS’s electronic manufacturing services business unit to Pyxis that incorporated allegedly defective components from Tyco and Thomas & Betts (the “Cardinal Complaint”).

On March 18, 2005, the court granted REMEC’s demurrer to the Cardinal Complaint, allowing Cardinal an opportunity to amend its complaint, which it has done. Cardinal’s amended complaint includes the previous claims plus adds a claim for breach of the covenant of good faith and fair dealing. Cardinal’s amended complaint seeks seven million dollars in damages plus legal expenses. REMEC’s response to the amended Cardinal Complaint, denying Cardinal’s claims and asserting a number of defenses, was filed on April 7, 2005. REMEC believes the lawsuit is without merit and intends to vigorously defend itself in this matter.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Letters of Credit

RWS has $8.4 million in outstanding letters of credit issued by financial institutions. The instruments mature through October 2005.

Environmental Matters

REMEC follows the policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our financial condition, results of operations and cash flows. Further, Management is not aware of any environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.

8. IMPAIRMENT OF OTHER LONG-LIVED ASSETS IN PRIOR YEARS

In connection with its Fiscal 2004 restructuring plan, RWS undertook the sale of two of its facilities in Finland. Based on independent estimates of the current market value of these facilities at that time, RWS recorded a charge of $1.0 million during the fourth quarter of fiscal 2004 to write down the carrying value of the facilities to their estimated fair market values. During fiscal 2003, RWS recorded an additional $0.7 million to write-down the leasehold improvements at abandoned facilities.

Write-Down of assets to market value
Year Ended January 31, 2002:
Impairment charge	$658
Direct reduction of assets	(658)

Balance at January 31, 2003	$—

Additional impairment charge	(1,038)
Direct reduction of assets	1,038

Balance at January 31, 2004	$—

9. RESTRUCTURING CHARGE

2004 Restructuring

During the fourth quarter of fiscal 2004, RWS announced that as a result of continued operating losses, it was discontinuing production in Finland, eliminating a significant number of positions in its Finnish and U.S. workforce and disposing of other non-strategic assets and operations. As a result, RWS recorded a restructuring charge of $2.7 million during the fourth quarter related to its fiscal 2004 restructuring plan. The restructuring charge included $2.1 million in employee severance and related costs for approximately 200 employees, all of who were identified as of January 31, 2004. The majority of these employees worked in RWS and all have left by the end of fiscal 2005. The restructuring charge also reflects anticipated losses of $0.6 million on the disposal of excess property and equipment in RWS’s. The disposition of these items occurred during fiscal 2005.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the activity related to the accrued restructuring reserve which has been included in accrued expenses and other current liabilities in the accompanying Combined Balance Sheets related to the fiscal 2004 restructuring (in 000’s):

	Severance Costs for Involuntary Employee Terminations	Write- Down of Redundant/ Obsolete Assets	Total
Year Ended January 31, 2003:
Restructuring charge	$2,135	$585	$2,720
Activity:
Cash	—	(585)	(585)

Balance at January 31, 2004	2,135	—	2,135
Activity:
Cash	(2,135)	888	(1,247)
Reversal restructuring charge	—	(888)	(888)

Balance at January 31, 2005	$—	$—	$—

2002 Restructuring

Prior to fiscal 2002, RWS aggressively expanded its product offerings and manufacturing capacity through a series of acquisitions and internal growth to address expanding market opportunities. As a result of the sharp decrease in demand from the telecommunications industry during fiscal 2002, RWS faced the need to reduce its cost structure. RWS initiated its restructuring efforts in fiscal 2002 with the goal of improving overall operating performance. REMEC’s restructuring plan primarily focused on RWS and consisted of workforce reductions, the consolidation and exiting of excess facilities, the disposal of non-strategic business units and the impairment of excess property and equipment.

In the fourth quarter of fiscal 2002, a restructuring related charge of approximately $17.3 million was recognized as operating expenses related to RWS’s fiscal 2002 restructuring plan. The restructuring charge included components related to the reduction of RWS’s workforce, consolidation of excess facilities and property and equipment impairment.

•	The reduction of workforce included the elimination of approximately 1,200 positions within RWS, which resulted in a severance charge of approximately $2.1 million being recognized during fiscal 2002. Announcement of all such workforce reductions was made during the fourth quarter of fiscal 2002 and the reductions were completed by the end of the second quarter of fiscal 2003.

•

RWS also recorded facility related impairment charges of approximately $11.0 million associated with the closure of facilities in California and exited Company-owned facilities in Texas and the United Kingdom within RWS’s Wireless Systems segment. Consolidating locations and exiting facilities resulted in charges relating to write-offs of leasehold improvements at abandoned facilities of $3.1 million, an estimated loss on the sale of RWS’s building in the U.K. of $3.4 million, an estimated loss of $1.4 million on disposal of redundant equipment associated with RWS’s Texas operations, an estimated loss of $0.3 million on the sale of RWS’s building in Texas, recognition of lease obligations at abandoned California facilities over the planned exit period of $2.6 million and other costs of $0.3 million related to legal, real estate fees and commissions associated with the Texas and United Kingdom facilities held for sale. The impairment charge related to the disposal of the redundant equipment was

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

taken in accordance with SFAS No. 121 and was based on management’s estimate that the related equipment would not generate any future cash flows.

•	RWS recorded a charge of $4.1 million related to the elimination of certain excess manufacturing equipment related to older process technologies and the closure of its machine shop facilities and included RF manufacturing and machine shop equipment classified as held for disposal in accordance with SFAS 121. The carrying amount of these assets at January 31, 2005 was approximately $0.5 million, which represented the estimated fair market value of similar equipment. RWS also recorded a charge of $0.8 million related to the abandonment of certain obsolete software licenses.

During fiscal 2003 and 2004, RWS reassessed its fiscal 2002 restructuring accrual, in as much as it relates to costs of exiting certain lease obligations, and determined that the accrual was understated and recorded an additional $0.9 million charge in 2003 and $0.7 million in 2004. The facilities leases on these properties, which began expiring in October 2003, continue in some cases through February 2010. RWS will continue to reassess the related accrual through the end of the lease annually, or until the property is subleased, whichever occurs first, and record additional charges as considered necessary or reverse accruals not needed.

The following table summarizes the activity related to the accrued restructuring reserve which has been included in accrued expenses and other current liabilities in the accompanying Combined Balance Sheets related to the fiscal 2002 restructuring (in 000’s):

	Severance Costs for Involuntary Employee Terminations	Costs to Exit Certain Lease Obligations	Other Costs Related to Consolidation of Facilities	Write- Down of Redundant/ Obsolete Assets	Total
Year Ended January 31, 2002:
Restructuring charge	$2,146	$2,622	$8,351	$4,138	$17,257
Activity:
Cash	(1,439)	(414)	—	—	(1,853)
Direct reduction of assets	—	—	(8,101)	(4,138)	(12,239)

Balance at January 31, 2002	707	2,208	250	—	3,165
Activity:
Additional restructuring charge	—	924	—	—	924
Cash	(707)	(1,592)	(250)	—	(2,549)

Balance at January 31, 2003	—	1,540	—	—	1,540
Activity:
Additional restructuring charge	—	668	—	—	668
Cash	—	(1,705)	—	—	(1,705)

Balance at January 31, 2004	—	503	—	—	503
Activity:
Cash	—	(503)	—	—	(503)

Balance at January 31, 2005	$—	$—	$—	$—	$—

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

10. INCOME TAXES

For financial reporting purposes, income (loss) before taxes for the years ended January 31, 2005, 2004 and 2003 includes the following components (in 000’s):

	Years Ended January 31,
	2005	2004	2003
Loss from continuing operations before income taxes:
United States	$(71,622)	$(45,576)	$(32,013)
Foreign	(35,094)	(6,644)	(10,954)

	$(106,716)	$(52,220)	$(42,967)

The income tax provision (benefit) from continuing operations for the years ended January 31, 2005, 2004 and 2003 consists of the following (in 000’s):

	Years Ended January 31,
	2005	2004	2003
Current:
Federal	$—	$—	$—
State	26	6	45
Foreign	198	311	—
Deferred:
Federal	—	—	8,614
State	—	—	7,225
Foreign	(286)	(214)	(171)

	$(62)	$103	$15,713

The activity of RWS is included in the consolidated income tax returns filed by REMEC, Inc. The provision for income taxes approximates the amount which would be provided if RWS filed separate returns. RWS generated cumulative losses on a stand-alone basis. Certain of these losses reflected above were utilized by other subsidiaries included in the consolidated income tax returns. The tax footnote reflects the net operating losses available before consideration of the utilization of losses by the subsidiaries. The tax credit amounts reflected are the amounts that were determined on a consolidated level.

The provision (credit) for income taxes from continuing operations is different from that which would be obtained by applying the statutory Federal income tax rate (35%) to loss before provision (credit) for income taxes. The items causing difference for the years ended January 31, 2005, 2004 and 2003 are as follows (in 000’s, except percentage data):

	Years Ended January 31,
	2005		2004		2003
	Amount	%	Amount	%	Amount	%
Tax at statutory federal rate	$(37,351)	35%	$(18,277)	35%	$(15,039)	35%
State income tax net of federal benefit	(2,263)	2	(2,183)	4	(1,271)	3
Tax credits	(13)	—	2,198	(4)	(3,254)	8
Change in valuation allowance	11,074	(10)	18,733	(36)	48,836	(114)
Foreign rate difference	19,660	(18)	447	(1)	836	(2)
Permanent differences and other	8,831	(9)	(815)	2	(14,395)	34

	$(62)	—%	$103	—%	$15,713	(36)%

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred tax asset (liability) as of January 31, 2005 and 2004 are as follows (in 000’s):

	January 31,
	2005	2004	2003
Deferred tax liabilities:
Tax over book depreciation	$1,175	$(502)	$2,304
Other	643	814	1,029

Total deferred tax liabilities	1,818	312	3,333

Deferred tax assets:
Net operating loss	107,539	89,085	53,271
Credits	15,281	15,268	17,465
Accrued expenses	2,874	11,851	12,049
Inventory and other reserves	7,467	6,536	23,052
Capital loss	6,769	4,600	—
Inventory costs capitalized	874	662	1,674
Write-down of Allgon AB investment	—	—	4,564
Other	2	2	2

Total deferred tax assets	$140,806	$128,004	$112,077
Valuation allowance	(139,516)	(128,506)	(109,773)

	1,290	(502)	2,304

Net deferred tax assets (liabilities)	$(528)	$(814)	$(1,029)

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Accordingly, a valuation allowance has been recognized to offset deferred tax assets because management cannot conclude that it is more likely than not that the deferred tax assets will be realized in the foreseeable future. At January 31, 2005, approximately $0.6 million of the valuation allowance for deferred tax assets related to stock option deductions which, when recognized, will be allocated directly to owner’s equity.

In Costa Rica, a subsidiary company has been granted tax-free status under that country’s Free Trade Zone Incentive System of 1990. As a result of the tax-free status, such subsidiary company is exempt from all taxes on profits or taxable income for an eight-year period through October 2006, and 50% from all taxes on profits or taxable income for an additional two-year period through October 2008.

In the Philippines, a subsidiary company has been granted tax-free status under the country’s Special Economic Zone Act. As a result of the tax-free status, such subsidiary company was exempt from all taxes on profits or taxable income for a six-year period through October 2004.

In China, a subsidiary company has been granted tax-free status under that country’s Foreign Investment and Foreign Enterprise Act. As a result of the tax-free status, such subsidiary company is exempt from all taxes on profits or taxable income for a five-year period through January 2008.

RWS does not provide for income taxes which would be payable if undistributed earnings of its foreign subsidiaries were remitted because RWS considers these earnings to be permanently reinvested. As of January 31, 2005 and 2004, the undistributed earnings of these foreign subsidiaries are approximately $9.6 million and $9.9 million, respectively.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

On October 22, 2004, the American Jobs Creation Act of 2004 (“AJCA”) was signed into law. The AJCA provides several incentives for U.S. multinational corporations and U.S. manufacturers. Subject to certain limitations, the incentives include an 85% dividend received deduction for certain dividends from controlled foreign corporations that repatriate accumulated income abroad, and a deduction for domestic qualified production activities taxable income. The U.S. Treasury Department is expected to issue additional guidance with regards to these provisions. We are in the process of analyzing whether to take advantage of this opportunity or the potential impact on our income tax provision, if any.

At January 31, 2005 and 2004, REMEC had federal net operating loss carry-forwards of approximately $256.1 million and $219.8 million, respectively, which will begin expiring in 2014, unless previously utilized. At January 31, 2005 and 2004, REMEC had state net operating loss carry-forwards of approximately $119.7 million and $92.6 million, which will begin expiring in 2006, unless previously utilized. At January 31, 2005, REMEC had approximately $11.0 million of foreign net operating losses in the United Kingdom, which are available indefinitely. At January 31, 2005, REMEC had federal capital loss carry-forwards of $16.6 million, which will begin expiring in 2008, unless previously utilized. At January 31, 2005, REMEC had combined federal and state research and development credits of approximately $8.8 million and $7.5 million respectively, which will begin to expire in 2005, unless previously utilized. REMEC also had state manufacturing investment credits of approximately $1.7 million, which will begin to expire in 2007, unless previously utilized.

There are limitations on the utilization of the net operating loss carry-forwards. As a result, the net operating losses are not all available to offset current taxable income, including taxable gains that may be recognized on the sale of certain business segments. A portion of REMEC’s federal net operating loss carry-forwards relate to acquired companies that are subject to annual usage limitations under Section 382 of the Internal Revenue Code. Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of REMEC’s net operating loss carry-forwards may be limited in the event of a cumulative change in ownership of more than 50% within a three-year period.

11. INFORMATION BY GEOGRAPHIC REGION

Geographic Area Data (in 000’s)

	Years Ended January 31,
	2005	2004	2003
Sales to external customers:
United States	$109,858	$100,750	$64,334
Canada	82	2,903	3,520
Europe	144,436	113,998	67,767
Asia	63,089	45,423	12,289
All other geographic regions	6,893	4,537	435

Total sales to external customers	$324,358	$267,611	$148,345

Tangible assets by area:
United States	$19,223	$27,708	$33,618
Europe	1,435	7,827	12,241
Costa Rica	15,846	9,625	9,648
Asia	21,688	18,507	11,501

Total tangible assets	$58,192	$63,667	$67,008

Sales are attributed to countries based on “ship-to” location of customers.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

12. RELATED PARTIES

ViaSat:

As of January 31, 2005, REMEC had a backlog of approximately $120,000 from ViaSat, Inc. (“ViaSat”). Shipments to ViaSat of approximately $2.1 million represents less than 1% of REMEC’s gross revenue for the fiscal year 2005. These sales were insignificant in fiscal years 2004 and 2003. The products, which are printed circuit board sub-assemblies used in satellite communication systems, are sold to ViaSat at market prices negotiated in an arm-length transaction. Mr. Dankberg, a director of REMEC, is Chairman of the Board, Chief Executive Officer and shareholder of ViaSat. Pursuant to the current rules promulgated by the NASD, Mr. Dankberg’s relationship with ViaSat does not preempt the Board’s determination that Mr. Dankberg is an independent director.

Advance from affiliated company:

REMEC maintained shared service agreements with Defense & Space Group. Services include legal, information technology, insurance, payroll, employee benefits, banking and accounting services.

The components of advance from this affiliated company consisted of the following (000’s):

	Years Ended January 31,
	2005	2004
Payroll & benefits	$(46,957)	$(40,087)
Services	(3,688)	(4,085)
Cash transfers	64,136	59,029
Other	13,521	(2,083)

Advance from affiliated company	$27,012	$12,774

13. SUBSEQUENT EVENT

On July 1, 2005, REMEC entered into an Asset Purchase Agreement with an unrelated third party to sell selected assets and certain liabilities of its electronics manufacturing services business (“EMS”). The aggregate purchase price for the sale was $19,000,000 payable in cash at closing, subject to certain adjustments including a working capital-based adjustment. In addition to the aggregate purchase price, the buyer agreed to pay to REMEC, at the end of each calendar quarter through December 31, 2006, an additional amount equal to 10% of the excess amount, if any, by which the average quarterly gross sales placed by certain parties with EMS exceeds $7,500,000; such additional amount will not exceed $4,000,000. The sale closed simultaneously with the execution of the Agreement.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

INTERIM FINANCIAL STATEMENTS

For the Three Months Ended April 29, 2005 and April 30, 2004

(Unaudited)

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

CONDENSED COMBINED BALANCE SHEETS

(unaudited, in thousands)

	April 29, 2005	Audited January 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$35,290	$32,240
Short-term investments	2,564	4,531
Accounts receivable, net	53,409	46,754
Notes and other receivables	13,703	13,858
Inventories, net	55,808	60,728
Other current assets	4,574	5,047

Total current assets	165,348	163,158
Property, plant and equipment, net	54,482	57,317
Restricted cash	—	9,426
Intangible assets, net	2,400	2,572
Other assets	1,128	1,134

Total assets	$223,358	$233,607

LIABILITIES AND OWNER’S EQUITY
Current liabilities:
Accounts payable	$45,716	$43,648
Accrued expenses and other current liabilities	42,306	48,346

Total current liabilities	88,022	91,994
Deferred income taxes and other long-term liabilities	1,796	1,734
Advances from affiliated company	27,953	27,012
Owner’s equity	105,587	112,867

Total liabilities and owner’s equity	$223,358	$233,607

See accompanying notes.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(unaudited, in thousands)

	Three months ended
	April 29, 2005	April 30, 2004
Net sales	$84,612	$84,505
Cost of sales	71,854	73,474

Gross profit	12,758	11,031
Operating expenses:
Selling, general and administrative	11,410	10,228
Research and development	8,891	11,172
Restructuring (reversals)	—	(107)

Total operating expenses	20,301	21,293

Loss from continuing operations	(7,543)	(10,262)

Other expense:
Other (expense), net and interest income	(879)	(253)

Loss from continuing operations before income taxes	(8,422)	(10,515)
Provision (credit) for income taxes	(18)	4

Net loss from continuing operations	(8,404)	(10,519)

Income (loss) from discontinued operations including disposals, net of income taxes	18	(565)

Net loss	$(8,386)	$(11,084)

See accompanying notes.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three months ended
	April 29, 2005	April 30, 2004
OPERATING ACTIVITIES
Net loss from continuing operations	$(8,404)	$(10,519)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	3,598	4,283
Unrealized gain on foreign currency forward contract	214	2,459
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(6,501)	(7,919)
Inventories	4,921	5,987
Other current assets	473	(3,171)
Accounts payable	(1,404)	(10,904)
Accrued expenses, deferred income taxes and other long-term liabilities	(2,506)	(81)

Net cash used in operating activities	(9,609)	(19,865)

INVESTING ACTIVITIES
Additions to property, plant and equipment	(591)	(4,306)
Release of restricted cash	9,426	(2)
Proceeds from sale of property, plant and equipment	—	3,979
Short-term investments, net	1,984	(3,877)
Advances from affiliated company	941	(1,807)
Other assets	7	487

Net cash provided (used) in investing activities	11,767	(5,526)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	—	321
Proceeds from sale of common stock	869	1,095

Net cash provided by (used in) financing activities	869	1,416
Increase (decrease) in cash from continuing operations	3,027	(23,975)
Net cash provided by discontinued operations	18	1,070
Effect of exchange rate changes on cash	5	(1,664)

Increase (decrease) in cash and cash equivalents	3,050	(24,569)
Cash and cash equivalents at beginning of period	32,240	44,627

Cash and cash equivalents at end of period	$35,290	$20,058

See accompanying notes.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(unaudited)

1. Quarterly Financial Statements

The interim condensed combined financial statements included herein have been prepared by REMEC, Inc. (“REMEC”) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures, normally included in annual financial statements, have been condensed or omitted pursuant to such SEC rules and regulations. These condensed combined financial statements should be read in conjunction with the combined annual financial statements of RWS (defined below) and notes thereto for the years ended January 31, 2005, 2004 and 2003 included herein. In the opinion of management, the condensed combined financial statements included herein reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the combined financial position of RWS as of April 29, 2005, and the results of its operations for the three month periods ended April 29, 2005 and April 30, 2004. The results of operations for the interim period ended April 29, 2005, are not necessarily indicative of the results, which may be reported for any other interim period or for the entire fiscal year.

Organization and Nature of Business

REMEC Wireless Systems (“RWS”) is owned by REMEC. RWS is not composed of one single entity, rather it is a reportable segment of REMEC which includes a combination of certain subsidiaries and the assets, liabilities, revenues and expenses of REMEC’s corporate entity, as related to such subsidiaries. RWS is engaged in the business of designing and manufacturing high frequency subsystems used in the transmission of voice, video and data traffic over commercial wireless communication networks. These products are designed to improve the capacity, efficiency quality and reliability of commercial wireless communication infrastructure equipment and operate at the full range of frequencies currently used in the communications transmissions including at radio, microwave, and millimeter wave frequencies.

Basis of Presentation

The accompanying combined financial statements have been prepared using the going concern basis of accounting. This basis of accounting contemplates the recovery of RWS’s assets and the satisfaction of its liabilities in the normal course of conducting business. During the fiscal year 2005, REMEC engaged financial advisors to evaluate alternative strategies to increase shareholder value, including the disposal of all or a portion of its business units. In March 2005, REMEC entered into a definitive agreement to sell selected assets and liabilities of certain RWS’s product lines to Powerwave Technologies, Inc. (“Powerwave”) for 10 million shares of Powerwave’s common stock and $40 million in cash. Based on Powerwave’s closing price on Friday, March 11, 2005, the transaction value is approximately $120 million. The proposed transaction requires shareholder approval (which has not been obtained as of the date of this filing).

REMEC has maintained and prepared financial statements for its two reportable segments, RWS and Defense & Space. REMEC does not maintain or prepare separate financial statements for the product lines, assets and liabilities, that Powerwave is expected to acquire. However, the product lines, assets and liabilities expected to be acquired by Powerwave constitute a significant portion of RWS, exclusive of RWS’s ODU/transceiver product line and the manufacturing service business.

The completion of the sale transaction with Powerwave, if approved by REMEC shareholders, will result in RWS divesting the majority of its operating assets and liabilities. Consequently, if the sale transaction is approved and consummated, the financial and operational viability of RWS and REMEC will become

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

(unaudited)

increasingly uncertain. As a result, in connection with seeking shareholder approval of the aforementioned transactions, the Board of Directors intends to ask REMEC shareholders to approve and adopt a plan of liquidation, which will be intended to allow for the orderly disposition of RWS’s remaining assets and businesses. If shareholders do not approve the proposed sale to Powerwave, it is possible that RWS or REMEC may require additional sources of financing in order to maintain its current operations. These additional sources of financing may include bank borrowings or public or private offerings of equity or debt securities. Whereas management believes it will have access to these financing sources, no assurance can be given that such additional sources of financing will be available on acceptable terms, if at all.

Principles of Combination

The accompanying combined financial statements include the wholly owned subsidiaries of REMEC that are part of RWS, including one variable interest entity. These financial statements also include the assets, liabilities and corporate expenses of REMEC, including interest and an allocation of legal, financing, IT, and other expenses attributable to RWS.

The accompanying combined financial statements of RWS exclude the assets, liabilities, revenues and expenses of REMEC Defense & Space Inc., a subsidiary sold to an unrelated third party in May 2005 for approximately $253 million in cash. Such subsidiary constituted the entire Defense & Space reportable segment.

2. Owner’s Equity

Reclassification

In December 2002, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, which (i) amended SFAS No. 123, Accounting for Stock-Based Compensation to add two new transitional approaches when changing from the Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees intrinsic value method of accounting for stock-based employee compensation to the SFAS No. 123 fair value method and (ii) amends APB Opinion No. 28, Interim Financial Reporting to call for disclosure of SFAS No. 123 pro forma information on a quarterly basis.

Pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if employee stock options had been accounted for under the fair value method of that statement. The pro forma effects of stock-based compensation on net income (loss) and net earnings (loss) per common share have been estimated at the date of grant using the Black-Scholes option pricing model based on the following weighted average assumptions for the three months ended April 29, 2005 and April 30, 2004: risk-free interest rates of 4% and 4%, respectively, dividend yields of 0%, expected volatility of 81.4% and 83.7%, respectively, and a weighted average expected life of the option of four and five years, respectively. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because REMEC’s employee stock options and rights under the employee stock purchase plan have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair market value of employee stock options or the rights granted under the employee stock purchase plan.

The following is a summary of the pro forma effects on reported net loss for the periods indicated as if compensation expense had been recognized based on the fair value of the options at their grant date as prescribed

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

(unaudited)

by SFAS No. 123. For purposes of the pro forma disclosures, the estimated fair value of the options and the shares granted under the employee stock purchase plan is amortized to expense over their respective vesting or option periods.

Pro forma information is as follows ( in 000’s):

	Three Months Ended
	April 29, 2005	April 30, 2004
Reported net (loss)	$(8,386)	$(11,084)
Pro forma
Add: Stock-based employee compensation expense determined under fair value based method, net of related tax effects	271	—
Deduct: Total stock based employee compensation determined under fair value based method, net of related tax effects	(615)	(1,844)

Pro forma net (loss)	$(8,730)	$(12,928)

Stock Options Exercised

During the first quarter of fiscal year 2006, a total of 65,885 shares of common stock were issued upon exercise of stock options by employees. Total proceeds received were $0.4 million.

3. Short-term investments

Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities requires companies to record certain debt and equity security investments at market value. Investments with maturities greater than three months are classified as short-term investments. All of RWS’s short-term investments are classified as available-for-sale and are reported at fair value with any material unrealized gains and losses, net of tax, recorded as a separate component of accumulated other comprehensive income (loss) within shareholders’ equity. RWS manages its cash equivalents and short-term investments as a single portfolio of highly marketable securities, all of which are intended to be available for RWS’s current operations. The carrying value of these securities approximates their fair value due to the short maturities of these instruments. As of April 29, 2005 and January 31, 2005, RWS had short-term investments of $2.6 million and $4.5 million, respectively. Gross realized and unrealized losses on short-term investments were not significant in either of the periods ended April 29, 2005 and April 30, 2004.

4. Inventories, net

Inventories, net consist of the following (in 000’s):

	April 29, 2005			January 31, 2005
	Gross	Reserves	Net	Gross	Reserves	Net
Raw materials	$48,486	$(12,440)	$36,046	$49,023	$(14,400)	$34,623
Work in progress	8,838	—	8,838	9,468	—	9,468
Finished goods	13,283	(2,359)	10,924	20,246	(3,609)	16,637

	$70,607	$(14,799)	$55,808	$78,737	$(18,009)	$60,728

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

(unaudited)

RWS had a reserve for excess and obsolete inventory of $12.5 million and $14.4 million as of April 29, 2005 and January 31, 2005 respectively. RWS also had additional reserves for anticipated contract losses of $2.3 million and $3.6 million as of April 29, 2005 and January 31, 2005, respectively.

5. Restricted Cash

Restricted cash was zero as of April 29, 2005 compared to $9.4 million at January 31, 2005. During the first quarter of fiscal year 2006, RWS paid $8.1 million related to timing differences in our receivable factoring agreement, $0.7 million of cash received by us that was due to Spectrum Controls, Inc., the buyer of our Components product line, and $0.6 million was money released from escrow previously held as security for a letter of credit.

6. Commitments and Contingencies

Bank Revolving Line of Credit Facility

On July 6, 2004, RWS extended the term of its existing revolving working capital line of credit with its senior lender to July 5, 2005 and increased the maximum amount of the credit facility to $30 million. The borrowing rate under this credit facility is based on prime plus 1% with prime being defined as the bank’s most recently announced per annum “prime rate.” As of April 29, 2005 RWS has not had any borrowings under this credit facility; however $8.4 million has been used under letter of credit arrangements, $1.8 million for banking cash management products, $1.3 million has been utilized in connection with foreign currency forward contracts and $18.5 million is used to increase our factoring line. The credit facility is secured by the RWS’s domestic trade receivables and inventory and matures July 2005. As of April 29, 2005 RWS was in compliance with the financial covenants contained in this credit facility. The facility is also subject to a “Material Adverse Change” clause whereby the bank can subjectively determine that RWS is in default under the credit agreement. The Material Adverse Change is defined as “if there (i) occurs a material adverse change in the business operations, or condition (financial or otherwise) of the Borrower; or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) is a material impairment of the value or priority of Bank’s security interests in the Collateral.” As of April 29, 2005, Management is not aware of any Material Adverse Change.

Factoring Arrangements

In fiscal year 2004, RWS entered into a factoring arrangement whereby certain of its receivables were sold on a pre-approved, non-recourse basis except in the event of dispute or claim as to price, terms, quality, material workmanship, quantity or delivery of merchandise. Pursuant to the terms of the arrangement, receivables are sold, net of factoring fees and commissions and net of any credits or discounts available to the RWS’s customers. Approximately 32.0% and 34.5% of accounts receivable were factored at April 29, 2005 and January 31, 2005, respectively. RWS had $8.1 million of advances from the factor outstanding at January 31, 2005 and no advances as of April 29, 2005. In compliance with SFAS No. 140 and the terms of the arrangement, proceeds are collected from the financial institution and the receivables are removed from the balance sheet.

In fiscal year 2005, the factoring arrangement limit was increased from $15 million to $25 million, with all other terms and conditions remaining the same. Late in fiscal year 2005, a foreign subsidiary of RWS entered into a 6 million Euro factoring arrangement whereby certain of its receivables are sold on a pre-approved, non-recourse basis except in the event of dispute or claim as to price, terms, quality, material, workmanship, quantity

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

(unaudited)

or delivery of merchandise. Pursuant to the terms of the arrangement, receivables are sold, net of factoring fees and commissions and net of any credits or discounts available to the RWS’s customers. There were no factorings under this facility as of April 29, 2005.

Leases

REMEC and RWS leases certain offices and production facilities under non-cancelable agreements classified as operating leases. Certain of these lease agreements include renewal options. At April 29, 2005, future minimum payments under these operating leases were as follows (in 000’s):

Operating Leases
Fiscal 2006	$5,718
Fiscal 2007	7,654
Fiscal 2008	6,638
Fiscal 2009	5,842
Fiscal 2010	5,541
Thereafter	15,483

Total minimum lease payments	$46,876

Capital Leases

RWS leases certain machinery and equipment under non-cancelable agreements classified as capital leases. At the end of these agreements, RWS either owns or can purchase the equipment for $1.00.

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum less payments as of April 29, 2005 (in 000’s):

Capital Leases
Fiscal 2006	$2,154
Fiscal 2007	754
Fiscal 2008	199
Fiscal 2009	—
Fiscal 2010	—
Thereafter	—

Total minimum capital lease payments	$3,107

Less: Amount representing interest	(8)

Present value of net minimum lease payments	$3,099

Sale-Leaseback Transaction

In January 2002, REMEC completed a sale-leaseback transaction of its Escondido, California facility resulting in a $0.6 million gain on the transaction. Effective upon the closing of the sale, REMEC leased the building back from the buyer. RWS deferred the $0.6 million gain and is amortizing it over the term of the lease.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

(unaudited)

The new lease term provided for a 5-year lease with monthly lease payments totaling approximately $15,000. Under the terms of the lease beginning March 2002, each March thereafter the monthly rent is increased by 3%.

Warranty

Warranty reserves are established for costs that are expected to be incurred after the sale and delivery of a product or service for deficiencies under specific product or service warranty provisions. The warranty reserves are determined as a percentage of revenues based on the actual trend of historical charges incurred over various periods, excluding any significant or infrequent issues that are specifically identified and reserved. Accrued warranty liability totaled $8,667 at January 31, 2005. RWS provides warranty on its products over periods ranging from one to seven years, depending on the product. Should product performance, material usage or labor repair costs differ from RWS’s estimates, revisions to the estimated accrued warranty liability would be required.

The following table summarizes the activity related to warranty reserves (000’s):

	Three months ended
	April 29, 2005	April 30, 2004
Balance at beginning of period	$8,667	$8,687
Additions to reserve	387	—
Usage and release of warranty reserves	—	(700)

Balance at end of period	$9,054	$7,987

Indemnifications and Guarantees

Effective January 1, 2003, the recognition provisions of FASB Interpretation No. 45 (FIN 45), Guarantor’s Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantees of Others, were adopted, which expands previously issued accounting guidance for certain guarantees. Indemnifications issued or modified during the three months ended April 29, 2005 did not have a material effect on the combined financial statements. A description of REMEC and RWS’s indemnifications and guarantees as of April 29, 2005 is provided below. Management is unable to reasonably estimate the maximum amount that could be payable under these arrangements due to the conditional nature of our obligations and the unique facts and circumstances involved in each particular agreement. Historically, payments made under these agreements have not had a material effect on our business, financial condition or results of operations other than certain guaranteed payments made in connection with the customer financing arrangements discussed below.

RWS often designs, develops and manufactures standard “off-the-shelf” products and may provide the customer with an indemnification against any liability arising from third-party claims of patent, copyright or trademark infringement based upon the design or manufacturing of such products. RWS cannot determine the maximum amount of losses that it could incur under this type of indemnification because it often may not have enough information about the nature and scope of an infringement claim until it has been submitted to RWS and, to date, no claims have been made.

REMEC and RWS indemnify its directors and certain of its current and former officers against third party claims against them in their capacity as directors or officers. Certain of the costs incurred for providing such indemnification may be recovered under various insurance policies.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

(unaudited)

REMEC has guaranteed the performance of two of its wholly-owned subsidiaries under a bank agreement to purchase accounts receivable from the subsidiary. This guarantee provides that if the customer does not pay the accounts receivable due to the subsidiary’s failure to perform the underlying contract, RWS guarantees that its subsidiary will repay the funds received from the bank. There have been no uncollected accounts receivable to date and none are anticipated. The total amount of the potential obligation at April 29, 2005 is $25.1 million. Management believes that the likelihood of a payment associated with this guarantee is remote as the failure of the customer to make their required payments to RWS would be a breach of the underlying contract and would subject them to a claim for damages from RWS.

Litigation

Our commitment and contingencies include claims and litigation in the normal course of business. In the opinion of management, based in part on outside counsel, these matters are not expected to have a material adverse effect on RWS’s results of operations and financial position.

On September 29, 2004, three class action lawsuits were filed against REMEC and current and former officers in the United States District Court for the Southern District of California alleging violations of federal securities laws between September 8, 2003 and September 8, 2004 (the “Class Period”). On January 18, 2005, the law firm of Milberg Weiss Bershad & Schulman LLP (“Milberg Weiss”) was appointed Lead Counsel and its client was appointed Lead Plaintiff.

On March 10, 2005, Milberg Weiss filed a Consolidated and Amended Complaint (the “Complaint”) naming REMEC, a former officer and a current officer as defendants (“Defendants”). The Consolidated and Amended Complaint asserts, among other things, that during the Class Period, the Defendants made false and misleading statements and failed to disclose material information regarding RWS’s operations and future prospects. The Complaint seeks unspecified damages and legal expenses. On April 19, 2005, REMEC filed a Motion to Dismiss the Consolidated Amended Complaint. REMEC believes that the lawsuit is without merit and intends to defend against it vigorously.

On November 16, 2004, a civil complaint was filed in San Diego Superior Court by Cardinal Health 301, Inc. (formerly known as Pyxis Corporation) (“Cardinal”) against Tyco Electronics Corporation, Thomas & Betts Corporation and RWS alleging breach of contract and breach of express and implied warranties with regard to certain products sold by the RWS’s electronic manufacturing services business unit to Pyxis that incorporated allegedly defective components from Tyco and Thomas & Betts (the “Cardinal Complaint”).

On March 18, 2005, the court granted the REMEC’s demurrer to the Cardinal Complaint, allowing Cardinal an opportunity to amend its complaint, which it has done. Cardinal’s amended complaint includes the previous claims plus adds a claim for breach of the covenant of good faith and fair dealing. Cardinal’s amended complaint seeks seven million dollars in damages plus legal expenses. REMEC’s response to the amended Cardinal Complaint, denying Cardinal’s claims and asserting a number of defenses, was filed on April 7, 2005. REMEC believes the lawsuit is without merit and intends to vigorously defend itself in this matter.

Other than the two lawsuits described above, neither REMEC nor any of its subsidiaries is presently subject to any material litigation, nor to REMEC’s knowledge, is such litigation threatened against REMEC or its subsidiaries, other than routine actions and administrative proceedings arising in the ordinary course of business, all of which collectively are not anticipated to have a material adverse effect on the business or financial condition of REMEC.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Environmental Matters

REMEC follows the policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our financial condition, results of operations and cash flows. Further, Management is not aware of any environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.

7. Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income (loss) and other comprehensive income (loss), including foreign currency translation adjustments and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income (loss).

The components of comprehensive loss, net of tax, are as follows (in 000’s):

	Three Months Ended
	April 29, 2005	April 30, 2004
Net loss from continuing operations	$(8,404)	$(10,518)
Net income (loss) from discontinued operations	18	(565)

Net loss	$(8,386)	$(11,083)
Change in net unrealized gain (loss) on investment	17	(368)
Change in cumulative foreign currency translation adjustment	4	(1,664)
Change in unrealized gain on foreign currency hedge	214	2,459

Comprehensive loss	$(8,151)	$(10,656)

8. Discontinued Operations

In accordance with SFAS No. 144, RWS accounts for the results of operations of a component of an entity that has been disposed or that meets all of the “held for sale” criteria, as discontinued operations, if the component’s operations and cash flows have been (or will be) eliminated from the ongoing operations of the entity as a result of the disposal transaction and RWS will not have any significant continuing involvement in the operations of the component after the disposal transaction. The “held for sale” classification requires having the appropriate approvals by our management, Board of Directors and shareholders, as applicable, and meeting other criteria. When all of these criteria are met, the component is then classified as “held for sale” and its operations reported as discontinued operations.

At January 31, 2005, the following divestments consisting of the Components product line and the China Network Optimization product line, have been reclassified as discontinued operations.

At April 29, 2005, RWS’s other businesses (including, ODU/Transceiver and Manufacturing Services assets) do not meet all of the “held for sale” criteria and are therefore not classified as discontinued operations. Although management has been authorized to seek buyers, the businesses are available for immediate sale, and they are being marketed, the sale is not probable and may not be completed within one year.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Discontinued operations reported in the first quarter of fiscal 2006 was $33,000 of income for the earnout on the Components product line sale, partially offset by $15,000 of additional legal expenses associated with the China Network Optimization product line sale.

Discontinued operations for the quarter ended April 30, 2004 were as follows:

Operating Results Data	Components	China	Total
Revenues	$4,233	$1,933	$6,166
Costs and expenses	(4,432)	(2,299)	(6,731)
Interest and debt expense	—	—	—

Net income (loss) from discontinued operations, net of income taxes	$(199)	$(366)	$(565)

9. Information by Geographic Region

Geographic Area Data (in 000’s):

	Three Months Ended
	April 29, 2005	April 30, 2004
Sales to external customers:
United States	$28,659	$22,242
Canada	16	77
Europe	39,818	39,703
Asia	15,962	21,412
All other geographic regions	157	1,071

Total sales to external customers	$84,612	$84,505

	April 29, 2005	January 31, 2005
Tangible assets by area:
United States	$17,901	$19,223
Europe	1,236	1,435
Costa Rica	14,647	15,846
Asia	21,578	21,688

Total tangible assets	$55,362	$58,192

Sales are attributed to countries based on “ship-to” location of customers.

REMEC WIRELESS SYSTEMS

(a reportable segment of REMEC, Inc.)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

(unaudited)

10. Intangible Assets

Acquired intangible assets subject to amortization at April 29, 2005 were as follows (in 000’s):

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Core technology	$4,800	$(2,400)	$2,400
Trademark and trade name	111	(111)	—

	$4,911	$(2,511)	$2,400

Amortization expense for intangible assets was $0.2 million and $0.2 million for the three months ended April 29, 2005 and April 30, 2004, respectively.

11. Related Parties

ViaSat:

As of January 31, 2005, REMEC had a backlog of approximately $120,000 from ViaSat, Inc. (“ViaSat”). Shipments to ViaSat of approximately $2,100,000 represents less than 1% of REMEC’s gross revenue for the fiscal year 2005. During the quarter ended April 29, 2005, sales to ViaSat were $0.1 million. The products, which are printed circuit board sub-assemblies used in satellite communication systems, are sold to ViaSat at market prices negotiated in an arm-length transaction. Mr. Dankberg, a director of REMEC, is Chairman of the Board, Chief Executive Officer and shareholder of ViaSat. Pursuant to the current rules promulgated by the NASD, Mr. Dankberg’s relationship with ViaSat does not preempt the Board’s determination that Mr. Dankberg is an independent director.

Advance from affiliated company:

REMEC maintained shared service agreements with Defense & Space Group. Services include legal, information technology, insurance, payroll, employee benefits, banking and accounting services.

The components of advance from this affiliated company consists of the following (in 000’s):

	April 29, 2005	January 31, 2005
Payroll & benefits	$(13,614)	$(46,957)
Services	(777)	(3,688)
Cash transfers	15,124	64,136
Other	27,220	13,521

Due to (from) Defense & Space Group	$27,953	$27,012

ANNEX A

Execution Version

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

POWERWAVE TECHNOLOGIES, INC.

AND

REMEC, INC.

DATED AS OF MARCH 13, 2005

(continued)

A-ii

(continued)

INDEX OF EXHIBITS

Exhibit A – Form on Escrow Agreement	A-1
Exhibit B – Bill of Sale and Assumption Agreement	B-1
Exhibit C – Form of Opinion of Heller Ehrman	C-1
Exhibit D – Form of Opinion of Stradling Yocca	D-1

A-iii

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of March 13, 2005, is made by and between Powerwave Technologies Inc., a Delaware corporation (“Purchaser Parent”) and any direct or indirect subsidiary of Purchaser Parent to which Purchaser Parent may assign, in whole or in part, its rights and obligations hereunder pursuant to Section 11.3 below (each, a “Purchaser Subsidiary” and, together with the Purchaser Parent, the “Purchasers”), on the one hand, and REMEC, Inc., a California corporation (the “Seller Parent”). Certain capitalized terms used herein are defined in Article I below.

RECITALS

WHEREAS, Seller Parent and the Seller Subsidiaries (collectively, the “Sellers”) are in the business of designing, manufacturing and selling proprietary radio frequency power amplifiers, filters, tower mounted amplifiers and network enhancement products and services (the “Business”); and

WHEREAS, subject to the terms and conditions of this Agreement, the Purchasers desire to purchase and the Sellers desire to sell and transfer to Purchasers, substantially all of the assets, operations and business that constitute and which are related to and used in connection with the Business and in conjunction therewith, Purchasers desire to assume certain obligations and liabilities associated with the assets so purchased.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, and covenants which are to be made and performed by the respective Parties, the Parties hereby agree as follows:

ARTICLE I — DEFINITIONS

Section 1.1. Definitions. When used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract, or otherwise.

“Affiliate Transaction” shall have the meaning set forth in Section 6.23.

“Affiliated Group” means any affiliated group as defined in Code Section 1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local, or foreign law).

“Agreement” means this Asset Purchase Agreement, including all exhibits and schedules hereto, as it may be amended from time to time in accordance with its terms.

“Applicable Law” means, with respect to any Person, any domestic or foreign, federal, state, provincial, municipal or local statute, law, ordinance, rule, regulation or other pronouncement of any Governmental Entity having the effect of law applicable to such Person.

“Applicable Limitation Date” shall have the meaning set forth in Section 9.1.

“Assigned Contracts” shall have the meaning set forth in Section 2.1(a).

“Assumed Obligations” shall have the meaning set forth in Section 3.5.

“Base Net Asset Value” means $66,773,000.

“Basket” shall have the meaning set forth in Section 9.2(b).

“Best Efforts” means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as reasonably possible, provided however, that a Person required to use his Best Efforts under this Agreement will not be thereby required to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the contemplated transactions hereof, or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

“Bill of Sale” shall have the meaning set forth in Section 4.2(a).

“Cap” shall have the meaning set forth in Section 9.2(b).

“Capital Stock” means (a) in the case of a corporation, any and all shares of capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited), (d) in any case, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and (e) in any case, any right to acquire any of the foregoing.

“Carrybacks” shall have the meaning set forth in Section 9.3(e).

“Cash Purchase Price” means $40,000,000.

“CERCLA” shall have the meaning set forth in Section 6.25(e).

“Closing Balance Sheet” shall have the meaning set forth in Section 3.3(a)(i).

“Closing Date” shall have the meaning set forth in Section 4.1.

“Closing Assumed Obligations” means the Assumed Obligations as of the Closing Date, which shall be updated by the Sellers as of such date.

“COBRA” shall have the meaning set forth in Section 6.21.

“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“Confidential Information” shall have the meaning set forth in Section 10.50.

“Disclosure Schedule” means a document, dated of even date with this Agreement and delivered by the Sellers to the Purchasers, or delivered by the Purchasers to the Sellers, on the date hereof, which refers to the representations and warranties of the Sellers in Article VI of this Agreement or the representations and warranties of the Purchasers in Article VII of this Agreement, as applicable, and which contains the information contemplated to be set forth in the Disclosure Schedule by this Agreement and certain exceptions to the representations and warranties of the Sellers in Article VI and otherwise under this Agreement or the representations and warranties of the Purchasers in Article VII and otherwise under this Agreement, as applicable. The Disclosure Schedule shall be arranged in sections which correspond to the numbered and lettered paragraphs contained in Articles VI and VII and otherwise in this Agreement (as applicable) and any disclosure or exception provided in any such numbered and lettered section of the Disclosure Schedule shall qualify or provide an exception to, or provide information required by, only the corresponding section or subsection of this Agreement; provided, however, that any disclosure, exception or information contained in any section of the Disclosure Schedule shall be deemed to be disclosed in each of the other sections or subsections of this Agreement where it is reasonably apparent that such disclosure, exception or information would apply to such other sections or subsections.

“Environmental and Safety Requirements” means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment, including all such standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

“ERISA” shall have the meaning set forth in Section 6.21.

“Escrow Account” shall have the meaning set forth in Section 3.2.

“Escrow Amount” shall have the meaning set forth in Section 3.2.

“Escrow Agreement” shall have the meaning set forth in Section 3.2.

“Exchange Act” shall have the meaning set forth in Section 5.1(j).

“Excluded Assets” shall have the meaning set forth in Section 2.2.

“Firm” shall have the meaning set forth in Section 3.3(a)(i).

“GAAP” means generally accepted accounting principles of the United States, consistently applied.

“Governmental Entity” shall mean any United States or foreign court, administrative or regulatory agency or commission or other United States or foreign, federal, state, county or local governmental authority, instrumentality, agency or commission.

“HSR Act” shall have the meaning set forth in Section 4.2(d).

“Indebtedness” of any Person means, without duplication: (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables incurred in the Ordinary Course of Business), including accrued interest and prepayment penalties and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; and (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss.

“Indemnified Party” shall have the meaning set forth in Section 9.2(e).

“Indemnified Party Controlled Proceeding” shall have the meaning set forth in Section 9.2(e).

“Indemnifying Party” shall have the meaning set forth in Section 9.2(e).

“Insider” means any officer, director, executive employee, shareholder, partner or Affiliate, as applicable, of any party at issue or any spouse or descendant (whether natural or adopted) of any such individual or any entity in which any of the foregoing persons owns a 5% or greater direct or indirect beneficial interest.

“Inventory” means all inventories of the Sellers, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods for the Business.

“knowledge” and “aware” and terms of similar import mean, with respect to a Person, (a) the actual knowledge of such Person (and if such Person is an entity, this means the knowledge of the executive officers and directors of such Person and, with respect to the Subsidiaries, the persons named on Schedule A hereto) or (b) the knowledge such Person (and if such Person is an entity, this means the knowledge of the executive officers and directors of such Person and, with respect to the Subsidiaries, the persons named on Schedule A hereto) would have had after making reasonable inquiry and exercising reasonable diligence with respect to the particular matter in question.

“Leased Real Property” means all land, building, fixtures or other real property in which any Seller or Purchaser, as applicable, has a leasehold, subleasehold, license, concession or other real property right or interest under the Real Property Leases.

“Leasehold Improvements” means all buildings, fixtures and other improvements located on each Leased Real Property which are owned by any Seller or Purchaser, as applicable, regardless of whether such improvements are subject to reversion to the landlord or other third party upon the expiration or termination of the Real Property Lease for such Leased Real Property.

“Licenses” means all permits, licenses, franchises, certificates, approvals, accreditations, consents and other authorizations of third parties or any Governmental Entities or other similar rights.

“Liens” means any mortgage, pledge, security interest, encumbrance, lien, claim, community property interest, option, right of first refusal, deed of trust, or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against any Seller or Purchaser, as applicable, or any subordination arrangement in favor of another Person (other than any subordination arising in the Ordinary Course of Business).

“Loss” means, with respect to any Person, any damage, liability, diminution in value, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any governmental entity or any department, agency or political subdivision thereof) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss and the investigation, defense or settlement of any of the foregoing.

“Material Adverse Effect” means any material adverse effect on the business, liabilities, financial condition, operations, results of operations, or future prospects of a Party, taken as a whole. As to a Party, a Material Adverse Effect shall not include any change or effect: (a) relating to the economy in general; (b) relating to the industry in which such Party or any of its direct or indirect subsidiaries operates in general and not specifically relating to such Party or its subsidiaries; (c) arising out of the announcement or pendency of the Transactions; (d) arising out of compliance by such Party with the terms of this Agreement; (e) arising out of any actions taken or announced by the Sellers at the request or direction of the Purchasers, or any inaction or failure to act by the Sellers at the request or direction of the Purchasers; (f) in the market price of Seller’s Common Stock; or (g) in the market price of the Purchaser Parent’s Common Stock in and of itself. Notwithstanding the foregoing, the Party’s acknowledge and agree that there shall be deemed to have been a Material Adverse Effect on the Business in cases where there has been any material adverse change in the business relationship between Seller Parent and any of the four (4) largest customers named on Schedule 6.27, regardless of the reason therefor, except where such material adverse change results from (i) normal fluctuations in the demand by any such customer for the Seller’s products, as compared to the levels of demand by such customer for the Seller’s products during the twenty-four month period ended January 31, 2005 or (ii) a decrease in the sales by Seller to any such customer in cases where there has been a corresponding increase in sales of such products to such Customer by Purchaser Parent. For purposes of clarification, a decrease in the sales by Seller to any such customer in cases where such decrease results from a decrease in such customer’s sales of its own products or services to its own customers will be considered a normal fluctuation in demand.

“Net Asset Value” means the book value of the Purchased Assets minus the book value of the Assumed Obligations.

“Net Asset Value at Closing” shall have the meaning set forth in Section 3.3(a)(i).

“Net Asset Value Post-Closing Adjustment” shall have the meaning set forth in Section 3.3(a)(i).

“Nonsolicitation Period” shall have the meaning set forth in Section 10.5(c).

“Notice” shall have the meaning set forth in Section 10.4(c).

“Objection Notice” shall have the meaning set forth in Section 3.3(a)(i).

“Ordinary Course of Business” means actions taken in the ordinary course of a party’s business that are consistent with past practice (including, without limitation, with respect to collection of accounts receivable, purchases of supplies, repairs and maintenance, payment of accounts payable and accrued expenses, terms of sale, levels of capital expenditures, and operation of cash management practices generally) of the normal operations of the relevant party.

“Outside Date” shall have the meaning set forth in Section 8.1(b).

“Owned Real Property” shall have the meaning set forth in Section 6.9(a).

“Parties” means the Sellers and the Purchasers, collectively (each individually, a “Party”).

“Permitted Liens” means (a) real estate taxes, assessments and other governmental fees or other charges levied with respect to the real property of a party not yet due and payable as of the Closing Date; (b) mechanics and similar statutory liens arising or incurred in the Ordinary Course of Business for amounts which are not delinquent and which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (c) zoning, entitlement, building and other land use and similar laws or regulations imposed by any governmental authority having jurisdiction over such parcel which are not violated by the current use and operation thereof; (d) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such Real Property Leases which would not materially impair the use or occupancy of such parcel in the operation of a party’s business; and (e) liens or encumbrances which are set forth in the Disclosure Schedule placed by a third party with respect to any equipment leases.

“Person” means and includes an individual, a partnership, a joint venture, a limited liability company, a corporation or trust, an unincorporated organization, a group, or a government or other department or agency thereof, or any other entity.

“Plans” shall have the meaning set forth in Section 6.21.

“Post-Closing Taxes” shall have the meaning set forth in Section 9.3(d)(ii).

“Post-Closing Tax Periods” shall have the meaning set forth in Section 9.3(d)(ii).

“Pre-Closing Taxes” shall have the meaning set forth in Section 9.3(d)(i).

“Pre-Closing Tax Periods” shall have the meaning set forth in Section 9.3(d)(i).

“Preparing Party” shall have the meaning set forth in Section 9.3(c).

“Prime Rate” means the interest rate per annum reported from time to time by The Wall Street Journal.

“Proprietary Rights” means all registered and unregistered intellectual property rights, including, without limitation, all of the following items along with all income, royalties, damages, equitable relief and payments due or payable prior to or at the Closing or thereafter (including, without limitation, damages, equitable relief and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world): (a) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; (b) trademarks, service marks, industrial designs, trade dress, internet domain names and web sites, logos, topographies, trade names and corporate names, together with all goodwill associated therewith; registered and unregistered copyrights, copyrightable works and mask works; (c) all registrations, applications and renewals for any of the foregoing; (d) trade secrets and confidential information (including, without limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer and supplier lists and related information); (e) computer software and software systems (including, without limitation, data, databases and related documentation) owned and/or used by a party other than commercially available “off-the-shelf” software with a license fee of less than $10,000 in the aggregate for all copies of a particular software application; (f) licenses or other agreements to or from third parties regarding the foregoing; and (g) all copies and tangible embodiments of the foregoing (in whatever form or medium).

“Proxy Statement/Prospectus” means the proxy statement/prospectus to be sent to the shareholders of Seller Parent in connection with the Seller Parent Stockholders Meeting, as amended and supplemented.

“Purchase Price” means the Cash Purchase Price plus the Stock Purchase Price.

“Purchased Assets” shall have the meaning set forth in Section 2.1.

“Purchaser Financial Statements” shall have the meaning set forth in Section 7.4(b).

“Purchaser Parties” shall have the meaning set forth in Section 9.2(a).

“Purchaser SEC Reports” shall have the meaning set forth in Section 7.4(a).

“Real Property” shall have the meaning set forth in Section 6.9(d).

“Real Property Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including, without limitation, all amendments, extensions, renewals, guaranties and other agreements with respect thereto, together with all security deposits thereunder, held by the Sellers or the Purchasers, as applicable, for the use and occupancy of any real property.

“Registration Statement” means the Registration Statement on Form S-4 registering the Purchaser Parent Common Stock to be issued pursuant to Section 3.1.

“Representatives” shall have the meaning set forth in Section 10.4.

“Restraint” shall have the meaning set forth in Section 4.4(a).

“Retained Liabilities” shall have the meaning set forth in Section 3.6.

“Rights Agreement” shall have the meaning set forth in Section 7.7(a).

“Sarbanes-Oxley Act” shall have the meaning set forth in Section 6.5(c).

“SEC” means the Securities and Exchange Commission.

“Section 338(h)(10) Election” shall have the meaning set forth in Section 9.8.

“Securities Act” shall have the meaning set forth in Section 6.5(a).

“Seller Acquisition Agreement” shall have the meaning set forth in Section 10.4(c).

“Seller Board Recommendation” shall have the meaning set forth in Section 6.2.

“Seller Financial Advisor” shall have the meaning set forth in Section 6.17.

“Seller Financial Statements” shall have the meaning set forth in Section 6.5(b).

“Seller Parent Stockholder Meeting” shall have the meaning set forth in Section 5.1(j).

“Seller Parties” shall have the meaning set forth in Section 9.2(c).

“Seller SEC Reports” shall have the meaning set forth in Section 6.5.

“Seller Stockholder Approval” shall have the meaning set forth in Section 6.2.

“Seller Subsidiaries” means the following Subsidiaries: REMEC International, Inc., a Barbados company, REMEC Europe Limited, a corporation formed under the laws of the United Kingdom, Airtech Wireless Communications, a corporation formed under the laws of the United Kingdom, REMEC China Holdings SRL, a Barbados company and REMEC Mersum Oy, a corporation formed under the laws of Finland.

“Stock Purchase Price” means 10,000,000 shares of Purchaser Parent Common Stock, par value $0.0001 per share.

“Straddle Periods” shall have the meaning set forth in Section 9.3(c).

“Straddle Taxes” shall have the meaning set forth in Section 9.3(d)(i).

“Subsidiaries” means the direct and indirect subsidiaries of the Seller Parent engaged in the Business, as named on Schedule B.

“Superior Proposal” shall have the meaning set forth in Section 10.4(d).

“Takeover Proposal” shall have the meaning set forth in Section 10.4(d).

“Tax” or “Taxes” means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated, and other taxes of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto, and also including, without limitation, any Tax or Taxes of another Person for which the Sellers or the Purchasers are liable, as applicable, as a successor or as a transferee or by contract).

“Tax Return” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of Taxes of any party or the administration of any laws, regulations, or administrative requirements relating to any Taxes.

“Terminating Purchaser Breach” shall have the meaning set forth in Section 8.1(d).

“Terminating Seller Breach” shall have the meaning set forth in Section 8.1(c).

“Termination Fee” shall have the meaning set forth in Section 8.3(a).

“Transaction Documents” means this Agreement, and all other agreements, instruments, certificates, and other documents to be entered into or delivered by any Party in connection with the transactions contemplated to be consummated pursuant to this Agreement.

“Transactions” refers collectively to this Agreement and the transactions contemplated hereby, including the purchase and sale of the Purchased Assets and the assumption of Assumed Obligations.

“Transfer Taxes” shall have the meaning set forth in Section 9.3(a).

“Treasury Regulations” means the United States Treasury Regulations promulgated pursuant to the Code.

“WARN Act” shall have the meaning set forth in Section 4.2(d).

“Working Capital” means current assets minus current liabilities.

ARTICLE II — SALE AND PURCHASE OF ASSETS

Section 2.1. Purchased Assets. Subject to the terms and conditions of this Agreement, Purchasers hereby agree to purchase from the Sellers, and Seller Parent hereby agrees to, and shall cause each of the other Sellers to, sell, transfer and assign to Purchasers, on the Closing Date (as hereinafter defined), all of the Sellers’ assets related to and used exclusively in connection with the operation of the Business, other than the Excluded Assets (as hereinafter defined), (collectively referred to herein as the “Purchased Assets”), free and clear of any and all Liens, other than Permitted Liens. The Purchased Assets shall include, but not be limited to, the following:

(a) All of the Sellers’ rights and obligations under all of the agreements of the Sellers relating to the Business, all of which are identified on Schedule 2.1(a) attached hereto (collectively the “Assigned Contracts”);

(b) All of the Sellers’ accounts or notes receivable directly related to the Business, all of which, as of January 31, 2005, are identified on Schedule 2.1(b) attached hereto and which, as of the Closing Date, shall be identified in an update to Schedule 2.1(b) at least five (5) days prior to the Closing Date, and all schedules, records and other documentation related to such accounts or notes receivable, including, without limitation, all license fees and maintenance fees owing or to become owing under Assigned Contracts, advance payments, claims for refunds and deposits and other prepaid items existing on the Closing Date, and all notes, chattel paper or other documents or instruments evidencing the payment obligations of the account or note debtors;

(c) All of the tangible personal property owned by Sellers and used exclusively in connection with the conduct of the Business, all of which, to the extent it has a net book value in excess of $10,000 individually, shall be identified in the fixed asset schedule to be attached hereto as Schedule 2.1(c) at least five (5) days prior to the Closing Date;

(d) All of the Sellers’ records directly related to or used exclusively in connection with the conduct of the Business or directly pertaining to the Purchased Assets including, without limitation, all corporate records relating to the Subsidiaries;

(e) To the extent transferable, the Licenses required under all laws, rules and regulations applicable to or affecting the Business, all of which are set forth on Schedule 2.1(e);

(f) All Owned Real Property, Real Property Leases, Leased Real Property and Leasehold Improvements identified in the real property schedule attached hereto as Schedule 2.1(f);

(g) The outstanding shares of capital stock of each Subsidiary set forth on Schedule 2.1(g)(i) together with all tangible and intangible personal and real property held by such Subsidiary on the date hereof, all of which, to the extent it has a net book value in excess of $10,000 individually, shall be identified in the subsidiary asset schedule to be attached hereto as Schedule 2.1(g)(ii) at least five (5) days prior to the Closing Date, except with respect to such property owned by RMPI, LLC – Philippines Branch or by REMECINC SRL, all of which is identified in Schedule 2.1(g)(ii) attached hereto to the extent it has a net book value in excess of $10,000 individually;

(h) All Inventory of the Sellers, a list of which shall be set forth on Schedule 2.1(h) at least five (5) days prior to the Closing Date;

(i) The Proprietary Rights of the Sellers to the extent they directly relate to the Business and which are set forth on Schedule 2.1(i);

(j) All insurance benefits, including rights and proceeds, arising from or relating to the Purchased Assets or the Assumed Obligations prior to the Closing Date;

(k) All claims of Sellers against third parties relating to the Purchased Assets, whether choate or inchoate, known or unknown, contingent or non-contingent; and

(l) The goodwill associated with the Purchased Assets and the Business.

Section 2.2. Excluded Assets. All of (i) the assets relating to, and used in connection with, the operation of Sellers’ Defense and Space business unit, Sellers’ ODU business unit, Sellers’ EMS business unit and Seller Parent’s General and Administrative functions, including those assets which are jointly used in the operation of the Business and the foregoing business units and General and Administrative functions, (ii) cash or cash equivalents of the Sellers (except as provided below) and (iii) the assets described on Schedule 2.2 attached hereto, shall not be included in the Purchased Assets being sold to Purchasers (collectively in (i), (ii) and (iii), the “Excluded Assets”), and shall be retained by the Sellers. Each Excluded Asset (other than cash or cash equivalents), to the extent it has a net book value in excess of $10,000 individually, is identified in the Excluded Asset schedule attached hereto as Schedule 2.2. Notwithstanding the foregoing, at the Closing the Sellers shall keep a nominal amount of cash in the bank accounts held by each Subsidiary set forth on Schedule 2.1(g)(i), to the extent necessary to keep such accounts open immediately following the Closing, which cash shall be included in the Purchased Assets.

ARTICLE III — CONSIDERATION

Section 3.1. Purchase Price. As consideration for the sale to the Purchaser Parent of the Purchased Assets, at the Closing, the Purchaser Parent shall (a) pay to the Seller Parent, by wire transfer of immediately available funds, an amount in cash equal to the Cash Purchase Price, less the Escrow Amount (as defined below), and (b) issue to Seller Parent duly authorized, validly issued, fully paid and nonassessable shares representing the Stock Purchase Price, free and clear of any Liens and deliver to Seller Parent share certificates therefor. The Purchase Price shall be subject to adjustment pursuant to Section 3.3 below. Following the Closing, Purchaser Parent shall, at Seller Parent’s instruction and upon submission by Seller Parent of all necessary documentation, facilitate the transfer of the shares representing the Stock Purchase Price to Seller Parent’s shareholders.

Section 3.2. Escrow Amount. At the Closing, the Purchaser Parent shall deposit $15,000,000 of the Cash Purchase Price (the “Escrow Amount”) into an Escrow Account (the “Escrow Account”) for a period of nine (9) months following the Closing Date, pursuant to the terms of an escrow agreement substantially in the form attached hereto as Exhibit A (the “Escrow Agreement”) as security for the indemnification obligations of Sellers pursuant to Section 9.2(a). The Escrow Amount shall be distributed from the Escrow Account pursuant to the terms and conditions of the Escrow Agreement.

Section 3.3. Post Closing Adjustments to Purchase Price.

(a) Net Asset Value Post-Closing Adjustment.

(i) Post-Closing Determination. Within ten (10) days after the Closing Date, Seller Parent shall deliver to Purchaser Parent true and correct copies of all financial books and records of the Sellers necessary for Purchaser Parent to prepare a balance sheet of the Business as of the Closing Date for purposes of calculating the Net Asset Value as of the Closing Date (the “Net Asset Value at Closing”). Within forty (40) days after receipt of such materials from the Seller Parent, the Purchaser Parent and its auditors shall prepare a balance sheet of the Business as of the Closing Date (the “Closing Balance Sheet”) consistent with the manner of computation of the Base Net Asset Value and in conformance with GAAP for the purposes of determining the Net Asset Value at Closing and any resulting adjustments to the Purchase Price pursuant to Section 3.3(a)(ii) (the “Net Asset Value Post Closing Adjustment”); provided, that, the Parties acknowledge and agree that, for purposes of determining the Net Asset Value at Closing, the Parties shall disregard any increase in the accounts receivable of the Sellers between January 31, 2005 and the Closing Date resulting from a decrease in the amount of receivables sold by the Sellers between January 31, 2005 and the Closing Date. The Purchaser Parent and its auditors shall make available to the Seller Parent and its auditors all records and work papers used in preparing the Closing Balance Sheet and the Net Asset Value Post Closing Adjustment. If the Seller Parent disagrees with the computation of any of the Net Asset Value at Closing reflected on the Closing Balance Sheet or the Net Asset Value Post Closing Adjustment, the Seller Parent may, within fifteen (15) days after receipt of the Closing Balance Sheet, deliver a notice (an “Objection Notice”) to the Purchaser Parent setting forth the Seller Parent’s calculation of such Net Asset Value at Closing or such Net Asset Value Post Closing Adjustment. If the Seller Parent does not deliver an Objection Notice within such fifteen (15) day period, then the Net Asset Value at Closing and Net Asset Value Post Closing Adjustment shall be deemed finally determined to be as set forth on the Closing Balance Sheet. If the Seller Parent does deliver an Objection Notice, the Purchaser Parent and the Seller Parent shall use reasonable best efforts to resolve any disagreements as to the computation of the Net Asset Value at Closing or Net Asset Value Post Closing Adjustment, as the case may be, but if they do not obtain a final resolution within thirty (30) days after the Purchaser Parent has received the Objection Notice, the Purchaser Parent and the Seller Parent shall jointly retain an independent accounting firm of recognized standing (the “Firm”) to resolve any remaining disagreements. In any event, a Net Asset Value Post Closing Adjustment shall be made with respect to such amounts as are not in dispute, as set forth in the Objection Notice. If the Purchaser Parent and the Seller Parent are unable to agree on the choice of the Firm, then the Purchaser Parent’s auditors and the Seller Parent’s auditors shall jointly select a “big-four” accounting firm (or a successor) as the Firm. The Purchaser Parent and the Seller Parent shall direct the Firm to render a determination within thirty (30) days after its retention and the Purchaser Parent, the Seller Parent, and their respective agents shall cooperate with the Firm during its engagement. The Firm shall consider only those items and amounts set forth in the Objection Notice which the Purchaser Parent and the Seller Parent are unable to resolve. The Purchaser Parent and the Seller Parent shall each make written submissions to the Firm promptly (and in any event within twenty (20) days after the Firm’s retention), which submissions shall contain such Party’s computation of the Net Asset Value at Closing and Net Asset Value Post Closing Adjustment and information, arguments, and support for such Party’s position. The Firm shall review such submissions and base its determination solely on them. In resolving any disputed item, the Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Firm’s determination shall be based on the definition of the Net Asset Value, included herein. The determination of the Firm shall be conclusive and binding upon the Parties. The Purchaser Parent and the Seller Parent shall each bear 50% of the costs and expenses of the Firm.

(ii) Net Asset Value Post-Closing Adjustment. If the Net Asset Value at Closing is less than or greater than the Base Net Asset Value by more than $1,000,000, then the Purchaser Parent shall reduce or increase the purchase price payable to the Seller Parent for the Purchased Assets by an amount equal to: (i) if the Net Asset Value at Closing is less than the Base Net Asset Value by more than $1,000,000, the difference (the “Purchaser Adjustment Amount”) between (A) the difference between the Base Net Asset Value and the Net Asset Value at Closing and (B) $1,000,000 or (ii) if the Net Asset Value at Closing is greater than the Base Net Asset Value by more than $1,000,000, the difference (the “Seller Adjustment Amount”) between (A) the difference between the Net Asset Value at Closing and the Base Net Asset Value and (B) $1,000,000; provided, however, that, notwithstanding the foregoing, in no event shall the Seller Adjustment Amount exceed $3,000,000; provided, further, that, if, after the date of this Agreement, any Seller desires to enter into a transaction with a customer that it believes will result in an increase in such Seller’s accounts receivable or such Seller’s inventory and, to the extent that Seller Parent desires an increase in the Seller Adjustment Amount greater than what is specified in this Section 3.3(a)(ii), then Seller Parent may request Purchaser Parent to reevaluate the limit of the Seller Adjustment Amount. In connection therewith, Seller Parent shall provide Purchaser Parent all information reasonably necessary for Purchaser Parent to evaluate Seller Parent’s proposal and Seller Parent and Purchaser Parent shall mutually agree upon any adjustment to the Seller Adjustment Amount, if any. Any Purchaser Adjustment Amount will be paid to Purchaser Parent by Seller Parent within three (3) days following the determination of the Net Asset Value at Closing by delivery of a check to Purchaser Parent in the amount of the Purchaser Adjustment Amount. Any Seller Adjustment Amount will be paid to Seller Parent by Purchaser Parent within three (3) days following the determination of the Net Asset Value at Closing by delivery of a check to Seller Parent in an amount equal to the lesser of (a) the amount of the Seller Adjustment Amount and (b) $3,000,000 (or such higher amount as Seller Parent and Purchaser Parent may mutually agree as provided above).

(b) Additional Post-Closing Adjustment. The Sellers covenant and agree that, as of the Closing Date, REMEC UK Ltd, shall not have any current or future liabilities or obligations under the agreements set forth on Schedule 3.3(b). Within five (5) days after the Closing Date, Seller Parent shall deliver to Purchaser Parent a statement setting forth the status of such agreements and a summary of all current and future obligations and liabilities under such agreements as of the Closing Date. In the event that it is mutually determined by Purchaser Parent and Seller Parent that, as of the Closing Date, REMEC UK Ltd does have current or future liabilities or obligations under either such agreement, then the Purchaser Parent may propose a reduction of the purchase price payable to the Seller Parent for the Purchased Assets by an amount equal to the aggregate dollar amount of such liabilities and obligations as mutually determined by Purchaser Parent and Seller Parent. Any reduction in the purchase price pursuant to this Section 3.3(b) will be paid to Purchaser Parent by Seller Parent within three (3) days following the mutual determination by Purchaser Parent and Seller Parent of the aggregate dollar amount of such liabilities and obligations by delivery of a check to Purchaser Parent in the amount of such liabilities and obligations.

Section 3.4. Allocation of Purchase Price. Purchaser Parent shall prepare an allocation of the Purchase Price (and all other capitalized costs) among the Purchased Assets in accordance with Section 1060 of the Code and the Treasury Regulations thereunder (and any similar provisions of state, local or foreign law, as appropriate), which allocation shall be subject to the approval of the Sellers in the exercise of their reasonable judgment. Purchaser Parent shall deliver such allocation to Seller Parent within ninety (90) days after the Closing Date. Purchasers, Sellers and their Affiliates shall report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation prepared by Purchaser Parent and approved by Seller. The Sellers shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as Purchaser Parent may reasonably request to prepare such allocation. Neither the Purchasers nor the Sellers shall take any position (whether in audits, tax returns or otherwise) that is inconsistent with such allocation unless required to do so by Applicable Law.

Section 3.5. Assumed Obligations. Purchasers hereby agree to assume only, and shall indemnify, defend and hold harmless Sellers from and against: (a) those liabilities and obligations specifically set forth in Schedule 3.5 hereto; (b) all warranty claims of third parties against Sellers with respect to any of the Purchased Assets or relating to the Business, as set forth in Schedule 3.5; (c) all product liability claims of third parties against Sellers with respect to any of the Purchased Assets or relating to the Business existing as of the Closing, as set forth in Schedule 3.5; (d) all trade accounts payable as of the Closing Date relating to the Business, as set forth in Schedule 3.5; (e) all liabilities and obligations under Real Property Leases used in the conduct of the Business; (f) all liabilities and obligations under the Assigned Contracts (no matter when incurred); (g) all liabilities and obligations incurred in the operation of the Business or the ownership or use of the Purchased Assets on or after the Closing Date; (h) all liabilities and obligations to employees of the Sellers who become employees of or consultants to the Purchasers following the Closing relating to obligations for vacation or holiday pay (accrued prior to Closing) and any severance obligations under an existing written agreement with such employee, all as set forth in Schedule 3.5; and (i) all severance obligations to any employees of the Sellers who make a claim to the Sellers that they are entitled to receive severance pursuant to Seller’s current severance policy (a copy of which is attached as part of Schedule 3.5 for reference purposes) because they accepted an offer of employment made by the Purchasers where the wages and benefits offered to such employees by the Purchasers are not substantially equivalent to the wages and benefits they received as employees of the Sellers, provided that Purchaser Parent shall control the defense of and response to any such claim (collectively, the “Assumed Obligations”). Those liabilities and obligations under the Assigned Contracts shall be assumed by Purchaser only upon effective assignment of such Assigned Contract. The Assumed Obligations shall not include any obligations or liabilities arising out of any default of the Sellers occurring prior to Closing under any Assigned Contract, regardless of when such liability or obligation is asserted.

Section 3.6. Liabilities Not Being Assumed. Except for the Assumed Obligations, the Sellers agree that the Purchasers shall not be obligated to assume or perform and are not assuming or performing any liabilities or obligations of the Sellers, whether known or unknown, fixed or contingent, certain or uncertain (the “Retained Liabilities”), and the Sellers shall remain responsible for and shall indemnify, defend and hold harmless Purchasers from and against all Retained Liabilities, which shall include, but not be limited to, the following obligations or liabilities of the Sellers:

(a) Any compensation or benefits payable to present or past employees of the Sellers incurred prior to the Closing Date, including without limitation, any liabilities arising under any employee pension or profit sharing plan or other employee benefit plan and any of any Seller’s obligations for vacation, holiday or sick pay, other than (i) the Seller’s obligations for vacation or holiday pay (accrued prior to Closing) and any severance obligations under existing written agreements to those employees of the Sellers who become employees of or consultants to the Purchasers following the Closing, as set forth in Schedule 3.5 and (ii) the severance obligations described in subsection (i) to Section 3.5 above;

(b) All federal, state, local, foreign or other Taxes related to the operation of the Business or the ownership or use of the Purchased Assets prior to the Closing Date and any Tax liability of the Sellers which is not related to the Business;

(c) Any Liens, except for Permitted Liens, on any of the Purchased Assets and all obligations and liabilities secured thereby that are not set forth on Schedule 3.5 hereto;

(d) All obligations of the Sellers, either for borrowed money or incurred in connection with the purchase, lease or acquisition of any assets, that are not set forth on Schedule 3.5 hereto;

(e) Any accounts or notes payable of the Sellers that are not set forth on Schedule 3.5 hereto;

(f) Any claims, demands, actions, suits or legal proceedings that have been asserted or threatened prior to the Closing Date against the Sellers, the Business or the Purchased Assets or which may be threatened hereafter against the Purchased Assets, the Business or the Purchaser but only to the extent related to (i) the Sellers’ operation of the Business or the ownership or use of the Purchased Assets prior to the Closing Date, or (ii) any other business or non-business activities of the Sellers not related to the Business and conducted prior hereto or hereafter, including, but not limited to, those legal actions or other proceedings set forth in Schedule 3.6(f); and

(g) Any obligations under any employment, consulting or non-competition agreement, whether written or oral incurred prior to the Closing Date and that is not set forth on Schedule 3.5 and any liabilities or obligations arising out of the termination by the Sellers of any of its employees in anticipation or as a consequence of, or following, consummation of the Transactions.

Section 3.7. Tax Withholding. Purchasers or any agent of the Purchasers shall be entitled to deduct and withhold from the purchase price paid to Sellers or other payment otherwise payable by it pursuant to this Agreement, the amounts required to be deducted and withheld under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid by the Purchasers.

ARTICLE IV — CONDITIONS TO CLOSING

Section 4.1. Closing. The closing of the Transactions (the “Closing”) shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, commencing at 10:00 a.m. local time within five business days following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transactions (other than conditions with respect to actions the respective Parties shall take at the Closing itself), or at such other place or on such other date as may be mutually agreeable to the Purchaser Parent and the Seller Parent. The date and time of the Closing are herein referred to as the “Closing Date.” Subject to the provisions of Article VIII, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 4.1 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Article VIII.

Section 4.2. Conditions to the Purchasers’ Obligations. The obligation of the Purchasers to consummate the Transactions is subject to the satisfaction of the following conditions as of the Closing Date:

(a) The representations and warranties set forth in Article VI hereof shall be true and correct in all respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute and could not reasonably be expected to constitute a Material Adverse Effect on the Business or on the Purchased Assets; provided, however that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded;

(b) The Sellers shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by each of them under this Agreement on or before the Closing;

(c) All of the third party consents set forth on Schedule 4.2(c) shall have been obtained on terms reasonably satisfactory to the Purchaser Parent;

(d) Since the date hereof, there shall be no fact or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect on the Business or on the Purchased Assets;

(e) On or before the Closing Date, at least 50% of the employees of the Sellers who work in the Business on the date hereof shall have accepted Purchasers’ offers of employment, made in good faith by Purchaser Parent;

(f) The Purchasers and the Sellers shall have entered into a Bill of Sale and Assumption Agreement in substantially the form set forth in Exhibit B attached hereto (the “Bill of Sale”);

(g) The Purchasers and Seller Parent shall have entered into the Escrow Agreement;

(h) The Purchasers shall have received an opinion of counsel from Heller Ehrman White & McAuliffe, LLP, counsel to the Sellers, in substantially the form attached hereto as Exhibit C;

(i) The matters described on Schedule 10.6 and Schedule 10.7 which, as set forth on such Schedules, are to be completed prior to the Closing Date, shall have been completed to the reasonable satisfaction of Purchaser Parent;

(j) The Sellers shall have, prior to Closing, caused each Subsidiary set forth on Schedule 2.1(g)(i), to transfer and assign to a third party (which may include a Seller or another Subsidiary), all assets and equipment leases held by such Subsidiary which are used in connection with the operation of Sellers’ ODU business unit and Seller’s EMS business unit and shall have provided Purchaser Parent with reasonable evidence of such transfer and assignment; and

(k) The Sellers shall have delivered to Purchaser Parent all of the following:

(i) a certificate from the President or Chief Executive Officer of the Seller Parent in a form reasonably satisfactory to the Purchaser Parent, dated the Closing Date, stating that the preconditions specified in this Section 4.2 have been satisfied;

(ii) a copy of (A) the resolutions of the board of directors and shareholders of the Seller Parent approving the Transactions, (B) a copy of the Articles of Incorporation (or equivalent governing document) for each Seller and Subsidiary, and (C) a copy of the bylaws (or equivalent governing document) of each Seller and each Subsidiary, each as certified by the Secretary of the Seller Parent;

(iii) certificates from appropriate authorities, dated as of or within ten (10) business days of the Closing Date, as to the good standing and qualification to do business of the Sellers and the Subsidiaries in each jurisdiction where they are so qualified;

(iv) copies of the consents, filings, authorizations and approvals referenced in Section 4.2(c) and Section 4.4(b) to the extent applicable to any of the Sellers;

(v) executed copies of the Escrow Agreement and the Bill of Sale;

(vi) a certificate executed by the persons named on Schedule A hereto in a form reasonably satisfactory to the Purchaser Parent, dated the Closing Date, stating that the representations and warranties set forth in Sections 6.3, 6.6, 6.8, 6.9, 6.12-6.16, 6.19-6.21 and 6.24-6.26 hereof which relate to the Subsidiary with which such person is engaged are true and correct in all material respects (except that the representations and warranties which are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties;

(vii) copies of fully-executed Real Property Leases between RMP, Inc. and MVI, Inc. with respect to all Real Property occupied by RMP, Inc. in the Philippines; and

(viii) such other documents or instruments as the Purchaser Parent may reasonably request to effect the Transactions.

Any condition specified in this Section 4.2 may be waived by the Purchaser Parent in its sole discretion; provided that no such waiver shall be effective unless it is set forth in a writing executed by the Purchaser Parent.

Section 4.3. Conditions to the Sellers’ Obligations. The obligation of the Sellers to consummate the Transactions is subject to the satisfaction of the following conditions as of the Closing Date:

(a) The representations and warranties set forth in Article VII hereof shall be true and correct in all respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute a Material Adverse Effect on the Purchasers; provided, however that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded;

(b) The Purchasers shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by each of them under this Agreement on or before the Closing;

(c) The Sellers shall have received an opinion of counsel from Stradling Yocca Carlson & Rauth, counsel to the Purchasers, in substantially the form attached hereto as Exhibit E; and

(d) On or before the Closing Date, the Purchaser Parent shall have delivered to the Seller Parent all of the following:

(i) the Purchase Price set forth in Section 3.1;

(ii) a certificate from the President or Chief Executive Officer of the Purchaser Parent, dated the Closing Date, stating that the preconditions specified in this Section 4.3 have been satisfied;

(iii) a copy of (A) the resolutions of the board of directors of the Purchaser Parent approving the Transactions, (B) a copy of the Articles of Incorporation (or equivalent governing document) for the Purchaser Parent, and (C) a copy of the bylaws (or equivalent governing document) of the Purchaser Parent, each as certified by the Secretary of the Purchaser Parent;

(iv) certificates from appropriate authorities, dated as of or within ten (10) business days of the Closing Date, as to the good standing and qualification to do business of the Purchaser Parent in each jurisdiction in the United States where it is so qualified; and

(v) executed copies of the Escrow Agreement and the Bill of Sale.

Any condition specified in this Section 4.3 may be waived by the Sellers in their sole discretion; provided that no such waiver shall be effective unless it is set forth in a writing executed by the Seller Parent.

Section 4.4. Conditions to Each Party’s Obligations. The respective obligations of each Party hereto to effect the Transactions is subject to the satisfaction of the following conditions as of the Closing Date.

(a) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order, or ruling would prevent the performance of this Agreement or any of the Transactions, declare unlawful the Transactions, cause such transactions to be rescinded, or materially and adversely affect the right of the Purchasers to own, operate, or control the Business or the Purchased Assets, and no judgment, decree, injunction, order, or ruling shall have been entered which has or is reasonably likely to have any of the foregoing effects (each, a “Restraint”);

(b) All governmental filings, authorizations, and approvals set forth in Schedule 6.7 shall have been duly made and obtained, and any notice periods required in connection therewith shall have expired, including, without limitation, any filings or approvals required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or the Worker Adjustment and Retraining Notification Act (the “WARN Act”);

(c) The Seller Stockholder Approval shall have been obtained in accordance with applicable law and the Seller Parent’s charter documents;

(d) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

ARTICLE V — COVENANTS

Section 5.1. Affirmative Covenants of the Sellers. Except as otherwise contemplated by this Agreement, between the date hereof and the Closing, unless the Purchaser Parent otherwise agrees in writing, Seller Parent shall and shall cause each other Seller and each Subsidiary to:

(a) conduct the Business only in the Ordinary Course of Business;

(b) keep in full force and effect all material contracts, rights, franchises, and intellectual property relating or pertaining to the Business and use its reasonable Best Efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse;

(c) carry on the Business in the same manner as presently conducted and to keep intact the business organization and properties relating to the Business, including its present business operations, physical facilities, working conditions, and employees and including the Sellers’ present relationships with lessors, licensors, suppliers, customers, and others having business relations with the Sellers;

(d) maintain the Purchased Assets in good repair, order, and condition (normal wear and tear excepted) consistent with current needs, replace in the Ordinary Course of Business the Sellers’ inoperable, worn out, or obsolete assets with assets of good quality consistent with prudent practices and current needs and, in the event of a casualty, loss, or damage to any of such Purchased Assets before the Closing Date, whether or not the Sellers are insured, either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by the Seller Parent and the Purchaser Parent;

(e) maintain its books, accounts, and records relating to the Business in accordance with GAAP, consistent with the custom and practice as used in the preparation of the Seller Financial Statements (as hereinafter defined);

(f) encourage its employees set forth on Schedule 4.2(f) who receive offer letters to continue their employment with the Business after the Closing; and

(g) cooperate with the Purchaser Parent in the Purchaser Parent’s investigation of the Business, to permit the Purchaser Parent and its employees, agents, accounting, legal, and other authorized representatives who agree to be bound by confidentiality agreements acceptable to the Seller Parent upon reasonable advance notice to Seller Parent and at the sole cost and expense of Purchaser Parent to (i) have full access to the employees, premises, books, and records including financial and operating data, and other information of the Sellers, (ii) visit and inspect any of the properties of the Sellers, and (iii) discuss the affairs, finances, and accounts of the Sellers with the directors, officers, partners, key employees, key customers, key suppliers, and independent accountants of the Sellers, in each case as reasonably necessary for Purchaser Parent to effect the Transactions as determined in the sole discretion of the Seller Parent.

(h) In addition, the Seller Parent shall, as soon as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Seller Parent Stockholders Meeting”) for the purpose of obtaining the Seller Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Seller Parent must adjourn or postpone the Seller Parent Stockholders Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to the Seller Parent’s shareholders in advance of a vote on the Transactions or, if as of the time for which the Seller Parent Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of the Seller Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Seller Parent Stockholders Meeting. The Proxy Statement/Prospectus shall include a proposal to adjourn or postpone the meeting for the purpose of soliciting additional proxies if necessary and, for purposes of clarification, the Seller Parent shall adjourn or postpone its meeting from time to time if so necessary Subject to Sections 5.5(a) and 10.4, the Seller Parent shall, through its Board of Directors, make the Seller Board Recommendation.

Section 5.2. Negative Covenants of the Sellers. Except as expressly contemplated by this Agreement, between the date hereof and the Closing, unless Purchaser Parent otherwise agrees in writing, Seller Parent shall not and shall cause each other Seller and each Subsidiary to not:

(a) take any action that would require disclosure under Section 6.8;

(b) enter into any transaction with any Insider who works principally on the Business, or make or grant any increase in any compensation of any employee or officer who works principally on the Business or make or grant any increase in any employee benefit plan, incentive arrangement, or other benefit covering any of the employees of the Sellers who work principally on the Business, except in the Ordinary Course of Business;

(c) establish, amend or contribute to any pension, retirement, profit sharing, or stock bonus plan or multiemployer plan covering any of the employees of the Sellers or the Subsidiaries who work principally on the Business, except as required by law or in the Ordinary Course of Business;

(d) except as specifically contemplated by this Agreement, enter into any contract, agreement, or transaction which directly relates to the Business, other than in the Ordinary Course of Business and at arm’s length, with unaffiliated Persons;

(e) sell, transfer, contribute, distribute, or otherwise dispose of any of the Purchased Assets (or interests in any of the Purchased Assets) or, except as provided in Section 10.4(c) with respect to a Superior Proposal, agree to do any of the foregoing, solicit any Person, or negotiate or have any discussions with any Person with respect to any of the foregoing;

(f) enter into any amendments, extensions, renewals or other modifications with respect to any Assigned Contract, including, without limitation, any of the Real Property Leases, other than in the Ordinary Course of Business;

(g) take any action or enter into any agreement that could reasonably be expected to jeopardize or delay in any material respect the receipt of any requisite regulatory approval; or

(h) commit, or enter into any agreement (oral or written) to do, any of the foregoing.

Section 5.3. Affirmative Covenants of Purchasers.

(a) Between the date hereof and the Closing, the Purchaser Parent shall:

(i) promptly (once it obtains knowledge thereof) inform the Sellers in writing at such time as any of the representations and warranties contained in Article VII become untrue or inaccurate or of any breach of any covenant hereunder by any Purchaser; and

(ii) cooperate with the Sellers and use its reasonable Best Efforts to cause the conditions to the Sellers’ obligations to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental filings, authorizations, approvals, consents, releases, and terminations).

Section 5.4. Negative Covenants of Purchasers. Until the Outside Date, unless Seller Parent otherwise agrees in writing, no Purchaser shall enter into any agreement regarding the acquisition or sale of assets or shares of any Purchaser or Affiliate thereof either for an amount in excess of $100 million or which would result in the issuance of a number of equity securities of Purchaser Parent in excess of 15% of the fully diluted number of outstanding shares of Common Stock of Purchaser Parent if such transaction would be reasonably likely to materially and adversely affect the price of the Purchaser Parent Common Stock or the ability of Purchaser Parent to consummate the Transactions.

Section 5.5. Affirmative Covenants of Purchasers and Sellers.

(a) Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement and, in any event, within 30 days thereafter, Seller Parent and Purchaser Parent shall mutually prepare, and Seller Parent and Purchaser Parent shall file with the U.S. Securities and Exchange Commission (“SEC”), a Proxy Statement/Prospectus. As promptly as practicable after execution of this Agreement, Purchaser Parent shall file the Registration Statement, of which the Proxy Statement/Prospectus forms a part, with the SEC. Subject to Section 10.4, the Proxy Statement/Prospectus shall include the Seller Board Recommendation (as hereinafter defined) and a copy of the written opinion of Needham & Company, Inc. (the “Seller Financial Advisor”) referred to in Section 6.18; provided, however, that the Proxy Statement/Prospectus need not include the Seller Board Recommendation if the Board of Directors of Seller Parent determines in good faith, after consulting with and receiving the advice of outside counsel, that inclusion of the Seller Board Recommendation or consummation of the Transactions would be inconsistent with its fiduciary duties to the Seller Parent’s shareholders. Seller Parent and Purchaser Parent shall use Best Efforts to have the preliminary Proxy Statement/Prospectus cleared by the SEC and the Registration Statement declared effective by the SEC as promptly as practicable. Purchaser Parent shall also take any action required to be taken under applicable state blue sky or securities laws in order to effect the issuance of Purchaser Parent Common Stock pursuant to this Agreement. In furtherance thereof the Seller Parent shall promptly (A) notify Purchaser Parent upon the receipt of any such comments or requests and (B) provide Purchaser Parent with copies of all correspondence between the Seller

Parent and its Affiliates and representatives, on the one hand, and the SEC and its staff, on the other hand, with respect to the Proxy Statement/Prospectus. Prior to responding to any such comments or requests or the filing or mailing of the Proxy Statement/Prospectus, (x) the Seller Parent shall provide Purchaser Parent with a reasonable opportunity to review and comment on any drafts of the Proxy Statement and related correspondence and filings, (y) the Seller Parent shall include in such drafts, correspondence and filings all comments reasonably proposed by Purchaser Parent and (z) to the extent practicable, the Seller Parent and its outside counsel shall permit Purchaser Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement/Prospectus, this Agreement or any of the Transactions. Seller Parent and Purchaser Parent shall promptly furnish to each other all information, and take such other actions (including without limitation using all Best Efforts to provide any required consents of their respective independent auditors), as may reasonably be requested in connection with any action by any of them in connection with the preceding sentences of this Section 5.5(a). Whenever any Party learns of the occurrence of any event which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement or any other filing made pursuant to this Section 5.5(a), Seller Parent or Purchaser Parent, as the case may be, shall promptly notify the other of such occurrence and cooperate in filing with the SEC or its staff and/or mailing to shareholders of Seller Parent such amendment or supplement. Each of Seller Parent and Purchaser Parent shall use commercially reasonable efforts to cause its independent accountants to deliver to Purchaser Parent a consent, dated the date on which the Registration Statement shall become effective, in form customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

ARTICLE VI — REPRESENTATIONS AND WARRANTIES OF THE SELLERS

As a material inducement to Purchasers to enter into this Agreement, Seller Parent hereby represents and warrants to the Purchasers that except as set forth on the Disclosure Schedule:

Section 6.1. Organization and Corporate Power.

(a) Seller Parent is a corporation duly organized, validly existing and in good standing under the laws of California. Seller Subsidiary and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization. Each Seller and each Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect. Schedule 6.1 contains a complete and accurate list of each of the Sellers and the Subsidiaries and their respective jurisdictions of incorporation or organization.

(b) Each Seller and each Subsidiary has full organizational power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the contracts to which it is party.

(c) The Seller Parent has made available to the Purchaser Parent correct and complete copies of the Articles of Incorporation and bylaws (or equivalent governing documents) for each Seller and each Subsidiary, which documents reflect all amendments made thereto at any time before the date hereof. Copies of the minute books containing the records of meetings of the shareholders and the board of directors (or equivalent parties) of the Sellers and each Subsidiary which relate to the Business have been made available to the Purchaser Parent. No Seller or Subsidiary is in default under or in violation of any provision of its Articles of Incorporation or bylaws (or equivalent governing documents). All corporate decisions of the board of directors and the shareholders in general meetings of each Seller and Subsidiary have been made in accordance with such Seller or Subsidiaries’ governing documents and Applicable Law in force at the time such decisions were made.

Section 6.2. Authorization of Transactions. The Sellers have all requisite power and authority to execute and deliver the Transaction Documents to which any is a party and to consummate the Transactions. The board of directors of the Seller Parent has as of the date of this Agreement (a) duly approved the Transaction Documents, (b) duly authorized the execution and delivery of the Transaction Documents, the performance of the Sellers’ obligations thereunder and the consummation of the Transactions and (c) resolved to recommend that the stockholders of the Seller Parent adopt and approve this Agreement (the “Seller Board Recommendation”). The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Seller Parent common stock at the Seller Parent Stockholders Meeting or any adjournment or postponement thereof in favor of the adoption of this Agreement (the “Seller Stockholder Approval”) is the only vote or approval of the holders of any class or series of capital stock of the Sellers which is necessary to adopt this Agreement and approve the Transactions. No other proceedings on the part of the Sellers are necessary to approve and authorize the execution and delivery of the Transaction Documents, the performance of the Sellers’ obligations thereunder and the consummation of the Transactions. All Transaction Documents to which the Sellers are a party have been duly executed and delivered by the Sellers, as applicable, and, with respect to Transaction Documents executed subsequent to the date hereof, will be duly executed and delivered by the Sellers as of such date, and such Transaction Documents do or shall, as of the Closing Date, constitute the valid, legal and binding agreements of the respective Sellers enforceable against each such Seller in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and as limited by general principles of equity that restrict the availability of equitable remedies.

Section 6.3. Absence of Conflicts. Except as set forth in Schedule 6.3, neither the execution, delivery and performance of this Agreement by the Sellers nor the consummation by the Sellers of the Transactions will: (a) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws (or similar governing documents) of any Seller or Subsidiary; (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, payment, acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Seller or Subsidiary is a party or by which any Seller or Subsidiary or any of their respective properties or assets are bound; or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to any Seller or Subsidiary or any of their respective properties or assets.

Section 6.4. Capitalization. All of the issued and outstanding shares of Capital Stock of Seller Subsidiary and each Subsidiary are owned by Seller Parent, free and clear of any Liens. Schedule 6.4 sets forth the authorized and outstanding Capital Stock of each Seller and each Subsidiary and, with respect to each of the Subsidiaries, each holder of Capital Stock of such Subsidiary together with the number of shares of such Capital Stock held by such Persons. All of the issued and outstanding Capital Stock of each Seller and each Subsidiary has been duly authorized, validly issued, fully paid, and nonassessable, and is not subject to, nor was it issued in violation of, any preemptive rights or rights of first refusal. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the Capital Stock of any Seller or any Subsidiary. No Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock. None of the Subsidiaries (i) owns or is under an obligation to acquire shares, interests or equity of any other Person, except as set forth on Schedule 6.4 or (ii) is engaged in or required to enter into any corporate partnership of joint venture or similar cooperative undertaking with any other Person. There are no agreements or understandings relating to the organization, structure and constitution of any Seller or Subsidiary to which the Purchasers shall be subject as a consequence of the consummation of the transactions contemplated under this Agreement. All of the issued and outstanding shares of Capital Stock of each Seller or Subsidiary were issued in compliance with Applicable Law.

Section 6.5. SEC Filings; Financial Statements; Disclosure Controls.

(a) The Seller Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by the Seller Parent (collectively, the “Seller SEC Reports”) with the SEC since January 1, 2003. The SEC Reports, including all forms, reports and documents filed by the Seller Parent with the SEC after the date hereof and prior to the Closing Date, (i) were and, in the case of Seller SEC Reports filed after the date hereof, will be, prepared in all material respects in accordance with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and the Exchange Act as the case may be, and the rules and regulations thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), and in the case of such forms, reports and documents filed by Seller Parent with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Seller SEC Reports or necessary in order to make the statements in such Seller SEC Reports, in light of the circumstances under which they were and will be made, not misleading. None of the Seller Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules), contained in the Seller SEC Reports, including any Seller SEC Reports filed between the date of this Agreement and the Closing, complied or will comply, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented in all material respects or will fairly present in all material respects the consolidated financial position of the Sellers and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of the operations and cash flows of the Seller and its consolidated subsidiaries for the periods indicated, except as otherwise explained therein and except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been made and are not expected to be material in amount, individually or in the aggregate. The audited financial statements of the Seller Parent contained in the Seller SEC Report on Form 10-K for the fiscal year ended January 31, 2004 are referred to herein as the “Seller Financial Statements.”

(c) The chief executive officer and chief financial officer of the Seller Parent have made all certifications required by, and would be able to make such certifications as of the date hereof and as of the Closing Date as if required to be made as of such dates pursuant to, Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct, and the Seller is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing standards and corporate governance rules of the Nasdaq Stock Market.

(d) Since January 31, 2004, each Seller and each Subsidiary has had in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by the Seller Parent in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Seller Parent required under the Exchange Act with respect to such reports. The Seller Parent maintains with respect to itself, the Seller Subsidiary and each Subsidiary, internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 6.6. Absence of Undisclosed Liabilities. Except as set forth on Schedule 6.6 or reflected on the Seller Financial Statements, none of the Sellers nor any Subsidiary has any obligation or liability (whether accrued, absolute, contingent, unliquidated, or otherwise, whether due or to become due, and regardless of when asserted) arising out of or relating to the operation of the Business or the ownership or use of the Purchased Assets at or before the Closing. None of the Subsidiaries has any obligation or liability which will become due as a result of the consummation by the Sellers of the Transactions.

Section 6.7. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals, if any, as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, or the WARN Act and any filings under similar notification laws or regulations of foreign Governmental Entities, all of which are set forth in Schedule 6.7, no other filing with or notice to and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by the Sellers of this Agreement, the performance of the Sellers’ obligations hereunder, or the consummation by the Sellers of the Transactions.

Section 6.8. Absence of Certain Developments. Except as set forth on Schedule 6.8 and except as expressly contemplated by this Agreement, since January 31, 2005, the Sellers have not and no Subsidiary has:

(a) suffered any change that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business or the Purchased Assets, or suffered any theft, damage, destruction, or casualty loss in excess of $250,000, to the Purchased Assets, whether or not covered by insurance, or suffered any substantial destruction of books and records included within the Purchased Assets;

(b) subjected any of the Purchased Assets to any Lien, other than Permitted Liens;

(c) sold, leased, assigned, or transferred (including, without limitation, transfers to any Insider) a material portion of any tangible Purchased Assets, or canceled without fair consideration any material debts or claims owing to or held by it relating to the Purchased Assets;

(d) entered into any material transaction with an Insider or an Affiliate not in the Ordinary Course of Business;

(e) sold, assigned, licensed, or transferred (including, without limitation, transfers to any Insider) any material Proprietary Rights included within the Purchased Assets or disclosed any material confidential information relating to the Purchased Assets (other than pursuant to agreements requiring the disclosee to maintain the confidentiality of, and preserving all rights of the Sellers and the Subsidiaries in, such confidential information) or to its knowledge received any material confidential information of any third party in violation of any obligation of confidentiality;

(f) suffered any extraordinary losses or waived any rights of material value in each case relating to the Purchased Assets;

(g) entered into, amended, or terminated any material lease, contract, agreement, or commitment included within the Purchased Assets;

(h) paid or increased any bonuses, salaries, or other compensation to any employee or consultant who principally works on the Business except in the Ordinary Course of Business or entered into any employment, severance, or similar contract or agreement with any such person except in the Ordinary Course of Business;

(i) adopted, or materially increased the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Sellers or any Subsidiary who principally work on the Business;

(j) made any loans or advances to, guarantees for the benefit of, or any investments in any Person in excess of $100,000 in the aggregate, which loans, advances, guarantees or investments relate to the Purchased Assets;

(k) conducted its cash management customs and practices with respect to the Purchased Assets other than in the Ordinary Course of Business (including, without limitation, with respect to collection of accounts receivable, purchases of supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally);

(l) made any capital expenditures or commitments for capital expenditures relating to the Purchased Assets except in the Ordinary Course of Business;

(m) made a material change in its accounting methods with respect to the Business; or

(n) made or committed to make any payments or other transfers in connection with, or in contemplation of, the Transactions, except as set forth on Schedule 6.8(n).

Section 6.9. Real Property.

(a) The Sellers or the Subsidiaries, as the case may be, have full and complete ownership of the real property set forth in Schedule 6.9 (the “Owned Real Property”) except for Permitted Liens and minor imperfections of title or recorded easements, covenants or other restrictions which (i) are not substantial in amount, or (ii) do not adversely affect the value of or the right to dispose of the real property, or (iii) do not impair the Sellers’ and the Subsidiaries’ current use of the real property. The use of the real property by Sellers and the Subsidiaries is in all material respects in accordance with all Applicable Laws.

(b) Schedule 6.9 sets forth the address of each Leased Real Property and a list of all Real Property Leases (including, without limitation, all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each Leased Real Property. The Parent has made available to Purchaser a true and complete copy of each written Real Property Lease, and in the case of any oral Real Property Leases, a written summary of the basic terms thereof. Except as set forth on Schedule 6.9, with respect to each Real Property Lease: (i) the Real Property Lease is binding and enforceable against the applicable Seller, and to the knowledge of Seller Parent, the other party thereto, and in full force and effect; (ii) the Transactions shall not result in a breach of or default under the Real Property Lease or otherwise cause the Real Property Lease to cease to be binding and enforceable against the applicable Seller, and to the knowledge of Seller Parent, the other party thereto, and in full force and effect on substantially identical terms following the Closing; (iii) except as set forth in the Disclosure Schedule, neither the Sellers nor to the knowledge of Seller Parent any other party to the Real Property Lease is in material breach or default under the Real Property Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a material breach or default or permit the termination, modification or acceleration of rent under the Real Property Lease; (iv) to the knowledge of Seller Parent, no party to the Real Property Lease has repudiated any term thereof, and there are no material disputes, oral agreements or forbearance programs in effect with respect to the Real Property Lease; and (v) the Sellers and the Subsidiaries have not assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered the Real Property Lease or any interest therein.

(c) The Sellers and the Subsidiaries have good title to the Leasehold Improvements, which shall be free and clear of all Liens as of the Closing Date, except Permitted Liens.

(d) The Owned Real Property, the Leased Real Property and Leasehold Improvements (collectively, the “Real Property”) include all of the real property used by the Sellers and the Subsidiaries in the operation of the Business.

Section 6.10. Purchased Assets.

(a) Except as set forth on Schedule 6.10, the Sellers own good and marketable title to, or a valid leasehold interest in all of the Purchased Assets, free and clear of all Liens, other than Permitted Liens.

(b) The Purchased Assets are operated in conformity in all material respects with Applicable Law, are in good condition and repair, reasonable wear and tear excepted, and are usable in the Ordinary Course of Business. The Purchased Assets, together with the Excluded Assets, constitute all of the assets necessary for the operation of the Business, as currently conducted.

Section 6.11. Taxes.

(a) The Sellers and the Subsidiaries have filed, or have caused to be filed, on a timely basis all Tax Returns required to be filed by or with respect to such Seller and each Subsidiary, and all such Tax Returns have been prepared in compliance with all Applicable Law and regulations and are true, complete and accurate in all respects. All Taxes shown to be payable on the Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Sellers or any Subsidiary with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to the date of this Agreement. The charges, accruals, and reserves for Taxes with respect to the Subsidiaries for any Tax period (or portion thereof) through the date of this Agreement that are reflected on the Seller Financial Statements are adequate to cover all Taxes of the Subsidiaries through such date, and the Subsidiaries will not incur any liabilities for Taxes after the date of this Agreement and prior to the Closing Date other than in the ordinary course of business.

(b) No Seller nor any Subsidiary has requested or been granted an extension of the time for filing any Tax Return which has not yet been filed, nor has any Seller consented to extend to a date later than the date hereof the time in which any Tax may be assessed or collected by any Taxing authority. With respect to each Taxable period of the Sellers and the Subsidiaries ending on or before the Closing Date: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed in writing by any taxing authority against the Sellers or any Subsidiaries; (ii) there is no action, suit, Taxing authority proceeding or audit now in progress, pending or, to the knowledge of the Sellers, threatened against or with respect to the Sellers or any Subsidiaries; (iii) the Sellers do not expect any taxing authority to claim or assess any amount of additional Taxes against them or any Subsidiaries; (iv) no claim has ever been made by a Taxing authority in a jurisdiction where the Sellers or the Subsidiaries do not file Tax Returns that a Seller or any Subsidiary is or may be subject to Taxes assessed by such jurisdiction; (v) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Sellers or any Subsidiaries; and (vi) no Subsidiary is a party to, nor bound by, any Tax allocation or Tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes.

(c) The Transactions are not subject to the Tax withholding provisions of Code Section 3406, or of subchapter A of Chapter 3, of the Code or of any other provision of law. The Sellers and Subsidiaries are not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income Tax purposes.

(d) The Sellers and Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, all forms required under Applicable Law with respect thereto have been properly completed and timely filed, and the Sellers have maintained the requisite records with respect thereto.

(e) None of the Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting made prior to the Closing Date; (B) ”closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; (D) prepaid amount received on or prior to the Closing Date; or (E) any intercompany transaction as defined in Treasury Regulation Section 1.1502-13 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law).

(f) None of the Subsidiaries has consummated, has participated in, or is currently participating in any transaction which was or is a “tax shelter” transaction as defined in Sections 6662, 6011, 6012 or 6111 of the Code or the Treasury Regulations promulgated thereunder.

(g) Each of the Subsidiaries has disclosed on their Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or foreign Tax law).

(h) No Subsidiary, nor any “dual resident corporation” (within the meaning of Section 1503(d) of the Code) in which a Subsidiary is considered to hold an interest, has incurred a dual consolidated loss within the meaning of Section 1503 of the Code. Each Subsidiary has in its possession official foreign government receipts for any Taxes paid by it to any foreign Tax agencies and authorities.

(i) None of the Purchased Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(j) None of the Purchased Subsidiaries has any excess loss account as defined in Treasury Regulation Section 1.1502-9 (or any corresponding or similar provision of state, local or foreign income Tax law) with respect to the stock of any Affiliate.

(k) The Parent has furnished to Purchaser true and complete copies of all income Tax income or franchise Tax Returns for the Subsidiaries filed since January 1, 2001.

(l) None of the Purchased Assets is “tax-exempt use property” within the meaning of Section 168(h) of the Code or subject to a lease made pursuant to Section 168(f) of the Code.

(m) Except as set forth in Schedule 6.11, no Subsidiary (i) is a party to or has any obligation under any Tax sharing, indemnity or allocation agreement or arrangement with respect to the Business, (ii) has ever been a member of an affiliated combined or consolidated group filing a consolidated or combined income Tax Return (other than a group the common parent of which was the Seller), or (iii) has liability for the Taxes of any Person by reason of former or current membership in such a consolidated or combined group, as a transferee or successor, by contract, pursuant to a reorganization or restructuring or otherwise.

Section 6.12. Inventories. All the Inventory of the Sellers and Subsidiaries included within the Purchased Assets is of a quality and quantity usable, leasable or saleable in the Ordinary Course of Business, except as to Inventory for which adequate reserves in the Seller Financial Statements have been provided and except for obsolete items, slow-moving items, damaged items, used equipment, and materials at below standard quality, all of which have been written off or written down to net realizable value and the quantities of Inventory of the Sellers and Subsidiaries included within the Purchased Assets are not excessive in relation to the requirements of the Business viewed as an ongoing business.

Section 6.13. Contracts and Commitments.

(a) Except as set forth on Schedule 6.13, no Seller or Subsidiary is a party to or bound by any of the following types of contracts, whether oral or written, which are directly related to the Business:

(i) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

(ii) contract relating to the employment or severance of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or contract relating to loans to officers, directors or other Insiders;

(iii) contract under which any Seller or Subsidiary has advanced or loaned any other Person any amount, other than trade credit extended in the Ordinary Course of Business;

(iv) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any Purchased Asset, other than Permitted Liens;

(v) guaranty of any obligation;

(vi) lease or agreement under which any Seller or Subsidiary is the lessor of or permits any third party to hold or operate any personal property owned or controlled by the Sellers or the Subsidiaries;

(vii) contract or group of related contracts (excluding purchase orders issued or received in the Ordinary Course of Business) with the same party or group of affiliated parties the performance of which involves consideration in excess of $100,000;

(viii) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Proprietary Rights);

(ix) brokers or finders agreements;

(x) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world;

(xi) any contract or agreement with any customer or supplier named on Schedule 6.27; or

(xii) any other agreement, other than in the Ordinary Course of Business, which relates to the Business or any Purchased Asset and involves a receipt or expenditure in excess of $100,000 annually.

(b) All of the Assigned Contracts are valid, binding and enforceable against the Sellers and, to the Knowledge of Sellers, against the other parties to the Assigned Contracts in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and as limited by general principles of equity that restrict the availability of equitable remedies. Each Seller and each Subsidiary has performed all material obligations required to be performed by it and is neither in material default under or in breach of nor in receipt of any claim of default or breach under any Assigned Contract. No event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Sellers or the Subsidiaries or, to the knowledge of Seller Parent, any other party under any Assigned Contract. Except as set forth on Schedule 6.13, (i) none of the Sellers has received written notice of the intention of any party to cancel or terminate any Assigned Contract and (ii) to the knowledge of Seller Parent, there has not been any breach or anticipated breach by the other parties to any Assigned Contract.

(c) The Seller Parent has made available to the Purchaser Parent a true and correct copy of all written contracts which are disclosed on Schedule 6.13, in each case together with all amendments, waivers, or other changes thereto (all of which are disclosed on Schedule 6.13). Schedule 6.13 contains an accurate and complete description of all material terms of all oral contracts referred to therein.

Section 6.14. Solvency.

(a) None of the Sellers is now insolvent (as defined below), and will not be rendered insolvent by any of the Transactions. As used in this Section, “insolvent” means that the sum of each Seller’s debts and other probable liabilities exceeds the present fair saleable value of such Seller’s assets.

(b) Except as set forth on Schedule 6.14, immediately after giving effect to the consummation of the Transactions, (i) each Seller and each Subsidiary will be able to pay its liabilities as they become due in the usual course of such Seller’s or such Subsidiary’s business, (ii) no Seller or Subsidiary will have unreasonably small capital with which to conduct its present or proposed business, (iii) each Seller and each Subsidiary will have assets (calculated at fair market value) that exceed their liabilities, and (iv) taking into account all pending and threatened litigation, final judgments against Sellers or Subsidiaries in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, any Seller or Subsidiary will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Sellers. The cash available to each Seller and each Subsidiary, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

Section 6.15. Proprietary Rights.

(a) Schedule 6.15 contains a complete and accurate list of all Proprietary Rights of the Sellers and the Subsidiaries used in connection with, or relating to, the Business, including to the extent applicable: (i) its registration and application numbers, (ii) its current status, (iii) the class(es) of goods or services to which it relates, (iv) the relevant geographical scope of protection, (v) the patent number and issue date (if issued) or application number and filing date (if not issued), (vi) its title, and (vii) the named inventors. Schedule 6.15 also contains a complete and accurate list of all material licenses granted by the Sellers and the Subsidiaries to any third party in connection with the Business and all licenses granted by any third party to the Sellers and the Subsidiaries in connection with the Business, in each case identifying the subject Proprietary Rights. The Seller Parent has made available to the Purchaser Parent correct and complete copies of all documents embodying such licenses.

(b) Except as set forth on Schedule 6.15, (i) the Sellers and the Subsidiaries own and possess free and clear of all Liens, other than Permitted Liens, all right, title, and interest in and to, or has the right to use pursuant to a valid and enforceable license, the Proprietary Rights necessary for the operation of the Business as currently operated; (ii) no Seller or Subsidiary has received any notice of invalidity, infringement, or misappropriation from any third party with respect to any such Proprietary Rights; (iii) no Seller or Subsidiary has, in connection with the Business, interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of any third parties; and (iv) no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of the Sellers or the Subsidiaries relating to the Business.

(c) All employees of the Sellers and the Subsidiaries who are retained by Purchasers following the Closing shall be free to disclose to Purchasers and Purchasers’ employees, advisors, agents and representatives (to the extent permitted by Purchasers), and to use in connection with their employment, all information known to such employee relating to the Business and the Proprietary Rights of Sellers or the Subsidiaries relating to the Business.

(d) Except as may be set forth in Schedule 6.15, no Seller or Subsidiary has disclosed, nor is it under any contractual or other obligation to disclose, to a third party any of the Sellers’ or the Subsidiaries’ trade secrets relating to the Business, except pursuant to a confidentiality and non-disclosure agreement, and, to the knowledge of the Sellers, no third party has materially breached any such agreement.

(e) Except as set forth in Schedule 6.15, (i) all current and former employees of Sellers and (ii) all independent contractors and consultants of Sellers who have had access to proprietary information of Sellers relating to the Business have entered into confidentiality, invention assignment and proprietary information agreements with one or more Sellers or Subsidiaries in substantially the forms made available to Purchaser Parent. To the knowledge of the Sellers, no employee, independent contractor or consultant of Sellers or Subsidiaries is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or is subject to any other restriction that would interfere with his or her duties for Sellers with respect to the Business. To the knowledge of Sellers, the carrying on of the Business by the employees, independent contractors and consultants of Sellers or Subsidiaries and the conduct of the Business as presently conducted, will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees, independent contractors or consultants of Sellers or Subsidiaries is now obligated. Except as set forth in Schedule 6.15, no Seller or Subsidiary is utilizing nor will it be necessary to utilize in connection with the Business (i) any inventions of any independent contractors or consultants, or confidential information (including trade secrets) of a third party to which any independent contractors or consultants have been exposed, and (ii) any inventions of any employees of Sellers or Subsidiaries made, or any confidential information (including trade secrets) of a third party to which such employees were exposed, prior to their employment by Sellers or Subsidiaries, in each case excluding any of the foregoing inventions or confidential information that have been duly assigned in writing to Sellers or Subsidiaries or that are being utilized by Sellers or Subsidiaries in accordance with the terms of a license granted to Sellers or Subsidiaries in a written agreement. To the knowledge of Sellers, at no time during the conception of or reduction to practice of any of Proprietary Rights of Sellers or Subsidiaries relating to the Business was any developer, inventor or other contributor to such Proprietary Rights operating under any grants from any governmental entity or private source, performing research sponsored by any governmental entity or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any other third party that could adversely affect the rights of Sellers or Subsidiaries in such Proprietary Rights.

Section 6.16. Litigation; Proceedings. Except as set forth on Schedule 6.16, there are no actions, suits, proceedings, orders, judgments, decrees, or investigations pending or, to the knowledge of the Sellers and the Subsidiaries, threatened against any of the Sellers or the Subsidiaries (or against any of their respective officers, directors, agents, or employees (in each case, in their capacity as such)) at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, and to the knowledge of the Sellers and the Subsidiaries, there is no reasonable basis known for any of the foregoing. No Seller or Subsidiary is subject to any outstanding order, judgment, or decree issued by any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or any arbitrator. There is no claim, action, suit, proceeding or governmental investigation pending or, to the knowledge of the Sellers or Subsidiaries, threatened against any Seller or Subsidiary, by or before any court, governmental or regulatory authority or by any third party which challenges the validity of this Agreement or which would be reasonably likely to adversely affect or restrict the Sellers’ ability to consummate the Transactions.

Section 6.17. Brokerage. Except for fees owed to the Seller Financial Advisor there are no claims for brokerage commissions, finders’ fees, or similar compensation in connection with the Transactions based on any arrangement or agreement made by or on behalf of the Sellers or the Subsidiaries.

Section 6.18. Fairness Opinion. The Board of Directors of Seller Parent has received an opinion from the Seller Financial Advisor, dated as of the date of this Agreement, to the effect that, as of such date, the Purchase

Price to be issued hereunder is fair, from a financial point of view, to Seller Parent, a signed copy of which opinion will be delivered to the Purchaser Parent solely for informational purposes as promptly as practicable after receipt thereof by Seller Parent. Such opinion has not been withdrawn or modified.

Section 6.19. Governmental Licenses and Permits. Schedule 6.19 contains a complete listing and summary description of all material Licenses owned or possessed by the Sellers or the Subsidiaries or used by any of them in the operation of the Business. The Seller Parent has made available to the Purchaser Parent copies of all such Licenses. The Sellers and the Subsidiaries have duly filed all reports and returns required to be filed by it with respect to the Business with governmental authorities and accrediting bodies. Except as indicated on Schedule 6.19, each Seller and each Subsidiary owns or possesses such right in and to all Licenses which are necessary to conduct the Business as presently conducted and shall use its reasonable efforts to maintain all such Licenses in the Ordinary Course of Business. No loss or expiration of any License is pending or, to the knowledge of the Sellers of the Subsidiaries, threatened or reasonably foreseeable (including, without limitation, as a result of the consummation of the Transactions ) other than expiration in accordance with the terms thereof.

Section 6.20. Employees. Except as set forth on Schedule 6.20: (a) to the knowledge of the Sellers and the Subsidiaries, no key executive employee and no group of employees or independent contractors of any Seller or Subsidiary has any plans to terminate his, her, or their employment or relationship with such Seller or Subsidiary, other than in connection with the Transactions; (b) each Seller and each Subsidiary has complied in all material respects with all Applicable Law relating to the employment of personnel and labor; (c) no Seller or Subsidiary is a party to or bound by any collective bargaining agreement, nor has any Seller or Subsidiary experienced any strikes, grievances, unfair labor practices claims, or other material employee or labor disputes in the last five years; (d) no Seller or Subsidiary has engaged in any unfair labor practice; (e) no Seller or Subsidiary has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of such Seller or Subsidiary; and (f) there is no strike, dispute, slowdown or stoppage pending or, to the knowledge of any Seller, threatened against any Seller or Subsidiary and no Seller has knowledge of any pending termination, discrimination, breach of contract, or other employment-related claim, dispute, controversy, grievance or proceeding with respect to claims of obligations to any current or former employee or group of employees of any Seller or Subsidiary. Schedule 6.20 sets forth a complete and accurate list of the name of each officer and employee of each Seller who works principally on the Business, together with such person’s position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. No Seller or Subsidiary has received notice that any such person will or may cease to be engaged by such Seller or Subsidiary with which such person has been associated or employed for any reason, including because of the consummation of the Transactions.

Section 6.21. Employee Benefit Plans. Schedule 6.21 sets forth a complete, accurate and detailed description of all of the employee welfare and benefit plans (“Plans”) of each Seller and each Subsidiary. The Sellers acknowledge that Purchaser Parent is assuming none of the Plans. No Seller or Subsidiary has ever sponsored, administered or contributed to any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1976, as amended (“ERISA”) or other Applicable Law, that is subject to Title IV of ERISA. There are no accrued liabilities under any Plans, programs or practices maintained on behalf of the employees of the Sellers or Subsidiaries which are not provided for on its books or in the Seller Financial Statements or which have not been fully provided for by contributions to such Plans, programs or practices. As of the date hereof, no Seller or Subsidiary maintains any employee welfare benefit plans, as defined in Section 3(1) of ERISA or other Applicable Law, which provide post-retirement benefits to former employees of the Sellers or Subsidiaries or to current employees of such Sellers or Subsidiaries after their termination of employment (including, without limitation, medical and life insurance benefits), other than as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and interpreted by regulations thereunder (“COBRA”). The Seller Parent shall provide any notices required under COBRA or other Applicable Law for events occurring on or prior to the Closing Date and shall provide all benefits required pursuant to COBRA or other Applicable Law in connection therewith.

Section 6.22. Insurance. Schedule 6.22 lists (a) all insurance policies relating to the Business under which any Seller or Subsidiary is an insured or a beneficiary or for which it is liable to pay premiums and (b) all claims under such policies exceeding, on an individual basis, $250,000 since January 31, 2004. All of such insurance policies are in full force and effect, and no Seller or Subsidiary is in default with respect to its obligations under any such insurance policies and has not been denied insurance coverage under such policies. All of such insurance policies, taken together, are sufficient for compliance with Applicable Law and any contract, agreement or other arrangement relating to the Business to which any Seller or Subsidiary is a party. Except as set forth on Schedule 6.22, no Seller or Subsidiary has any self-insurance or co-insurance programs, and the reserves set forth on the Seller Financial Statements are adequate to cover all anticipated liabilities with respect to self-insurance or coinsurance programs.

Section 6.23. Affiliate Transactions. Except as disclosed on Schedule 6.23, since October 29, 2004, no Insider of Seller Parent has become a party to any material agreement, contract, commitment, or transaction with any Seller or Subsidiary which pertains to the Business or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the Business (each, an “Affiliate Transaction”).

Section 6.24. Compliance with Laws. Except as set forth on Schedule 6.24, each Seller and each Subsidiary and their respective officers, directors, agents (in their capacity as such), and employees have complied in all material respects with and are in material compliance with Applicable Law, regulations, and ordinances of foreign, federal, state, and local governments and all agencies thereof which are applicable to the Business, and no claims have been filed against any Seller or Subsidiary alleging a violation of any such laws or regulations, and the Sellers and Subsidiaries have not received notice of any such violations.

Section 6.25. Environmental Matters. Except as set forth on Schedule 6.25:

(a) Each Seller and each Subsidiary has complied in connection with the conduct of the Business in all material respects with and is currently in compliance in all material respects with all Environmental and Safety Requirements, and none of the Sellers or the Subsidiaries has received any oral or written notice, report, or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise) or any corrective, investigatory, or remedial obligations arising under Environmental and Safety Requirements which relate to any Seller or any Subsidiary or any of its properties or facilities in connection with the conduct of the Business.

(b) Without limiting the generality of the foregoing, the Sellers and the Subsidiaries have obtained and complied in all material respects with, and are currently in compliance in all material respects with, all permits, licenses, and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of the Sellers’ or the Subsidiaries’ properties or facilities which are used pursuant to the conduct of the Business. A list of all such permits, licenses, and other authorizations which are material to the Sellers is set forth on Schedule 6.25.

(c) Neither this Agreement, nor the other Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby shall impose any obligations on the Sellers or Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called “transaction-triggered” or “responsible property transfer” laws and regulations).

(d) None of the following exists at any property or facility owned, occupied, or operated by any Seller or Subsidiary: (i) underground storage tanks or surface impoundments; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills.

(e) No Seller or Subsidiary has ever treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended “CERCLA”) pursuant to the conduct of the Business any substance

(including, without limitation, any hazardous substance) or owned, occupied, or operated any facility or property used in the conduct of the Business, so as to give rise to liabilities of the Sellers or Subsidiaries for response costs, natural resource damages, or attorneys’ fees pursuant to CERCLA or any other Environmental and Safety Requirements, except to the extent in compliance with Environmental and Safety Requirements.

(f) Without limiting the generality of the foregoing, no facts, events, or conditions relating to the past or present properties or facilities used in the conduct of the Business, or operations of the Sellers or Subsidiaries in the conduct of the Business shall give rise to any material corrective, investigatory, or remedial obligations pursuant to Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise) pursuant to Environmental and Safety Requirements, including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage, or natural resources damage.

(g) No Seller or Subsidiary has, either expressly or by operation of law, assumed or undertaken any liability or corrective investigatory or remedial obligation of any other Person in connection with the conduct of the Business relating to any Environmental and Safety Requirements.

Section 6.26. Illegal Payments. In the conduct of the Business, none of the Sellers, the Subsidiaries nor, to the knowledge of the Sellers, any other Person has, directly or indirectly, on behalf of or with respect to any Seller, engaged in any transaction or made or received any payment which was not properly recorded in the books and records of such Seller or Subsidiary, including any unrecorded or misrecorded payment to any insurance agent, adjuster or such other third party which reasonably could be construed to be an unlawful kickback, referral fee or similar payment.

Section 6.27. Customers and Suppliers. Set forth on Schedule 6.27 is a correct and current list of (a) the ten (10) largest customers of the Sellers and Subsidiaries, in terms of the revenues generated from the sale of products and services of the Sellers and Subsidiaries (collectively) to such customers in the twelve-month period ended October 29, 2004, showing the approximate aggregate dollar amount of revenues from each such customer during such period; and (b) the ten (10) largest suppliers of the Sellers and Subsidiaries in terms of purchases made by the Sellers and Subsidiaries (collectively) during the twelve-month period ended October 29, 2004, showing the approximate aggregate dollar amounts of purchases by the Sellers and Subsidiaries (collectively) from each such supplier during that period. None of such customers or suppliers has given notice to any Seller or Subsidiary that it intends to cease doing business with the Sellers or the Subsidiaries, as applicable.

Section 6.28. Product Warranties and Liabilities. The standard warranties and product return policies applicable to the products and services offered by the Sellers and the Subsidiaries relating to the Business and material variations from such warranties and return policies, other than those implied by operation of Applicable Law, are set forth on Schedule 6.28. Except as otherwise set forth on Schedule 6.28, no Seller has knowledge of any fact or of the occurrence of any event which might reasonably form the basis of any present or future claim against any Seller or Subsidiary, whether or not fully covered by insurance, for liability on account of negligence or product liability or on account of any return policies or warranties which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business or the Purchased Assets. Adequate reserves have been set aside in the Seller Financial Statements for claims relating to warranties and product returns.

Section 6.29. Entities Engaged in Business. The Seller Subsidiary and the Subsidiaries are the only Affiliates of Seller Parent engaged in the Business and, upon consummation of the Transactions, except for the Excluded Assets, Purchaser Parent or its wholly-owned subsidiary(ies) shall acquire all of the assets used in the Business.

Section 6.30. Proxy Statement/Prospectus; Registration Statement. The information supplied by Seller Parent for inclusion or incorporation by reference in the Registration Statement as it relates to Sellers, at the time the Registration Statement is declared effective by the SEC, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Seller Parent for inclusion in the Proxy Statement/Prospectus at the date the Proxy Statement/Prospectus is first mailed to shareholders, at the time of the Seller Parent Stockholders Meeting, and at the Closing shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Sellers make no representation or warranty with respect to any information supplied by the Purchasers which is contained in the Registration Statement or Proxy Statement/Prospectus.

Section 6.31. Breach by Purchaser. Sellers are not aware of any breach by Purchasers of any representation, warranty, covenant or agreement under this Agreement.

Section 6.32. Disclosure. Neither this Agreement, the other Transaction Documents, nor any of the schedules, attachments or exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, not misleading.

ARTICLE VII — REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

As a material inducement to the Seller Parent to enter into this Agreement, the Purchasers, jointly and not severally, hereby represent and warrant to the Sellers that:

Section 7.1. Organization and Corporate Power.

(a) Purchaser Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each Purchaser Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization. Each Purchaser is duly qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect.

(b) Each Purchaser has full organizational power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the contracts to which it is party.

(c) The Purchaser Parent has made available to the Seller Parent correct and complete copies of the Articles of Incorporation and bylaws (or equivalent governing documents) for each Purchaser, which documents reflect all amendments made thereto at any time before the date hereof. No Purchaser is in default under or in violation of any provision of its Articles of Incorporation or bylaws (or equivalent governing documents). All corporate decisions of the board of directors and the shareholders in general meetings of each Purchaser have been made in accordance with such Purchaser’s governing documents and Applicable Law in force at the time such decisions were made.

Section 7.2. Authorization of Transactions. The Purchasers have all requisite power and authority to execute and deliver the Transaction Documents to which any is a party and to consummate the Transactions. The board of directors of the Purchaser Parent has duly approved the Transaction Documents and has duly authorized the execution and delivery of the Transaction Documents the performance of the Purchasers’ obligations thereunder and the consummation of the Transactions. No other proceedings on the part of the Purchasers are necessary to approve and authorize the execution and delivery of the Transaction Documents the performance of the Purchasers’ obligations thereunder and the consummation of the Transactions. All Transaction Documents to which the Purchasers are a party have been duly executed and delivered by the Purchaser Parent or Purchaser Subsidiary, as the case may be, and constitute the valid, legal and binding agreements of the Purchaser Parent or

Purchaser Subsidiary, as the case may be, enforceable against the Purchaser Parent or Purchaser Subsidiary in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and as limited by general principles of equity that restrict the availability of equitable remedies.

Section 7.3. Absence of Conflicts. Neither the execution, delivery and performance of this Agreement by the Purchasers nor the consummation by the Purchasers of the Transactions will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws (or similar governing documents) of any Purchaser; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, payment, acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Purchaser is a party or by which any Purchaser or any of their respective properties or assets are bound; or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to any Purchaser or any of their respective properties or assets.

Section 7.4. SEC Filings; Financial Statements; Disclosure Controls.

(a) The Purchaser Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto (collectively, the “Purchaser SEC Reports”), required to be filed by the Purchaser Parent with the SEC since January 1, 2003. The Purchaser SEC Reports, including all forms, reports and documents filed by the Purchaser Parent with the SEC after the date hereof and prior to the Closing Date, (i) were and, in the case of Purchaser SEC Reports filed after the date hereof, will be, prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), and in the case of such forms, reports and documents filed by the Purchaser with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Purchaser SEC Reports or necessary in order to make the statements in such Purchaser SEC Reports, in light of the circumstances under which they were and will be made, not misleading. None of the Purchaser Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules), contained in the Purchaser SEC Reports, including any Purchaser SEC Reports filed between the date of this Agreement and the Closing, complied or will comply, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented in all material respects or will fairly present in all material respects the consolidated financial position of the Purchaser Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of the operations and cash flows of the Purchaser and its consolidated subsidiaries for the periods indicated, except as otherwise explained therein and except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been made and are not expected to be material in amount, individually or in the aggregate. The audited financial statements of the Purchaser Parent contained in the Purchaser SEC Report on Form 10-K for the fiscal year ended December 31, 2003 are referred to herein as the “Purchaser Financial Statements.”

(c) The chief executive officer and chief financial officer of the Purchasers have made all certifications required by, and would be able to make such certifications as of the date hereof as of the Closing Date as if required to be made as of such dates pursuant to, Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct, and the Purchaser is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing standards and corporate governance rules of the Nasdaq Stock Market.

(d) Since December 28, 2003 the Purchaser and each Purchaser Subsidiary has had in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by the Purchaser in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to the Purchaser’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Purchaser required under the Exchange Act with respect to such reports. The Purchaser maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 7.5. Absence of Undisclosed Liabilities. Except as set forth on Schedule 7.5, the Purchasers have no obligations or liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise, whether due or to become due, and regardless of when asserted) arising out of or relating to the operation of its business at or before the Closing, except liabilities reflected on the Purchaser Financial Statements.

Section 7.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals, if any, as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and the HSR Act, and any filings under similar notification laws or regulations of foreign Governmental Entities, no other filing with or notice to and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by the Purchasers of this Agreement, the performance of the Purchasers’ obligations hereunder, or the consummation by the Purchasers of the Transactions.

Section 7.7. Capitalization.

(a) The authorized capital stock of Purchaser Parent consists of (i) 250,000,000 shares of Common Stock, of which, as of February 28, 2005, 99,619,488 shares were issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock, none of which are issued and outstanding. All of the outstanding shares of Purchaser Parent’s Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights (other than rights under Purchaser Parent’s shareholders rights plan). As of January 2, 2005, Purchaser Parent had reserved an aggregate outstanding balance of 10,659,154 shares of Common Stock for issuance pursuant to Purchaser Parent’s 1995 Stock Option Plan, 1996 Stock Incentive Plan, 1996 Director Stock Option Plan, 2000 Stock Option Plan and 2002 Stock Option Plan, under which options to purchase 8,949,251 shares of Purchaser Common Stock were outstanding, 1,342,102 shares of Purchaser Parent’s Common Stock were available for issuance pursuant to Purchaser Parent’s Employee Stock Purchase Plan, 12,392,7575 shares of Purchaser Parent’s Common Stock were reserved for issuance upon conversion of Purchaser Parent’s outstanding 1.25% Convertible Subordinated Notes Due 2008 and 18,034,265 shares of Purchaser Parent’s Common Stock were reserved for issuance upon conversion of Purchaser Parent’s outstanding 1.875% Convertible Subordinated Notes Due 2024. Except as set forth in the immediately preceding sentence, no shares of capital stock or other equity securities of any class of Purchaser, or any securities exchangeable or convertible into or exercisable for such equity securities, are issued, reserved for issuance or outstanding except as set forth in the Purchaser Financial Statements and except for rights issuable pursuant to the Rights Agreement between Purchaser Parent and U.S. Stock Transfer Corporation dated as of June 1, 2001, as amended (the “Rights Agreement”) or any other right issued in substitution thereof. All of the outstanding shares of Purchaser’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Purchaser Parent’s Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable.

(b) All of the shares of Purchaser’s Common Stock issuable to Seller as the Stock Purchase Price will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of restriction on transfer or preemptive rights (other than rights under the Rights Agreement). All of the shares of Purchaser’s Common Stock issuable to Seller as the Stock Purchase Price will be issued in compliance with Applicable Law, including without limitation all applicable federal and state securities laws.

Section 7.8. Absence of Certain Developments. Except as set forth on Schedule 7.8 and except as expressly contemplated by this Agreement, since October 3, 2004, the Purchasers have not suffered any change that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 7.9. Brokerage. Except for fees owed to Deutsche Bank Securities there are no claims for brokerage commissions, finders’ fees, or similar compensation in connection with the Transactions based on any arrangement or agreement made by or on behalf of the Purchasers.

Section 7.10. Proxy Statement/Prospectus; Registration Statement. The information supplied by the Purchasers for inclusion or incorporation by reference in the Registration Statement or Proxy Statement/Prospectus as it relates to Purchasers, at the time the Registration Statement is declared effective by the SEC or at the date the Proxy Statement/Prospectus is first mailed to shareholders, respectively, and with respect to the Proxy Statement/Prospectus at the time of the Seller Parent Stockholders Meeting and the Closing shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, Purchasers make no representation or warranty with respect to any information supplied by the Sellers which is contained in the Registration Statement or Proxy Statement/Prospectus.

Section 7.11. Compliance with Laws. Except as set forth on Schedule 7.11, each Purchaser and their respective officers, directors, agents (in their capacity as such), and employees have complied in all material respects with and are in material compliance with Applicable Law, regulations, and ordinances of foreign, federal, state, and local governments and all agencies thereof, and no claims have been filed against any Purchaser alleging a violation of any such laws or regulations, and the Purchasers have not received notice of any such violations.

Section 7.12. Proprietary Rights. The Purchaser Parent owns and possesses free and clear of all Liens, all right, title, and interest in and to, or has the right to use pursuant to a valid and enforceable license, the Proprietary Rights necessary for the operation of its business as currently operated.

Section 7.13. Litigation; Proceedings. There is no claim, action, suit, proceeding or governmental investigation pending against any Purchaser, by or before any court, governmental or regulatory authority or by any third party which challenges the validity of this Agreement or which would be reasonably likely to materially adversely affect or restrict the Purchasers’ ability to consummate the Transactions.

Section 7.14. Seller Parent’s Customers. Purchasers do not have, as of the date hereof, current actual knowledge of any specific fact or circumstance which causes Purchasers to believe that there will be, as a result of the announcement of the Transactions, any material adverse change in the business relationship between Seller Parent and any of the four (4) largest customers named on Schedule 6.27.

Section 7.15. Breach by Seller. Purchasers are not aware of any breach by Sellers of any representation, warranty, covenant or agreement under this Agreement.

Section 7.16. Disclosure. Neither this Agreement, the other Transaction Documents, nor any of the schedules, attachments or exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, not misleading.

ARTICLE VIII — TERMINATION

Section 8.1. Termination. This Agreement may be terminated at any time before the Closing:

(a) by the mutual written consent of the Seller Parent and Purchaser Parent duly authorized by each of their respective Boards of Directors; or

(b) by either of Seller Parent and Purchaser Parent:

(i) if the Transactions shall not have been consummated on or before July 27, 2005 (the “Outside Date”), provided, however, that (A) the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to a party if the failure of the Transactions to have been consummated on or before the Outside Date was due to such Party’s breach or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; and (B) that the right of Seller Parent to terminate this Agreement under this Section 8.1(b)(i) shall not be available to Seller Parent prior to September 1, 2005, if the failure of the Transactions to have been consummated on or before such date was due to the failure to hold the Seller Stockholders Meeting on or before such date for reasons due to the SEC’s review of the Proxy Statement or Seller Parent’s SEC Reports.

(ii) if any Restraint shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party if such Restraint was primarily due to such party’s breach or failure to perform any of its covenants or agreements set forth in this Agreement which are required to be performed prior to the Closing; or

(iii) if the Seller Stockholder Approval shall not have been obtained at the Seller Parent Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

(c) by Purchaser Parent:

(i) if it is not then in material breach of its obligations under this Agreement and if (i) any of Sellers’ representations and warranties contained in this Agreement shall be inaccurate such that the condition set forth in Section 4.2(a) would not be satisfied, or (ii) any of Sellers’ covenants contained in this Agreement shall have been breached such that the condition set forth in Section 4.2(b) would not be satisfied; provided, however, that Purchaser Parent shall not terminate this Agreement under this Section 8.1(c)(i) on account of any breach or inaccuracy that is curable by Sellers unless Sellers fail to cure such inaccuracy or breach within five (5) business days after receiving written notice from Purchaser Parent of such inaccuracy or breach (a “Terminating Seller Breach”);

(ii) if (x) the Seller Parent enters into a Seller Acquisition Agreement or (y) the Board of Directors of the Seller Parent or any committee thereof (A) shall have withdrawn or modified, in a manner adverse to Purchaser Parent, the Seller Board Recommendation or its approval of any of the Transactions or failed to include the Seller Board Recommendation in the Proxy Statement/Prospectus, (B) shall have approved or recommended to the shareholders of the Seller Parent a Takeover Proposal or (C) shall not have rejected any bona fide written or publicly announced offer for a Takeover Proposal within ten (10) days of the making thereof (including, for these purposes, by taking no position with respect to the acceptance of a tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer); or

(d) by the Seller Parent:

(i) it is not then in material breach of its obligations under this Agreement and if (i) any of Purchasers’ representations and warranties contained in this Agreement shall be inaccurate such that the condition set forth in Section 4.3(a) would not be satisfied, or (ii) any of Purchasers’ covenants contained in this Agreement shall have been breached such that the condition set forth in Section 4.3(b) would not be satisfied;

provided, however, that Seller Parent shall not terminate this Agreement under this Section 8.1(d)(i) on account of any breach or inaccuracy that is curable by Purchasers unless Purchasers fail to cure such inaccuracy or breach within five (5) business days after receiving written notice from Seller Parent of such inaccuracy or breach (a “Terminating Purchaser Breach”); or

(ii) if (A) the Sellers have not breached Section 10.4 (other than immaterial breaches that have not directly or indirectly resulted in the making of a Takeover Proposal), (B) the Seller Stockholder Approval has not been obtained (other than as a result of the breach of this Agreement by the Seller Parent) and (C) concurrently the Seller Parent enters into a definitive Seller Acquisition Agreement providing for a Superior Proposal in accordance with Section 10.4; provided, that prior thereto or concurrently therewith the Seller Parent shall have paid or caused to be paid the Termination Fee to Purchaser Parent in accordance with Section 8.3 (and such termination of this Agreement by the Seller Parent shall not take effect unless and until the Termination Fee shall have been paid to Purchaser Parent).

Section 8.2. Effect of Termination. In the event of termination of this Agreement by either the Seller Parent or the Purchaser Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party to any other Party under this Agreement, except that the provisions of this Section 8.2 and Article XI shall continue in full force and effect and except that nothing herein shall relieve any Party from liability for any breach of this Agreement before such termination.

Section 8.3. Termination Fee.

(a) In the event that

(i) (A) this Agreement is terminated by the Seller Parent or Purchaser Parent pursuant to Section 8.1(b)(i) (and at the time of such termination a vote to obtain the Seller Stockholder Approval has not been held) or Section 8.1(b)(iii) or by Purchaser Parent pursuant to Section 8.1(c)(i), (B) prior to such termination, any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Purchaser Parent and its subsidiaries, Affiliates and Representatives (on behalf of Purchaser Parent), shall have made a Takeover Proposal or shall have publicly announced an intention (whether or not conditional or withdrawn) to make a Takeover Proposal and (C) the Seller Parent enters into a definitive agreement with respect to a transaction contemplated by any Takeover Proposal within nine (9) months of the date this Agreement is terminated,

(ii) this Agreement is terminated by Purchaser Parent pursuant to Section 8.1(c)(ii) or

(iii) this Agreement is terminated by the Seller Parent pursuant to Section 8.1(d)(ii),

then in any such event under clause (i), (ii) or (iii) of this Section 8.3(a), the Seller Parent shall pay to Purchaser Parent a termination fee of $5,650,000 in cash (the “Termination Fee”).

(b) Any payment required to be made pursuant to clause (i) of Section 8.3(a) shall be made to Purchaser Parent promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by a Takeover Proposal; any payment required to be made pursuant to clause (ii) of Section 8.3(a) shall be made to Purchaser Parent promptly following (and in any event not later than two business days after) termination of this Agreement by Purchaser Parent pursuant to Section 8.1(c)(ii); and any payment required to be made pursuant to clause (iii) of Section 8.3(a) shall be made to Purchaser Parent prior to or simultaneously with (and as a condition to the effectiveness of) termination of this Agreement by Seller Parent pursuant to Section 8.1(d)(ii). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Purchaser Parent.

(c) In the event that Seller Parent shall fail to pay the Termination Fee required pursuant to this Section 8.3 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at an annual rate equal to the Prime Rate. In addition, if Seller Parent shall fail to pay such fee when due, Seller

Parent shall also pay to Purchaser Parent all of Purchaser Parent’s costs and expenses (including attorneys’ fees) in connection with reasonable efforts to collect such fee. The Seller Parent acknowledges that the fee and the other provisions of this Section 8.3. are an integral part of the Transactions and that, without these agreements, Purchaser Parent would not enter into this Agreement.

ARTICLE IX — INDEMNIFICATION AND RELATED MATTERS

Section 9.1. Survival. All representations, warranties, covenants, and agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and the consummation of the Transactions until the Applicable Limitation Date and shall not be affected by any examination made for or on behalf of any Party, the knowledge of any of such Party’s officers, directors, stockholders, employees, or agents, or the acceptance of any certificate or opinion. Notwithstanding the foregoing, no Party shall be entitled to recover for any Loss pursuant to Section 9.2(a)(i) or Section 9.2(c)(i) unless written notice of a claim thereof is delivered to the other Party before the Applicable Limitation Date. For purposes of this Agreement, the term “Applicable Limitation Date” shall mean the date which is nine (9) months after the Closing Date; provided that there shall be no Applicable Limitation Date (i.e., such representations and warranties shall survive forever) with respect to any Loss arising from or related to a breach of the representations and warranties of the Seller Parent set forth in Section 6.1 (Organization and Corporate Power), Section 6.2 (Authorization of Transactions), Section 6.3 (Absence of Conflicts), Section 6.4 (Capitalization), Section 6.10 (Purchased Assets), Section 6.11 (Taxes) or Section 6.18 (Brokerage), and with respect to any Loss arising from or related to a breach of the representations and warranties of the Purchasers set forth in Section 7.1 (Organization and Corporate Power), Section 7.2 (Authorization of Transactions), Section 7.3 (Absence of Conflicts), Section 7.7 (Capitalization) or Section 7.9 (Brokerage) (collectively, the “Fundamental Representations and Warranties”).

Notwithstanding anything to the contrary in this Agreement, except for claims under this Agreement relating to (i) any breach of any of the Fundamental Representations and Warranties or (ii) any Retained Liability, recourse by Purchasers or Purchaser Parties (as defined below) against the Escrow Account shall be the sole and exclusive right and remedy exercisable by such Purchasers or Purchaser Parties for any other claim under this Agreement including without limitation for any misrepresentation or breach of representation or warranty made by Sellers in this Agreement, the schedules, exhibits hereto or in any of the certificates or other instruments or documents delivered by Sellers pursuant to this Agreement, or exhibits or schedules hereto or for any nonfulfillment or breach of any covenant, agreement or other provision by Sellers under this Agreement, or exhibits or schedules hereto and except for claims relating to any of the matters specifically set forth in (i) and (ii) above, the liability of the Sellers hereunder shall be limited so that the Sellers shall not be obligated to pay any amount for indemnification or otherwise under this Agreement in an aggregate amount in excess of the Escrow Amount. Notwithstanding the foregoing sentence, nothing in this Agreement shall limit the liability in amount or otherwise of the Sellers with respect to any fraud, criminal activity or intentional breach by Sellers of any covenant contained in this Agreement brought within the applicable statute of limitations for an action with respect to such claim.

Section 9.2. Indemnification.

(a) Indemnification by the Sellers. Subject to survival of the applicable representations, warranties, covenants or agreements as set forth in Section 9.1 and the limitations set forth below, Seller Parent shall and shall cause each of the other Sellers to, jointly and severally, indemnify the Purchasers, and each of the Purchasers’ respective officers, directors, shareholders, employees, agents, representatives, Affiliates, successors, and assigns (collectively, the “Purchaser Parties”) and hold each of them harmless from and against, and pay on behalf of or reimburse such Purchaser Parties in respect of, any Loss which any such Purchaser Party may suffer, sustain, or become subject to, as a result of or relating to:

(i) the breach of any representation or warranty made by any Seller contained in this Agreement or in any certificate delivered by any Seller with respect thereto in connection with the Closing;

(ii) the breach of any covenant or agreement made by any Seller contained in this Agreement;

(iii) any liability or obligation related to the use, ownership or operation of the Business or any of the Purchased Assets, in each case prior to Closing, except for the Assumed Obligations; and

(iv) any Retained Liabilities.

(b) Limitations on Indemnification by the Sellers. The indemnification provided for in Sections 9.2(a)(i) and (ii) above is subject to the following limitations:

(i) The Sellers shall be liable to the Purchaser Parties with respect to claims referred to in Sections 9.2(a)(i) or (ii) only if a Purchaser Party gives the Sellers written notice thereof within the Applicable Limitation Date.

(ii) The aggregate amount of all payments made by the Sellers in satisfaction of claims for indemnification pursuant to Sections 9.2(a)(i) and (ii) shall not exceed the Escrow Amount (the “Cap”).

(iii) Claims for indemnification by the Purchaser Parties against the Sellers with respect to the matters referred to in Section 9.2(a) above may be satisfied by proceeding directly against one or more Sellers. Each Seller shall be responsible for the full amount of such Losses or other amounts (subject to any express limitations provided in this Agreement).

(iv) The Sellers shall not be liable to indemnify any Purchaser Parties pursuant to Section 9.2(a)(i) unless and until the Purchaser Parties have collectively suffered a Loss or aggregate Losses pursuant to such section in excess of $500,000 in the aggregate (the “Basket”) (at which point, subject to the other limitations herein, the Sellers shall be liable to the Purchaser Parties only for Losses incurred in excess of the Basket). The foregoing limitation shall not apply with respect to Claims for indemnification by the Purchaser Parties against the Sellers with respect to the matters referred to in Section 9.2(a)(ii) above.

(v) In addition to the indemnification rights provided hereunder, the Purchaser Parties shall be entitled to all other rights and remedies available in law or equity, subject to Section 9.1.

Notwithstanding any implication to the contrary contained in this Agreement, so long as the Purchaser Parent delivers written notice of a claim to the Sellers no later than the Applicable Limitation Date, the Sellers shall be required to indemnify the Purchaser Parties for all Losses (subject to the Basket and Cap limitations and the limitations set forth in Section 9.1) which the Purchaser Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred. Notwithstanding any implication to the contrary contained in this Agreement, the limits on indemnification set forth in this Agreement shall not apply to claims for damages arising from fraud.

(c) Indemnification by the Purchaser. The Purchasers shall, jointly and severally, indemnify the Sellers and each of the Sellers’ respective officers, directors, shareholders, employees, agents, representatives, Affiliates, successors, and assigns (collectively, the “Seller Parties”) and hold each of them harmless from and against and pay on behalf of or reimburse such Seller Parties in respect of any Loss which such Seller Party may suffer, sustain, or become subject to, as a result of or relating to:

(i) the breach of any representation or warranty made by any Purchaser contained in this Agreement or in any certificate delivered by any Purchaser with respect thereto in connection with the Closing;

(ii) the breach of any covenant or agreement made by any Purchaser contained in this Agreement; or

(iii) the Assumed Obligations.

(d) Limitations on Indemnification by the Purchasers. The indemnification provided for in Sections 9.2(c)(i) and (ii) above is subject to the following limitations:

(i) The Purchasers shall be liable to the Seller Parties with respect to claims referred to in Sections 9.2(c)(i) or (ii) only if a Seller gives the Purchasers written notice thereof within the Applicable Limitation Date.

(ii) The aggregate amount of all payments made by the Purchaser in satisfaction of claims for indemnification pursuant to Sections 9.2(c)(i) or (ii) shall not exceed the Cap.

(iii) Claims for indemnification by the Seller Parties against the Purchasers with respect to the matters referred to in Sections 9.2(c)(i) or (ii) above may be satisfied by proceeding directly against one or more Purchasers. Each Purchaser shall be responsible for the full amount of such Losses or other amounts (subject to any express limitations provided in this Agreement).

(iv) The Purchasers shall not be liable to indemnify any Seller Parties pursuant to Section 9.2(c)(i) unless and until the Seller Parties have collectively suffered a Loss or aggregate Losses pursuant to such section in excess of the Basket (at which point, subject to the other limitations herein, the Purchasers shall be liable to the Seller Parties only for Losses incurred in excess of the Basket). The foregoing limitation shall not apply with respect to Claims for indemnification by the Seller Parties against the Purchasers with respect to the matters referred to in Section 9.2(c)(ii) above.

(v) In addition to the indemnification rights provided hereunder, the Seller Parties shall be entitled to all other rights and remedies available in law or equity, subject to the limitations set forth in this Section 9.2.

Notwithstanding any implication to the contrary contained in this Agreement, so long as a Seller delivers written notice of a claim to the Purchasers no later than the Applicable Limitation Date, the Purchasers shall be required to indemnify the Seller Parties for all Losses which the Seller Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred. Notwithstanding any implication to the contrary contained in this Agreement, the limits on indemnification set forth in this Agreement shall not apply to claims for damages arising from fraud.

(e) Procedures. If a Party seeks indemnification under this Article IX, such Party (the “Indemnified Party”) shall promptly give written notice to the other Party (the “Indemnifying Party”) after receiving written notice of any action, lawsuit, proceeding, investigation, or other claim against it (if by a third party) or discovering the liability, obligation, or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have prejudiced the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation, or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article IX, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation, or other claim giving rise to the Indemnified Party’s claim for indemnification at the Indemnifying Party’s expense and option (subject to the limitations set forth below) and shall be entitled to control and appoint lead counsel of such defense which shall be counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party’s right to assume control of such defense, it must first agree in writing to be fully responsible for all Losses relating to such claims and to provide full indemnification to the Indemnified Party for all Losses relating to such claim; and provided further that the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim which the Indemnifying Party seeks to assume control (each, an “Indemnified Party Controlled Proceeding”) (i) involves a claim to which the Indemnified Party reasonably believes could be materially detrimental to or injure the Indemnified Party’s reputation, customer or supplier relations or future business prospects, (ii) seeks non-monetary relief from the Indemnified Party (except where non-monetary relief is merely incidental to a primary claim or claims for monetary damages), (iii) involves criminal allegations with respect to the Indemnified Party, (iv) is one in which the Indemnifying Party is also a party and joint representation would result in a conflict of interests or as to the principal allegations there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party, or (v) involves a claim as to which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to reasonably prosecute or defend. With respect to actions, lawsuits, proceedings and investigations or other claims asserted by a third party which are outstanding as of the Closing Date, if the Sellers are currently defending such action, lawsuit, proceeding, investigation or other claim, the Sellers shall have the right to control such defense subject to the right of the Purchaser Parties to divest the Sellers of such right if such action, lawsuit, proceeding, investigation or other claim would be an Indemnified Party Controlled Proceeding hereunder.

If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the sole cost and expense of the Indemnified Party.

If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim unless (A) there is no finding or admission of any violation of law or any violation of the rights of any Person and no adverse effect on any other claims that may be made against the Indemnified Party and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

Section 9.3. Certain Tax Matters.

(a) Sellers to Pay. The Sellers, and not the Purchasers, shall be required to pay when due all Taxes of any kind or nature arising from (i) the conduct or operation by the Sellers of the Business and (ii) the consummation of the Transactions, including, without limitation, all excise, value added, registration, stamp, property, documentary, transfer, sales, use and similar Taxes, levies, charges and fees (including all real estate transfer Taxes) incurred, or that may be payable to any Taxing authority, in connection with, the Transactions (including without limitation the sale, transfer, and delivery of the Purchased Assets) contemplated by this Agreement (the “Transfer Taxes”). Notwithstanding the foregoing, Purchasers may (but shall not be obligated to) pay when due any such Taxes assessed against any of them, or any of the Purchased Assets, but which are payable by the Sellers pursuant hereto, if the Sellers’ failure to do so, in the reasonable judgment of Purchasers, could result in the imposition of a Lien on any of the Purchased Assets or any other assets of Purchasers or would constitute a violation of any agreement to which Purchasers are subject, if any Seller fails to contest such assessment or charge diligently and in good faith. If Purchasers pay any Taxes which pursuant hereto are required to be borne by the Sellers, Purchasers shall be entitled to reimbursement thereof from the Sellers.

(b) Transfer Tax Returns. Seller Parent shall and shall cause each of the other Sellers to file or cause to be filed all necessary Tax Returns and other documentation with respect to such Transfer Taxes and the Sellers shall bear the expense of such filings. If required by Applicable Law, Purchasers shall join in the execution of any such Tax Returns of such other documentation.

(c) Straddle Periods. Subject to Section 9.3(a), all property taxes (other than real estate transfer taxes), personal property taxes and similar ad valorem obligations in respect of the Purchased Assets that relate to periods beginning prior to the Closing Date and ending after the Closing Date (“Straddle Periods”) shall be prorated in accordance with the rules provided in Section 164(d) of the Code. Purchaser Parent shall prepare or cause to be prepared all Straddle Period Tax Returns, provided that Purchaser Parent, acting in its sole discretion, may elect to have Seller Parent prepare one or more Straddle Period Tax Returns by providing Seller Parent notice of such election to Seller Parent at least sixty (60) days prior to the due date of any such return. The Party preparing a Straddle Period Tax Return (the “Preparing Party”) shall provide each such return to the other Party for review not less than twenty business days in advance of the due date thereof, and such other Party shall pay to the Preparing Party its prorated portion of the Tax shown to be due on each such return not less than five business days before the due date of such payment. All Tax Returns prepared pursuant to this Section 9.3(c) shall be prepared in accordance with past practices unless otherwise required by law.

Section 9.4. Tax Indemnification. From and after the Closing Date, Seller Parent shall and shall cause each other Seller to protect, defend, indemnify and hold harmless the Purchasers from any and all Taxes imposed on the Purchasers and any Loss resulting from (a) Taxes described in Section 9.3(a) and 9.3(d)(i) above for all such taxable periods indicated therein; (b) Taxes described in Section 9.3(c) which are allocated and prorated to the Sellers in accordance with such section, (c) breaches of representations and warranties in Section 6.11, (d) the Seller’s failure to file the Tax Returns required to be filed by Sellers in accordance with Sections 9.3(b), 9.3(c) and 9.3(g) above, or (e) any Tax allocation or Tax sharing or similar agreement, as a transferee or successor, by contract or otherwise. Notwithstanding anything in this Agreement to the contrary, the indemnification under this Section 9.4 and the indemnification for Taxes set forth elsewhere in Section 9.3 hereof shall not be subject to the Basket or the Cap.

Section 9.5. Treatment of Indemnity Payments. All payments made by Sellers to or for the benefit of Purchasers pursuant to any indemnification obligations under this Agreement, will be treated as adjustments to the purchase price for Tax purposes and such agreed treatment will govern for purposes of this Agreement, unless otherwise required by Applicable Law.

Section 9.6. Cooperation. To the extent relevant to the Purchased Assets, each Party shall (a) provide the other assistance as may be reasonably requested in connection with the preparation of any Tax Return or the conduct of any audit or examination or other proceeding and (b) retain and provide the other with information that may be relevant to the preparation of a Tax Return, or the conduct of an audit, examination or other proceeding relating to Taxes.

Section 9.7. Bulk Sales Laws. The Purchasers waive compliance by the Sellers with the requirements of applicable bulk sales legislation in connection with the completion of the Transactions. Seller Parent will and will cause each other Seller to indemnify the Purchasers with respect to all Losses which the Purchasers may incur or suffer as a result of the Sellers’ non-compliance with such legislation, except to the extent that such costs, expenses, damages or losses arise from the Purchasers’ failure to pay or satisfy any of the Assumed Obligations.

Section 9.8. Section 338(g) Election. Notwithstanding any other provision of this Agreement, Sellers acknowledge and agree that Purchaser Parent may, at its discretion, make one or more Code Section 338(g) elections with respect to the Seller Subsidiaries.

ARTICLE X — ADDITIONAL AGREEMENTS

Section 10.1. Press Releases and Announcements. Before the Closing Date, no press releases related to this Agreement and the Transactions, or other announcements to the employees, customers, or suppliers of the Sellers shall be issued by any Party without the prior written consent of the Seller Parent and the Purchaser Parent, except for any public disclosure which any Party in good faith believes is required by law or regulation. After the Closing Date, no press releases related to this Agreement and the Transactions shall be issued by the Sellers without the prior approval of the Purchaser Parent, except for any public disclosure which is required by law or regulation.

Section 10.2. Specific Performance. Seller Parent acknowledges that the Business is unique and recognizes and affirms that in the event of a breach of this Agreement by the Sellers, money damages may be inadequate and the Purchaser may have no adequate remedy at law. Accordingly, Seller Parent agrees that the Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the Sellers’ obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive, or other equitable relief.

Section 10.3. Expenses. Unless otherwise specifically provided for herein, the Parties shall pay all of their own fees, costs, and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers, or other representatives and consultants and appraisal fees, costs, and expenses) incurred in connection with the negotiation of this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder, and the consummation of the Transactions; provided, however, that Seller Parent and Purchaser Parent shall share equally (i) all fees and expenses, other than attorneys’ and accountants fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and (ii) all fees and expenses, other than attorneys’ and accountants’ fees, in connection with any filings under the HSR Act.

Section 10.4. No Solicitation by the Seller Parent; Etc.

(a) The Seller Parent shall, and shall cause the Seller Subsidiaries and the Sellers’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”) to immediately cease and cause to be terminated any discussions or negotiations with any Person with respect to a Takeover Proposal. Seller Parent shall not, and shall cause each other Seller and their respective subsidiaries and Representatives not to, directly or indirectly (i) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing information) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal, (ii) participate in any discussions or negotiations with any third party regarding any Takeover Proposal or (iii) enter into any agreement related to any Takeover Proposal; provided, however, that if after the date hereof the Board of Directors of the Seller Parent receives an unsolicited, bona fide written Takeover Proposal in circumstances not involving a breach of this Agreement and the Board of Directors of the Seller Parent determines in good faith that such Takeover Proposal constitutes, or is reasonably likely to result in, a Superior Proposal and with respect to which such Board determines in good faith, after considering applicable provisions of California law and after consulting with and receiving the advice of outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the Seller Parent’s stockholders under California law, then the Seller Parent may, at any time prior to obtaining the Seller Stockholder Approval (but in no event after obtaining the Seller Stockholder Approval) and after providing Purchaser Parent not less than 48 hours written notice of its intention to take such actions, (A) furnish information with respect to the Seller Parent and its subsidiaries to the Person making such Takeover Proposal, but only after such Person enters into a customary confidentiality agreement with the Seller Parent (which confidentiality agreement will have provisions regarding treatment of confidential information no less favorable to the Seller Parent in any material respect than the confidentiality agreement between the parties to this Agreement), provided that (1) such new confidentiality agreement may not include any provision calling for an exclusive right to negotiate with the Seller Parent and (2) the Seller Parent advises Purchaser Parent of all such non-public information delivered to such Person concurrently with its delivery to such Person and concurrently with its delivery to such Person the Seller Parent delivers to Purchaser Parent all such information not previously provided to Purchaser Parent, (B) participate in discussions and negotiations with such Person regarding such Takeover Proposal and (C) enter into the confidentiality agreement contemplated by clause (A) of this proviso. The Seller Parent shall take all action necessary to enforce each confidentiality, standstill or similar agreement to which the Seller Parent or any of its subsidiaries is a party or by which any of them is bound (in each case, other than any such agreement with Purchaser Parent). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 10.4(a) by the Sellers or their respective Representatives shall be deemed to be a breach of this Section 10.4(a) by the Seller Parent.

(b) In addition to the other obligations of the Seller Parent set forth in this Section 10.4, Seller Parent shall promptly advise Purchaser Parent, orally and in writing, and in no event later than the later of 48 hours or one business day after receipt, if any proposal, offer, inquiry or other contact is initially received by, any information is initially requested from, or any discussions or negotiations are sought to be initiated or continued with, the Seller Parent in respect of any Takeover Proposal, and shall, in any such notice to Purchaser Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the material terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Purchaser Parent fully informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Seller Parent shall provide Purchaser Parent with copies of any additional written materials received that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

(c) Except as expressly permitted by this Section 10.4(c), neither the Board of Directors of Seller Parent nor any committee thereof shall (i)(A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser Parent, the Seller Board Recommendation or (B) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (ii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize Seller Parent or any of its subsidiaries to enter into, any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Takeover Proposal (other than a confidentiality agreement in accordance with Section 10.4(a)) (each, a “Seller Acquisition Agreement”). Notwithstanding the foregoing or any other provision of this Agreement, (x) the Board of Directors of the Seller Parent may withdraw or modify the Seller Board Recommendation, or recommend a Takeover Proposal, if such Board determines in good faith, after reviewing applicable provisions of California law and after consulting with and receiving advice from outside counsel, that the failure to make such withdrawal, modification or recommendation would be inconsistent with its fiduciary duties to the Seller Parent’s shareholders under California law and (y) if the Board of Directors of Seller Parent receives an unsolicited, bona fide written Takeover Proposal that was made in circumstances not involving a breach of this Agreement and that such Board determines in good faith constitutes a Superior Proposal, the Board of Directors of Seller Parent may, in response to such Superior Proposal and within the five business day period described below, cause Seller Parent to enter into a definitive agreement with respect to such Superior Proposal but only if Seller Parent shall have concurrently with entering into such definitive agreement terminated this Agreement pursuant to Section 8.1(d) and prior thereto or concurrently therewith paid the Termination Fee required pursuant to Section 8.3, but in any event only after the fifth business day following Purchaser Parent’s receipt of written notice (the “Notice”) from the Seller Parent advising Purchaser Parent that the Board of Directors of Seller Parent is prepared to enter into a definitive agreement with respect to such Superior Proposal and terminate this Agreement (it being understood that Seller Parent shall be required to deliver a new Notice in respect of any revised Superior Proposal (other than immaterial revisions) from such third party or its Affiliates that Seller Parent proposes to accept, attaching the most current version of such agreement to such Notice (which version shall be updated on a current basis), and only if, during such five business day period, Seller Parent and its Representatives shall have negotiated in good faith with Purchaser Parent and Purchaser Parent’s Representatives to make such adjustments in the terms of this Agreement as would enable Purchaser Parent to proceed with the Transactions on such adjusted terms and, at the end of such five business day period, after taking into account any such adjusted terms as may have been proposed by Purchaser Parent in writing (and not withdrawn) since its receipt of such Notice, the Board of Directors of the Company has again in good faith made the determination referred to above in this clause (y).

(d) For purposes of this Agreement:

(i) “Takeover Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Purchaser Parent or any Affiliate and relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of more than 50% of the Purchased Assets, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of more than 50% of any class of equity securities of any of the Sellers, (C) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning more than 50% of any class of equity securities of the Sellers or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving any of the Sellers; in each case, other than the Transactions.

(ii) “Superior Proposal” means a Takeover Proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Seller Parent or all or substantially all of the Purchased Assets, made by a third party, which is not subject to a financing contingency and which is otherwise on terms and conditions which the Board of Directors of the Seller Parent determines in its good faith judgment (after consultation with a financial advisor of national reputation) to be more favorable to the Seller Parent’s shareholders from a financial point of view than the Transactions, taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Parent Purchaser in writing (and not withdrawn) and the relative ability of the Person making such proposal to consummate the transactions contemplated by such proposal (based upon, among other things, the availability of financing and the expectation of obtaining required approvals) as compared to the ability of the Purchaser Parent to consummate the Transactions.

Section 10.5. Noncompetition, Nonsolicitation, and Confidentiality. From and after the Closing:

(a) Noncompetition. In consideration of the mutual covenants provided for herein to each of the Sellers at the Closing, Seller Parent shall not and shall cause each other Seller and its and their respective Affiliates not to engage (whether as an owner, operator, manager, employee, officer, director, consultant, advisor, representative, or otherwise) during the period beginning on the Closing Date and ending on the third (3rd) anniversary of the Closing Date directly in any business that commercially manufactures, sells or markets products that have substantially the same functional attributes of the products of the Business as at the Closing Date. The Parties hereto agree that the covenant set forth in this Section 10.5 is reasonable with respect to its duration, geographical area, and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 10.5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(b) The covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city and state of any geographic area where any business is carried on by Purchasers and their subsidiaries. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or portions thereof) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 10.5 are deemed to exceed the time, geographic or scope limitations permitted by Applicable Law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by Applicable Laws.

(c) Nonsolicitation. Seller Parent agrees that, during the period beginning on the Closing Date and ending on the third (3rd) anniversary of the Closing Date (the “Nonsolicitation Period”), it shall not and shall cause each other Seller and its and their respective Affiliates not to (i) directly or indirectly contact, approach, or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any Person employed by the Sellers in the Business immediately prior to the Closing Date who becomes an employee of a Purchaser immediately following the Closing Date, without the prior written consent of the Purchaser Parent, and (ii) induce or attempt to induce any customer or other business relation of the Sellers into any business relationship which might materially harm any of the Purchasers.

(d) Confidentiality. After the Closing Date, Seller Parent shall and shall cause each other Seller and its and their respective Affiliates to treat and hold as confidential any information concerning the Business of the Sellers (including, without limitation, all Proprietary Rights included in the Purchased Assets) that is not already generally available to the public (the “Confidential Information”), refrain from using any of the Confidential Information except in connection with this Agreement, and at any time upon the reasonable request of the Purchaser Parent deliver promptly to the Purchaser Parent or destroy, at the request and option of the Purchaser Parent, all tangible embodiments (and all copies) of the Confidential Information which are included within the Purchased Assets and which are in its possession or under its control following the Closing Date. In the event that after the Closing Date any Seller, or any of its Affiliates, is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller Parent shall notify the Purchaser Parent promptly of the request or requirement so that the Purchaser Parent may seek an appropriate protective order or waive compliance with the provisions of this Section 10.5(d). If, in the absence of a protective order or the receipt of a waiver hereunder, a Seller or any of its Affiliates is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal, such Seller or its Affiliate may disclose the Confidential Information to the tribunal; provided that such Seller shall (and it will cause its Affiliates to) use its reasonable Best Efforts to obtain, at the request and sole cost and expense of the Purchaser Parent, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser Parent shall designate.

Section 10.6. Transition Services Agreements. Seller Parent and Purchaser Parent shall negotiate in good faith prior to the Closing a transition services agreement reflecting the parameters set forth in the Transition Services Parameters attached hereto as Schedule 10.6.

Section 10.7. Transition Services Agreement. Seller Parent and Purchaser Parent shall negotiate in good faith transition services agreements relating to the ODU business unit and the EMS business unit with respect to the matters described in Schedule 10.7.

Section 10.8. Financial Statements. As promptly as reasonably practicable after the date of this Agreement, Seller Parent shall provide to Purchaser Parent the combined financial statements of the Sellers required for inclusion in the Purchaser Parent’s Current Report on Form 8-K, and such financial statements (a) will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (b) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (c) will fairly present the combined financial position of the Sellers at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements will be subject to normal and recurring year-end adjustments which are not expected to be material in amount.

Section 10.9. Nasdaq National Stock Market. Purchaser Parent shall use its reasonable Best Efforts to cause the shares of Purchaser Common Stock to be issued hereunder to be approved for listing on the Nasdaq National Stock Market, subject to official notice of issuance, contemporaneous with the effective time of registration of such shares under the Securities Act.

Section 10.10. Certain Filings; Reasonable Efforts.

(a) Subject to the terms and conditions herein provided, each of the parties hereto will use all reasonable efforts and due diligence to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the Transactions, including using all reasonable efforts and due diligence to do the following: (i) cooperate in the preparation of any filings that may be required under the HSR Act, the WARN Act and any filings under similar notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by Purchaser Parent or the Seller Parent, for the consummation of the Transactions; (iii) contest any legal proceeding relating to the Transactions; and (iv) execute any additional instruments necessary to consummate the Transactions. Subject to the terms and conditions of this Agreement, Purchaser Parent agrees to use its reasonable Best Efforts to cause the Closing Date to occur as soon as reasonably practicable after the conditions set forth in Section 4.2 have been satisfied or waived. If at any time after the Closing Date any further action is reasonably necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

(b) Purchaser Parent and the Seller Parent will reasonably consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act, or any other foreign, federal or state antitrust, competition or fair trade law. In this regard, each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the SEC or any other federal, foreign or state antitrust or competition Governmental Entity regarding the Transactions. Nothing in this Agreement, however, shall require or be construed to require any party hereto to sell or divest any assets or business or to restrict any business operations in order to obtain the consent or successful termination of any review of any such Governmental Entity regarding the Transactions.

Section 10.11. Additions to and Modification of Disclosure Schedule. Concurrently with the execution and delivery of this Agreement, each Party has delivered a Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, either Party may deliver to the other party such additions to or modifications of any Sections of the Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to such Party after the date of execution and delivery of this Agreement and prior to the Closing and, solely in cases where the additions or modifications of any Sections of the Disclosure Schedule disclose matters which the Party making such disclosures does not have Knowledge of such matters as of the date hereof, such disclosures shall be deemed to constitute an exception to the representations and warranties of such Party under this Agreement; provided, that any such additional disclosure by Sellers shall not affect the ability of Purchaser Parent to terminate this Agreement pursuant to Section 8.1(c)(i) provided that Purchaser Parent seeks to terminate this Agreement pursuant to Section 8.1(c)(i) within ten business days of receipt of such disclosure; and provided, further, that any such additional disclosure by Purchasers shall not affect the ability of Seller Parent to terminate this Agreement pursuant to Section 8.1(d)(i) provided that Seller Parent seeks to terminate this Agreement pursuant to Section 8.1(d)(i) within ten business days of receipt of such disclosure.

Section 10.12. Access to Employees. The Seller Parent shall provide Purchaser Parent with reasonable access to employees of each of the Sellers who work principally in the Business during normal working hours following the date of this Agreement and prior to the Closing Date to provide information to such employees about Purchasers and such employees’ continued employment. All communications by Purchaser Parent with employees of the Sellers shall be conducted in a manner that shall not disrupt or interfere with the efficient and orderly operation of the Business.

Section 10.13. REMEC Name. Following the Closing Date, Seller Parent shall not and shall cause each of the other Sellers not to transfer, license or otherwise grant the right to use the “REMEC” name, in any manner, to any Person, other than the Purchasers, engaged directly or indirectly in any business that commercially manufactures, sells or markets products that have substantially the same functional attributes of the products of the Business as at the Closing Date.

Section 10.14. Immigration Matters. With regard to matters occurring after the Closing Date only, Purchasers agree to assume all the immigration related rights, obligations, and liabilities of the Sellers in relation to foreign nationals employed by the Sellers in nonimmigrant status in connection with the operation of the Business; provided, that the Purchasers shall not assume any such liabilities arising out of any violation by the Sellers of Applicable Law. The terms and conditions of employment of such foreign national employees by the Purchasers shall, to the extent such terms and conditions relate to or otherwise affect such employees’ nonimmigrant status, remain the same as the current terms and conditions of employment of such employees by the Sellers; provided, that, nothing contained herein shall obligate the Purchasers to employ or retain any such employee following the Closing Date.

Section 10.15. License to REMEC Name. Effective and conditioned upon the Closing, Seller Parent hereby grants to Purchasers a perpetual, non-exclusive, worldwide, fully-paid, royalty-free license to reproduce and use the “REMEC” name and all related trademarks held by the Seller Parent, in connection with Purchasers’ repair of products in connection with the Business that were sold by Sellers prior to the Closing. In addition, effective and conditioned upon the Closing, Seller Parent hereby grants to Purchasers a limited non-exclusive, worldwide, fully-paid, royalty-free license to reproduce and use the “REMEC” name and all related trademarks held by the Seller Parent in connection with Purchaser’s sale of products out of existing inventory included in the Purchased Assets, which license shall terminate nine (9) months from the Closing Date, unless extended upon mutual agreement of Seller Parent and Purchaser Parent. In addition to the foregoing, Seller Parent shall cause each of the other Sellers to honor the licenses granted to Purchasers pursuant to this Section 10.15.

Section 10.16. Computer Software and Hardware Licenses. Following the date hereof and prior to the Closing Date, Purchaser Parent and Seller Parent shall evaluate the computer software and hardware licenses set forth on Schedule 2.1(i) hereto and shall mutually agree upon which portion(s) of such licenses (if not the entire license) shall be assigned to Purchasers to ensure that the Purchasers shall have sufficient access to the software and hardware that is subject to such licenses, to the extent required to enable Purchasers to conduct the Business in the same manner as it was conducted prior to the Closing Date.

Section 10.17. VAT Receivables. Following the date hereof, Purchaser Parent shall use its Best Efforts to assist Sellers in the recovery of any VAT amounts that have been paid by Sellers with respect to products sold by Sellers prior to the Closing Date and which amounts have not been collected by Sellers as of the Closing Date.

ARTICLE XI — MISCELLANEOUS

Section 11.1. Amendment and Waiver. This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by the Purchaser Parent and the Seller Parent. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective by itself to modify, amend, or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

Section 11.2. Notices. All notices, demands, and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given, (a) when received if given in person, (b) on the date of electronic confirmation of receipt if sent by telex or facsimile, (c) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (d) one day after being deposited with a reputable overnight courier. Notices, demands, and communications to the Parties shall, unless another address is specified in writing, be sent to the address or facsimile number indicated below:

Notices to the Sellers:

REMEC, Inc.

3790 Via de la Valle

Del Mar, CA 92014

Attention: Chief Executive Officer

Facsimile: (858) 847-0265

with a copy to:

Heller Ehrman White & McAuliffe LLP

2775 Sand Hill Road

Menlo Park, California 94025

Attention: Richard A. Peers, Esq.

Facsimile: (650) 324-0638

Notices to the Purchaser:

Powerwave Technologies, Inc.

1801 E. St. Andrew Place

Santa Ana, California 92705.

Attention: Chief Executive Officer

Facsimile: (714) 466-5801

with a copy to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Attention: Mark L. Skaist, Esq.

Facsimile: (949) 725-4100

Section 11.3. Binding Agreement; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties; provided that the Purchaser Parent may at any time before the Closing, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its direct or indirect subsidiaries for tax or structuring purposes; provided further that the Purchaser

Parent shall nonetheless remain as Purchaser Parent hereunder and shall remain liable for all of its obligations hereunder.

Section 11.4. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

Section 11.5. Rules of Construction.

(a) All references in this Agreement to “dollars” or “$” shall mean United States dollars.

(b) References to any United States legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall, in respect of any jurisdiction other than the State of California, be deemed to include that which most nearly approximates in that jurisdiction the United States legal term.

(c) Where it is necessary to determine whether a monetary limit or threshold set forth in Section 9 has been reached or exceeded (as the case may be) and the value of any of the relevant claims is expressed in a currency other than United States dollars, the value of each such claim shall be translated into United States dollars at the then applicable exchange rate for such currency on the date of receipt of written notification of the existence of such claim.

(d) In the event there is any conflict between the terms of this Agreement and the terms of any ancillary agreement, the terms of this Agreement shall prevail.

(e) “Include(s)” or “including” means “include(s), without limitation” or “including, without limitation,” as the case may be, and the language following “include(s)” or “including” shall not be deemed to set forth an exhaustive list.

(f) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or in the event that a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Section 11.6. Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

Section 11.7. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

Section 11.8. Governing Law; Jurisdiction. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state or federal courts of the State of Delaware for any litigation, proceeding or action arising out of or relating to this Agreement and the Transactions (and agrees not to commence any litigation, proceeding or action relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation, proceeding or action arising out of this Agreement or the Transactions in the state or federal courts of the State of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation, proceeding or action brought in any such court has been brought in an inconvenient forum. Each party hereto hereby consents to process being served in any such litigation, proceeding or action by the mailing of a copy thereof to the address set forth in Section 11.2 hereof below its name and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner contemplated by Applicable Law.

Section 11.9. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the Parties and their respective successors and assigns, any rights or remedies under or by virtue of this Agreement.

Section 11.10. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 11.11. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the date first written above.

POWERWAVE TECHNOLOGIES, INC.

By:	/s/ KEVIN T. MICHAELS

Print Name:	Kevin T. Michaels

Its:	Chief Financial Officer

REMEC, INC.

By:	/s/ THOMAS H. WAECHTER

Print Name:	Thomas H. Waechter

Its:	CEO and President

SCHEDULE A

REMEC Manufacturing Philippines, Inc./RMPI, LLC - Philippines Branch

Domingo Bonafacio, President

REMEC Wireless Telecommunication (Shanghai) Co. Ltd.

Joseph Rogers, Co-President

Xu Dayong, Co-President and General Manager

REMECINC, SRL (Costa Rica)

Randall Brenes Vega, General manager

Marco Badilla Castro, Director, Programs and Operations

ANNEX A (continued)

AMENDMENT NO. 1 TO

ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (the “Amendment”), dated as of July 11, 2005, is made by and between Powerwave Technologies Inc., a Delaware corporation (“Purchaser Parent”) and any direct or indirect subsidiary of Purchaser Parent to which Purchaser Parent may assign, in whole or in part, its rights and obligations hereunder pursuant to Section 11.3 of the Original Agreement (as defined below) (each, a “Purchaser Subsidiary” and, together with the Purchaser Parent, the “Purchasers”), on the one hand, and REMEC, Inc., a California corporation (the “Seller Parent”), on the other, and amends that certain Asset Purchase Agreement dated as of March 13, 2005, by and between the Purchasers and the Seller Parent (the “Original Agreement”). Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Original Agreement.

RECITALS

WHEREAS, the Parties desire to amend the Original Agreement in order to restructure the Transactions in the manner contemplated in this Amendment, and to modify certain of the sections of the Disclosure Schedule to the Original Agreement in the manner contemplated in this Amendment;

WHEREAS, the Parties also desire to amend the Original Agreement in order to have the Purchasers provide certain transition services to the Sellers following the Closing, including, without limitation, transition services with respect to the agreements of the Sellers being purchased and assumed by the Purchasers pursuant to this Amendment, in the manner contemplated in this Amendment;

WHEREAS, the Parties also desire to amend the Original Agreement in order to extend the Outside Date from July 27, 2005 until September 30, 2005; and

WHEREAS, Section 11.1 of the Original Agreement provides that the Original Agreement may be amended upon the mutual agreement of the Purchaser Parent and the Seller Parent.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and mutual promises hereinafter set forth, the Parties hereto agree as follows:

1. Certain Changes to the Structure of the Transactions. Prior to the Closing Date, the Seller Parent shall have caused the Sellers to have taken the actions described on Schedule 1(a) to this Amendment. In addition to the foregoing, (i) Purchaser Parent shall purchase (or shall cause the relevant Purchaser Subsidiary to purchase) the Seller Subsidiaries set forth on Schedule 1(b) to this Amendment (and Seller Parent has accordingly modified and delivered to Purchaser Parent a new Schedule 2.1(g)(i) to the Original Agreement) and (ii) at the Closing Powerwave UK, Ltd., a UK corporation and a subsidiary of Purchaser Parent (“UK Purchaser”), shall purchase from REMEC UK Ltd. (UK), and Seller Parent shall cause REMEC UK Ltd. (UK) (“UK Seller”) to sell, transfer and assign to UK Purchaser, the assets of the UK Seller (the “UK Assets”), for an aggregate purchase price of Two Hundred Fifty Thousand U.K. Pounds Sterling (L250,000) (which amount is included in, and not in addition to, the Cash Purchase Price) which assets shall be deemed Purchased Assets for all purposes of the Original Agreement and this Amendment. A list of the UK Assets shall be set forth on Schedule 2.1(g)(ii) to the Original Agreement and shall be delivered to Purchaser Parent and the UK Purchaser at least five (5) days before Closing. In addition to the provisions of the Original Agreement, the terms and conditions set forth on Schedule 1(c) to this Amendment relating to Value Added Tax and Employees shall apply to such purchase and sale.

2. Modification and Delivery of Certain Schedules. Seller Parent has delivered to Purchaser Parent a list of revisions to Schedule 2.1(a), Schedule 2.1(f) and Schedule 2.2 to the Original Agreement.

3. Definitions. The defined term “Seller Subsidiaries” set forth in Section 1.1 of the Original Agreement is hereby amended to add (i) REMEC UK, Ltd. a corporation formed under the laws of the United Kingdom, (ii) REMEC New SRL, a corporation formed under the laws of Barbados, (iii) REMEC Wireless Systems, Inc., a corporation formed under the laws of the State of Delaware, REMEC Oy, a corporation formed under the laws of Finland, and (iv) REMEC Korea Corporation, a corporation formed under the laws of Korea, (v) REMECINC SRL, a corporation formed under the laws of Costa Rica, (vi) RMPI, LLC, a limited liability company formed under the laws of the State of California, (vii) RMPI, LLC – Philippines Branch, a limited liability company formed under the laws of the Philippines and (viii) REMEC Manufacturing Philippines, Inc., a corporation formed under the laws of the Philippines.

4. Transition Services. Seller Parent has delivered to Purchaser Parent a new Schedule 10.6 to the Original Agreement to reflect transition services to be provided by Purchaser Parent to Seller Parent after the Closing Date.

5. Offer of Employment. Purchaser Parent shall make an offer of employment, on similar terms and conditions as the employment by Sellers, to the employees of the Business in the United States.

6. Extension of Outside Date. Section 8.1(b)(i) of the Original Agreement is hereby amended in its entirety to read as follows:

“(i) if the Transactions shall not have been consummated on or before September 30, 2005 (the “Outside Date”), provided, however, that (A) the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to a party if the failure of the Transactions to have been consummated on or before the Outside Date was due to such Party’s breach or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; and (B) that the right of Seller Parent to terminate this Agreement under this Section 8.1(b)(i) shall not be available to Seller Parent prior to September 1, 2005, if the failure of the Transactions to have been consummated on or before such date was due to the failure to hold the Seller Stockholders Meeting on or before such date for reasons due to the SEC’s review of the Proxy Statement or Seller Parent’s SEC Reports.”

7. Effect on Original Agreement. Except as specifically amended pursuant to the terms hereof, the terms and provisions of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 1 to Asset Purchase Agreement has been duly executed and delivered by the parties as of the date first above written.

POWERWAVE TECHNOLOGIES, INC.

By:	/s/ KEVIN T. MICHAELS

Print Name:	Kevin T. Michaels

Its:	Chief Financial Officer
REMEC, INC.

By:	/s/ WINSTON E. HICKMAN

Print Name:	Winston E. Hickman

Its:	EVP, Chief Financial Officer

ANNEX B

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF

REMEC, Inc.

This Plan of Liquidation and Dissolution (the “Plan”) will effect the complete liquidation and dissolution of REMEC, Inc., a California corporation (the “Company”), in accordance with the California Corporations Code (the “Code”) and Section 331 of the Internal Revenue Code of 1986, as amended, as follows:

1. Approval of the Plan. The Board of Directors of the Company (the “Board”) has adopted this Plan and called a meeting (the “Meeting”) of the Company’s shareholders (the “Shareholders”) to vote on the Plan in accordance with Section 1900(a) of the Code. If Shareholders holding a majority of the Company’s outstanding common stock vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting (the “Adoption Date”).

2. Cessation of Business Activities. After the Adoption Date, the Company shall not engage in any business activities, except to the extent necessary to preserve the value or dispose of its assets, provide for satisfaction of its obligations, adjust and wind up its business and affairs and distribute the proceeds from the disposition of its assets in accordance with this Plan. The Board then in office shall continue in office solely for that purpose. The Board shall dissolve the Company as soon as it deems feasible. The Board shall cause to be executed and filed with the Internal Revenue Service Treasury Department Form 966 (“Form 966”) with a certified copy of the Plan and any other required attachments no later than thirty (30) days following the Adoption Date. The Board shall also cause to be executed and timely filed with the appropriate federal or state agencies all other tax returns, certificates, documents, and information returns, including without limitation supplemental Forms 966, Treasury Department Forms 1099 Div. (“Forms 1099”) and 1096, required to be filed by reason of the liquidation and dissolution of the Company. The Board shall cause to be timely disseminated to, as appropriate, all or any Shareholders all returns, certificates, documents, and information returns, including without limitation Forms 1099 Div., required by federal or state agencies to be so disseminated by reason of the liquidation and dissolution of the Company.

3. Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company, the Company shall hire or retain, at the sole discretion of the Board, such employees and consultants as the Board deems necessary or desirable to supervise the dissolution.

4. Liquidation Process. From and after the Adoption Date, the Company shall complete the following corporate actions:

(a) Liquidation of Assets. The Company shall determine whether and when to (i) transfer any of the Company’s assets to a liquidating trust (established pursuant to Section 7 hereof), and (ii) collect, sell, exchange, distribute or otherwise dispose of all its property and assets in one or more transactions upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the Shareholders, without any further vote or action by the Shareholders. The Company’s assets and properties may be sold to one buyer or to a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to, but may, in its discretion, obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange, distribution and other disposition, the Company shall collect or make provision for the collection (such as through operation of the liquidating trust established pursuant to Section 7 hereto) of all accounts receivable, debts and claims owing to the Company.

(b) Payment of Obligations. The Company shall satisfy or, as determined by the Board, make reasonable provision for the satisfaction of, all legally enforceable claims and obligations of the Company, including the payment of any severance, retention and other compensation claims, all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

(c) Distributions to Shareholders. The Company shall directly distribute pro rata to the Shareholders the stock of Powerwave Technologies, Inc. it receives from the sale of its Wireless Business and all available cash, including the cash proceeds of any sale, exchange or disposition of assets, except such cash, property or assets that are (i) transferred by the Company for the Shareholders’ benefit to the Trust, or (ii) retained by the Company as a contingency reserve (as defined below) for paying or making reasonable provision for the claims and obligations of the Company. Distributions to or for the benefit of the Shareholders may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board in its absolute discretion may determine. If and to the extent deemed necessary, appropriate or desirable by the Board or the Trustees, in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets and the liquidation and dissolution provided for in this Plan.

5. Cancellation of Stock. The distributions to the Shareholders pursuant to Sections 4, 7 and 8 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution, including but not limited to the final distribution, to the Shareholders, the Board or the Trustees, in their absolute discretion, may require the Shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board or Trustees. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the date on which the Company files its Certificate of Dissolution in the Office of the Secretary of State of the State of California as set forth in Sections 1901 and 1905 of the Code, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

6. Abandoned Property. If any distribution to a Shareholder cannot be made, whether because the Shareholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such Shareholder is entitled shall be reserved for distribution to such Shareholder. Such reserve shall be maintained until the earlier of such time as (i) the factor(s) preventing the distributon have been resolved to the satisfaction of the Company and the distribution is made; or (ii) the distribution may be disposed of as “abandoned property” pursuant to the California Code of Civil Procedure section 1500 et seq. (the “Civil Code”). If any such distributions cannot be so disposed of prior to the filing of the Certificate of Dissolution pursuant to Section 9 hereto, the Board shall provide for the maintenance of such reserve until such time as it may be disposed of pursuant to the Civil Code. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

7. Liquidating Trust. If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the Shareholders, the Company shall transfer to one or more liquidating trustees, for the benefit of the Shareholders (the “Trustees”), under a Liquidating Trust (the “Trust”), all of the Company’s assets as set forth in a liquidating trust agreement between the Trustees and the Company. Pursuant to Section 6 hereto, at the sole discretion of the Board, the Company may also transfer to the Trust, assets to be held on behalf of the Shareholders who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as required herein. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustees for the benefit of the Shareholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Shareholders for the purposes of Section 4 of this Plan. Any such conveyance to the Trustees shall be in trust for the Shareholders of the Company. The Company, subject to this Section, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Shareholders of any such appointment, any such liquidating trust agreement, and any transfer of assets by the Company to the Trust as their act and as a part hereto as if herein written.

8. Liquidation Period. The actions provided for in this Plan shall be commenced as soon as practicable after the Adoption Date, and the transfer of assets to the Trust shall be completed as soon as practicable in a manner consistent with the orderly liquidation and distribution of the Company’s assets.

9. Certificate of Dissolution. After the Adoption Date, the officers of the Company shall, at such time as the Board, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the California tax authorities and, upon obtaining such certificates, the Company shall file Certificates of Election to Wind Up and Dissolve and Certificate of Dissolution pursuant to Sections 1900 et seq. of the Code with the Secretary of the State of the State of California and make such other filings and undertake such additional steps as are deemed necessary or convenient to achieve the dissolution of the Company.

10. Shareholder Consent to Sale of Assets. Adoption of this Plan by holders of a majority of the outstanding Common Stock shall constitute the approval of the Shareholders of the sale, exchange, distribution or other disposition in liquidation of all of the property and assets of the Company not otherwise preciously approved by the shareholders of the Company, whether such sale, exchange, distribution or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

11. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

12. Compensation. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Shareholders of the payment of any such compensation.

13. Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its Articles of Incorporation, as amended, and Bylaws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company’s obligation hereunder.

14. Amendment or Termination of the Plan. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Shareholders, the Board may modify, amend or terminate this Plan and the transactions contemplated hereby without further action by the Shareholders to the extent permitted by the Code.

15. Authorization. The Board of the Company is hereby authorized, without further action by the Shareholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transactions contemplated hereby, including without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Adopted by the Board of Directors on July 21, 2005.

ANNEX C

March 12, 2005

Board of Directors

REMEC, Inc.

3790 Via de la Valle

San Diego, CA 92014

Gentlemen:

We understand that REMEC, Inc. (the “Company”) and Powerwave Technologies, Inc. (the “Buyer”) propose to enter into an Asset Purchase Agreement (the “Agreement”) whereby, upon the terms and subject to the conditions set forth in the Agreement, the Buyer will purchase from the Company certain assets and assume certain liabilities related to or used in connection with the Company’s business of designing, manufacturing and selling proprietary radio frequency power amplifiers, filters, tower mounted amplifiers and network enhancement products and services (the “Business”) in exchange for (i) $40,000,000 in cash and (ii) 10,000,000 shares of the Buyer’s common stock, $0.0001 par value per share, subject to certain post-closing adjustments (the “Asset Sale”). The terms and conditions of the Asset Sale will be set forth more fully in the Agreement.

You have asked us to advise you as to the fairness, from a financial point of view, to the Company of the consideration to be received by the Company in the Asset Sale.

For purposes of this opinion we have, among other things: (i) reviewed a draft of the Agreement dated March 11, 2005; (ii) reviewed certain publicly available information concerning the Company, the Business and the Buyer and certain other relevant financial and operating data of the Company, the Business and the Buyer furnished to us by the Company and the Buyer; (iii) held discussions with members of management of the Company and the Business concerning the current and future business prospects of the Business; (iv) reviewed and discussed with management of the Company and the Business certain financial forecasts and projections with respect to the Business prepared by such management; (v) compared certain publicly available financial data of companies whose securities are traded in the public markets and that we deemed relevant to similar data for the Business; (vi) reviewed the historical stock prices and trading volumes of the common stock of the Buyer; (vii) held discussions with members of management of the Buyer concerning its current and future business prospects; (viii) reviewed certain research analyst projections with respect to the Buyer and held discussions with members of the management of Buyer concerning those projections; (ix) reviewed the financial terms of certain other business combinations that we deemed generally relevant; and (x) performed and/or considered such other studies, analyses, inquiries and investigations as we deemed appropriate. In addition to the foregoing, in connection with our engagement and in consultation with the Company, we approached and held discussions with third parties to solicit indications of interest in the possible acquisition of the Business.

In connection with our review and in arriving at our opinion, we have assumed and relied on the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion and have neither attempted to verify independently nor assumed responsibility for verifying any of such information. In addition, we have assumed, with your consent, (i) that the Asset Sale will be consummated upon the terms and subject to the conditions set forth in the draft Agreement dated March 11, 2005 without material alteration or waiver thereof, (ii) that any material liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the consolidated financial statements of the Company, and (iii) the accuracy of the Company’s representation in the Agreement that the cash available to the Company and its subsidiaries, after taking into account all other anticipated uses of the cash, will be sufficient to pay all debts and judgments of each of the Company and its subsidiaries promptly in accordance with their terms. With respect to the financial forecasts for the Business provided to us by management of the Company and the Business, we have assumed, with your consent and based upon discussions with such management, that such forecasts have been reasonably prepared

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on bases reflecting the best currently available estimates and judgments of such management, at the time of preparation, of the future operating and financial performance of the Business. With respect to the research analyst projections for the Buyer, we have assumed, with your consent and based upon discussions with the management of the Buyer, that such projections represent reasonable estimates as to the future financial performance of the Buyer. We express no opinion with respect to any of such forecasts, projections or estimates or the assumptions on which they were based. We have relied on advice of counsel and independent accountants to the Company as to all legal and financial reporting matters with respect to the Company, the Asset Sale and the Agreement. We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of the Business, the Company or the Buyer. Further, our opinion is based on economic, monetary and market conditions as they exist and can be evaluated as of the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances and events occurring after the date hereof. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the Company of the consideration to be received by the Company in the Asset Sale. Our opinion does not address the Company’s underlying business decision to engage in the Asset Sale or the relative merits of the Asset Sale as compared to other business strategies that might be available to the Company. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on, or take any other action relating to, the proposed Asset Sale.

We are not expressing any opinion as to the value of the Buyer’s common stock when issued pursuant to the Asset Sale or the prices at which the Buyer’s common stock or the Company’s common stock will actually trade at any time.

Needham & Company, Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. We have been engaged by the Company as financial advisor in connection with the Asset Sale and to render this opinion and will receive a fee for our services, a substantial portion of which is contingent on the consummation of the Asset Sale. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our role as financial advisor and out of the rendering of this opinion and to reimburse us for our reasonable out-of-pocket expenses. We have in the past provided and may in the future provide investment banking and financial advisory services to the Company unrelated to the proposed Asset Sale, for which services we have received and expect to receive compensation. In the ordinary course of our business, we may actively trade the equity securities of the Company and the Buyer for our own account or for the accounts of customers or affiliates and, accordingly, may at any time hold a long or short position in such securities.

This letter and the opinion expressed herein are provided at the request and for the information of the Board of Directors of the Company and may not be quoted or referred to or used for any purpose without our prior written consent, except that this letter may be reproduced in its entirety, if required, in any proxy or information statement of the Company used in connection with the Asset Sale, provided that any description or reference to Needham & Company, this letter, or the opinion expressed herein included in such proxy or information statement shall be in form and substance reasonably acceptable to us.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the Company in the Asset Sale is fair to the Company from a financial point of view.

Very truly yours,

/s/    NEEDHAM & COMPANY, INC.

Needham & Company, Inc.

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REMEC, INC.

3790 Via de la Valle, Suite 311

Del Mar, California 92014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Thomas H. Waechter, Winston E. Hickman and Donald J. Wilkins, and each of them, with power to act without the other and with power of substitution, as proxy holders and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of REMEC, Inc. which the undersigned is entitled to vote at the Special Meeting of shareholders of REMEC, Inc. to be held on August 31, 2005 at 10:00 a.m., Pacific Daylight Time, or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Special Meeting.

This proxy, when properly executed, will be voted in the manner you direct or, if no contrary direction is made, your proxy will be voted FOR the proposals described in the enclosed proxy statement/prospectus and in the discretion of the proxy holders on all other matters that may properly come before the Special Meeting, or any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT! PLEASE VOTE.

(Continued and to be marked, dated and signed, on the reverse side)

Proposal 1: Approve the sale of selected assets of REMEC’s Wireless Systems Business pursuant to the Asset Purchase Agreement

` Vote For ` Vote Against ` Abstain

Proposal 2: Approve the Plan of Dissolution

` Vote For ` Vote Against ` Abstain

Proposal 3: Approve a Motion to Adjourn

` Vote For ` Vote Against ` Abstain

and to vote on such other business as may properly come before the Special Meeting.

Date:

Name of Shareholder(s) on Certificate

Signature of Shareholder(s)

Title (if applicable)

This proxy must be signed exactly as the name appears herein. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THANK YOU FOR VOTING

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Special Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/remc

Use the internet to vote your proxy.

Have your proxy card in hand when

you access the web site.

OR

Telephone

1-866-540-5760

Use any touch-tone telephone to

vote your proxy. Have your proxy

card in hand when you call.

OR

Mail

Mark, sign and date

your proxy card and

return it in the

enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Proxy Statement

on the web at http://www.remec.com